   As filed with the Securities and Exchange Commission on September 21, 2001

                                            Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ----------------
                               COREL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                               ----------------

      Canada                     7372                     Not Applicable
  (State or Other
    Jurisdiction     (Primary Standard Industrial        (I.R.S. Employer
of Incorporation or
   Organization)      Classification Code Number)       Identification No.)

                              1600 Carling Avenue
                            Ottawa, Ontario K1Z 8R7
                                 (613) 728-8200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ----------------
                                  John Blaine
                            Chief Financial Officer
                               Corel Corporation
                              1600 Carling Avenue
                            Ottawa, Ontario K1Z 8R7
                                 (613) 728-8200
 (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                             of Agent for Service)

                        Copies of all communications to:

 Robert D. Chapman, Esq.          Mark Weissler, Esq.            Michael J. Shef, Esq.
  McCarthy Tetrault LLP   Milbank, Tweed, Hadley & McCloy LLP  Jenkens & Gilchrist Parker
 40 Elgin Street, Suite
           1400                One Chase Manhattan Plaza               Chapin LLP
 Ottawa, Ontario K1P 5K6        New York, New York 10005         The Chrysler Building
                                                                  405 Lexington Avenue
                                                                New York, New York 10174

                               ----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to completion of the merger contemplated by the merger agreement, dated as of August 7, 2001, described in the enclosed prospectus/proxy statement, have been satisfied or waived.

                               ----------------
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Proposed       Proposed
 Title of Each Class of     Amount      Maximum        Maximum      Amount of
    Securities to Be        to Be    Offering Price   Aggregate    Registration
       Registered         Registered    Per Unit    Offering Price     Fee
-------------------------------------------------------------------------------
Common Shares, no par
 value..................     (1)          (2)       $23,456,370.15  $5,864.09
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) This registration statement relates to the common stock, no par value per share, of the registrant, issuable to holders of common stock, par value $.001 per share, Class A Preferred Stock, par value $.001 per share and Class B Preferred Stock, par value $.001 per share of SoftQuad Software, Ltd. ("SoftQuad"), and exchangeable stock of SoftQuad Acquisition Corp., SoftQuad's subsidiary, pursuant to the transactions described in the enclosed prospectus/proxy statement.
(2) Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, based on 26,961,345 shares of SoftQuad common stock (assuming conversion of the SoftQuad preferred stock and exchange of SoftQuad Acquisition Corp. exchangeable stock into shares of SoftQuad common stock and the exercise of all outstanding options and warrants) and using a value of $0.87 per share (the last sale price reported on the over-the-counter bulletin board on September 20, 2001).

                               ----------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2001.

   The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. Corel may not sell these securities nor may it accept offers to buy these securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                     [LOGO]

                                                               September  , 2001

To the Stockholders of SoftQuad Software, Ltd.:

   You are cordially invited to attend a special meeting of stockholders of
SoftQuad Software, Ltd. to be held at the       on      , October  , 2001, at
   , local time.

   At the special meeting, we will ask you to approve the merger agreement that was entered into on August 7, 2001, among SoftQuad, Corel Corporation and a wholly owned subsidiary of Corel, Calgary II Acquisition Corp. The boards of directors of SoftQuad and Corel have approved the merger agreement. You can find the full text of the merger agreement as Annex A to this prospectus/proxy statement, and we urge you to read it in its entirety. The SoftQuad board of directors is seeking your vote on this important transaction.

   If we complete the merger, you will receive a fraction of a share of Corel common stock for each share of SoftQuad common stock or SoftQuad preferred stock or for each share of exchangeable stock of SoftQuad Acquisition Corp. that you hold. The actual fraction will depend on the volume weighted average share price of Corel common stock on Nasdaq for the 10 trading days prior to the date of the SoftQuad stockholders' meeting, and will be 0.5190 if the average price is $2.1677 or less, will range from 0.4152 to 0.5190 if the average price is from $2.1678 to $2.7097, will be 0.4152 if the average price is from $2.7098 to $4.5161 and will be 0.4152 or less if the average price is greater than $4.5161 subject to adjustment as described in this proxy statement. The exchangeable stock of SoftQuad Acquisition Corp., SoftQuad's subsidiary, will be purchased by Corel on an equivalent basis in a parallel transaction to the merger. On completion of the merger, SoftQuad will merge with Calgary II Acquisition Corp. and the surviving company will be a wholly owned subsidiary of Corel. Following completion of the merger, SoftQuad's common stock will no longer be publicly traded.

   Based on the ten trading days prior to September  , 2001, a holder of one
share of SoftQuad common stock would receive    of a share of Corel common
stock. There is a risk that the actual merger consideration will not be equal to this amount.

   Holders of shares of SoftQuad stock eligible to vote representing approximately 54% of the common stock, Class A preferred stock and Class B preferred stock of SoftQuad and exchangeable stock of SoftQuad Acquisition Corp. have agreed to vote in favor of adopting the merger agreement.

   SoftQuad and Corel are furnishing this document to you to provide you with specific information concerning the merger. In addition to providing you important information about the merger, this document also contains information about dissenters' rights that are accorded SoftQuad stockholders under the Delaware General Corporation Law. Holders of SoftQuad stock who are not in favor of the merger and who wish to assert dissenters' rights must comply with the relevant statutory procedure detailed under Delaware law, which is reproduced in Annex D to this prospectus/proxy statement.

   Whether or not you plan to attend the SoftQuad special meeting, please take the time to vote by completing the enclosed proxy card and returning it in the accompanying postage-paid envelope as described in instructions that may accompany the enclosed proxy card. Please note that your failure to vote on this matter will have the same effect as a vote against approval of the merger agreement and the merger. The other SoftQuad directors and I urge you to vote FOR this proposal, which we have approved after careful consideration. Your vote is extremely important and your early response will be greatly appreciated.

                                          Sincerely,

                                          Roberto Drassinower
                                          Chairman and Chief Executive Officer
September  , 2001
Toronto, Ontario

   For a discussion of significant matters that should be considered before voting at the SoftQuad special meeting, see "Risk Factors" beginning on page 13.

   SoftQuad common stock is traded on the over-the-counter bulletin board of the National Association of Securities Dealers, Inc. under the symbol "SXML". Corel common stock is listed on the Nasdaq National Market and The Toronto Stock Exchange under the symbols "CORL" and "COR", respectively.

   Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved this prospectus/proxy statement or the securities to be issued in the merger or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

   No securities commission or similar regulatory authority in Canada has in any way passed on the merits of the Corel common stock offered under this prospectus/proxy statement or the disclosure contained in this prospectus/proxy statement. Any representation to the contrary is a criminal offense.

   This prospectus/proxy statement is dated September , 2001 and is first being mailed to the holders of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. on or about September , 2001.

   The information in this prospectus/proxy statement is not complete and may be changed. Corel may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            SOFTQUAD SOFTWARE, LTD.
                      161 Eglinton Avenue East, Suite 400
                                Toronto, Ontario
                                    M4P 1J5

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER  , 2001

                               ----------------

TO THE STOCKHOLDERS OF SOFTQUAD SOFTWARE, LTD.:

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders of SoftQuad
Software, Ltd. will be held at the       on      , October  , 2001, at    ,
local time:

     1. To consider and vote on a proposal to approve the merger agreement that was entered into on August 7, 2001 among SoftQuad, Corel and Calgary II Acquisition Corp. and the merger of SoftQuad and Calgary II Acquisition Corp. pursuant to which each stockholder of SoftQuad will receive a fraction of a share of Corel common stock for each share of SoftQuad common stock or SoftQuad preferred stock that you hold. The actual fraction will depend on the volume weighted average share price of Corel common stock on Nasdaq for the 10 trading days prior to the date of the SoftQuad stockholders' meeting, and will be 0.5190 if the average price is $2.1677 or less, will range from 0.4152 to 0.5190 if the average price is from $2.1678 to $2.7097, will be 0.4152 if the average price is from $2.7098 to $4.5161 and will be 0.4152 or less if the average price is greater than $4.5161. The merger agreement is attached as Annex A to the accompanying prospectus/proxy statement; and

     2. To transact such other matters as may properly come before the SoftQuad special meeting.

   Information regarding the proposal to be acted upon at the special meeting is contained in the accompanying prospectus/proxy statement. The SoftQuad board of directors recommends that you vote "FOR" the proposal listed above.

   The close of business on September 28, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Only holders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

   Please review all of these materials carefully before completing the enclosed proxy card.

                                          By Order of the Board of Directors,

                                          David R. Lewis
                                          Secretary

Toronto, Ontario
September  , 2001


 It is important that your shares be represented at the SoftQuad special meeting. Whether or not you plan to attend the special meeting, you are urged to, as promptly as practicable, sign, date and return the enclosed form of proxy. If you hold shares directly in your name and attend the special meeting, you may vote your shares in person, even if you have previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to the Secretary of SoftQuad, or by attending and voting in person at the special meeting. For shares held in "street name," you may revoke or change your vote by submitting new voting instructions to your broker or nominee.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS.................................    1

QUESTIONS AND ANSWERS ABOUT THE MERGER....................................    2

FORWARD-LOOKING STATEMENTS................................................    3

SUMMARY...................................................................    4

RISK FACTORS..............................................................   13
Risk Factors Relating to the Merger.......................................   13
Risk Factors Relating to Corel............................................   16
Risk Factors Relating to SoftQuad.........................................   21

SOFTQUAD SOFTWARE, LTD. SELECTED HISTORICAL FINANCIAL INFORMATION.........   30

COREL CORPORATION SELECTED HISTORICAL FINANCIAL INFORMATION...............   31

COMPARATIVE PER SHARE DATA................................................   32

MARKET PRICE AND DIVIDEND INFORMATION.....................................   33

THE SOFTQUAD SPECIAL MEETING..............................................   35
When and Where the Special Meeting Will be Held...........................   35
What Will Be Voted On.....................................................   35
Which Stockholders May Vote at the Special Meeting........................   35
How SoftQuad Stockholders Vote............................................   35
How to Change Your Vote...................................................   35
Vote Required to Approve the Merger.......................................   36
Quorum; Abstentions; Broker Non-Votes.....................................   36
Solicitation of Proxies and Expenses of Solicitation......................   36

APPROVAL OF THE MERGER....................................................   38
Background of the Merger..................................................   38
SoftQuad's Reasons for the Merger and Recommendation of the SoftQuad Board
 of Directors.............................................................   40
Opinion of SoftQuad's Financial Advisor...................................   42
Interests of Some SoftQuad Officers and Directors in the Merger...........   49

THE MERGER AGREEMENT......................................................   51
General...................................................................   51
Effective Time of the Merger..............................................   51
Merger Consideration......................................................   51
Treatment of SoftQuad Stock Options.......................................   51
Treatment of Warrants.....................................................   52
Treatment of Exchangeable Stock of SoftQuad Acquisition Corp. ............   52
Procedures for Exchange of Stock Certificates.............................   52
The Merger Agreement......................................................   53
Voting Agreements and Proxies.............................................   57
Regulatory Approvals......................................................   57
Listing of Corel Common Stock.............................................   57
Anticipated Post-Merger Transaction.......................................   58
Anticipated Accounting Treatment..........................................   58
Material United States Federal Income Tax Consequences....................   58

                                                                           Page
                                                                           ----
Material Canadian Federal Income Tax Consequences.........................  63
Rights of Dissenting Stockholders.........................................  66

TREATMENT OF EXCHANGEABLE STOCK...........................................  68

SOFTQUAD BUSINESS.........................................................  69

SOFTQUAD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................  84

SOFTQUAD MANAGEMENT.......................................................  91

SOFTQUAD SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS......  94

COMPARATIVE RIGHTS OF HOLDERS OF SOFTQUAD STOCK AND COREL STOCK...........  96

LEGAL MATTERS............................................................. 105

EXPERTS................................................................... 105

WHERE YOU CAN FIND MORE INFORMATION....................................... 106

SOFTQUAD STOCKHOLDER PROPOSALS............................................ 108

TRADEMARKS................................................................ 108

COREL DIRECTORS' APPROVAL UNDER CANADIAN LAW..............................

INDEX TO SOFTQUAD SOFTWARE, LTD. CONSOLIDATED FINANCIAL STATEMENTS........ F-1

ANNEX A--Merger Agreement................................................. A-1
ANNEX B--Form of Proxy and Voting Agreement............................... B-1
ANNEX C--Opinion of SoftQuad's Financial Advisor.......................... C-1
ANNEX D--Section 262 of the Delaware General Corporation Law.............. D-1

                             ADDITIONAL INFORMATION

    This prospectus/proxy statement incorporates important business and financial information about Corel that is not included in or delivered with this prospectus/proxy statement. This information is available without charge to SoftQuad stockholders and holders of exchangeable stock of SoftQuad Acquisition Corp. on written or oral request. Stockholders should contact Corel Corporation, 1600 Carling Avenue, Ottawa, Ontario K1Z 8R7,
 Attention: Chief Financial Officer, telephone number (613) 728-8200. To obtain timely delivery of requested documents before the SoftQuad special
 meeting, you must request them no later than      , 2001, which is five
 business days before the date of the SoftQuad special meeting.

    Please also see "Where You Can Find More Information" in this prospectus/proxy statement to obtain further information and learn about other ways that you can get this information.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: When will the merger be completed?

A: Corel and SoftQuad are working to complete the merger as quickly as possible. Subject to regulatory and SoftQuad stockholder approval, we hope to complete the merger during Corel's fourth fiscal quarter ending November 30, 2001.

Q: If I receive shares of Corel common stock in the merger, where will they be listed?

A: The shares of Corel common stock issuable pursuant to the merger agreement will be listed on both the Nasdaq National Market and The Toronto Stock Exchange.

Q: How many shares of Corel common stock will I receive?

A: You will receive a fraction of a share of Corel common stock for each share of SoftQuad common stock or SoftQuad preferred stock that you hold. The actual fraction will depend on the volume weighted average share price of Corel common stock on Nasdaq for the 10 trading days prior to the date of the SoftQuad stockholders' meeting, and will be 0.5190 if the average price is $2.1677 or less, will range from 0.4152 to 0.5190 if the average price is from $2.1678 to $2.7097, will be 0.4152 if the average price is from $2.7098 to $4.5161 and will be 0.4152 or less if the average price is greater than $4.5161. Based on the ten days prior to September , 2001, a holder of one
   share of SoftQuad common stock would receive    of a share of Corel common
   stock. There is a risk that the actual merger consideration will not be equal to this amount.

Q: Will the Corel common stock I receive be immediately saleable by me?

A: Subject to the obtaining of certain exemption orders which may be required from provincial securities commissions in Canada for Canadian resident holders of exchangeable stock of SoftQuad Acquisition Corp., and subject to certain resale restrictions applicable to affiliates of SoftQuad under United States securities laws and similar provisions under Canadian securities laws, the shares of Corel Common Stock which you receive will be immediately saleable by you.

Q: Will SoftQuad common stock continue to be traded on the over-the-counter bulletin board after the merger?

A: No. On completion of the merger, SoftQuad will merge with a subsidiary of Corel, with the surviving company being a wholly-owned subsidiary of Corel. The SoftQuad common stock will not thereafter be listed on any exchange or otherwise be publicly traded.

Q: Do I, as a SoftQuad stockholder, have the right to vote on the merger?

A: Yes. Holders of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. are entitled to vote on the merger. Holders of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. will vote on a proposal to approve the merger agreement and the merger at the SoftQuad special meeting
   to be held on October   , 2001.

Q: What SoftQuad stockholder vote is necessary to approve the merger agreement and the merger?

A: The merger cannot be completed unless SoftQuad stockholders that on the record date own a majority of the outstanding shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. vote to approve the merger agreement and the merger as a single class. Under executed voting agreements and related irrevocable proxies, eleven holders of 10,826,198 shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp., or approximately 54% of the voting power of SoftQuad stockholders, at the SoftQuad record date, have agreed to vote for the approval of the merger agreement and the merger.

Q: Are SoftQuad stockholders entitled to appraisal rights?

A: Yes. Under Delaware law, SoftQuad stockholders and holders of exchangeable stock of SoftQuad Acquisition Corp. are entitled to appraisal rights if they follow the requirements specified by Delaware law and do not vote to approve the merger agreement and merger.

Q: What do I need to do now?

A: You should carefully read and consider the information contained in this prospectus/proxy statement. You should then complete, sign and date your proxy card and return it in the enclosed return envelope as soon as possible so that your shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. may be represented at the SoftQuad special meeting.

Q: Are the exchangeable shares of SoftQuad Acquisition Corp. covered by the merger?

A: No. Corel intends to offer each holder of exchangeable shares the opportunity to enter into a share purchase agreement substantially in the form of Exhibit 2.2 to the registration statement of which this proxy statement is part. If each holder does not do so, Corel may refuse to complete the merger.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive a letter of transmittal and written instructions for exchanging your stock certificates.

Q: Can I change my vote after I have voted by proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the SoftQuad special meeting. You can do this in a number of ways. First, you may send in a later-dated, signed proxy card to the corporate secretary of SoftQuad so that it arrives before the SoftQuad special meeting. Second, you can send a written notice to the corporate secretary of SoftQuad stating that you would like to revoke your proxy. Third, you may attend the SoftQuad special meeting and vote in person.

Q: If my shares of SoftQuad common stock are held in street name by my broker, will my broker vote my shares for me?

A: A broker will vote the shares held by you only if you provide instructions to your broker on how to vote. Without instructions, those shares will not be voted. SoftQuad stockholders should instruct their brokers to vote their shares by following the directions that they provide. If you do not instruct your broker to vote your shares, this will have the effect of a vote against the proposal relating to the merger agreement and merger.

Q: Is Corel shareholder approval required?

A: No. It is not necessary to obtain the approval by Corel shareholders of the merger agreement and the merger. The Corel board of directors has unanimously approved the merger agreement.

Q. Who can help answer my questions?

A: SoftQuad stockholders who would like additional copies, without charge, of this prospectus/proxy statement or have additional questions about the transaction, including the procedures for voting SoftQuad shares, should contact:

  SoftQuad Software, Ltd.
  Attn: David R. Lewis, Chief Financial Officer
  161 Eglinton Avenue East, Suite 400
  Toronto, Ontario M4P 1J5
  Telephone: (416) 544-9000

                           FORWARD-LOOKING STATEMENTS

   Some statements made in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements as to:

  . the amount, timing and form of consideration to be received by SoftQuad stockholders in the merger;

  . the anticipated closing date of the merger;

  . the anticipated tax treatment of the merger;

  . the benefits expected to result from the merger; and

  . the performance and financial condition of Corel following the merger.

   Any statements contained herein, including, without limitation, statements to the effect that Corel or SoftQuad or their respective management "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," or "estimates" or statements concerning "potential" or "opportunity" or other variations thereof or comparable terminology or the negative thereof, that are not statements of historical fact should be considered forward-looking statements. Actual results could differ materially and adversely from those anticipated in the forward-looking statements as a result of several factors, including those set forth in "Risk Factors" beginning on page 13, which you should review carefully.

                                    SUMMARY

   This summary highlights selected information contained in this prospectus/proxy statement. It may not contain all of the information that is important to you and it is qualified in its entirety by the more detailed information appearing elsewhere in this document or that is incorporated by reference or attached as Annexes to this document. Page references are included in parentheses to direct you to a more complete description of the items presented in this summary. In addition, Corel is incorporating by reference important business and financial information into this prospectus/proxy statement. You may obtain the information incorporated by reference into this prospectus/proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information." Corel has supplied all information contained or incorporated by reference in this prospectus/proxy statement relating to Corel and Calgary II Acquisition Corp. and SoftQuad has supplied all information contained in this prospectus/proxy statement relating to SoftQuad. Neither Corel nor Calgary II Acquisition Corp., on the one hand, or SoftQuad on the other hand, is responsible for the information supplied by the other.

   All dollar amounts indicated by "$" are in United States dollars and all dollar amounts indicated by "Cdn$" are in Canadian dollars.

The Parties


   COREL CORPORATION             SOFTQUAD SOFTWARE, LTD.
   CALGARY II ACQUISITION CORP.  161 Eglinton Avenue East, Suite 400
   1600 Carling Avenue           Toronto, Ontario M4P 1J5
   Ottawa, Ontario K1Z 8R7       (416) 544-9000
   (613) 728-8200

Corel and Calgary II Acquisition Corp.

   Corel develops, manufactures, licenses, sells and supports two main types of software products--creative products and business applications products. Corel's flagship products are CorelDRAW10 Graphics Suite and WordPerfect Office 2002. Corel's products are available for users of most personal computers, or PCs, including International Business Machines Corporation and IBM-compatible PCs, Apple Computer Inc.'s Macintosh(R), UNIX(R)-based and Linux(R)-based systems. Corel is continuing to expand its support of the web, delivering the Internet's versatility to customers through web-based applications, content and services. Corel also is developing applications of its products for use on Microsoft Corporation's .NET platform as part of its commitment to provide customers with a full range of applications and services on multiple platforms. Calgary II Acquisition Corp. is a newly formed Delaware corporation formed solely to effect the merger and has no business or assets.

SoftQuad (pages 69 to 95)

   SoftQuad is an internationally recognized developer of XML-enabling technologies and commerce solutions for e-business. A founding member of the World Wide Web Consortium (W3C), the Organization for the Advancement of Structured Information Standards (OASIS) and XML.org, SoftQuad has been instrumental in shaping and developing both the standards and technologies that are changing the way companies exchange information and do business over the Web. Headquartered in Toronto, Canada, with a Canadian office in Vancouver, United States offices in Seattle and San Francisco and European operations based in London, England, SoftQuad was first to market with an advanced, yet easy-to-use XML content creation solution, XMetaL. It has become the premier enabling technology for XML-based content applications in electronic publishing, e-commerce and knowledge management.

The Merger (pages 51 to 68)

   On August 7, 2001, Corel, its wholly owned subsidiary, Calgary II Acquisition Corp. and SoftQuad entered into the merger agreement pursuant to which SoftQuad will merge with Calgary II Acquisition Corp., with the surviving corporation becoming a wholly-owned subsidiary of Corel under the terms of the merger agreement. The merger is subject to various conditions and rights of termination described in this document and the merger agreement. For a detailed description of the terms of the merger agreement, see "The Merger Agreement" at pages 51 to 57. In addition, a copy of the merger agreement is attached and included as Annex A to this prospectus/proxy statement. SoftQuad and Corel encourage you to read the entire merger agreement. Corel has advised SoftQuad that immediately after the merger it intends to liquidate the surviving corporation into Corel.

Reasons for the Merger (pages 40 to 42)

   The SoftQuad board of directors determined that the merger is fair to and in the best interests of SoftQuad and its stockholders and has approved the merger agreement and the merger based on a number of factors, including, without limitation, the following:

  . the financial condition, assets, results of operations, business and prospects of SoftQuad, and the risks inherent in achieving those prospects;

  . the difficulties in raising capital in the currently depressed capital markets and the potential dilution to the current stockholders of SoftQuad;

  . the terms and conditions of the merger agreement, including the amount and form of consideration payable to the stockholders of SoftQuad;

  . the negotiations which took place between Corel and Corel's advisors and SoftQuad and SoftQuad's advisors with respect to the merger consideration and the belief of the members of the board of directors of SoftQuad that the merger consideration of a portion of a share of Corel common stock that is determined on the basis of several formulas, all of which are tied to the effective price, defined as the volume weighted average share price of the Corel common stock on Nasdaq for the 10 trading days ending the third day prior to the SoftQuad stockholders' meeting as outlined in the merger agreement, was the highest price that Corel would agree to pay;

  . the merger consideration to be received by stockholders at the exchange ratio outlined in the merger agreement represents a premium of approximately 34% over the $1.12 per share closing price on August 6, 2001;

  . the opinion of Broadview International LLC as to the fairness, from a financial point of view, of the merger consideration of a portion of a share of Corel common stock that is determined on the basis of several formulas, all of which are tied to the effective price, defined as the volume weighted average share price of the Corel common stock on Nasdaq for the 10 trading days ending the third day prior to the SoftQuad stockholders' meeting as outlined in the merger agreement and the analysis underlying such opinion presented to the board of directors, as of August 6, 2001; and

  . the ability of the merger to provide SoftQuad's stockholders with a level of liquidity currently unavailable to them in SoftQuad shares of common stock.

What SoftQuad Common and Preferred Stockholders and Will Receive in the Merger (page 51)

   Under the terms of the merger agreement summarized below and set forth in greater detail under "The Merger Agreement--Merger Consideration," the holders of SoftQuad common stock and SoftQuad preferred stock, on an as-converted basis, will be entitled to receive shares of Corel common stock, as follows:

  . if the effective price, being the volume weighted average share price of the Corel common stock on the Nasdaq for the 10 trading days ending the third day prior to the date of the SoftQuad stockholders' meeting, is equal to or less than $2.1677, 0.5190 of a share of Corel common stock; or

  . if the effective price is greater than $2.1677 and less than $2.7097, a fraction of a share of Corel common stock equal to $1.125 divided by the effective price; or

  . if the effective price is greater than $4.5161, a fraction of a share of Corel common stock equal to $1.875 divided by the effective price; or

  . in all other circumstances 0.4152 shares of Corel common stock.

   The approximate amounts of the per share and aggregate consideration provided above and elsewhere in this prospectus/proxy statement are more particularly described under "The Merger Agreement--Merger Consideration." As described elsewhere in this prospectus/proxy statement, the exact total amount of consideration that SoftQuad stockholders will receive in the merger is subject to a number of variables, and no assurances can be given in this regard.

Treatment of SoftQuad Stock Options and Warrants (pages 51 to 52)

 Options

   All outstanding vested options, including options that will vest as a result of the merger, must be exercised prior to the closing or they will be cancelled, and SoftQuad will give written notice of this procedure to the optionholders under the terms of the merger agreement.

 Warrants

   At the effective time of the merger, all warrants not previously exercised, except for warrants issued and outstanding under the Warrant Indenture dated as of April 18, 2000 between SoftQuad and Computershare Trust Company of Canada (successor of Montreal Trust Company of Canada) will be cancelled and will be null and void.

Treatment of Exchangeable Stock of SoftQuad Acquisition Corp. (page 52)

   The holders of exchangeable stock of SoftQuad Acquisition Corp., a subsidiary of SoftQuad, may enter into purchase and sale agreements with Corel. Under the terms of those agreements, the holder will agree to sell the holder's exchangeable stock of SoftQuad Acquisition Corp. to Corel as of the effective time of the merger. In the event that the holder sells his or her exchangeable stock to Corel, the holder will receive as consideration the same number of shares of Corel common stock that he or she would have received under the merger had he or she exchanged the exchangeable stock for SoftQuad common stock prior to the effective time. Holders of exchangeable stock who are resident in Canada will realize a capital gain (or capital loss) to the extent the fair market value of the Corel common stock received on the sale exceeds (or is less than) the aggregate of the adjusted cost base to such holder of such exchangeable stock of SoftQuad Acquisition Corp. immediately before such sale and reasonable costs of disposition. Corel has agreed (if requested by a Canadian holder of exchangeable stock of SoftQuad Acquisition Corp.) to jointly elect with such holder under section 85 of the Income Tax Act (Canada) (and any applicable provincial legislation) to allow the holder to obtain a full or partial tax-deferred "rollover" in respect of such sale. See "Material Canadian Federal Income Tax Consequences".

Recommendation of SoftQuad Board of Directors to SoftQuad Stockholders (pages 40 to 42)

   The SoftQuad board of directors has determined that the merger is fair to and in the best interests of SoftQuad and its stockholders, and has approved the merger agreement and the merger. Accordingly, the SoftQuad board of directors recommends that stockholders vote "FOR" the approval of the merger agreement and the merger.

Opinion of SoftQuad's Financial Advisor (pages 42 to 48)

   In deciding to approve the merger agreement and the merger, the SoftQuad board of directors considered a number of factors, including the opinion of its financial advisor, Broadview International LLC. On August 6, 2001, Broadview delivered to the SoftQuad board of directors its opinion that, as of that date, the total consideration to be received by SoftQuad stockholders pursuant to the merger agreement was fair, from a financial point of view, to SoftQuad stockholders.

   The full text of Broadview's opinion, dated August 6, 2001, is attached to this prospectus/proxy statement as Annex C. Stockholders of SoftQuad are urged to read this opinion carefully for a description of the assumptions made, matters considered and limitations on the review undertaken. Broadview's opinion is directed to the SoftQuad board of directors and does not constitute a recommendation to any SoftQuad stockholder with respect to any matter relating to the proposed merger. Broadview's opinion speaks only as of its date and Broadview is under no obligation to confirm its opinion as of a later date.

Voting Agreements and Proxies (page 57)

   The holders of an aggregate of 4,549,806 shares of common stock and 2,941,532 shares of preferred stock of SoftQuad and 3,334,860 shares of exchangeable stock of SoftQuad Acquisition Corp. have entered into voting and proxy agreements with Corel pursuant to which the holders have agreed to support and vote in favor of the transaction. These holders represent approximately 54% of the shares eligible to vote at the SoftQuad special meeting. As of the SoftQuad record date, Corel owned no shares of SoftQuad common stock or SoftQuad preferred stock and no shares of exchangeable stock of SoftQuad Acquisition Corp.

SoftQuad Special Meeting (pages 35 to 37

   The SoftQuad special meeting will be held at      , on      , 2001, at
   a.m., local time.

   At the SoftQuad special meeting, SoftQuad common stockholders, SoftQuad preferred stockholders and holders of exchangeable stock of SoftQuad Acquisition Corp. will be asked to vote to approve the merger agreement and the merger. Approval of the merger agreement and the merger requires the affirmative vote of a majority of the outstanding shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. on the record date.

   SoftQuad common stockholders, SoftQuad preferred stockholders and holders of exchangeable stock of SoftQuad Acquisition Corp. are entitled to vote at the special meeting if they owned shares of SoftQuad common stock, SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. at the close of business on September 28, 2001, the record date. On that date, there were 13,787,448 shares of SoftQuad common stock, 3,062,532 shares of SoftQuad preferred stock and 3,136,710 shares of SoftQuad Acquisition Corp. exchangeable stock outstanding and entitled to vote at the SoftQuad special meeting.

   If you abstain or do not vote your shares of SoftQuad common stock, SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp., the effect will be the same as a vote against the approval of the merger agreement and the merger.

Interests of SoftQuad Officers and Directors in the Merger (pages 49 to 50)

   In considering the SoftQuad board of directors' recommendation that you vote to approve the merger agreement and the merger, you should be aware that some of the SoftQuad officers and directors have interests in the merger that are different from, or in addition to, the interests of most SoftQuad stockholders.

   SoftQuad is a party to an employment agreement with its Chairman and Chief Executive Officer, Roberto Drassinower. The agreement commenced on October 1, 2000. If Mr. Drassinower's employment is terminated without cause following the merger, he will receive:

  . severance benefits equal to $400,000 plus a bonus equal to $5,000 per month of employment in the current calendar year;

  . immediate vesting of all outstanding stock options;

  . payment of all accrued and unpaid vacation pay; and

  . forgiveness of a residential housing loan in the amount of $120,000.

   SoftQuad was a party to an employment agreement with its former President, Andrew Muroff which expired on August 31, 2001, and has not been further renewed. Under the terms of the agreement, he will receive:

  . within 45 days of the date of termination of the employment contract, at SoftQuad's option, either $50,000 or 20,000 shares of common stock of SoftQuad;

  . if a change in control is consummated within six months after termination or expiration of the agreement and Mr. Muroff contributed to the consummation of such transaction, 130,000 shares of common stock of SoftQuad less any amounts previously paid; and

  . payment of all accrued and unpaid vacation pay.

   SoftQuad is a party to an employment agreement with Nick Mongston, the Managing Director of its subsidiary, SoftQuad Limited. The agreement commenced on November 21, 1999. If Mr. Mongston's employment is terminated without cause following the merger, he will receive:

  . severance benefits equal to 90,000 pounds sterling, plus a bonus up to a maximum of 2,500 pounds sterling per month of employment in the current calendar year;

  . immediate vesting of all outstanding stock options; and

  . payment of all accrued and unpaid vacation pay.

   SoftQuad is a party to an employment agreement with its Chief Technology Officer, Bruce Sharpe. The agreement commenced on November 1, 2000. If Mr. Sharpe's employment is terminated without cause following the merger, he will receive:

  . severance benefits equal to $130,000, plus a bonus up to a maximum of $3,250 per month of employment in the current calendar year;

  . immediate vesting of all outstanding stock options; and

  . payment of all accrued and unpaid vacation pay.

   SoftQuad is a party to an employment agreement with its Chief Scientist, Peter Sharpe. The agreement commenced on November 1, 2000. If Mr. Sharpe's employment is terminated without cause following the merger, he will receive:

  . severance benefits equal to $130,000, plus a bonus up to a maximum of $3,250 per month of employment in the current calendar year;

  . immediate vesting of all outstanding stock options; and

  . payment of all accrued and unpaid vacation pay.

   SoftQuad is a party to an employment agreement with its Chief Financial Officer, David R. Lewis. The agreement commenced on February 1, 2001. If Mr. Lewis's employment is terminated without cause following the merger, he will receive:

  . severance benefits equal to $150,000, plus a bonus up to a maximum of $4,167 per month of employment in the current calendar year;

  . immediate vesting of all outstanding stock options; and

  . payment of all accrued and unpaid vacation pay.

   Executive officers and directors of SoftQuad hold stock options covering 2,291,670 shares of SoftQuad common stock of which 2,031,670 are exercisable at under $1.50 per share, the valuation of one share of SoftQuad common stock in the merger agreement. Of the options covering 2,291,670 shares of SoftQuad common stock, the vesting of options covering 1,048,333 shares will accelerate on consummation of the merger, and of such options 788,333 are exercisable at under $1.50 per share. If these options are not exercised on closing, in accordance with the provisions of the SoftQuad Stock Option Plan, they will be forfeited. In addition, Corel has agreed to fulfill the obligations of SoftQuad under its charter documents and bylaws concerning indemnification of present and former officers and directors of SoftQuad for a six-year period from the closing date of the merger and to use all commercially reasonable efforts to maintain in effect, if available, at a premium which is not more than twice the premium currently paid by SoftQuad, directors' and officers' liability insurance covering the individuals presently covered under SoftQuad's existing insurance if such premium succeeds twice the current premium, Corel or any successor corporation will maintain such insurance as is available for such maximum premium as Corel is obligated to pay.

Conditions to the Merger (page 53)

   The merger will not be completed unless a number of contractual or legal conditions are either satisfied or waived by SoftQuad or Corel. Examples of those conditions include the accuracy of the representations and warranties and the performance of the covenants and agreements of the parties under the merger agreement, the receipt of SoftQuad stockholder approval and applicable regulatory and third party approvals and the absence of governmental or legal action to block the merger. In addition to these standard conditions, Corel and SoftQuad will complete the merger only if the following conditions are satisfied or waived:

  . the shares of Corel common stock issuable at closing are approved for conditional listing on The Toronto Stock Exchange and the Nasdaq National Market;

  . the absence of the then effective exercise on the close of business on the day following the SoftQuad special meeting by more than 10% of the outstanding SoftQuad common stock of dissenters' rights in connection with the merger; and

  . the delivery of specified ancillary documents and tax opinions that the merger will qualify as a reorganization within the meaning of United States federal income tax laws.

Limitation on Negotiations (pages 53 to 54)

   Until the merger is completed, the merger agreement provides that SoftQuad may not solicit or encourage any inquiries with respect to any acquisition proposal and must immediately notify Corel of any inquiry relating to an acquisition proposal. The merger agreement provides that SoftQuad may conduct discussions and negotiations with respect to an acquisition proposal if its board of directors determines after consultation with its legal and financial advisors that an action is required for the SoftQuad board of directors to comply with its fiduciary duties to its stockholders and that the proposal is reasonably likely to result in a superior proposal from a financial point of view than that set forth in the merger agreement.

Termination of the Merger Agreement (pages 55 to 56)

   The merger agreement may be terminated prior to the merger:

  . by mutual written consent of SoftQuad and Corel;

  . by Corel or SoftQuad if the merger has not become effective on or before February 15, 2002;

  . by Corel or SoftQuad if any court or governmental authority has taken any action seeking to make illegal or restrict, prevent, enjoin or prohibit consummation of the merger;

  . by Corel or SoftQuad if the required approval of the SoftQuad stockholders is not obtained following a vote at a stockholders' meeting;

  . by SoftQuad on informing Corel of its desire not to proceed with the transactions set forth in the merger agreement so that it can pursue a superior proposal and Corel has not made an equivalent proposal;

  . by Corel if the SoftQuad board of directors has withdrawn or adversely modified or failed to reconfirm its approval or recommendation of the merger agreement or merger;

  . by Corel or SoftQuad on a material breach of any representation, warranty or covenant of the other party that is not cured within 30 days following receipt by the breaching party of notice; or

  . by SoftQuad prior to the SoftQuad stockholders' meeting, if the effective price of a share of Corel common stock is less than $2.1677.

Termination Fees and Expenses (page 55)

   SoftQuad must immediately pay to Corel a termination fee of $1.5 million if:

  . SoftQuad terminates the merger agreement because its board of directors determines that termination is necessary for it to comply with its fiduciary obligations in response to a superior proposal;

  . Corel terminates the merger agreement because the SoftQuad board of directors withdrew or adversely modified or failed to reconfirm its recommendation of the merger agreement or the merger;

  . an alternative proposal is received and:

    . the merger agreement is terminated by either party by reason of the failure of SoftQuad to obtain stockholder approval of the merger agreement and the merger;

    . Corel terminates the merger agreement by reason of SoftQuad's breach under the merger agreement or the existence of a nonappealable law or order making illegal or otherwise preventing the consummation of the merger (provided that SoftQuad has participated in the issue of the order in respect of which the right of termination has been exercised); or

    . the merger agreement is terminated by either party by reason of the failure of the parties to consummate the merger by February 15, 2002.

   However, no termination fee will be payable unless a definitive agreement with respect to the alternative proposal or any other alternative proposal is entered into within 12 months of the date of termination with the person who made the original alternative proposal or its affiliate or within nine months of the date of termination with any other person.

   On the occurrence of any of the termination events described above, except for the termination by SoftQuad as a result of the existence of an alternative proposal and its board of directors' determination that the termination was necessary for it to comply with its fiduciary obligations to its stockholders, SoftQuad also will pay all of Corel's accounting, legal, investment and other out-of-pocket expenses with respect to the transactions contemplated by the merger agreement.

Stock Exchange Listing (page 57)

   The completion of the merger is conditioned on Corel receiving approval for the conditional listing on The Toronto Stock Exchange and the Nasdaq National Market of the shares of Corel common stock to be issued to the SoftQuad stockholders in the merger. Following the completion of the merger, the SoftQuad common stock will cease to be publicly traded.

Material United States Federal Income Tax Consequences (pages 58 to 63)

   This summary applies only to SoftQuad stockholders and is subject to the assumptions and limitations set out in "The Merger Agreement--Material United States Federal Income Tax Consequences", which should be read for a more detailed discussion.

   The merger is conditioned on the receipt of opinions of counsel to SoftQuad and counsel to Corel that the merger will be treated for federal income tax purposes as a reorganization. However, opinions of counsel are subject to qualifications, assumptions and representations and are not binding on the Internal Revenue Service or the courts. Therefore, if the merger does not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the merger would be fully taxable to the United States SoftQuad stockholders and, under certain circumstances, may be taxable to non-United States SoftQuad stockholders. In all events, United States holders of exchangeable stock of SoftQuad Acquisition Corp. may be subject to adverse United States tax consequences and should consult their own tax advisors with respect to matters of particular relevance to them.

   Tax matters are very complicated. The tax consequences of the merger to each SoftQuad stockholder will depend on the facts of its own situation. SoftQuad stockholders are urged to consult their tax advisors as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax laws.

Material Canadian Federal Income Tax Consequences (pages 63 to 66)

   This summary applies only to holders of SoftQuad shares who are non-residents of Canada and is subject to the assumptions and limitations set out in "The Merger Agreement--Material Canadian Federal Income Tax Consequences", which should be read for a more detailed discussion.

   A holder of SoftQuad shares will not be subject to tax in Canada on any capital gain realized on the disposition of the shares.

   A non-resident holder will not be subject to tax in Canada on any capital gain realized on the disposition of Corel common stock, provided the shares do not constitute "taxable Canadian property."

   A non-resident holder who dissents from the merger and receives from the surviving entity in the merger the fair value of the SoftQuad shares held by the holder will not be subject to tax in Canada on the amounts received.

Accounting Treatment (page 58)

   Corel will account for the merger using the purchase method of accounting.

Rights of Dissenting Stockholders (pages 66 to 67)

   Under section 262 of the Delaware General Corporation Law, or DGCL, SoftQuad stockholders may dissent from the merger and demand the fair value of their shares in cash. To exercise this right, SoftQuad stockholders must not vote their shares in favor of the merger agreement and the merger and must take other actions that the DGCL requires. It is a condition of the merger that holders representing no more than 10% of the outstanding SoftQuad common stock, SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp., exercise dissenters' rights in connection with the merger. See page .

Comparison of Rights of Securityholders (pages 96 to 104)

   When the merger and the stock purchases are completed, SoftQuad stockholders and exchangeable stockholders of SoftQuad Acquisition Corp. will become holders of shares of Corel common stock. After that time, their rights will be governed by the Canada Business Corporations Act and other Canadian federal and provincial laws, Corel's certificate and articles of amalgamation, Corel's bylaws and the Corel rights plan. The material differences between the rights of SoftQuad stockholders and their rights as Corel securityholders are summarized beginning on page 96.

                                  RISK FACTORS

   The following factors should be considered together with the other information included in this prospectus/proxy statement, including the Annexes. Any of the following risks could materially adversely affect the business, operating results and financial condition of SoftQuad and Corel. You should consider these factors in conjunction with the other information contained in this prospectus/proxy statement and the Annexes.

Risk Factors Relating to the Merger

Neither Corel nor SoftQuad can tell you the exact total amount of consideration that you will receive in the merger because this will be based on the price of Corel's common stock prior to closing.

   On the closing of the merger, the holders of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp., on an as-converted basis, will be entitled to receive that fraction of a share of Corel common stock that is determined on the basis of several formulas, all of which are tied to the effective price, defined as the volume weighted average share price of the Corel common stock on the Nasdaq for the 10 trading days ending the third day prior to the date of the SoftQuad stockholders' meeting. The actual fraction will depend on the volume weighted average share price of Corel common stock on Nasdaq for the 10 trading days prior to the date of the SoftQuad stockholders' meeting, and will be 0.5190 if the average price is $2.1677 or less, will range from 0.4152 to 0.5190 if the average price is from $2.1678 to $2.7097, will be 0.4152 if the average price is from $2.7098 to $4.5161 and will be 0.4152 or less if the average price is greater than $4.5161. The exact price of any shares of Corel common stock to be received at closing will not be known until closing. The market price of Corel common stock, which has been extremely volatile in recent periods, will determine the amount of consideration that you will receive in the merger, so there can be no assurances in this regard. While SoftQuad can terminate the merger if the effective price of a share of Corel common stock is less than $2.1677 prior to the SoftQuad stockholders' meeting it might not be practicable for SoftQuad to do so in light of its alternatives at the time.

Availability of additional shares of Corel common stock on the consummation of the merger could depress the price of Corel common stock.

   Immediately following the closing of the merger a significant amount of additional Corel common stock will be available for trading in the public market. The additional shares in the market may cause the price of Corel common stock to decline. Also, if Corel's shareholders sell substantial numbers of Corel common stock in the public market following consummation of the merger, including shares issued on the exercise of outstanding options and warrants, the market price of Corel common stock could fall. These sales might also make it more difficult for Corel to sell equity or equity related securities at a time and price that Corel would deem appropriate. All of the shares of Corel common stock issued to SoftQuad stockholders on closing the merger will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended, unless the shares are held by an "affiliate" of Corel or SoftQuad prior to the merger, as that term is defined under the Securities Act of 1933, as amended.

Due to the uncertainties raised by the merger, some customers of Corel and SoftQuad could delay purchasing decisions or cease doing business with Corel and SoftQuad altogether, which could adversely affect the business of the combined company.

   Uncertainty in the marketplace or customer concern regarding the impact of the merger could result in customers or potential customers of Corel or SoftQuad deferring purchasing decisions until the closing of the merger or after, or ceasing to do business with Corel and SoftQuad altogether. Customers may defer purchasing decisions until they have the opportunity to learn more about the business plan of the combined company. If a substantial number of customers defer purchases, these deferrals could harm the business, results of operations and financial condition of the combined company. In addition, as a result of the deferral of purchases, the near-term quarterly results of Corel and SoftQuad could fail to meet the expectations of investors and analysts.

As a result of the merger, Corel or SoftQuad may become a competitor of some of their respective customers, which may adversely affect the combined company's business relationship with an affected customer or result in the termination of that business relationship.

   On the consummation of the merger, the businesses of Corel and SoftQuad will be integrated. The combined company after the merger may compete with existing customers of Corel or SoftQuad. If this occurs, the combined company's relationship with an affected customer may be adversely impacted or terminated by the customer, either of which could adversely affect the business, results of operations and financial condition of the combined company.

Corel faces different market risks from those faced by SoftQuad and these risks may cause the value of the shares of Corel common stock issued to you to decline.

   In the merger you will receive shares of Corel common stock. The business, strategy and financial condition of Corel is different from that of SoftQuad. Corel's results of operations, as well as the price of Corel common stock, may be affected by various factors different from those affecting SoftQuad's results of operations and its common stock price. Future events that may not have affected the price of SoftQuad's common stock may cause the price of Corel common stock to fall.

The merger may stimulate competition and the companies may not be able to compete successfully.

   The merger may cause SoftQuad's and Corel's competitors to enter business combinations, accelerate product development or aggressively reduce prices. These and other competitive practices could create more powerful or aggressive competitors. There is a risk that Corel will not be able to compete successfully as future markets evolve. Increased competitive pressure could lead to lower sales and prices of Corel's products, and this could harm Corel's business, results of operations and financial condition.

The integration of the Corel, SoftQuad and Micrografx, Inc. businesses may be costly and the failure of Corel to successfully effect the integration may adversely affect Corel's business, results of operations and financial condition.

   Corel's ability to realize some of the anticipated benefits of the merger with SoftQuad and the previously announced merger with Micrografx, Inc. will depend in part on Corel's ability to integrate SoftQuad's operations and Mircografx's operations into Corel's current operations in a timely and efficient manner. The integration process will require significant efforts from each of Corel, SoftQuad and Micrografx. The integration process may distract Corel management's attention from the day-to-day business of the combined company. If Corel is unable to successfully integrate the operations of the three companies or if this integration process is delayed or costs more than expected, Corel's business, operating results and financial condition may be negatively impacted.

Officers and directors of SoftQuad may have interests that are different from, or in addition to, those of SoftQuad stockholders generally.

   You should be aware of potential conflicts of interest and the benefits available to officers and directors of SoftQuad when considering the SoftQuad board of directors' recommendation of the merger. The officers and directors of SoftQuad have interests in the merger that are in addition to, or different from, their interests as SoftQuad stockholders. These interests include the right of some of SoftQuad's officers and directors to:

  . accelerated vesting of their stock options on consummation of the merger;

  . receipt of a success fee in the form of SoftQuad common stock on consummation of the merger;

  . receipt of severance benefits under employee retention agreements in the event they are terminated by Corel after the merger; and

  . indemnification and insurance coverage with respect to acts and omissions in their capacities as officers and directors of SoftQuad.

   For a more detailed discussion of potential conflicts of interests of SoftQuad's management, see "Approval of the Merger--Interests of Some SoftQuad Officers and Directors in the Merger" on page .

The rights of SoftQuad stockholders will differ from their rights as Corel shareholders which could provide less protection to the SoftQuad stockholders following the merger.

   On the consummation of the merger, SoftQuad stockholders will become holders of Corel common stock. Material differences exist between the rights of SoftQuad stockholders under SoftQuad's charter documents, bylaws, Delaware law and the rights of Corel common shareholders under Corel's charter documents, bylaws and the Canada Business Corporations Act, could provide less protection to SoftQuad stockholders and give more discretion to the officers and directors of Corel. These differences include, among others, the fact that Corel has adopted a shareholder rights plan that may discourage some types of transactions involving an actual or threatened change of control of Corel. SoftQuad does not have a shareholder rights plan.

If the merger is consummated, SoftQuad stockholders will cease to own a direct interest in SoftQuad and will be unable to directly benefit from any future growth of SoftQuad.

   If the merger is consummated, SoftQuad stockholders will cease to own a direct interest in SoftQuad. SoftQuad implemented a new business strategy in 1998 and focused its business on XML content creation solutions and XMetaL. If SoftQuad successfully implements this business strategy, its business, results of operations and financial condition may improve, although there can be no assurance that this will occur. However, if the merger is consummated, SoftQuad stockholders will not directly benefit from SoftQuad's improved financial position.

Failure to complete the merger could adversely affect the business, results of operations and financial condition of SoftQuad.

   The completion of the merger is subject to numerous conditions. Even if a majority in interest of holders of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. vote to approve the merger, SoftQuad cannot guarantee that the merger will be completed. If the merger is not completed for any reason, SoftQuad may be subject to a number of material risks, including the following:

  . potential customers may defer purchases of Corel's or SoftQuad's services and products;

  . potential partners may refrain from entering into agreements with Corel or SoftQuad;

  . SoftQuad may under some circumstances be required to pay Corel's expenses related to the merger and pay to Corel a substantial termination fee;

  . employee turnover may increase; and

  . SoftQuad may require additional capital, which may not be available on terms attractive to SoftQuad or at all.

   The occurrence of any of these factors could result in serious harm to the business, results of operations and financial condition of SoftQuad.

If the merger agreement is terminated under a number of circumstances, SoftQuad would incur substantial costs.

   In the event the merger agreement is terminated by SoftQuad or by Corel under a number of specified circumstances, SoftQuad would be obligated to pay Corel a termination fee of $1,500,000. In addition, SoftQuad also would be required to pay to Corel all of Corel's accounting, legal, investment and other out-of-pocket expenses incurred by Corel with respect to the merger. The obligation to pay the foregoing significant amounts could result in SoftQuad not having adequate capital resources to carry out its business plan.

The substantial expenses associated with the merger could adversely affect the financial results of SoftQuad.

   SoftQuad will incur substantial costs in connection with the merger. These costs will primarily relate to the costs associated with the fees of attorneys, accountants and SoftQuad's financial advisor. If the merger is not completed, SoftQuad will have incurred significant costs for which it will have received little or no benefit.

Risk Factors Relating to Corel

Corel experienced losses in the past and may have losses in future periods.

   Corel has a history of losses. It incurred net losses of $30.4 million in 1998, net income of $16.7 million in 1999 and net losses of $55.4 million in 2000. Although Corel reported net income for the quarters ended February 28, 2001 and May 31, 2001, its revenues have declined from prior recent quarters. The demand for Corel's products is affected by various factors, many of which are beyond its control. For example, overall general economic conditions have recently deteriorated and this may affect the overall rate of capital spending by Corel's corporate customers. If general economic conditions continue to deteriorate, Corel may suffer further reductions in its revenues which may result in operating and net losses over the balance of 2001. Even if Corel does achieve profitability in future periods, it may not sustain or increase profitability on a quarterly or annual basis in the future.

Corel's competitors may introduce products with which its current and new products may not compete successfully.

   The markets for Corel's products experience and will continue to experience rapidly changing technologies, evolving industry standards, frequent new product introductions by its competitors and short product life cycles. These market characteristics and the activities of Corel's competitors, including their introduction of new products and product upgrades, could render Corel's technology obsolete. In the past Corel has introduced new versions of its flagship CorelDRAW and WordPerfect Office products approximately annually. Its most recent versions, CorelDRAW 10 Graphics Suite and WordPerfect Office 2002 were introduced approximately 20 months and 25 months, respectively, after the introduction of the previous versions. Corel will have to successfully manage the transition from older products in order to minimize disruption in customer ordering patterns, avoid excess inventory and ensure adequate supplies of new products. Corel may not successfully develop, introduce or manage the transition of new products or do so on a timely basis in response to changing technologies and standards and new products and product upgrades introduced by its competitors. Failed market acceptance of new products or problems associated with new product transitions could harm Corel's business, results of operations and financial condition.

If new versions of Corel's current products or new products fail to generate sales due to a lack of customer acceptance, Corel may be unable to expand its market share. Corel may also lose customers who have purchased its products in the past, which would result in a decline in market share for current products.

   Corel's share of the markets for each of its graphics products and business applications products has declined in the past three fiscal years and may continue to decline, even with the introduction of new versions of its products. Users of Corel's graphics products and business applications products may elect not to upgrade to newer versions of those products. In addition, the introduction of new graphics application products planned by Corel may fail to achieve a market share for such products that will permit it to record profits from such products.

Corel has experienced quarterly fluctuations in operating results that have affected and may adversely affect its share price and cause it to be volatile.

   Corel has experienced, and expects to continue to experience, significant fluctuations in its quarterly operating results due to reduced demand for older versions of its flagship products and lower than planned market acceptance of new versions of these products. This has in the past adversely affected and in the future could adversely affect Corel's revenues as reported on a quarterly basis, as well as its share price, and increase the volatility of the market price of its common stock.

Holders of Corel's common stock will have their percentage ownership diluted by approximately 45% on the conversion of Corel's outstanding Series A preferred stock into Corel common stock and, if implemented, by its equity line stock purchase agreement and on the issuance of Corel's common stock to holders of Micrografx, Inc. stock and to holders of SoftQuad stock, and as a result the price of its common stock may decline.

   A significant number of shares of Corel's common stock will be available for trading in the public market which will result in substantial dilution to existing shareholders. Up to 24,000,000 additional shares of common stock will be available for trading as a result of the resale and resulting conversion of the outstanding Corel Series A preferred stock, for which Corel has filed a registration statement under the Securities Act of 1933, as amended. In addition, over the course of the two-year term of Corel's September 18, 2000 equity line stock purchase agreement with Albans Investments Limited, an institutional investor, Corel may elect to issue up to 14,464,000 shares of common stock (assuming the exercise of all related warrants) which would become available for trading. If shares of Corel's common stock are issued at the time of the closing of the merger with Micrografx, Inc. and if additional shares of Corel common stock are issued at the first anniversary of the closing pursuant to the Corel participation rights, up to an aggregate of approximately 11.4 million shares of Corel common stock may be issued to the holders of Micrografx, Inc. stock. Up to approximately 11.2 million shares of Corel common stock may be issued to SoftQuad and SoftQuad Acquisition Corp. stockholders on the closing of this merger and the stock purchase agreements to be entered into with the exchangeable stockholders. Together, the common stock issuable on conversion of the Series A preferred stock, the common stock which may be issued pursuant to the September 18, 2000 equity line stock purchase agreement and the exercise of related warrants, the issue of the common stock to Micrografx, Inc. shareholders and the issue of common stock to SoftQuad stockholders constitute 45% of Corel's issued and outstanding common stock as of September 20, 2001 after giving effect to the conversion of the Series A preferred stock and exercise of the warrants issued and issuable pursuant to the stock purchase agreement and the issuance of shares pursuant to the Corel participation rights and the issuance of Corel common shares in exchange for the exchangeable shares of SoftQuad Acquisition Corp. In addition, Corel has issued and there are outstanding employee stock options for a total of 4,046,691 shares of common stock ranging from Cdn$3.00 to Cdn$15.25. The additional shares in the market will dilute the percentage interest of Corel's other shareholders and may have a material adverse effect on the market price of Corel's common stock. Any such decline in the market price of its common stock could impede Corel's efforts to obtain additional financing through the sale of additional equity or equity-related securities or could make such financing more costly.

Any inability of Corel to protect its intellectual property may limit its ability to compete and result in a loss of a competitive advantage and decreased revenue.

   Corel relies principally on copyright, trademark, patent, trade secret and contract laws to protect its proprietary technology. Corel cannot be certain that it has taken adequate steps to prevent misappropriation of its technology or that its competitors will not independently develop technologies that are substantially equivalent or superior to Corel's technology.

Corel may be subject to intellectual property infringement claims that are costly to defend and could limit its ability to use some technologies in the future.

   Although Corel believes that none of the software or the trademarks it uses or any of the other elements of its business infringe on the proprietary rights of any third parties, third parties have asserted and may assert claims against Corel for infringement of their proprietary rights and these claims may be successful. Corel could incur substantial costs and diversion of management resources in the defense of any claims relating to proprietary rights, which could materially adversely affect its business, results of operations or financial condition. These types of claims are common in the software industry. Parties making these claims could secure a judgment awarding substantial damages as well as injunctive or other equitable relief that could effectively block Corel's ability to license its products in the United States, Canada or elsewhere. Such a judgment could have a material adverse effect on Corel's ability to sell its products or on its costs of doing business. If a third party asserts a claim relating to proprietary technology or information against Corel, it may seek licenses to the intellectual property from the third party. However, Corel cannot be certain that third parties will extend licenses to it on commercially reasonable terms, or at all. Corel's failure to obtain the necessary licenses or other rights or to obtain those rights at a reasonable cost could materially adversely affect its ability to sell its products or its costs of doing business.

Corel's common stock price has been and may in the future be affected by recently experienced extreme price and volume fluctuation in the market for technology stocks and for manufacturers of certain types of software.

   Nasdaq, where many publicly-held software companies are traded, has recently experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Until recently, the trading prices of many of these companies' stocks have been at or near historic highs and these trading prices and multiples were substantially above historical levels. In addition, in the recent past, the valuations of companies engaged in the business of developing and selling software utilizing the Linux open source code have increased substantially in expectation of future revenues and profitability, and have subsequently declined substantially. These broad market and industry factors may materially adversely affect the market price of Corel's common stock, regardless of its actual operating performance. In the past, following periods of volatility in the market price of an individual company's securities, securities class action litigation often has been instituted against that company. Corel has already been the subject of several lawsuits alleging that it has violated various provisions of federal securities laws. This litigation, and other claims, if made, could result in substantial costs and a diversion of the attention and resources of Corel's management.

The ability of Corel's shareholders to effect changes in control of Corel is limited.

   Corel's certificate and articles of amalgamation, bylaws and the Investment Canada Act contain provisions that could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving Corel. This could discourage a third party from attempting to acquire control of Corel, even if these events would be beneficial to the interests of the shareholders. In particular, Corel has a shareholder rights plan which enables the board of directors to delay a change in control of Corel. In addition, Corel's certificate and articles of amalgamation authorize its board of directors to provide for the issuance of preferred shares, in one or more series, which its board of directors could issue without further shareholder approval and with terms and conditions and rights, privileges and preferences as it determines.

   In addition, since Corel is a Canadian corporation, investments in Corel may be subject to the provisions of the Investment Canada Act. In general, this act provides a system for the notification to the Investment Canada agency of acquisitions of Canadian businesses by non-Canadian investors and for the review by the Investment Canada agency of acquisitions that meet thresholds specified in the act. To the extent that a non-Canadian person or company attempted to acquire 33% or more of Corel's outstanding common stock, the threshold for a presumption of control, the transaction could be reviewable by the Investment Canada agency. These factors could have the effect of delaying, deferring or preventing a change of control of Corel.

If Corel is unable to hire and retain key personnel, it may be unable to develop products or achieve sales of products.

   Corel's success depends to a significant extent on the performance of its executive officers and key technical and marketing personnel. The loss of one or more of Corel's key employees could have a material adverse effect on its ability to develop products or to sell products. Corel believes that its future success will depend in large part on its ability to attract and retain highly skilled technical, managerial and sales and marketing personnel. There can be no assurance that Corel will be successful in attracting and retaining these personnel. The implementation by Corel of its cost reduction plan has resulted and may continue to result in the voluntary retirement of employees whom Corel wishes to retain.

Competition within distribution channels may adversely prevent Corel from achieving levels of sales which would make it profitable.

   Corel competes with other software vendors for access to distribution channels, retail shelf space and the attention of customers at the retail level and in corporate accounts. Other competitors with greater market share and significantly greater financial resources may command the attention of the retail accounts, the corporate market and original equipment manufacturers, or OEMs. In order to compete for distribution channel space Corel must offer compelling reasons to distribute its products. Corel attempts to achieve this through offering a superior product at a reasonable price that offers compatibility with competitive products. Corel must also use innovative marketing ideas in order to compel distributors to carry Corel products. Inability to maintain distribution channel space could have a material adverse effect on Corel's revenues and profitability.

Corel's marketplace is intensely competitive and rapidly changing and it may not be able to compete successfully in the future.

   Corel's industry is highly competitive and subject to rapid technological change. Many of its current and potential competitors have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources. The rapid pace of technological change constantly creates new opportunities for existing and new competitors and can quickly render existing technologies less valuable. As the market for Corel's products continues to develop, additional competitors may enter the market and competition may intensify. Inability to compete in the following factors could have a material adverse effect on Corel's business product performance, product features, ease of use, reliability, hardware and competitor compatibility, brand name recognition, product reputation, pricing, levels of advertising, availability and quality of customer support and timeliness of product upgrades. Corel competes in the following areas with a variety of companies, including:

  . Graphics. Corel's graphics software products face substantial competition from a wide variety of companies. In the illustration graphics segment, Corel's competitors include Adobe Systems Incorporated, JASC Software, Inc., Macromedia Inc. and Microsoft Corporation. In the desktop publishing segment, its competitors include Adobe. Corel's competitors also include many independent software vendors, such as Autodesk, Inc. and Apple Computer Inc.

  . Business Productivity. Corel's competitors in the productivity software
    (primarily office suites) marketplace include Microsoft Corporation, IBM (Lotus Development Corporation), Sun Microsystems, Inc., Redhat, Inc. and Applix Inc. According to industry sources, Microsoft currently has the largest overall market share for office suites. IBM has a large installed base with its spreadsheet program. Also, IBM preinstalls some of its software products on various models of its PCs, competing directly with Corel's productivity software.

Changes in distribution channels may prevent Corel from achieving levels of sales which would make it profitable.

   Corel's products are distributed primarily through distributors, certain of which are material to its competitive position. The distribution channels through which software products for desktop computers are sold have been characterized by rapid change, including consolidations and financial difficulties of certain distributors and resellers, the emergence of new retailers such as general mass merchandisers and superstores and the desire of large customers such as retail chains and corporate users to purchase directly from software developers. The loss of, or a significant reduction in sales volume attributable to, any of Corel's principal distributors or the insolvency or business failure of any such distributor could have a material adverse effect on its revenues and profitability.

Prices of Corel's products could decrease, which would reduce its profits.

   Pricing pressures continually intensify in the PC software applications market and Corel believes that price competition, with its attendant reduced profit margins, may become a more significant factor in the future. Corporate licensing, discount pricing for large volume distributors and retailers, product bundling promotions and competitive upgrade programs are forms of price competition that may become more prevalent. In addition, enterprise-wide versions of products are generally priced lower per user than individual copies of the same products. Corel also competes with companies that produce stand alone graphics and desktop publishing applications that might serve a specific need of a user or class of users at a price below that of Corel's products. Reductions in the prices of Corel's products could reduce its profits.

Corel faces regulatory risks in doing business in foreign countries that could adversely affect its revenues and profitability and it relies to a large degree on sales in the United States.

   Currently, Corel markets its products in more than 60 countries. Corel anticipates that sales outside of North America will continue to account for a significant portion of total sales. These sales are subject to risks including imposition of government controls, export license requirements, restrictions on the export of technology, political instability, trade restrictions, changes in tariffs, differences in copyright protection and difficulties in managing accounts receivable. More than 50% of Corel's sales for the past two fiscal years were made in the United States. As a result, adverse developments in the foreign markets or in the United States market for Corel's products could have a material adverse effect on revenues and profitability.

Because Corel's revenues are earned in different currencies, its revenues are subject to exchange rate fluctuations.

   A substantial portion of Corel's revenues are earned in Europe and collected in euros. As a result, Corel is at risk from exchange rate fluctuations between the euro and the United States dollar. The fluctuation of the euro against the United States dollar since 1999 has had, and may continue to have, a negative effect on Corel's revenues as reported in its financial statements, and may significantly affect the comparability of its results between financial periods. Corel does not conduct any foreign exchange hedging activities to protect against exchange rate fluctuations. Given the volatility in currency exchange rates, there is a risk that Corel will not be able to effectively manage its currency translation risks or that exchange rate volatility will have a material adverse effect on its profits.

Corel's research and development costs are significant and may not result in increased sales or revenue.

   Developing software is expensive. Corel plans to continue significant investments in product research in the near future. Corel cannot assure that significant sales or revenue from the products it is developing will be achieved.

Corel's products are currently used principally on PCs and any slowing of growth of PC unit sales may adversely affect its revenue growth.

   The growth rate of sales of PCs may decrease in the future and have a negative effect on the growth of Corel's revenues.

It is possible that Corel may become a passive foreign investment company, or PFIC, for United States federal income tax purposes, which could result in negative tax consequences to you.

   Corel would become a PFIC, for United States federal income tax purposes if 75% or more of its gross income in any year is considered passive income (defined for this purpose as including interest, dividends and rents and royalties, as well as gains from the sale of assets that produce these types of income) or on average for any year, 50% or more of its assets produce passive income or are held to produce passive income.

   Cash and cash equivalents, among other types of assets, are considered to produce, or to be held for the production of, passive income for purposes of applying the second of the two tests set forth above. As of May 31, 2001, Corel had $127.2 million of cash and cash equivalents, restricted cash and marketable securities on hand. These balances may either increase or decrease from the amount on hand as of May 31, 2001. Accordingly, Corel may be or may subsequently become a PFIC if the average quarterly value of all its assets that produce, or are held for the production of, passive income (including cash) equals or exceeds 50% of its gross assets. Because the PFIC determination is made annually on the basis of facts and circumstances that may be beyond Corel's control (including fluctuations in the market value of its stock), and because this prospectus/proxy statement is being mailed prior to the close of Corel's taxable year in which you may acquire its stock on the merger, Corel cannot assure you that it will not be a PFIC for this year or future years.

   If Corel becomes a PFIC, United States holders of its shares will be subject to United States federal income tax rules that will have negative consequences for those holders. Under the PFIC rules, unless a qualified electing fund or mark-to-market election is made, a United States holder would, on receipt of distributions, or on disposition of Corel's shares at a gain, be liable to pay tax at the then highest rates on ordinary income plus an interest charge. The interest charge would generally be calculated as if the distribution or gain had been recognized ratably over the United States holder's holding period (for PFIC purposes) for the shares. A United States holder also would be required to make an annual return on IRS Form 8621 that describes any distributions received with respect to its shares and any gain realized on the sale or other disposition of its shares. There is a risk that Corel will not complete the actions necessary for United States holders to make a qualifying electing fund election if it was to be considered a PFIC for any taxable year.

Risk Factors Relating to SoftQuad

SoftQuad cannot assure you that the market will accept its XMetaL product.

   SoftQuad is focusing its business plan on its XMetaL product and related services and is therefore relying on the market success of this product to propel its growth in the near and medium term. Although SoftQuad has been able to secure initial sales of the XMetaL product, SoftQuad cannot assure you that existing customers will deploy XMetaL in larger numbers (which will require a significant commitment and investment of resources by these customers) or that XMetaL will be adopted by new customers or secure widespread market acceptance. The failure of XMetaL to achieve meaningful market acceptance could have a material adverse effect on SoftQuad's business, operating results and financial condition.

Reliance on technology partners may affect sales because SoftQuad lacks control over these partners.

   SoftQuad relies on technology partners to support its selling efforts. Some of these partners must have the expertise required to work with XML. Because XML is a relatively new technology, expertise is not widespread. If these partners fail to develop, do not acquire appropriate XML expertise, or otherwise fail to adequately support SoftQuad's products, its business, operating results and financial condition could be materially adversely affected.

If SoftQuad is unable to meet the rapid changes in XML content creation technology or a superior or more widely accepted technology is developed, its existing products could become obsolete.

   The market for SoftQuad's products is marked by rapid technological change, frequent product introductions and Internet-related technology enhancements, uncertain product life cycles, dynamic changes in client demands and constantly evolving industry standards. SoftQuad cannot be certain that SoftQuad will successfully develop and market new products or new product enhancements that respond to technological change, evolving industry standards or client requirements. Competing products based on new technologies or new industry standards could render SoftQuad's existing products obsolete and unmarketable. To succeed, SoftQuad will need to enhance its current products and develop new products on a timely basis. E-commerce technology, particularly XML content creation technology, is complex, and new products and product enhancements can require long development and testing periods. If SoftQuad does not develop and release enhanced or new products on a timely basis, operating results and financial condition could be materially adversely affected.

SoftQuad faces intense competition.

   The Internet content creation and e-market infrastructure software market is intensely competitive. SoftQuad's clients' requirements and the technology available to satisfy those requirements continually change. SoftQuad expects competition to persist and intensify in the future.

   SoftQuad's principal competitors offering alternatives to XMetaL include Adobe, Arbortext, Excosoft and Stilo. The market for supply-side e-market infrastructure software, which MarketAgility targets, is currently fragmented, but SoftQuad anticipates strong competition to develop from new entrants as well as existing software companies. HoTMetaL faces strong competition from products such as Microsoft's FrontPage, Macromedia's Dreamweaver and Adobe's GoLive. Most of SoftQuad's competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than SoftQuad does. Many of these companies can also leverage extensive customer bases and adopt aggressive pricing policies to gain market share. Potential competitors (which may develop products with features similar to XMetaL), such as Adobe, Macromedia and Microsoft, may bundle or price their products in a manner that may discourage users from purchasing SoftQuad's products. In addition, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There are no significant barriers to entering the markets which XMetaL serves.

   Competitive pressures may make it difficult for SoftQuad to acquire and retain customers and may require it to reduce the price of its software. SoftQuad cannot be certain that it will be able to compete successfully with current or future competitors. If SoftQuad fails to compete successfully against current or future competitors, its business, operating results and financial condition could be materially adversely affected.

SoftQuad has incurred and expects to continue to incur losses.

   SoftQuad has not achieved profitability and it expects to incur net losses for at least the next several quarters. To date, SoftQuad has funded its operations primarily from the sale of equity and debt securities and borrowings. SoftQuad incurred losses of $3.6 million and $11.8 million for the nine months ended June 30, 2000 and 2001 respectively, $3.0 million and $6.7 million for the years ended September 30, 1999 and 2000, and $1.3 million for the nine-month period ended September 30, 1998 respectively. As of June 30, 2001, SoftQuad's losses have resulted in an accumulated deficit of $21.6 million. SoftQuad plans to maintain its operating expenses at its current levels or, in some areas, at reduced levels due to recently implemented headcount and operating expense reductions. SoftQuad will need to generate significant revenue to achieve and maintain profitability. If its revenue does not increase quarter over quarter, SoftQuad's net losses in a given quarter may be even greater than expected. SoftQuad cannot be certain that it can sustain revenue growth rates or that it will achieve sufficient revenue for profitability. If SoftQuad does achieve profitability, it cannot be certain that it can sustain or increase profitability in the future.

SoftQuad's operating history makes financial forecasting difficult.

   SoftQuad began operations in 1986. However, from 1992 to 1998, SoftQuad operated as part of NewKidCo. In addition, SoftQuad has transitioned its operations from supporting HoTMetaL to supporting XMetaL and related services (see "SoftQuad Business-Overview"). As a result, it is difficult for SoftQuad to forecast operating expenses based on historical results. Accordingly, SoftQuad bases its anticipated expenses in part on projected future revenue. Most of its expenses are fixed in the short term and SoftQuad may not be able to quickly reduce spending if SoftQuad's revenues are lower than its projections. If revenues do not meet its projections, its business, operating results and financial condition could be materially adversely affected and net
losses in any period would be even greater than expected. See page   through
for a description of HotMetaL and XMetaL.

SoftQuad expects its quarterly revenues and operating results to fluctuate.

   SoftQuad's revenues and operating results are likely to vary significantly from quarter to quarter. A number of factors are likely to cause these variations, including:

  . varying demand for SoftQuad's products and services;

  . seasonal fluctuations, including those resulting from the introduction of new versions of SoftQuad's products or new products, SoftQuad's clients' calendar year budgeting cycles and slow summer purchasing patterns in Europe;

  . unexpected delays in introducing new products and services;

  . length of the sales cycle;

  . customer budget constraints;

  . increased expenses, whether related to sales and marketing, product development or administration;

  . changes in the rapidly evolving market for XML content creation technology and e-market infrastructure software;

  . the mix of product license and services revenue, as well as the mix of products licensed;

  . the mix of services provided and whether these services are provided by staff or third party contractors;

  . the mix of domestic and international sales; and

  . economic conditions.

   Accordingly, SoftQuad believes that quarter-to-quarter comparisons of its operating results are, and will continue for the foreseeable future to be, not necessarily meaningful, and such comparisons may not be accurate indicators of SoftQuad's future performance. The operating results of companies in the electronic commerce industry have, in the past, experienced significant quarter-to-quarter fluctuations. If SoftQuad's revenue for a quarter falls below its expectations and SoftQuad is not able to quickly reduce its spending in response, SoftQuad's operating results for the quarter will be harmed. It is likely that in some future quarter SoftQuad's operating results may be below the expectations of public market analysis and investors and, as a result, the price of SoftQuad's common stock may fall. As with other companies in SoftQuad's industry, its operating expenses, which include selling and marketing, research and development and general and administrative, are based on SoftQuad's expectations of future revenues and relatively fixed in the short term. You should not rely on the results of any one quarter as an indication of SoftQuad's future performance.

To increase market awareness of SoftQuad's products and generate increased revenue SoftQuad needs to expand its sales and distribution capabilities.

   SoftQuad must expand its direct and indirect sales operations in order to increase market awareness of SoftQuad's products and generate increased revenue. SoftQuad cannot be certain that it will be successful in this effort. SoftQuad has recently expanded its direct sales force and plans to hire additional sales personnel. SoftQuad's products and services require a sophisticated sales effort targeted at the senior management of SoftQuad's prospective clients. New employees require training and take time to achieve full productivity. SoftQuad cannot be certain that its new employees will become as productive as necessary or that it will be able to hire enough qualified individuals in the future. SoftQuad also plans to expand its relationships with value-added resellers, systems integrators and other third-party resellers to build an indirect sales channel. In addition, SoftQuad needs to manage potential conflicts between its direct sales force and third party reselling efforts. Finally, XML expertise is often lacking in the value-added resellers, systems integrators and third-party resellers. Because individuals with XML expertise are in increasingly high demand, SoftQuad cannot be certain that partners will be successful in acquiring XML expertise, either through training employees or by hiring experienced personnel.

If SoftQuad's international business continues to grow in absolute dollars and as a percentage of revenue, its business would become increasingly susceptible to risks associated with international operations.

   SoftQuad expects revenue outside of North America to continue to account for a significant percentage of its total revenue in the future and SoftQuad believes that it must continue to expand international sales in order to be successful. International operations are generally subject to a number of risks, including:

  . expenses associated with customizing products for foreign countries;

  . laws and business practices that favor local competition;

  . dependence on local vendors;

  . multiple, conflicting and changing governmental laws and regulations;

  . potentially adverse tax consequences;

  . difficulties in collecting accounts receivable; and

  . foreign currency exchange rate fluctuations.

   SoftQuad's international sales growth will be limited if it is unable to establish additional foreign operations, expand international sales channel management and support organizations, hire additional sales and administrative personnel in those countries, customize products for local markets, develop relationships with international service providers and establish relationships with additional distributors and third party integrators. In that case, SoftQuad's business, operating results and financial condition could be materially adversely affected. Even if SoftQuad is able to successfully expand international operations, SoftQuad cannot be certain that it will be able to maintain or increase international market demand for SoftQuad's products. In addition, while SoftQuad's financial results are currently reported in U.S. dollars, a significant portion of SoftQuad's sales are denominated in U.K. pound sterling, the Euro and other currencies. Significant long-term fluctuations in relative currency values may adversely affect SoftQuad's consolidated results of operations. In particular, SoftQuad's consolidated results of operations may be adversely affected by a significant strengthening of the U.S. dollar against the U.K. pound sterling, the Euro or other currencies in which SoftQuad generates revenues. To date, SoftQuad has not engaged in any foreign exchange hedging transactions. SoftQuad intends to consider entering into foreign exchange hedging transactions in the future, if appropriate.

The impact of changes in global economic conditions on SoftQuad's customers may cause SoftQuad to fail to meet expectations.

   SoftQuad's operating results can vary significantly based upon the impact of changes in global economic conditions on its customers. More specifically, the current macro-economic environment is more uncertain than in recent periods and has the potential to materially and adversely affect SoftQuad. The revenue growth and profitability of SoftQuad's business depends on the overall demand for computer software and services, particularly in the areas in which SoftQuad competes. Because SoftQuad's sales are primarily to corporate customers whose businesses fluctuate with general economic and business conditions, a softening of demand for computer software caused by a weakening economy may result in decreased revenues and lower growth rate and may increase the collection risk of SoftQuad's accounts receivable portfolio. Customers may defer the purchase of products if they experience a downturn in their business or if there is a downturn in the general economy.

SoftQuad may be unable to adequately develop a profitable professional services business which could affect both SoftQuad's results and SoftQuad's ability to assist its clients with the implementation of SoftQuad's products.

   SoftQuad cannot be certain that it can attract or retain a sufficient number of the highly qualified personnel that SoftQuad's services business needs. Clients that license SoftQuad's XML software products may engage SoftQuad's professional services business to assist with support, training, consulting and implementation. Growth in SoftQuad's product sales therefore depends on its ability to provide its clients with these services and to educate third-party resellers on how to use SoftQuad's products. As a result, SoftQuad plans to increase the number of service personnel to meet these needs. SoftQuad expects its services revenue to increase in absolute dollars as SoftQuad continues to provide consulting and training services that complement SoftQuad's products and as its installed base of clients grows. SoftQuad cannot be certain that SoftQuad's professional services business will ever achieve profitability. SoftQuad generally bills its clients for its services on a "time and materials" basis. However, from time to time SoftQuad enters into fixed-price contracts for services. SoftQuad cannot be certain that its fees from these contracts will exceed the costs of providing the services. In addition, competition for qualified services personnel is intense. SoftQuad is in a new market and there are a limited number of people who have the skills to provide the services that its clients demands.

In order to properly manage growth, SoftQuad needs to implement and improve its operational systems on a timely basis.

   SoftQuad has expanded its operations rapidly and SoftQuad intends to continue to expand in the foreseeable future to pursue existing and potential market opportunities. This rapid growth places a significant demand on SoftQuad's management and operational resources. In order to manage growth effectively and to execute SoftQuad's business plan, SoftQuad must implement and improve SoftQuad's operational systems, procedures and controls on a timely basis. If SoftQuad fails to implement and improve these systems, SoftQuad's business, operating results and financial condition could be materially adversely affected.

SoftQuad may be adversely affected if it loses its executive officers and certain key personnel or is unable to attract new key personnel or is unable to attract and retain highly skilled personnel generally.

   SoftQuad's success depends largely on the skills, experience and performance of some key members of SoftQuad's management, including Roberto Drassinower, its Chief Executive Officer, and Peter Sharpe, its Chief Scientist. If SoftQuad loses one or more of these key employees, SoftQuad's business, operating results and financial condition could be materially adversely affected. Also, SoftQuad's future success depends on its ability to continue attracting and retaining highly skilled personnel. Like other software companies, SoftQuad faces intense competition for qualified personnel, particularly in the areas of engineering and technology as well as in sales and marketing. Many of SoftQuad's competitors for qualified personnel have greater resources than SoftQuad has. SoftQuad cannot be certain that it will be successful in attracting or retaining qualified personnel in the future.

SoftQuad develops complex software products which are susceptible to software errors or defects that could result in lost revenues, or delayed or limited market acceptance.

   Complex software products such as those of SoftQuad often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Despite internal testing and testing by current and potential customers, SoftQuad's current and future products may contain serious defects. Serious defects or errors could result in lost revenues, a delay in market acceptance or other costs, which could have a material adverse effect on SoftQuad's business, operating results and financial condition. In SoftQuad's license and "shrinkwrap" agreements, SoftQuad seeks to limit liability for certain claims associated with product defects, but SoftQuad cannot assure you that these limitations will be enforceable.

Delays in releasing enhanced versions of its products could adversely affect its competitive position.

   SoftQuad will need to continue to introduce new versions of its products to add new features, functionality and technology that customers desire. In the past, SoftQuad has experienced delays releasing new products. As a result, SoftQuad may not successfully complete the development of currently planned or future products in a timely and efficient manner. Due to the complexity of these products, internal quality assurance testing and customer testing of pre-commercial releases may reveal product performance issues or desirable feature enhancements that could lead SoftQuad to postpone the release of these new versions. In addition, the reallocation of resources associated with any such postponement would likely cause delays in the development and release of other future products or enhancements to SoftQuad's currently available products.

SoftQuad's product shipments could be delayed if third party software incorporated in its products is no longer available.

   SoftQuad integrates third-party software into its software. This third-party software may not continue to be available to it on commercially reasonable terms. If SoftQuad cannot maintain licenses for key third-party software, shipments of its products could be delayed until equivalent software is developed or licensed and integrated into its products, which could materially adversely affect SoftQuad's business, operating results and financial condition.

SoftQuad's business is based on proprietary rights to its technology, and if SoftQuad fails to adequately protect these rights, SoftQuad's business may be seriously harmed.

   SoftQuad depends upon its ability to develop and protect its proprietary technology and intellectual property rights to distinguish its product from its competitors' products. The use by others of SoftQuad's proprietary rights could materially harm its business. SoftQuad relies on a combination of copyright, trademark and trade secret laws, as well as confidentiality agreements and licensing arrangements, to establish and protect SoftQuad's proprietary rights. SoftQuad has no issued patents. Attempts may be made to copy or reverse-engineer aspects of its products or to obtain and use information that SoftQuad regards as proprietary. Despite SoftQuad's efforts to protect its proprietary rights, existing laws afford only limited protection. Accordingly, SoftQuad cannot be certain that it will be able to protect its proprietary rights against unauthorized third-party copying or use. Furthermore, policing the unauthorized use of its products is difficult, and expensive litigation may be necessary to enforce SoftQuad's intellectual property rights.

SoftQuad could incur substantial costs defending its intellectual property from infringement or a claim of infringement.

   In recent years, there has been significant litigation in the United States involving claims of alleged infringement of patents and other intellectual property rights. SoftQuad could incur substantial costs to defend any such litigation. Although SoftQuad is not currently involved in any intellectual property litigation, SoftQuad may be a party to litigation in the future as a result of an alleged infringement of other's intellectual property. If a claim of infringement of intellectual property rights was decided against it, SoftQuad could be required to:

  . cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

  . obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; or

  . redesign those products or services that incorporate such technology.

Anti-takeover provisions could inhibit the acquisition of SoftQuad.

   Certain provisions of SoftQuad's certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable. These provisions include:

  . authorizing SoftQuad's board of directors to fix the rights and preferences of and issue preferred stock;

  . prohibiting cumulative voting in the election of directors;

  . limiting the persons who may call special meetings of stockholders; and

  . establishing advance notice requirements for election to the board of directors or for proposing matters that can be acted on by stockholders at special meetings of stockholders.

   Certain provisions of Delaware law may also discourage, delay or prevent someone from acquiring or merging with SoftQuad.

SoftQuad's performance will depend on the growth of the Internet for commerce and XML.

   SoftQuad's future success depends heavily on the Internet and XML technology being speedily accepted and widely used for commerce. Any of the following circumstances could have a materially adverse effect on SoftQuad's business, operating results and financial condition:

  . e-commerce or the use of XML for e-commerce do not continue to grow or grow more slowly than expected;

  . consumers or businesses reject the Internet as a viable commercial medium;

  . e-commerce businesses are unable to achieve adequate profitability or are unable to raise additional capital;

  . the Internet infrastructure is not able to support the demands placed on it by increased Internet usage and bandwidth requirements;

  . delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation cause the Internet to lose its viability as a commercial medium; and

  . SoftQuad incurs substantial expenses adapting its solutions to changing or emerging technologies and market conditions, which could occur even if the required infrastructure, standards, protocols or complementary products, services or facilities are developed and the adoption of XML for Internet commerce continues as expected.

SoftQuad's performance will depend on the market for XML-based software products and e-market infrastructure software solutions.

   The market for XML-based software products and e-market infrastructure software products is new and rapidly evolving. SoftQuad expects that it will continue to need intensive marketing and sales efforts to educate prospective customers about the uses and benefits of its products and services. Accordingly, SoftQuad cannot be certain that a viable market for SoftQuad's products will emerge or be sustainable. Enterprises that have already invested substantial resources in other methods of conducting business may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing systems. Similarly, individuals have established patterns of purchasing goods and services and may be reluctant to alter those patterns or to provide personal data in connection with purchasing goods over the Internet. Any of these factors could inhibit the growth of online business generally and the market's acceptance of SoftQuad's products and services in particular.

Laws and regulations could either directly restrict SoftQuad's business or indirectly impact its business by limiting the growth of e-commerce.

   Laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent, and new laws and regulations are under consideration by the United States Congress and state legislatures. Any new legislation or restrictions arising from current or future government investigations or policy could dampen the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium. The governments of other states or foreign countries might attempt to regulate Internet communications, commerce and advertising or levy sales or other taxes relating to these activities. The European Union has enacted its own privacy regulations that may result in limits on the collection and use of certain user information. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. Governmental bodies have not yet determined in many instances whether and how existing laws such as those governing intellectual property, privacy, libel, taxation and antitrust apply to the Internet and e-commerce. For example, the U.S. Federal Trade Commission is currently examining whether B2B e-commerce exchanges may create opportunities for collusion and price-fixing that violate antitrust laws. In addition, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet. SoftQuad's business, results of operations and financial condition could be materially adversely affected by the adoption, modification or enforcement of laws or regulations relating to the Internet and e-commerce.

SoftQuad may be unable to meet its future capital requirements.

   SoftQuad believes that it can fund its planned operations for at least the next 12 months from its existing working capital assuming it meets the targets in SoftQuad's revenue model. SoftQuad met its revenue targets for the three months ended June 30, 2001, however, there is a risk that SoftQuad will not meet its revenue targets in the future. If SoftQuad fails to meet its revenue targets in future quarters, SoftQuad will require additional funds in the next 12 months. In addition, SoftQuad may need, or otherwise seek, to raise additional funds in the future to maintain and grow its business. SoftQuad cannot assure you that it will be able to obtain additional financing on favorable terms, if at all. If SoftQuad issues equity securities, stockholders may experience dilution of their holdings. New equity securities may also have rights, preferences or privileges senior to those of existing holders of common stock. If SoftQuad cannot raise funds on acceptable terms, SoftQuad may not be able to develop or enhance its products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on SoftQuad's business, operating results and financial condition.

SoftQuad's stock price is highly volatile.

   The market price of SoftQuad's common stock has been highly volatile. In addition, the stock market has experienced extreme price and volume fluctuations. The market prices of the securities of Internet-related companies have been especially volatile. Future market prices may fluctuate significantly in response to the following factors, some of which are beyond SoftQuad's control:

  . variations in quarterly operating results;

  . changes in market valuations of internet software companies;

  . announcements by SoftQuad of significant contracts, strategic partnerships, joint ventures or capital commitments;

  . loss of a major client or failure to complete significant license transactions;

  . additions or departures of key personnel;

  . sales of SoftQuad's common stock in the future by it and/or by its insiders and significant stockholders; and

  . fluctuations in stock market price and volume, which are particularly common among highly volatile securities of internet and software companies.

Possibility of wide price swings and inaccurate pricing information could create a risk that you will not be able to accurately assess the market value of SoftQuad's common stock.

   While SoftQuad's stock trades over-the-counter and is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers (United States), a relative lack of liquidity or volume and the participation of only a few market makers makes it more likely that wide fluctuations in the quoted price of its common stock could occur. As a result, there is a risk that you will not be able to obtain accurate price quotes or be able to correctly assess the market price of your stock. Increases in volatility could also make it more difficult to pledge the common stock as collateral, if sought to do so, because a lender might also be unable to accurately value the common stock.

Substantial sales of SoftQuad's common stock could adversely affect its stock price.

   Sales of a substantial number of shares of common stock by securityholders in a registered offering, or pursuant to Rule 144 or other exemptions from registration that may be available under the Securities Act of 1933, as amended, could drive the market price of SoftQuad's common stock down by introducing a large number of shares into a market in which there is a relatively small number of shares publicly traded and the price is already volatile. In addition, the sale of these shares could impair its ability to raise capital through the sale of additional equity securities.

SoftQuad has become subject to the United States Securities and Exchange Commission's penny stock rules.

   SoftQuad has become subject to the Securities and Exchange Commission's penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in that security is provided by the exchange system). Unless exempt, the penny stock rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, the rules require that broker-dealers send monthly statements disclosing recent price information for each penny stock held in the account and information on the limited market in penny stocks. Because of the burden placed on broker-dealers to comply with the penny stock rules, stockholders may have difficulty selling SoftQuad's common stock in the open market.

                            SOFTQUAD SOFTWARE, LTD.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

   You should read the following summary financial data together with the discussion in "SoftQuad's Management's Discussion and Analysis of Financial Condition and Results of Operations" and SoftQuad's consolidated financial statements and related notes contained elsewhere in this prospectus/proxy statement.

   The data for the nine-month period ended September 30, 1998 and the years ended September 30, 2000 and 1999 have been derived from SoftQuad's consolidated financial statements which are contained elsewhere in this prospectus/proxy statement. The data for the nine months ended June 30, 2001 and 2000 and the balance sheet data as of June 30, 2001 have been derived from SoftQuad's accounting records and have not been audited. This interim data contains all adjustments, consisting only of those that are of a normal recurring nature, necessary to present fairly the financial position and results of operations for the interim reporting period. Operating results for the nine months ended June 30, 2001 and 2000 are not necessarily indicative of results that may be expected for any future periods.

   The data for the nine-month period before the SoftQuad management buyout that occurred on October 1, 1998 have been "carved out" from the data of NewKidCo as if SoftQuad's business had been operated as a separate company and include the revenues from the sale of digital content authoring and publishing software tools, the related costs of product sold, shipping, royalties, software agreement costs, direct advertising and marketing expenditures, salary and benefit costs for staff involved directly with the operations of the business, consulting fees and direct occupancy costs. The allocation of the various expenses are based on SoftQuad management's best estimates and may not be representative of the overhead expenses had the business been operated as a separate entity.

                           Nine Months Ended      Years Ended      Nine-Month
                                June 30,         September 30,    Period Ended
                           -------------------  ----------------  September 30,
                             2001       2000     2000     1999        1998
                           ---------  --------  -------  -------  -------------
                                (in thousands, except per share data)
Statement of Operations
 Data:
Revenue................... $   4,424  $  2,890  $ 4,286  $ 3,291     $ 1,466
Net Loss from Continuing
 Operations............... $ (11,828) $ (3,615) $(6,717) $(1,628)    $(1,349)
Value of Share Capital
 Issued on Acquisition of
 Warrants(1)..............       --        --       --     1,388         --
Loss Attributable to
 Shareholders............. $ (11,828) $ (3,615) $(6,717) $(3,016)    $(1,349)
Loss Per Share (basic and
 diluted)(2)(3) .......... $   (0.87) $  (0.34) $ (0.60) $ (0.37)

                                                                     As of
                                                  As of June 30, September 30,
                                                       2001       2000    1999
                                                  -------------- ------- ------
                                                         (in thousands)
Balance Sheet Data:
Cash and cash equivalents........................    $ 5,274     $16,306 $  727
Working capital (deficiency).....................      4,439      14,937    (80)
Total assets.....................................     13,401      19,048  1,805
Long-term liabilities............................        --          --     100
Shareholders' equity.............................      9,784      15,978    149

--------
(1) On September 30, 1999, SoftQuad issued 3,130,380 shares of SoftQuad common stock in exchange for 3,130,380 previously issued warrants. The shares issued were valued at $1,388,000, an amount equivalent to the exercise price of the warrants.
(2) Loss per share has been calculated using the weighted average number of outstanding shares of SoftQuad common stock and exchangeable stock of SoftQuad Acquisition Corp. The effect on the loss per share of the exercise of the outstanding stock options is not dilutive.
(3) Includes SoftQuad common stock and exchangeable stock of SoftQuad Acquisition Corp. No share and per share amounts have been presented for the nine-month period ended September 30, 1998 because the operation of SoftQuad's business for that period represents the operations of a line of business, not a separate company.

                               COREL CORPORATION

                   SELECTED HISTORICAL FINANCIAL INFORMATION

   The following selected historical financial data for each of the fiscal years ended November 30, 1996 through 2000 has been derived from Corel's audited consolidated financial statements. You should not expect the results for the prior periods to be an indication of the results to be achieved for future periods. This information is only a summary and you should read it together with Corel's historical financial statements and related notes contained in the annual reports and other information that Corel has filed with the Securities and Exchange Commission and incorporated by reference in this prospectus/proxy statement. See "Where You Can Find More Information".

   The selected historical financial data for the six months ended May 31, 2000 and 2001 has been derived from Corel's unaudited interim consolidated financial statements which, in the opinion of Corel's management, include all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the information set forth in the consolidated financial statements. The results of operations for the six months ended May 31, 2001 are not necessarily indicative of the results for the full fiscal year.

   The selected financial information is prepared on the basis of Canadian generally accepted accounting principles, which are different in some respects from United States generally accepted accounting principles. For a description of significant differences between Canadian generally accepted accounting principles and United States generally accepted accounting principles, see Corel's Form 10-K/A for the fiscal year ended November 30, 2000 which is incorporated by reference in this prospectus/proxy statement. See "Where You Can Find More Information".

   Please read the selected financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Corel's financial statements, Corel's Form 10-K/A for the fiscal year ended November 30, 2000 and Corel's Form 10-Qs for the three months ended February 28, 2001 and the six months ended May 31, 2001 and incorporated by reference into this prospectus/ proxy statement.

                         Six Months Ended
                              May 31,                  Year Ended November 30,
                         -----------------  ------------------------------------------------
                           2001     2000      2000      1999     1998      1997       1996
                         -------- --------  --------  -------- --------  ---------  --------
                                      (in thousands, except per share data)
Canadian GAAP Sales..... $ 68,550 $ 80,780  $157,487  $243,051 $246,827  $ 260,581  $334,245
Income (loss) from
 continuing operations.. $  2,860 $(36,019) $(55,348) $ 16,716 $(30,448) $(231,678) $ (2,750)
Income (loss) from
 continuing operations
 per share (fully
 diluted)............... $   0.03 $  (0.55) $  (0.80) $   0.26 $  (0.51) $   (3.84) $  (0.05)
US GAAP Income (loss)
 from continuing
 operations............. $  2,860 $(36,019) $(55,348) $ 16,716 $(30,448) $(231,678) $ (2,750)
Net income (loss) from
 continuing operations
 per share (fully
 diluted)............... $   0.03 $  (0.55) $  (0.80) $   0.26 $  (0.51) $   (3.84) $  (0.05)
Balance Sheet Data:
Cash and cash
 equivalents............ $105,784 $  9,894  $127,430  $ 18,021 $ 24,506  $  30,629  $  6,924
Working capital.........  116,758  (20,670)  106,662    23,781    4,692     27,356   129,945
Total assets............  199,349  106,217   218,587   139,716  124,596    144,561   374,088
Novell obligations......      --    14,674    10,000     6,594   12,322     18,362    24,940
Shareholders' equity....  165,638   31,260   162,644    64,366   28,583     59,809   290,260

                           COMPARATIVE PER SHARE DATA

   The following table sets forth the historical per share data of Corel and SoftQuad.

   You should read the information below along with Corel's and SoftQuad's consolidated financial statements included elsewhere in this prospectus/proxy statement or incorporated by reference into this prospectus/proxy statement.

                                            Six Months Ended      Year Ended
                                              May 31, 2001    November 30, 2000
                                            ----------------- ------------------
Historical--Corel:
  Basic income (loss) per share............      $ 0.04             $(0.80)
  Diluted net income (loss) per share......      $ 0.03             $(0.80)
  Book value per share.....................      $ 2.25             $ 2.21
                                            Nine Months Ended     Year Ended
                                              June 30, 2001   September 30, 2000
                                            ----------------- ------------------
Historical--SoftQuad:
  Basic loss per share.....................      $(0.87)            $(0.60)
  Diluted loss per share...................      $(0.87)            $(0.60)
  Book value per share.....................      $ 0.70             $ 1.28
                                            Six Months Ended      Year Ended
                                              May 31, 2001    November 30, 2000
                                            ----------------- ------------------
Pro Forma
  Basic income (loss) per share............      $ 0.04             $(0.84)
  Diluted net income (loss) per share......      $ 0.03             $(0.84)
  Book value per share.....................      $ 2.43             $ 2.39

   The historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period presented.


   The unaudited proforma per share income data for the six months ended May 31, 2001 is computed by dividing the sum of Corel's net income for the 6 months ended May 31, 2001 and SoftQuad's net loss for the six months ended June 30, 2001 by the weighted average number of shares of Corel common stock outstanding during the period (on a basic and fully diluted basis) plus 9,850,000, the number of shares of Corel common stock currently anticipated to be issued to complete the merger. The unaudited proforma per share loss data for the year ended November 30, 2000 is computed by dividing the sum of Corel's net loss for the year ended November 30, 2000 and SoftQuad's net loss for the 12 months ended December 31, 2000 by the weighted average number of shares of Corel common stock outstanding during the period plus 9,850,000, the number of shares of Corel common stock currently anticipated to be issued to complete the merger. The unaudited proforma per share book value is computed by dividing Corel's historical shareholders' equity plus $37,500,000 (being the value of the 9,850,000 shares currently anticipated to be issued to complete the merger at $3.81, the value of Corel's common stock on August 6, 2001) by the number of shares of common stock outstanding at the end of each period presented plus 9,850,000, the number of shares of Corel common stock currently anticipated to be issued to complete the merger.

                     MARKET PRICE AND DIVIDEND INFORMATION

Corel

   Corel common stock is listed and traded on the Nasdaq National Market and The Toronto Stock Exchange. The following table sets forth the high and low closing per share sales prices of Corel common stock as reported on the Nasdaq National Market and The Toronto Stock Exchange for the quarterly fiscal periods presented below:

                                                                    The Toronto
                                                                       Stock
                                                        Nasdaq       Exchange
                                                     ------------- -------------
                                                      High   Low    High   Low
                                                     ------ ------ ------ ------
                                                                   (Cdn$) (Cdn$)
Fiscal Year Ended November 30, 1999
  First quarter ended February 28, 1999............. $ 5.13 $ 2.50 $ 7.55 $ 3.76
  Second quarter ended May 31, 1999................. $ 4.63 $ 2.19 $ 7.00 $ 3.32
  Third quarter ended August 31, 1999............... $ 6.38 $ 2.81 $ 9.65 $ 4.15
  Fourth quarter ended November 30, 1999............ $20.88 $ 4.69 $30.40 $ 7.00
Fiscal Year Ended November 30, 2000
  First quarter ended February 29, 2000............. $30.25 $13.18 $57.95 $19.70
  Second quarter ended May 31, 2000................. $15.88 $ 3.03 $22.95 $ 3.80
  Third quarter ended August 31, 2000............... $ 5.25 $ 2.91 $ 7.70 $ 4.30
  Fourth quarter ended November 30, 2000............ $ 6.06 $ 2.59 $ 9.05 $ 4.01
Fiscal Year Ended November 30, 2001
  First quarter ended February 28, 2001............. $ 3.88 $ 1.38 $ 5.90 $ 2.32
  Second quarter ended May 31, 2001................. $ 2.65 $ 2.00 $ 4.02 $ 3.07
  Third quarter ended August 31, 2001............... $ 3.83 $ 2.33 $ 5.98 $ 3.50
  Fourth quarter through September 20, 2001......... $ 3.20  $2.04 $ 5.01 $ 3.23

   On the last full trading day before the announcement of the execution of the merger agreement, the closing per share sales price for the Corel common stock was $3.81 on the Nasdaq National Market on August 6, 2001 and Cdn$5.98 on The Toronto Stock Exchange on August 3, 2001. On September 20, 2001, the most recent practicable date, the closing per share sales price for the Corel common stock was $2.04 on the Nasdaq National Market and Cdn$3.23 on The Toronto Stock Exchange. SoftQuad urges you to obtain current market quotations before making any decisions with respect to the merger. As of September 20, 2001, there were approximately 1,150 holders of record of Corel common stock.

SoftQuad

   SoftQuad common stock has been quoted on the over-the-counter bulletin board since January 7, 2000. From January 7, 2000 until January 21, 2000 it was quoted under the symbol "AMRP," from February 22, 2000 until April 10, 2000 it was quoted under the symbol "AMRR" and since April 11, 2000 it has been quoted under the symbol "SXML." The following table sets forth, for the periods indicated, the high and low closing bid prices per share of SoftQuad's common stock as quoted on the over-the-counter bulletin board. Quotes on the over-the-counter bulletin board may reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

                                                              Over-the-Counter
                                                               Bulletin Board
                                                              -----------------
                                                                High     Low
                                                              -------- --------
Fiscal Year Ended September 30, 2000
  Second quarter ended March 31, 2000........................ $  36.63 $   0.13
  Third quarter ended June 30, 2000..........................    25.00    11.75
  Fourth quarter ended September 30, 2000....................    13.50     6.94
Fiscal Year Ended September 30, 2001
  First quarter ended December 31, 2000......................     8.19     1.94
  Second quarter ended March 31, 2001........................     3.08     1.81
  Third quarter ended June 30, 2001..........................     2.35     1.00
  Fourth quarter through September 20, 2001..................     1.38     0.87

   On August 6, 2001, the last full trading day before the announcement of the execution of the merger agreement, the closing per share bid price of SoftQuad common stock was $1.12 on the over-the-counter bulletin board. On September 20, 2001, the most recent practicable date, the closing per share bid price of SoftQuad common stock was $0.87 on the over-the-counter bulletin board. SoftQuad urges you to obtain current market quotations before making any decisions with respect to the merger. As of September 20, 2001, there were approximately 1,200 holders of record of SoftQuad common stock.

Dividend Information

   Corel has never declared or paid cash dividends on its shares of common stock. Corel anticipates that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the near future. Corel's board of directors has sole discretion to pay cash dividends based on its financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

   SoftQuad has not paid any cash dividends on its common stock in the two most recent fiscal years and has no intention of paying cash dividends in the foreseeable future.

                          THE SOFTQUAD SPECIAL MEETING

When and Where the Special Meeting Will Be Held

   This prospectus/proxy statement is furnished to the holders of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. as part of the solicitation of proxies by the SoftQuad board of directors for use at the SoftQuad special meeting on October , 2001, at
   , local time, at      , Toronto, Ontario and any adjournments or
postponements thereof.

   This prospectus/proxy statement, and the accompanying proxy card, are first being mailed to holders of SoftQuad common stock, SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. on or about September , 2001.

What Will Be Voted On

   The purpose of the SoftQuad special meeting is to consider and vote on a proposal to approve the merger agreement and the merger. See "The Merger Agreement".

Which Stockholders May Vote at the Special Meeting

   You can vote at the special meeting all of the shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. that you owned of record as of September 28, 2001, which is the record date for the special meeting. If you own shares that are registered in someone else's name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of the close of business on the SoftQuad record
date, there were     shares of SoftQuad common stock,     shares of SoftQuad
preferred stock and     shares of exchangeable stock of SoftQuad Acquisition
Corp. outstanding held by approximately     stockholders. Each stockholder is
entitled to one vote for each share of SoftQuad common stock, SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. held as of
the SoftQuad record date. A majority, or    , of these shares, present in
person or represented by proxy, will constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker non-votes are deemed present at the special meeting for the purposes of determining the presence of a quorum.

How SoftQuad Stockholders Vote

   The SoftQuad proxy card accompanying this document is solicited on behalf of the SoftQuad board of directors for use at the SoftQuad special meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. All proxies that are properly executed and returned, and that are not revoked, will be voted at the SoftQuad special meeting and any adjournment thereof in accordance with the instructions indicated thereon. Executed but unmarked proxies will be voted for approval of the merger agreement and the merger. The SoftQuad board of directors does not presently intend to bring any other business before the SoftQuad special meeting other than the specific proposal referred to in this document and specified in the notice of the SoftQuad special meeting.

   The SoftQuad board of directors knows of no other matters that are to be brought before the SoftQuad special meeting. If any other business properly comes before the SoftQuad special meeting, it is intended that proxies will be voted in accordance with the judgment of the persons voting the proxies.

How to Change Your Vote

   A SoftQuad stockholder who has given a proxy may revoke it at any time before it is exercised at the SoftQuad special meeting by doing one of the following:

  . filing a written notice of revocation with the Corporate Secretary, SoftQuad, at 161 Eglinton Avenue East, Suite 400, Toronto, Ontario, M4P 1J5;

  . granting a subsequently dated proxy; or

  . attending the SoftQuad special meeting and voting in person.

   Attending the SoftQuad special meeting will not, by itself, revoke a proxy. You must also vote at the meeting.

Vote Required to Approve the Merger

   Under the Delaware law and the SoftQuad articles of incorporation and bylaws, approval of the merger agreement and the merger requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. entitled to vote at the SoftQuad meeting. The required vote of the SoftQuad common stockholders and preferred stockholders and exchangeable stockholders of SoftQuad Acquisition Corp. is based on the number of outstanding shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. not on the shares actually voted. Therefore, the failure of a holder of shares of SoftQuad common stock, SoftQuad preferred stock or exchangeable stock of SoftQuad Acquisition Corp. to submit a proxy or to vote in person at the SoftQuad meeting, including abstentions and "broker non-votes," will have the same effect as a vote against approval of the merger agreement and the merger.

   The matters to be considered at the SoftQuad special meeting are of great importance to SoftQuad stockholders. Accordingly, common stockholders are urged to read and carefully consider the information presented in this prospectus/proxy statement and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

   The holders of an aggregate of 4,549,806 shares of SoftQuad common stock, 2,941,532 shares of SoftQuad preferred stock and 3,334,860 shares of exchangeable stock of SoftQuad Acquisition Corp. have entered into voting and proxy agreements with Corel pursuant to which the holders have agreed to support and vote in favor of the transaction unless the merger agreement is terminated. These holders represent approximately 54% of the shares eligible to vote at the special meeting. As of the SoftQuad record date, Corel owned no shares of SoftQuad common stock.

Quorum; Abstentions; Broker Non-Votes

   The presence, in person or by properly executed proxy, of the holders of at least a majority of the outstanding shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. entitled to vote at the SoftQuad special meeting constitutes a quorum. If an executed SoftQuad proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by that proxy will be considered present at the SoftQuad special meeting for purposes of determining a quorum. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to some shares to vote on one or more matters, the shares represented by the broker's proxy will be considered present at the meeting for purposes of determining a quorum. Since the required vote of the SoftQuad common stockholders is based on the number of outstanding shares of SoftQuad common stock, abstentions and broker non-votes will have the same effect as a vote against approval of the merger agreement and the merger.

Solicitation of Proxies and Expenses of Solicitation

   SoftQuad will bear the cost of the solicitation of proxies in the enclosed form from SoftQuad's common stockholders and SoftQuad's preferred stockholders and from the exchangeable stockholders of SoftQuad

Acquisition Corp. In addition to solicitation by mail, the directors, officers and employees of SoftQuad may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, SoftQuad may request that brokers, custodians, nominees, fiduciaries and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. and request authority for the exercise of proxies. In those cases, SoftQuad, on the request of the record holders, will reimburse the record holders for their reasonable expenses. The approximate mailing date of this prospectus/proxy statement is September , 2001.

                             APPROVAL OF THE MERGER

   The following information relating to the merger is not intended to be a complete description of all the information relating to the merger but is intended to include the material terms of the merger. More detailed information is contained elsewhere in this prospectus/proxy statement, including the annexes. A copy of the merger agreement is set forth in Annex A to this prospectus/proxy statement. You are urged to read the merger agreement carefully for a complete description of the terms of the merger.

Background of the Merger

   SoftQuad was originally founded in 1986, and was the first company to commercially market both a graphical SGML editor, in 1990, and an award-winning HTML authoring product, HoTMetaL (for a description of HTML and HotMetaL see page ), in 1994. HoTMetaL was SoftQuad's main source of revenue from 1994 to 1999, developing a significant user base during this period. In 1998, management of SoftQuad identified XML as an area of significant market potential and began developing a graphical editing tool for XML. Launched in May 1999, SoftQuad's XMetaL product, provides a highly robust and flexible platform for creating front ends to content applications, as well as an award-winning solution for XML content creation for both technical and non-technical users in a distributed environment (for a description of XML and XMetaL see pages 74 to 95). SoftQuad also identified the management of business-to-business e-catalogue content in XML as a significant market opportunity and invested significant resources in the development of two XML-based e-catalogue enabling and management products: MarketAgility Enterprise and MarketAgility Express. In early 2000, SoftQuad management decided to defer any additional development of HoTMetaL, as development resources were required for development of SoftQuad's XML products. In addition to the capital invested in the development of these XML products, SoftQuad also increased its expenses significantly as it built a sales force, marketing infrastructure and supporting administrative infrastructure necessary to target the significant enterprise market management believed existed for its XML products.

   In November 2000, the board of directors of SoftQuad determined that, in light of the increasingly difficult environment in the public and private capital markets for raising financing, the inability to obtain a Nasdaq listing for SoftQuad common stock, and the continued lack of liquidity for stockholders, one way to continue to ensure the success of SoftQuad's XML products was to seek a strategic relationship with another, larger company with sufficient resources to fully exploit the opportunities presented by the XML market. The board of directors of SoftQuad also began to review other options for SoftQuad at this point, including obtaining financing in the public and private markets.

   In order to assist SoftQuad with potential strategic partners that demonstrated interest in the business, SoftQuad entered into an agreement with Broadview on January 31, 2001. Also, during this period, SoftQuad began to experience sales lower than expectations as the market for enterprise-class XML authoring and e-catalogue content management solutions was developing more slowly than expected. This served to raise the concern of both management and the board of directors of SoftQuad as to its future prospects.

   On January 31, 2001, Roberto Drassinower, SoftQuad's Chairman and Chief Executive Officer, was contacted by telephone by Derek J. Burney, President and Chief Executive Officer of Corel requesting a teleconference.

   On February 2, 2001, Mr. Drassinower and Mr. Burney held a teleconference in order to explore the possibility of Corel and SoftQuad pursuing a strategic relationship. During this initial contact, Mr. Burney discussed an overall Corel strategy with regard to Corel's participation in the XML marketplace while Mr. Drassinower explained how SoftQuad's products could assist in the realization of Corel's vision. As a result of the executives' initial conversation, a meeting was set between Mr. Drassinower and Mr. Burney in the Seattle offices of SoftQuad.

   On February 14, 2001, Mr. Drassinower and Mr. Burney met in Seattle. The two executives continued to discuss the vision of Corel and SoftQuad and the vision of the combined company. After to the meeting,

Mr. Drassinower had informal discussions with each member of the SoftQuad board of directors to advise them of Corel's initial interest.

   During the period from February 1, 2001 to March 3, 2001, SoftQuad management worked with Broadview to develop a summary document for initial submission to potential acquirers.

   During the period from March 3, 2001 to March 20, 2001, Broadview approached 20 potential acquirers, other than Corel, regarding their interest in SoftQuad. Further information on SoftQuad was requested by 14 of these companies.

   On March 19, 2001, Mr. Drassinower and Margo Day, then SoftQuad's General Manager of North America, met with Mr. Burney in Seattle at SoftQuad's offices. During the meeting, the executives discussed potential marketing, operational and business synergies which could be realized as a result of a strategic partnership. Mr. Burney stated that he continued to believe that SoftQuad's products and technologies were a strategic fit and requested a formal presentation by SoftQuad to his executive team. Subsequent to this meeting, Mr. Drassinower again had informal discussions with each member of the board of directors of SoftQuad to advise them of Corel's continued interest.

   During the period from March 26, 2001 to March 30, 2001, SoftQuad had initial meetings with five interested parties, other than Corel, all of which were companies of significant size operating in related segments of the market for enterprise software. Discussion with these parties continued for a period of several months thereafter but, ultimately, for a variety of reasons related to strategic direction and/or adverse conditions in the capital markets, none of these companies chose to pursue further discussions regarding a strategic investment in SoftQuad. However, as a result of these discussions, SoftQuad did engage in discussions regarding strategic business relationships with one of these parties.

   Special board meetings were convened by teleconference on a monthly basis to update the SoftQuad board of directors as to strategy, tactics and material events in the progression of the transaction.

   On April 2, 2001, members of the SoftQuad executive team, including Mr. Drassinower and Andrew Muroff, then President of SoftQuad, presented detailed information on SoftQuad to members of Corel's management team in Ottawa, Canada.

   On April 6, 2001, a conference call was held between Broadview, Mr. Burney and John Blaine, Chief Financial Officer of Corel, and Corel's financial advisors, CIBC World Markets Inc., to explore Corel's interest in SoftQuad. Mr. Burney indicated that Corel saw an opportunity in the market for XML software and felt that SoftQuad's offering was complementary to Corel's strategy. Corel management and financial advisors stressed their desire for a face-to-face meeting with SoftQuad's management.

   On April 18, 2001, Corel management and financial advisors presented Corel's business plan to SoftQuad management and advisors in Vancouver. It was agreed that both parties were interested in continuing discussions regarding a combination of the two businesses.

   During the period from April 18, 2001 to May 22, 2001, there was ongoing discussion of valuation expectations and exchange of basic due diligence information between the parties. This resulted in Corel's preparing a draft letter of intent covering major deal points, but absent pricing information.

   On May 22, 2001, following a presentation to the Corel board, Corel's advisors requested a meeting with SoftQuad management to discuss financial projections. This meeting was held on May 29, 2001, at the offices of CIBC World Markets Inc. in Toronto with SoftQuad management, Corel management and their respective financial advisors. SoftQuad's management presented its revenue and expense forecasts, supported by a review of the current sales pipeline. On June 7, 2001, a follow-on teleconference was held with Corel and their financial advisors to further discuss potential cost synergies, as well as SoftQuad's balance sheet and capital structure.

   On June 19, 2001, Mr. Drassinower and Brock Armstrong, a member of the SoftQuad board of directors, met with Mr. Burney in Toronto to further discuss deal terms.

   On June 22, 2001, Corel sent SoftQuad a revised draft letter of intent providing for a merger of SoftQuad with a subsidiary of Corel, with each share of stock of SoftQuad being valued at $1.60 to be exchanged for stock of Corel subject to certain collars.

   During the period from June 26 to June 28, 2001, deal terms were negotiated among SoftQuad, Corel and their respective financial advisors.

   On July 3, 2001, an exclusivity agreement was entered into.

   During the period from July 5, 2001 to July 10, 2001, formal due diligence of SoftQuad was undertaken by Corel and its legal and accounting advisors. The structure of the transaction continued to be discussed at this point.

   On July 17, 2001, Corel's advisors contacted Broadview to explain that a share purchase or merger was not possible as long as one lawsuit and one threatened lawsuit remained unresolved, but indicated that Corel was open to the possibility of pursuing an asset purchase transaction. At this point, all due diligence activities ceased, until SoftQuad either resolved the outstanding and threatened lawsuits or made the decision to pursue an asset sale.

   On July 24, 2001, it was decided by the SoftQuad board of directors to settle the outstanding and threatened lawsuit and structure a share purchase transaction. Later that day Corel was notified that the unresolved legal matters had been settled. Corel notified SoftQuad of its intention to reduce the valuation of SoftQuad common stock due to certain unforeseen expenses including the settlement of the legal matters. On this day the directors of SoftQuad, Mr. Drassinower, Mr. Muroff, David Lewis, Chief Financial Officer of SoftQuad, and Vicki Jones, Vice President, Finance of SoftQuad, along with their financial and legal advisors discussed in depth the advantages and disadvantages of following the path of an asset purchase.

   On July 25, 2001, Corel was informed of SoftQuad's desire to continue with a share purchase transaction and, following direct discussions between Mr. Burney and Mr. Drassinower, due diligence activities resumed.

   The SoftQuad board of directors met by teleconference on June 27, 2001, July 16, 2001, July 24, 2001 and July 25, 2001 to discuss the outstanding issues relating to the proposed merger. At each meeting, Mr. Drassinower and Mr. Muroff reviewed with the board of directors the status of negotiations.

   On July 26, 2001, a draft merger agreement was presented to SoftQuad and its legal and financial advisors by Corel.

   At the special meeting of the SoftQuad board of directors on August 1, 2001, Broadview met with the SoftQuad board of directors to discuss a draft report of its analysis of the fairness of the transaction to SoftQuad stockholders.

   On the evening of August 6, 2001, SoftQuad's board of directors held a special meeting to vote on the merger, at which Broadview also delivered its opinion stating its belief that the exchange ratio is fair from a financial point of view to the SoftQuad common stockholders. The SoftQuad board of directors approved the merger.

   On August 7, 2001, the parties executed the merger agreement and released a public announcement of the proposed merger.

SoftQuad's Reasons for the Merger and Recommendation of the SoftQuad Board of Directors

   SoftQuad's board of directors has determined that the merger is fair to and in the best interests of SoftQuad and its stockholders and has approved the merger agreement and the merger. Accordingly, the

SoftQuad board of directors recommends that its stockholders vote "FOR" the approval of the merger agreement and the merger.

   In reaching its determination, the SoftQuad board of directors took into account a number of considerations, including, without limitation, the following:

  . The desire to provide SoftQuad's stockholders with a level of liquidity for their shares currently unavailable on the over-the-counter bulletin board. Since the trading volume of SoftQuad's common stock has generally not been extensive, it is reasonable to assume that any effort by a stockholder to dispose of a significant number of shares would adversely affect the market price. The average daily trading volume per month of Corel common stock since January 2001 has ranged from 7 times to 20 times that of SoftQuad common stock;

  . SoftQuad's weakened financial condition and continued losses have been experienced due to the significant slowdown being experienced in corporate software spending and the deferral of corporate software sales. It is believed that SoftQuad's products could generate greater revenues with the backing of a larger, better financed company such as Corel;

  . The terms and conditions of the merger agreement, including the amount and form of consideration payable to the stockholders of SoftQuad;

  . The opinion of Broadview as to the fairness, from a financial point of view, of the merger consideration, and the analysis underlying such opinion presented to the SoftQuad board of directors, as of August 6, 2001;

  . The expected tax consequences of the merger to SoftQuad stockholders under United States and Canadian federal tax laws;

  . The negotiations which took place between Corel, Corel's advisors, SoftQuad's board of directors and SoftQuad's advisors with respect to the merger consideration and the belief of the members of the board of directors that the merger consideration was the highest price that Corel would agree to pay;

  . Based on the price of Corel common stock and SoftQuad common stock on August 6, 2001, the merger consideration to be received by stockholders at the exchange ratio outlined in the merger agreement represents a premium of approximately 34% over the $1.12 per share closing price on August 6, 2001, the last full trading day before the public announcement of the proposal by Corel to acquire all of the shares of SoftQuad's common stock not owned by them; and that during the preceding six months, the merger consideration represents a discount of 37.5% when the common stock traded at $2.0625 on February 6, 2001 and a premium of 34% when the common stock traded at $1.12 on August 6, 2001;

  . The availability of appraisal rights under the Delaware General
    Corporation Law to holders of SoftQuad's common stock who dissent from the merger;

  . The board of directors' familiarity with and review, based in part of the advice of SoftQuad management, of Corel's business operations, financial condition, operating results, and the future prospects of Corel and the combined company;

  . The anticipated benefits of combining Corel's proven strengths in graphics, word processing and publishing with SoftQuad's powerful XML-based offerings, which should position Corel well to deliver a cross-media publishing solution that no other vendor offers. SoftQuad's products, technologies and XML expertise will form core pieces of this strategy;

  . Corel's commitment to SoftQuad's award-winning XMetaL product;

  . The difficulty in raising additional capital including the current lack of interest in small technology companies from public and private investors, plus continued losses experienced by SoftQuad would have made it difficult for SoftQuad to raise capital in the financial markets under terms that would be considered reasonable, taking into account the dilutive effects of the investment, thereby preventing SoftQuad from solving the liquidity problems that are beginning to face it;

  . The slowing economy has resulted in business customers postponing capital purchases, which has affected SoftQuad's sales. Due to SoftQuad's reduced cash position, a prolonged downtown in the economy would produce a significantly larger risk for SoftQuad than for a more liquid company such as Corel; and

  . The likelihood that the merger will be consummated.

   The SoftQuad board of directors also considered a number of potentially negative factors in their deliberations concerning the proposed merger. The potentially negative factors considered by the SoftQuad board of directors included:

  . The possibility that SoftQuad, as an independent company, could substantially improve its results of operations and financial condition and hence the value of its stock in the near term;

  . The risks that Corel faces in the market may make it difficult for Corel to be successful. Although Corel is much larger than SoftQuad, Corel faces significant competition from Microsoft and Adobe, both of which are much larger and have significantly greater resources than Corel;

  . The risk that the combined company would perform below expectations;

  . The risk that the merger might not be concluded in a timely manner, if at all. If the merger agreement is terminated, SoftQuad may have to pay a termination fee to Corel plus its merger related costs, SoftQuad would be required to seek additional financing immediately, and SoftQuad may experience significant employee turnover;

  . The fact that SoftQuad could lose transaction opportunities during the period that it is precluded under the terms of the merger agreement from soliciting other transaction proposals;

  . The potentially negative reaction from customers, partners, and the financial community to the announcement of the proposed merger; and

  . Other risks and uncertainties described above under "Risk Factors".

   The SoftQuad board of directors did not believe that the negative factors were sufficient, individually or in the aggregate, to outweigh the potential advantages of the merger. The foregoing discussion of the information and the factors considered by the SoftQuad board of directors is not meant to be exhaustive, but includes material factors considered by the SoftQuad board of directors. The board of directors of SoftQuad did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the merger agreement and the merger are fair to and in the best interest of SoftQuad and its stockholders. Rather, the SoftQuad board of directors viewed its recommendation as being based on its business judgement in light of the SoftQuad business and financial position and the totality of the information presented and considered.

   There can be no assurances that SoftQuad's stockholders will realize the benefits of the merger. See "Risk Factors."

Opinion of SoftQuad's Financial Advisor

   SoftQuad retained Broadview to render an opinion regarding the fairness of a possible acquisition of SoftQuad by Corel, from a financial point of view, to the holders of SoftQuad stock.

   On August 6, 2001, the SoftQuad board of directors met and approved the merger of SoftQuad with Calgary II Acquisition Corp. By teleconference, Broadview delivered to the SoftQuad board of directors its opinion, dated August 6, 2001 and based on the matters described in the opinion, that the total consideration to be received by the SoftQuad stockholders was fair, from a financial point of view. No limitations were imposed by SoftQuad on the scope of Broadview's investigations or the procedures to be followed by Broadview in rendering its fairness opinion. In furnishing the opinion, Broadview was not engaged as an agent or fiduciary of SoftQuad stockholders or any other third party.

   The full text of the fairness opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken is attached to this prospectus/proxy statement as Annex C. Stockholders of SoftQuad are urged to read Broadview's fairness opinion in its entirety. The fairness opinion was prepared for the benefit and use of the SoftQuad's board of directors in its consideration of the merger and does not constitute a recommendation to stockholders of SoftQuad as to how they should vote at the SoftQuad special meeting in connection with the merger. The fairness opinion does not address the relative merits of the merger and any other transactions or business strategies discussed by the SoftQuad board of directors as alternatives to the merger agreement or the underlying business decision of SoftQuad's board of directors to proceed with or effect the merger, except with respect to the fairness of the total consideration to be received by SoftQuad, from a financial point of view, to the holders of SoftQuad stockholders. The summary of Broadview's fairness opinion set forth in this prospectus/proxy statement is qualified in its entirety by reference to the full text of Broadview's fairness opinion.

   In connection with the preparation of Broadview's fairness opinion, Broadview, among other things:

  . reviewed the terms of the merger agreement in the form of the draft furnished to Broadview by Corel's legal counsel on August 6, 2001;

  . reviewed SoftQuad's annual report on Form 10-KSB for the fiscal year ended September 30, 2000, including the audited financial statements included therein, and SoftQuad's draft of its press release for the quarter ended June 30, 2001, including the unaudited financial statements included therein;

  . reviewed certain internal financial and operating information, including quarterly projections through December 31, 2001, and annual projections through December 31, 2002, relating to SoftQuad, prepared and furnished to Broadview by SoftQuad management;

  . participated in discussions with SoftQuad management concerning the operations, business strategy, current financial performance and prospects for SoftQuad;

  . discussed with SoftQuad management its view of the strategic rationale for the merger;

  . reviewed the recent reported closing prices and trading activity for SoftQuad common stock;

  . compared certain aspects of the financial performance of SoftQuad with public companies Broadview deemed comparable;

  . analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the merger;

  . reviewed Corel's annual report on Form 10-K for the fiscal year ended
    November 30, 2000, including the audited financial statements included therein, and Corel's quarterly report on Form 10-Q for the period ended May 31, 2001;

  . participated in discussions with Corel's management concerning the operations, business strategy, financial performance and prospects for Corel;

  . reviewed the recent reported closing prices and trading activity for Corel Common Stock;

  . discussed with Corel management its view of the strategic rationale for the merger;

  . compared certain aspects of the financial performance of Corel with public companies Broadview deemed comparable;

  . reviewed recent equity analyst reports covering Corel;

  . analyzed the anticipated effect of the merger on the future financial performance of Corel;

  . assisted in negotiations and discussions related to the merger among SoftQuad, Corel and their respective financial and legal advisors; and

  . conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

   In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all financial and other information (including without limitation the representations and warranties contained in the merger agreement) that was publicly available or furnished to Broadview by SoftQuad, Corel or Corel's advisors. With respect to the SoftQuad financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of SoftQuad as to the future performance of SoftQuad. Broadview has neither made nor obtained an independent appraisal or valuation of any of SoftQuad's assets.

   Broadview assumed, with SoftQuad's permission, that the value of a SoftQuad exchangeable share is economically equivalent to that of a SoftQuad common share. In addition, in rendering its opinion, Broadview did not take into account any discount, which may be attributable to the fact that the Corel common stock to be issued in respect of SoftQuad exchangeable stock may not be registered for resale under United States securities laws or that affiliates of SoftQuad may be restricted for a period of time from selling the Corel common stock received by them in the merger. Finally, in rendering its opinion, Broadview assumed that the merger agreement was signed on August 6, 2001, and therefore the signing share price was calculated as of that date. Broadview did not attempt to value Corel or the Corel common stock. For purposes of its opinion, Broadview assumed that neither SoftQuad nor Corel were currently involved in any material transaction other than the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting their respective businesses.

   Following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in conjunction with rendering its opinion to the SoftQuad board of directors. Broadview employed analyses based on: (1) historical stock price performance, (2) public company comparables, (3) transaction comparables, (4) transaction premiums paid, (5) exchange ratio analysis, (6) evaluation of Corel equity, and (7) pro forma combination analyses to determine the fairness of the merger.

   Historical Stock Performance Analysis--For comparative purposes, Broadview examined the following:

     1) SoftQuad Common Stock weekly historical volume and trading prices from August 4, 2000 through August 3, 2001; and

     2) Weekly closing prices for an index of the public companies deemed comparable to SoftQuad relative to SoftQuad and the Nasdaq Composite from August 4, 2000 through August 3, 2001.

   Public Company Comparables Analysis--Ratios of a company's common stock share price and equity market capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics indicate the value public equity markets place on companies in a particular market segment. A handful of companies are comparable to SoftQuad based on market focus, business model and size. Broadview reviewed 13 public company comparables in the web-based develop and deploy/application integration tools industries, with Trailing Twelve Month ("TTM") revenue less than $100 million, from a financial point of view including each company's: TTM Revenue; Projected Calendar Year 2001 ("Projected 2001") Revenue; Projected Calendar Year 2002 ("Projected 2002") Revenue; Equity Market Capitalization ("EMC"); Total Market Capitalization ("TMC" defined as Equity Market Capitalization plus debt minus cash)/TTM Revenue ("TTM TMC/R") ratio; TMC/Projected 2001 Revenue ratio ("Projected 2001 TMC/R"); and TMC/Projected 2002 Revenue ratio ("Projected 2002 TMC/R"). The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded Information Technology ("IT"), Communications and Media companies maintained by Broadview and broken down by industry segment. In order of descending TTM TMC/R, the public company comparables consist of:

  . Viewpoint Corporation;

  . Autonomy Corporation plc;

  . IntraNet Solutions, Inc.;

  . Starbase Corporation;

  . Attunity Ltd.;

  . CrossWorlds Software;

  . Level 8 Systems, Inc.;

  . NetObjects, Inc.;

  . eXcelon Corporation;

  . Unify Corporation;

  . Persistence Software;

  . Eprise Corporation; and

  . SilverStream Software

   These comparables exhibit the following medians and ranges for the applicable multiples:

                                              Median Multiple Range of Multiples
                                              --------------- ------------------
   TTM TMC/R.................................      0.92x          NM-25.36x
   Projected FY 9/30/01 TMC/R................      1.50x          NM-17.18x
   Projected FY 9/30/02 TMC/R................      1.18x           NM-7.22x

   These comparables imply the following medians and ranges for per share value:

                                    Median Implied Value Range of Implied Values
                                    -------------------- -----------------------
   TTM TMC/R.......................        $0.49               $0.25-$7.10
   Projected FY 9/30/01 TMC/R......        $0.71               $0.25-$5.59
   Projected FY 9/30/02 TMC/R......        $1.28               $0.25-$6.59

   Transaction Comparables Analysis--Ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating metrics indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. A handful of companies involved in recent transactions are comparable to SoftQuad based on market focus, business model and size. Broadview reviewed 11 comparable merger and acquisition ("M&A") transactions from January 1, 2001 through August 3, 2001 involving North American sellers in the enabling technology industry with TTM revenue greater than $5 million, excluding equity investments and divestitures, from a financial point of view including each transaction's:
Adjusted Price (Equity Price plus debt minus cash); Seller TTM Revenue; Adjusted Price/TTM Revenue ("P/R") ratio; and Equity Price. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT, Communications and Media industries. In order of descending P/R multiple, the transactions used are the acquisition of:

  . Netfish Technologies Inc. by IONA Technologies plc;

  . TopTier Software, Inc. by SAP AG;

  . Sequoia Software Corp. by Citrix Systems, Inc.;

  . confidential by confidential;

  . Sagemaker, Inc. by divine, inc.;

  . Allaire Corp. by Macromedia, Inc.;

  . NetObjects Inc. (Enterprise Division) by Merant plc;

  . New Era of Networks, Inc. by Sybase, Inc.;

  . G&A Imaging Ltd. by ImageWare Systems, Inc.;

  . Micrografx, Inc. by Corel Corporation; and

  . Centura Software Corp. (Gupta Technologies LLC) by Platinum Equity
    Holdings Inc.

   These comparables exhibit the following median and range for the applicable multiple:

                                              Median Multiple Range of Multiples
                                              --------------- ------------------
   P/R.......................................     2.11 x         0.57x-26.98x

   These comparables imply the following median and range for per share value:

                                    Median Implied Value Range of Implied Values
                                    -------------------- -----------------------
   P/R.............................        $0.81               $0.40-$7.54

   Transaction Premiums Paid Analysis--Premiums paid above the seller's stock price indicate the additional value, when compared to public shareholders, that strategic and financial acquirers are willing to pay for companies in a particular market segment. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization one trading day prior to announcement is calculated using the seller's last reported closing price (on the appropriate exchange) prior to announcement. The seller's equity market capitalization twenty trading days prior to announcement is calculated using the seller's closing price (on the appropriate exchange) on the first day of that period which: (1) consists of twenty consecutive days during which the appropriate exchange conducts trading activity, and (2) ends on the day of the last reported closing price prior to announcement. Broadview reviewed 22 comparable M&A transactions involving North American software vendors, excluding divestitures, from January 1, 1999 to August 3, 2001 with equity consideration between $10 million and $50 million. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT, Communications and Media industries. In order of descending premium paid to seller's equity market capitalization 20 trading days prior to the date announcement, the transactions used were the acquisition of:

  . Telemate.Net Software, Inc. by Verso Technologies, Inc.;

  . Concentrex Incorporated by John H. Harland Company;

  . Netspeak Corporation by ADIR Technologies, Inc.;

  . CITATION Computer Systems, Inc. by Cerner Corporation;

  . Mediaplex Inc. by Valueclick Inc.;

  . Microware Systems Corp. by Radisys Corp.;

  . DemandStar.com, Inc. by Onvia.com, Inc.;

  . Fourth Shift Corporation by AremisSoft Corporation;

  . Template Software, Inc. by Level 8 Systems, Inc.;

  . Expert Software, Inc. by Activision, Inc.;

  . InfoInterActive Inc. by America Online, Inc.;

  . Health Systems Design Corporation by Perot Systems Corporation;

  . Diehl Graphsoft, Inc. by Nemetschek Aktiengesellshaft;

  . Analogy, Inc. by Avant! Corporation;

  . Wave Technologies International, Inc. by Thomson U.S. Holdings, Inc.;

  . CrossKeys Systems Corporation by Orchestream Holdings plc;

  . Continuus Software Corporation by Telelogic AB;

  . Transition Analysis Component Technology, Inc. by Aspect Development,
    Inc.;

  . Simware Inc. by NetManage, Inc.;

  . Micrografx, Inc. by Corel Corporation.;

  . Enterprise Software, Inc. by Livewire Media, LLC; and

  . PrimeResponse, Inc. by Chordiant Software, Inc.;

   These comparables exhibit the following medians and ranges for the applicable premiums (discounts):

                                               Median Premium Range of Premiums
                                               -------------- -----------------
   Premium Paid to Seller's EMC 20 Trading
    Days Prior to Announcement...............       70.2%       (5.7%)-301.6%
   Premium Paid to Seller's EMC 1 Trading Day
    Prior to Announcement....................       34.5%       (2.2%)-225.6%

   These comparables imply the following medians and ranges for per share value:

                                   Median Implied Value Range of Implied Values
                                   -------------------- -----------------------
   Premium Paid to Seller's EMC
    20 Trading Days Prior to
    Announcement.................         $1.77               $0.98-$4.18
   Premium Paid to Seller's EMC 1
    Trading Day Prior to
    Announcement.................         $1.36               $0.99-$3.29

   Exchange Ratio Analysis--Broadview considered the relative value public equity markets have placed on Corel and SoftQuad Common Stock from August 3, 2000 through August 3, 2001. For comparative purposes, the implied historical exchange ratio was examined in contrast with the Exchange Ratio defined in the Agreement. Based on this analysis, the historical exchange ratio has ranged from 0.2637 to 3.4105 with an average of 1.2270.

   Corel Stock Performance Analysis--For comparative purposes, Broadview examined the trading history of:

  . Corel Common Stock weekly historical volume and trading prices from August 4, 2000 through August 3, 2001; and

  . Weekly closing prices for an index of the public companies deemed comparable to Corel relative to Corel and Nasdaq Composite from August 4, 2000 through August 3, 2001.

   Evaluation of Corel Equity--Broadview compared selected operating and valuation metrics for public companies deemed comparable to Corel based on market focus, business model, size and profitability with the ratios implied by Corel's August 3, 2001 share price of $3.83, and its current and projected performance. Broadview reviewed nine public companies in the desktop application industry, from a financial point of view. In order of descending TTM TMC/R, the public company comparables consist of:

  . Viewpoint Corporation;

  . Adobe Systems, Inc.;

  . Symantec Corporation;

  . Network Associates, Inc.;

  . Macromedia, Inc.;

  . Autodesk, Inc.;

  . Sonic Foundry, Inc.;

  . Avid Technology, Inc.;

  . Media 100 Inc.

   Pro Forma Combination Analyses--Broadview calculated the EPS accretion or dilution of the pro forma combined entity taking into consideration various financial effects that will result from a consummation of the merger. This analysis relies upon certain financial and operating assumptions provided by equity research analysts, publicly available data about Corel and SoftQuad, and certain internal financial projections provided by SoftQuad. Broadview examined a purchase scenario under the assumption that no opportunities for cost savings or revenue enhancements exist. Based on this scenario, the pro forma purchase model indicates a decrease in EPS excluding purchased R&D write-off of ($0.01) for fiscal year ending November 30, 2001, and a decrease in EPS of ($0.01) for fiscal year ending November 30, 2002.

   Consideration of the Discounted Cash Flow Valuation Methodology--While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a rapidly growing company such as SoftQuad in a highly cyclical, rapidly evolving industry, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the company. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for SoftQuad, as well as the cyclical nature of its chosen market, Broadview considered a discounted cash flow analysis inappropriate for valuing SoftQuad.

   Summary of Valuation Analyses--Taken together, the information and analyses employed by Broadview lead to Broadview's overall opinion that exchange ratio is fair. Broadview believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying Broadview's fairness opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Broadview. Each analytical technique has inherent strengths and weaknesses and the nature of the available information may further affect the value of particular techniques. The conclusions reached by Broadview are based on all analyses and factors taken as a whole and also on application of Broadview's own experience and judgment. Those conclusions may involve significant elements of subjective judgment and qualitative analysis. Broadview therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Broadview considered general economic, market and financial conditions and other matters, many of which are beyond the control of SoftQuad and Corel. The analyses performed by Broadview are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by the analyses. Accordingly, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be purchased.

   Pursuant to its letter agreement with SoftQuad, Broadview is to receive a fee for the fairness opinion rendered to the SoftQuad board of directors. SoftQuad has also agreed to reimburse Broadview for its out-of-pocket expenses and to indemnify and hold harmless Broadview and its affiliates and any person, director, employee or agent acting on behalf of Broadview or any of its affiliates, or any person controlling Broadview or its affiliates, for losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Broadview as financial advisor to SoftQuad. The terms of the fee arrangement with Broadview, which SoftQuad and Broadview believe are customary in transactions of this nature, were negotiated at arm's-length between SoftQuad and Broadview and the SoftQuad board of directors was aware of any fee arrangements. Broadview was retained based on Broadview's experience as a financial advisor. As part of its investment banking business, Broadview is frequently engaged in the valuation of technology businesses and their securities in connection with mergers and acquisitions, sales and divestitures, joint ventures and strategic partnerships, private financings and other specialized studies.

Interests of some SoftQuad Officers and Directors in the Merger

   In considering the recommendation of the SoftQuad board of directors with respect to the merger, stockholders should be aware that some of the officers and directors of SoftQuad may have interests in the merger that are in addition to, or different from, their interests as stockholders generally. The SoftQuad board of directors was aware of these interests and considered them along with other matters in recommending that you support the merger agreement.

   SoftQuad is a party to an employment agreement with its Chairman and Chief Executive Officer, Roberto Drassinower. The agreement commenced on October 1, 2000. If Mr. Drassinower's employment is terminated without cause following the merger, he will receive:

  . Severance benefits equal to $400,000 plus a bonus equal to $5,000 per month employed of the current calendar year;

  . Immediate vesting of all outstanding stock options;

  . Payment of all accrued and unpaid vacation pay; and

  . Forgiveness of a residential housing loan in the amount of $120,000.

   SoftQuad was a party to an employment agreement with its former President, Andrew Muroff which expired on August 31, 2001 and has not been further renewed. Under the terms of the contract, he will receive:

  . within 45 days of the date of termination of the employment contract, at SoftQuad's option, either $50,000 or 20,000 shares of common stock of SoftQuad;

  . if a change in control is consummated within six months after termination or expiration of the agreement and Mr. Muroff contributed to the consummation of such transaction, a success fee in the form of 130,000 shares of common stock of SoftQuad less any amounts previously paid; and

  . payment of all accrued and unpaid vacation pay.

   SoftQuad is a party to an employment agreement with Nick Mongston, the Managing Director of its subsidiary, SoftQuad Limited. The agreement commenced on November 21, 1999. If Mr. Mongston's employment is terminated without cause following the merger, he will receive:

  . severance benefits equal to 90,000 pounds sterling, plus a bonus up to a maximum of 2,500 pounds sterling per month of employment in the current calendar year;

  . immediate vesting of all outstanding stock options; and

  . payment of all accrued and unpaid vacation pay.

   SoftQuad is a party to an employment agreement with its Chief Technology Officer, Bruce Sharpe. The agreement commenced on November 1, 2000. If Mr. Sharpe's employment is terminated without cause following the merger, he will receive:

  . severance benefits equal to $130,000, plus a bonus up to a maximum of $3,250 per month of employment in the current calendar year;

  . immediate vesting of all outstanding stock options; and

  . payment of all accrued and unpaid vacation pay.

   SoftQuad is a party to an employment agreement with its Chief Scientist, Peter Sharpe. The agreement commenced on November 1, 2000. If Mr. Sharpe's employment is terminated without cause following the merger, he will receive:

  . severance benefits equal to $130,000, plus a bonus up to a maximum of $3,250 per month per month of employment in the current calendar year;

  . immediate vesting of all outstanding stock options; and

  . payment of all accrued and unpaid vacation pay.

   SoftQuad is a party to an employment agreement with its Chief Financial Officer, David R. Lewis. The agreement commenced on February 1, 2001. If Mr. Lewis's employment is terminated without cause following the merger, he will receive:

  . severance benefits equal to $150,000, plus a bonus up to a maximum of $4,167 per month of employment in the current calendar year;

  . immediate vesting of all outstanding stock options; and

  . payment of all accrued and unpaid vacation pay.

   Executive officers and directors of SoftQuad hold stock options covering 2,291,670 share of SoftQuad common stock, of which, 2,031,670 are exercisable at under $1.50 per share, the valuation of one share of SoftQuad common stock in the merger agreement. Of the options covering 2,291,670 shares of SoftQuad common stock, the vesting of options covering 1,048,333 shares of SoftQuad common stock will accelerate on consummation of the merger, and of such options 788,333 are exercisable at under $1.50 per share.

   In addition, Corel has agreed to fulfill the obligation of SoftQuad under its charter documents and by-laws concerning indemnification of present and former officers and directors of SoftQuad for a six-year period from the closing date of the merger and to use all commercially reasonable efforts to maintain in effect, if available, at a premium which is not more than twice the premium currently paid by SoftQuad, directors' and officers' liability insurance covering the individuals presently covered under SoftQuad's existing insurance. If such premium exceeds twice the current premium, Corel or any successor corporation will maintain such insurance as is available for such maximum premium as Corel is obligated to pay.

                              THE MERGER AGREEMENT

General

   On August 7, 2001, Corel, Calgary II Acquisition Corp. and SoftQuad entered into the merger agreement, which provides for the merger of SoftQuad with Calgary II Acquisition Corp., pursuant to which Calgary II Acquisition Corp. will be the surviving corporation in the merger. After the merger the charter of the surviving corporation will be substantially the certificate of incorporation of Calgary II Acquisition Corp. and the by-laws of the surviving corporation will be those of Calgary II Acquisition Corp. Attached to this prospectus/proxy statement as Annex A is the merger agreement.

   If the merger is completed, stockholders of SoftQuad will no longer hold any interest in SoftQuad. They will become securityholders of Corel and their rights will be governed by Corel's certificate and articles of amalgamation and by-laws and by the laws of Canada. See "Comparative Rights of Holders of SoftQuad Common Stock and Corel Common Stock" for information about the relative rights of SoftQuad and Corel securityholders.

Effective Time of the Merger

   The merger will become effective on the filing of the executed certificate of merger with the Delaware Secretary of State. The merger agreement provides that the parties will proceed as promptly as practicable to obtain all consents and approvals and to make all filings with and give all notices to governmental authorities and other third parties to consummate the merger.

   There is no assurance that the conditions to the merger will be satisfied. Moreover, as described below, the merger agreement may be terminated by either Corel or SoftQuad under various conditions specified in the merger agreement. Therefore, there is no assurance as to whether or when the merger will become effective.

Merger Consideration

   On the closing of the merger, the holders of SoftQuad common stock and holders of SoftQuad Preferred Stock, on an as-converted basis, will be entitled to receive that portion of a share of Corel common stock that is equal to:

  . if the effective price, defined as the volume weighted average share price of the Corel common stock on the NASDAQ for the 10 trading days ending the third day prior to the date of the SoftQuad stockholders' meeting, is equal to or less than $2.1677, 0.5190 of a share of Corel Common stock; or

  . if the effective price is greater than $2.1677 and less than $2.7097, a fraction of a share of Corel common stock equal to $1.125 divided by the effective price; or

  . if the effective price is greater than $4.5161, a fraction of a share of Corel common stock equal to $1.875 divided by the effective price; or

  . in all other circumstances 0.4152 shares of Corel common stock.

   Based on the ten trading days prior to September  , 2001, a holder of one
share of SoftQuad common stock would receive     of a share of Corel common
stock. No assurance can be given that the actual merger consideration will be equal to this amount.

Treatment of SoftQuad Stock Options

   At least 10 days prior to the effective time of the merger, holders of outstanding options to acquire shares of SoftQuad common stock under the SoftQuad 2000 Stock Option Plan will be given written notice by SoftQuad that all outstanding options must be exercised to the extent vested (including those that would vest as a result of the merger), not later than two business days before the effective time of the merger. To the extent that such options are not exercised, all outstanding but unexercised options will terminate and become null and void at the effective time of the merger.

Treatment of Warrants

   At the effective time of the merger, all warrants not previously exercised, except for warrants issued and outstanding under the warrant indenture dated as of April 18, 2000 between SoftQuad and Computershare Trust Company of Canada (successor to Montreal Trust Company of Canada) will be cancelled and will be null and void. At the effective time of the merger, Corel will assume all of SoftQuad's obligations under warrants outstanding under the warrant indenture and the holders will be entitled to receive upon exercise the same number of shares of Corel common stock as the holders would have received if they had exercised the warrants prior to the effective time of the merger. The exercise prices following the merger for the warrants will be adjusted consistent with the conversion ratios described above.

Treatment of Exchangeable Stock of SoftQuad Acquisition Corp.

   The merger agreement provides that Corel and SoftQuad will use their best efforts to cause holders of exchangeable stock of SoftQuad Acquisition Corp. to exchange them for shares of Corel common stock immediately before the merger in a manner which provides to such holders a tax deferral for Canadian federal income tax purposes. The number of shares of Corel common stock received in the exchange would equal the number of shares that the holder would receive if it first exchanged the shares of exchangeable stock of SoftQuad Acquisition Corp. into shares of SoftQuad common stock, and the shares of SoftQuad common stock had then been converted into Corel common stock in the merger.

   Holders of exchangeable stock of SoftQuad Acquisition Corp. wishing to exchange their shares would enter into a share purchase agreement with Corel, a form of which is attached hereto as Exhibit 2.2 to this registration statement of which this prospectus/proxy statement is part. The exchange would be consummated only if the merger is to be consummated, and the share purchase agreement will terminate if the merger agreement terminates. If a holder does not choose to exchange in this manner, Corel and SoftQuad will reasonably consider structuring the manner in which the holders of exchangeable stock of SoftQuad Acquisition Corp. will be dealt with in the context of the merger, it being acknowledged that such alternative structure may not provide for a tax deferral for the holders of exchangeable stock the SoftQuad Acquisition Corp. for Canadian federal income tax purposes. Completion of the merger is conditional upon the holders of the exchangeable stock of SoftQuad Acquisition Corp. agreeing to sell their exchangeable stock to Corel or exchanging their exchangeable stock for shares of SoftQuad Common Stock. Corel and SoftQuad intend to seek to enter into share purchase agreements with the approximately
 . holders of exchangeable stock of SoftQuad Acquisition Corp. immediately after this proxy statement/prospectus is mailed and prior to the SoftQuad Stockholders' Meeting.

Procedures for Exchange of Stock Certificates

   Corel will enter into an agreement with a bank or trust company to act as exchange agent (the terms of which shall be reasonably satisfactory to SoftQuad) under which Corel must deposit with the exchange agent as of the effective time of the merger, for the benefit of the holders of SoftQuad common stock and SoftQuad preferred stock, certificates representing the number of duly authorized whole shares of Corel common stock issuable in connection with the merger, in each event to be held for the benefit of the SoftQuad stockholders.

   As soon as reasonably practicable after the effective time of the merger and not more than ten business days after the effective time, Corel will cause the exchange agent to mail to each holder of record of SoftQuad common stock and SoftQuad preferred stock a letter of transmittal with instructions to be used by the holder in surrendering certificates which, until the merger, represented shares of SoftQuad common stock or SoftQuad preferred stock in exchange for certificates representing shares of Corel common stock. Any delivery of shares of Corel common stock may be reduced by the amount of any withholding taxes required under applicable law.

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

   On the surrender of SoftQuad stock certificates to the exchange agent with a duly executed letter of transmittal, the holder of the certificates will receive a certificate representing whole shares of Corel common stock (appropriately rounded up or down). In no event will SoftQuad stockholders receive fractional shares or cash in lieu thereof in the merger.

   In the event of a transfer of ownership of SoftQuad common stock or SoftQuad preferred stock that is not registered in the stock transfer records of SoftQuad, the consideration payable for the shares will be issued to a transferee if the certificate representing the shares of SoftQuad capital stock is presented to the exchange agent together with all documents required to evidence and effect the transfer, and the person requesting the issuance pays or provides evidence to the reasonable satisfaction of Corel that all applicable stock transfer taxes have been paid or are not applicable.

   Until the certificates are surrendered, SoftQuad stockholders will not be entitled to vote on matters submitted to Corel shareholders, transfer or dispose of the Corel common stock or receive dividends, if any, declared by Corel. Certificates representing shares of SoftQuad common stock or SoftQuad preferred stock surrendered for exchange by affiliates of SoftQuad must be accompanied by executed affiliate agreements.

   Any Corel common stock deposited with the exchange agent that remains unclaimed by the former stockholders of SoftQuad 12 months after the effective time of the merger will be delivered on demand to Corel, and the former stockholders of SoftQuad who have not complied with the exchange procedures set forth in the merger agreement must look only to Corel (subject to abandoned property, escheat and other similar laws) as general creditors for payment of the Corel common stock into which their shares of SoftQuad common stock and SoftQuad preferred stock have been converted.


                                     52--1

The Merger Agreement

 Representations, Warranties and Covenants

   Under the merger agreement, Corel and SoftQuad each made a number of representations and warranties to the other party, including representations and warranties relating to:

  . organization and qualification and similar corporate matters;

  . capital structure;

  . authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

  . the absence of conflicts under charter documents or bylaws, the existence of required consents or approvals and the absence of violations of any instruments or relevant law;

  . documents filed or to be filed with the Securities and Exchange
    Commission and the accuracy of the financial statements and other information contained therein;

  . absence of specified material adverse changes, other than those relating to general economic or industry conditions, material litigation or material undisclosed liabilities;

  . compliance with applicable laws and orders; and

  . the accuracy of the information supplied in connection with the preparation of the prospectus/proxy statement and related registration statement.

   SoftQuad also made representations and warranties to Corel relating to:

  . intellectual property matters;

  . compliance with agreements;

  . title to properties;

  . tax, labor, insurance and employee benefit matters; and

  . compliance with environmental laws.

   SoftQuad has covenanted that until the consummation of the merger or the termination of the merger agreement, it will, among other things, maintain and conduct its business in the ordinary course consistent with past practice and will not amend its charter documents, incur any material obligations, make any capital expenditures or enter into any agreements or, except pursuant to existing rights, issue any shares of its capital stock, in each event other than in the ordinary course of its business consistent with past practice. SoftQuad may, at any time after September 30, 2001, provided that it has not expended more than 110% of its budgeted operating expenses, effect a financing through the issuance of additional securities or the incurrence of debt as and to the extent necessary to meet its cash requirements. Corel has the first right of refusal to provide such financing to SoftQuad.

   Corel has agreed to fulfill the obligations of SoftQuad under its charter documents and bylaws concerning indemnification of present and former officers and directors of SoftQuad for a six-year period from the closing date of the merger and to use all commercially reasonable efforts to maintain in effect, if available at a premium which is not more than twice the premium currently paid by SoftQuad, directors' and officers' liability insurance covering the individuals presently covered under SoftQuad's existing insurance. If such premium exceeds twice the current premium, Corel or any succession corporation will maintain such insurance as is available for such maximum premium as Corel is obligated to pay.

 Conditions to the Completion of the Merger

   The obligations of Corel and SoftQuad to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

  . the accuracy in all material respects of the representations and warranties made by the other party, except for representations and warranties qualified by materiality which must be accurate as written;

  . the performance in all material respects by the other party of its covenants and agreements;

  . the taking by each party of all necessary corporate actions;

  . the absence of any legal restraint or prohibition issued or pending by any court or governmental authority or any law or order that would prohibit or render illegal the merger or the other transactions set forth in the merger agreement;

  . the existence of all required consents, approvals, actions or filings with governmental authorities or other public or private third parties and the expiration or termination of any waiting period imposed by any governmental entity necessary for the consummation of the merger;

  . the approval for listing on The Toronto Stock Exchange and the Nasdaq
    National Market of the shares of Corel common stock issuable at the effective time of the merger;

  . the absence of the then effective exercise on the close of business on the day following the SoftQuad special meeting by more than 10% of the outstanding SoftQuad common stock of dissenters' rights in connection with the merger; and

  . the delivery of specified ancillary documents and legal and tax opinions.

 Limitation on Negotiations

   The merger agreement provides that SoftQuad will not, directly or indirectly, solicit or encourage any inquiries or the making of any proposal or offer that constitutes or may reasonably be expected to lead to an alternative proposal from any person or engage in any discussions or negotiations or provide any confidential information to any person or group with respect to any proposal or otherwise knowingly facilitate any effort to attempt to make or implement an alternative proposal except as described below. The merger agreement also requires SoftQuad to immediately notify Corel of any offer or proposal to enter into negotiations relating to an alternative proposal and to immediately terminate any existing activities, discussions or negotiations with respect to any of the foregoing. For purposes of the merger agreement, "an alternative proposal" means an inquiry, proposal or offer regarding any merger, consolidation or business combination involving SoftQuad or any of its subsidiaries or any acquisition or similar transaction (including a tender or exchange offer) involving the purchase of:

  . all or any significant portion of the assets of SoftQuad and its subsidiaries taken as a whole;

  . 20% or more of SoftQuad outstanding common stock, SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp.; or

  . 20% or more of the outstanding shares of any subsidiary of SoftQuad.

   The SoftQuad board of directors may consider and engage in discussions or negotiations with, and furnish confidential information to, a third party who makes a bona fide, unsolicited alternative proposal if, before approval by SoftQuad's stockholders of the merger agreement:

  . based on the advice of its outside counsel, the board of directors determines in good faith and in its reasonable judgment that the action is likely required for the SoftQuad board of directors to comply with its fiduciary duties to its stockholders under applicable law;

  . based on the advice of SoftQuad's financial advisor, the board of directors determines in good faith that the alternative proposal is reasonably likely to result in a "superior proposal"; and

  . SoftQuad provides Corel with written notice of the alternative proposal with a description of its principal financial terms and conditions three business days before furnishing the information to or commencing the discussions with a third party.

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

   As defined in the merger agreement, a "superior proposal" means an alternative proposal (except that the applicable threshold percentage will be 50% rather than 20%) received by SoftQuad with respect to which its board of directors has determined, based on the advice of SoftQuad's financial advisor, that the consideration to be received by the SoftQuad stockholders is superior from a financial point of view to that to be received by them in the merger, that the alternative proposal is superior and reasonably likely to be consummated, that the person or group making the alternative proposal will have adequate sources of financing to complete the alternative proposal and that the alternative proposal is more favorable and provides greater value to SoftQuad's stockholders than the merger.

 Termination and Termination Fees

   Termination. The merger agreement may be terminated at any time prior to the effective time of the merger as follows:

  . by mutual written consent of SoftQuad and Corel;

  . by Corel or SoftQuad on written notice to the other if:

   at any time after February 15, 2002, the merger has not been consummated and the failure to consummate the merger is not caused by a breach of the merger agreement by the terminating party;

   the required approval of the SoftQuad stockholders is not obtained following a vote held at a meeting of the stockholders (including at not more than two adjournments or postponements thereof);

   there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party that is not curable or is curable but has not been cured within the 30 days following receipt of written notice of the breach from the terminating party; or

   any court or governmental authority has enacted, entered or enforced any law or order that has the effect of making illegal or otherwise restricting, preventing, enjoining or prohibiting consummation of the merger and has become final and nonappealable;

  . by SoftQuad if the SoftQuad board of directors determines in good faith and on the advice of outside counsel that termination of the merger agreement is required for the SoftQuad board of directors to comply with its fiduciary obligations to stockholders by reason of an unsolicited bona fide alternative proposal that SoftQuad's board of directors has determined is a superior proposal and after Corel has been given a reasonable opportunity to make an equivalent proposal to proceed with the merger;

  . by Corel if the SoftQuad board of directors or any committee thereof has withdrawn or modified in a manner adverse to Corel or failed to reconfirm its approval or recommendation of the merger agreement or the merger. An announcement by SoftQuad that an alternative proposal is under consideration will be deemed a withdrawal or modification unless SoftQuad's board of directors publicly reaffirms its original recommendation within ten business days after the announcement; or

  . by SoftQuad prior to the SoftQuad stockholders' meeting, if the effective price of Corel common stock is less than $2.1677.

   If the merger agreement is validly terminated, the agreement will be null and void and the termination will be without liability of any party, except for liability for breach of the merger agreement and except for any provisions relating to solicitation and termination fees, confidentiality, fees and expenses and termination, which will survive.

   Termination Fee. SoftQuad is required to make immediate payment to Corel of a termination fee equal to $1.5 million:

  . if SoftQuad terminates the merger agreement as a result of its board of directors' determination that termination of the merger agreement is necessary for the board of directors to comply with its fiduciary obligations in response to its receipt of a superior proposal;

  . if Corel terminates the merger agreement as a result of the SoftQuad board of directors' withdrawal of or modification in an adverse manner or fails to reconfirm its recommendation of the merger agreement or the merger;

  . if an alternative proposal is made and the merger agreement is terminated by either party by reason of the failure of SoftQuad to obtain the approval by its stockholders of the merger agreement and the merger and a definitive agreement with respect to the alternative proposal or any other alternative proposal is entered into within 12 months of the date of termination with the person or affiliate who made the original alternative proposal or within nine months of the date of termination with any other person;

  . if an alternative proposal is made and Corel terminates the merger agreement by reason of SoftQuad's breach under the merger agreement or the existence of a nonappealable law or order making illegal or otherwise preventing the consummation of the merger (and provided that SoftQuad has participated in the issue in respect of which the right of termination has been exercised) and a definitive agreement with respect to the alternative proposal or any other alternative proposal is entered into within 12 months of the date of termination with the person or affiliate who made the original alternative proposal or within nine months of the date of termination with any other person; and

  . if an alternative proposal is made and the merger agreement is terminated by either party by reason of the failure of the parties to consummate the merger by February 15, 2002.

   In addition, on the occurrence of any of the termination events described above, except for the termination by SoftQuad as a result of the existence of an alternative proposal and its board of directors' determination that the termination was necessary for it to comply with its fiduciary obligations to its stockholders, SoftQuad will pay to Corel all of Corel's accounting, legal, investment and other out-of-pocket expenses incurred by Corel with respect to the transactions contemplated by the merger agreement.

   If the stockholders of SoftQuad do not approve the merger agreement and the merger but no definitive agreement with respect to an alternative proposal is entered into within the time periods described above, or if SoftQuad terminates the merger agreement because the effective price of Corel common stock is less than $2.1677 as described above, SoftQuad will pay to Corel all of Corel's out-of-pocket expenses up to a maximum amount of $150,000.

 Waiver and Amendment

   At any time before the effective time of the merger, either Corel or SoftQuad may:

  . extend the time for the performance of any of the obligations or other acts of the other party under the merger agreement;

  . waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement; and

  . waive compliance by the other party with any of the covenants, agreements or conditions contained in the merger agreement.

 Fees and Expenses

   Corel and SoftQuad will each pay its own fees and expenses in connection with the merger agreement and the merger, whether or not the merger is completed, except that the expenses (other than professional fees) and filing fees incurred in connection with preparing, printing and mailing this prospectus/proxy statement will be shared equally by Corel and SoftQuad.

Voting Agreements and Proxies

   Certain holders of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. have entered into voting agreements with Corel in which they have agreed to vote their shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. in favor of approval of the merger agreement and the merger. They also granted irrevocable proxies to an officer of Corel to vote their shares of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. in favor of approval of the merger agreement and the merger. Holders of an aggregate of 4,549,806 shares of SoftQuad common stock, 2,941,532 shares of SoftQuad preferred stock and 3,334,860 shares of exchangeable stock of SoftQuad Acquisition Corp. have entered into voting agreements with, and granted irrevocable proxies to, Corel, representing approximately 54% of the outstanding shares entitled to vote at the special meeting of SoftQuad on October , 2001.

   The voting agreements and proxies provide:

  . agreements on the part of the SoftQuad stockholders to vote all shares of SoftQuad's capital stock held by them at the SoftQuad special meeting and at any other stockholders' meeting and in every written consent solicited in favor of approval of the merger agreement and the merger and to not take any action inconsistent with their obligations under the voting agreements and proxies;

  . that the stockholders will not transfer any shares of SoftQuad's capital stock, including shares obtained after the date of the related voting agreement and proxy;

  . the grant to an officer of Corel by the stockholders of an irrevocable proxy to vote the shares of SoftQuad's capital stock in favor of the merger agreement and the merger and against alternative proposals;

  . representations by the stockholders relating to ownership of their shares and authority to execute the voting agreements and to deliver the proxies; and

  . that the stockholders will provide any additional consents or waivers required to complete the merger.

   The voting agreements and proxies terminate on the earlier to occur of the effective date of the merger or the date the merger agreement is terminated.

Regulatory Approvals

   No filings are required to be made and no approvals are required to be obtained pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the Competition Act (Canada). However, any time before or after the consummation of the merger, the Department of Justice, the Federal Trade Commission, state attorneys general, the antitrust regulatory agencies of various foreign countries or a private person or entity could challenge the merger under antitrust laws and seek, among other things, to enjoin the merger or to cause Corel to divest itself, in whole or in part, of SoftQuad or other businesses conducted by Corel. Based on the information available to them, Corel and SoftQuad believe that the merger will not violate the United States federal, state or Canadian or other foreign antitrust laws.

   SoftQuad and Corel conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. SoftQuad and Corel are currently in the process of reviewing whether other filings or approvals may be required or desirable in these other jurisdictions. Some of these filings may not be completed prior to closing and some of these approvals, which are not as a matter of practice required to be obtained prior to effectiveness of a merger transaction, may not be obtained prior to closing.

Listing of Corel Common Stock

   The completion of the merger is conditioned on Corel receiving approval for the conditional listing on The Toronto Stock Exchange and the Nasdaq National Market of the shares of Corel common stock to be issued to the SoftQuad stockholders in the merger.

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

Anticipated Post-Merger Transaction

   Corel has advised SoftQuad that immediately after the merger it intends to liquidate the surviving corporation into Corel.

Anticipated Accounting Treatment

   In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, effective for all business combinations initiated after June 30, 2001, which requires that the purchase method of accounting be used for all business combinations initiated after that date. Corel will apply SFAS 141 to the merger.

   In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001, but also to be applied immediately to any business combinations consummated after June 30, 2001. SFAS 142 requires that goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, including goodwill recorded in past business combinations, but will be subject to annual impairment tests in accordance with the new guidelines. Other tangible assets will continue to be amortized over their useful lives. Corel will apply SFAS 142 to the merger.

   The total purchase price will be allocated to the tangible and intangible assets acquired in process research and development and liabilities assumed based on their respective fair values, with the remainder allocated to goodwill.

Material United States Federal Income Tax Consequences

 In General

   The following discussion is a general summary of the United States federal income tax considerations anticipated to be material to a SoftQuad stockholder, or a holder of a SoftQuad option who is a United States person, in connection with the merger and who receives in the merger shares of Corel common stock in exchange for the holder's shares of SoftQuad stock. Generally, a "United States person" is:

  . an individual that is a citizen or resident of the United States;

  . a corporation, partnership or other entity, other than a trust, created or organized in or under the laws of the United States or any political subdivision thereof;

  . an estate the income of which is subject to United States federal income taxation regardless of its source; or

  . a trust if, in general, a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

   As used in this section, a "non-United States person" means a beneficial owner of SoftQuad stock who exchanges SoftQuad stock for Corel common stock and who is not a United States person.

   The discussion does not intend to be exhaustive of all possible tax considerations; for example, the discussion does not contain a description of any state, local or foreign tax considerations (except where otherwise specifically noted in this prospectus/proxy statement). In addition, the summary discussion is intended to address only those United States federal income tax considerations that are generally applicable to a SoftQuad stockholder, or optionholder who is a United States person, who holds SoftQuad stock or a SoftQuad option, respectively, as a capital asset, and it does not discuss all aspects of United States federal income taxation that might be relevant to a specific SoftQuad stockholder or optionholder in light of particular investment or tax circumstances.

   In particular, the discussion does not purport to deal with all aspects of taxation that may be relevant to SoftQuad stockholders or optionholders subject to special treatment under the United States federal income tax laws, including, without limitation: individual retirement and other tax-deferred accounts; banks and other financial institutions; insurance companies; tax-exempt organizations; dealers, brokers or traders in securities or currencies; persons subject to the alternative minimum tax; persons who hold their SoftQuad stock as part of a straddle, hedging, synthetic security, conversion transaction or other integrated investment consisting of SoftQuad stock or Corel common stock and one or more other investments; persons whose functional currency is other than the United States dollar; persons who received their common stock or options as compensation in connection with the performance of services or on exercise of options received as compensation in connection with the performance of services; and persons eligible for tax treaty benefits. In addition, the following discussion, including the legal opinions discussed below, does not address the United States federal income tax consequences to any SoftQuad stockholder or optionholder who may own 5% or more of either the total voting power or the total value of the outstanding Corel common stock after the merger, determined after taking into account ownership under the applicable attribution rules of the Internal Revenue Code and Treasury regulations nor does it address any tax consequences to holders of exchangeable stock of SoftQuad Acquisition Corp.

   The information in the discussion is based on the federal income tax laws as of the date of this document, which include:

  . the Internal Revenue Code;

  . current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code;

  . the legislative history of the Internal Revenue Code;

  . current administrative interpretations and practices of the Internal
    Revenue Service, or IRS, (including its practices and policies as expressed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling); and

  . court decisions.

   There is a risk that future legislation, Treasury regulations, administrative interpretations and court decisions will significantly change the current law or adversely affect existing interpretations of the federal income tax laws. Any change could apply retroactively to transactions preceding the date of the change and neither Corel nor SoftQuad undertake to inform the SoftQuad stockholders or optionholders of any change. There is a risk that the statements set forth in the following summary discussion (which do not bind the IRS or the courts) will be challenged by the IRS and will not be sustained by a court if so challenged.

   The discussion is not intended to be, and should not be construed by SoftQuad stockholders or optionholders as, tax advice. Therefore, each SoftQuad stockholder and optionholder is urged to consult with its tax advisor to determine the United States federal, state, local and foreign tax consequences of the merger and the ownership of Corel common stock, including the particular facts and circumstances that may be unique to the stockholder or optionholder.

 United States Federal Income Tax Consequences to SoftQuad Stockholders

   At closing, SoftQuad will be merged with and into Calgary II Acquisition Corp. and the SoftQuad stockholders will receive shares of Corel common stock in exchange for their SoftQuad stock after which Calgary II Acquisition Corp. will be liquidated. It is a closing condition that Milbank, Tweed, Hadley & McCloy LLP provide an opinion to Corel, and Jenkens & Gilchrist Parker Chapin LLP provide an opinion to SoftQuad, to the effect that the merger, and subsequent liquidation of Calgary II Acquisition Corp., will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These tax opinions will be subject to assumptions and qualifications and assume the truth and accuracy as of closing of some representations of Corel, Calgary II Acquisition Corp. and SoftQuad, including representations in some certificates delivered to counsel by the respective management of each of Corel, Calgary II Acquisition Corp. and SoftQuad.

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

   Assuming the merger and subsequent liquidation is treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and subject to the limitations and qualifications referred to herein, the merger and subsequent liquidation described in the preceding paragraph should result in the following United States federal income tax consequences to a SoftQuad stockholder who receives Corel common stock on the closing:

     (1) A SoftQuad stockholder who receives Corel common stock on the closing of the merger will recognize no gain or loss on receipt of shares of Corel common stock at closing in exchange for the SoftQuad stock disposed of in the merger.

     (2) The tax basis to a SoftQuad stockholder of the Corel common stock received in exchange for SoftQuad stock pursuant to the merger will equal such SoftQuad's stockholder's tax basis in the SoftQuad stock surrendered in exchange therefor.

     (3) The holding period of Corel common stock received by each SoftQuad stockholder in the merger will include the period for which the SoftQuad stock surrendered in exchange therefor was held for tax purposes, provided that the Corel common stock is held as a capital asset at the time of the merger.

   SoftQuad stockholders that are United States persons will be required to attach a statement to their tax returns for the year of the merger that contains the information listed in Treasury Regulations Section 1.368-3(b). The statement must include the stockholder's adjusted tax basis in the stockholder's SoftQuad stock and the number of shares and the value of the Corel common stock received.

   Although it is a condition to closing that Milbank, Tweed, Hadley & McCloy LLP provide an opinion to Corel, and Jenkens & Gilchrist Parker Chapin LLP provide an opinion to SoftQuad, to the effect that the merger and subsequent liquidation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, these opinions are subject to qualifications, assumptions and representations and are not binding on the IRS or the courts.

   If the IRS were to successfully assert that the merger does not constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code, each SoftQuad stockholder who is a United States person would be required to recognize gain or loss in the year of the closing based on the difference between the fair market value of the Corel common stock received by the stockholder, and the stockholder's adjusted tax basis in the SoftQuad stock disposed of in the merger. Each such SoftQuad stockholder's aggregate basis in any Corel common stock received in accordance with this paragraph would equal the fair market value of the stock at the time of receipt and the holding period for the stock would begin the day it is received. In general, a non-United States person will not be subject to United States federal income tax with respect to gain upon the disposition of SoftQuad stock, unless either (1) the gain is effectively connected with the conduct by the non-United States person of a trade or business in the United States or (2) in the case of gain realized by an individual non-United States person upon a disposition of SoftQuad stock, the non-United States person is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met. In the event that clause (1) in the preceding sentence applies, such gain generally will be subject to regular United States federal income tax in the same manner as if such gain were realized by a United States person. In addition, if such non-United States person is a corporation, such gain may be subject to branch profits tax at a rate of 30%, or such lower rate as may be provided by an applicable income tax treaty.

Consequences of Holding Corel Common Stock

 United States Persons

 In General

   Cash dividends (including the amount of any Canadian taxes withheld thereon) paid with respect to Corel common stock generally will be includible as ordinary income in the gross income of a United States person when the dividends are actually or constructively received to the extent of Corel's current and accumulated earnings and profits as determined for United States federal income tax purposes. Dividends paid in Canadian

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dollars will be includible in a United States dollar amount based on the exchange rate in effect on the day of receipt by the shareholder (or the shareholder's agent). Any gain or loss recognized upon a subsequent sale or conversion of the Canadian dollars for a different amount will be United States source ordinary income or loss. Dividends generally will be foreign source income. Any Canadian withholding tax paid by or for the account of any United States person with respect to the dividends will be eligible, subject to generally applicable limitations and conditions, for credit against the United States person's United States federal income tax liability, but generally will be passive income or financial services income which is treated separately from other types of income for foreign tax credit limitation purposes. Dividends on Corel common stock will not be eligible for the dividends-received deduction allowed to corporations with respect to dividends paid by United States corporations.

   If distributions made by Corel were to exceed Corel's current and accumulated earnings and profits as determined for United States federal income tax purposes, the excess would be treated as a non-taxable return of capital to the extent of the United States person's adjusted basis in the common shares, and thereafter as capital gain.

   Subject to the passive foreign investment company rules discussed below, United States persons will recognize capital gain or loss on the sale or other disposition of shares of Corel common stock held by the United States person. Generally, this capital gain or loss will be long-term capital gain or loss if the United States person's holding period for such common shares exceeds one year. Long-term capital gain of a non-corporate United States person is generally subject to a maximum tax rate of 20%.

 Consequences if Corel is Determined to be a Passive Foreign Investment Company

   In general, a foreign corporation is a passive foreign investment company, or a PFIC, for any taxable year in which a United States person owns stock in the corporation and:

  . 75% or more of its gross income consists of passive income (such as dividends, interest, rents and royalties); or

  . 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income.

   Cash and cash equivalents, among other types of assets, are considered to produce, or to be held for the production of, passive income for purposes of applying the second test set forth above. As of May 31, 2001, Corel had $127.2 million of cash, cash equivalents, restricted cash and marketable securities on hand. These balances may either increase or decrease from the amount on hand as of May 31, 2001. Accordingly, Corel may be or may subsequently become a PFIC if in any tax year the average quarterly value of all Corel's assets that produce, or are held for the production of, passive income (including cash) equals or exceeds 50% of Corel's gross assets. Because the PFIC determination is made annually on the basis of facts and circumstances that may be beyond Corel's control (including fluctuations in the market value of Corel's stock), and because this discussion is being provided prior to the close of Corel's taxable year in which a SoftQuad stockholder may acquire Corel stock, it cannot be assured that Corel will not be a PFIC for this year or future years.

   If Corel were a PFIC for any taxable year, a United States person that held Corel common stock in that taxable year would be required to file an IRS form 8621 and would thereafter generally be subject to special rules with respect to some distributions made by Corel on the common stock and with respect to gains from dispositions of common stock. In general, a United States person would be required to allocate excess distributions (i.e., any distributions to the extent they exceed 125% of the average of the distributions actually received in the three preceding tax years) or any gains, as the case may be, ratably over its holding period for the common stock. That portion of any excess distributions or gains allocated to a prior taxable year, other than a year prior to the first year in which Corel was a PFIC, would effectively be taxed at the highest United States federal income tax rate in effect for that year with respect to ordinary income. In addition, the United States person would be subject to an interest charge on the resulting tax liability determined as if that tax liability had

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been due with respect to the particular taxable year. The portion, if any, of excess distributions or gains not so allocated to a prior taxable year of the United States person in which Corel was a PFIC would be included in the United States person's income for the taxable year of the particular distribution or disposition and taxed as ordinary income.

   The foregoing rules with respect to excess distributions and dispositions may be avoided if a United States person is eligible for and timely makes either a valid "qualifying electing fund" election, in which case the United States person generally would be required to include in income on a current basis its pro rata share of Corel's ordinary income and net capital gains, or a valid "mark-to-market" election. Corel can provide no assurances that it will complete the actions necessary for United States persons to make a qualifying electing fund election in the event that Corel is to be considered a PFIC for any taxable year. If a mark-to-market election is made, the United States person will include in ordinary income each year the excess, if any, of the fair market value over the adjusted tax basis of its common stock. The United States person also will be allowed an ordinary loss each year of the excess, if any, of the adjusted tax basis over the fair market value of its common stock, but only to the extent of the net amount of previously included income as a result of the mark-to-market election. The United States person's tax basis in the common stock will be adjusted to reflect any such income or loss amounts. Assuming the common stock is treated as marketable stock for purposes of the PFIC rules, the mark-to-market election would be available with respect to the common stock.

   Due to the possibility that Corel could be determined to constitute a passive foreign investment company, SoftQuad stockholders who are United States persons are urged to consult their tax advisors regarding the consequences of owning an investment in a passive foreign investment company.

 Non-United States Person

   In general, and subject to the discussion below under "Backup Withholding," a non-United States person will not be subject to United States federal income or withholding tax on income from distributions with respect to, or gain upon the disposition of, Corel common stock, unless either (1) the income or gain is effectively connected with the conduct by the non-United States person of a trade or business in the United States or (2) in the case of gain realized by an individual non-United States person upon a disposition of Corel common stock, the non-United States person is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

   In the event that clause (1) in the preceding paragraph applies, such income or gain generally will be subject to regular United States federal income tax in the same manner as if such income or gain, as the case may be, were realized by a United States person. In addition, if such non-United States person is a corporation, such income or gain may be subject to a branch profits tax at a rate of 30%, although a lower rate may be provided by an applicable income tax treaty. In the event that clause (2), but not clause (1), in the preceding paragraph applies, the gain generally will be subject to tax at a rate of 30%, or such lower rate as may be provided by an applicable income tax treaty.

 Backup Withholding

   Under the Internal Revenue Code, a United States person may be subject, under some circumstances, to backup withholding with respect to any dividends paid on the Corel common stock received in the merger and the proceeds from the sale, exchange or redemption of the Corel common stock received in the merger, unless the stockholder provides proof of an applicable exemption or a correct taxpayer identification number to Corel and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the United States person's United States federal income tax liability, provided the required information is furnished to the IRS.

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   If Corel common stock is held by a non-United States person through a non-
United States and non-United States related, broker or financial institution, information reporting and backup withholding generally would not be required with respect to distributions on and dispositions of Corel common stock. Information reporting, and possibly backup withholding, may apply if the Corel common stock is held by a non-United States person through a United States related, broker or financial institution and a non-United States person fails to provide appropriate information. The amount of any backup withholding from a payment to a non-United States person will be allowable as a refund or credit against such holder's United States federal income tax liability, provided that the requested information or appropriate claim for refund is furnished to the Internal Revenue Service. Non-United States persons should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to distributions on and dispositions of Corel common stock.

 United States Federal Income Tax Consequences to United States SoftQuad Optionholders

   The following summary is not comprehensive and therefore holders of options should consult their tax advisors regarding the tax consequences of the options.

   Outstanding options under the SoftQuad 2000 Stock Option Plan include both nonstatutory stock options and incentive stock options, or ISOs. In general, if a holder of nonstatutory stock options exercises the options prior to the closing, the holder will recognize ordinary income when the option is exercised in an amount equal to the excess of the fair market value of the SoftQuad stock received over the option price paid. The tax basis of the SoftQuad stock received will be its fair market value when received. The SoftQuad stock received on the exercise of these options will convert into the right to receive shares of Corel common stock in the merger on the same terms as all other outstanding shares of SoftQuad stock. See tax consequences above for the tax effect to United States SoftQuad stockholders on receiving Corel common stock in exchange for their SoftQuad stock. The tax consequences to holders of ISOs who elect to exercise their options prior to the closing, are described below.

   If the holders of ISOs exercise their options prior to the closing, the following tax consequences apply. Although there is no regular United States federal income tax triggered on the exercise of an ISO, an amount equal to the excess of the fair market value of the SoftQuad stock received over the option price paid is includable in the holder's alternative minimum taxable income. If the holder of shares acquired on exercise of an ISO makes a disposition of the ISO shares within two years from the date the ISO was granted or one year from the date the ISO was exercised, the holder will recognize ordinary income at the time of the "early" disposition measured by the excess of the fair market value of the SoftQuad stock on the date of exercise over the option price. The exchange of SoftQuad stock for Corel common stock in the merger will not be treated as an "early" disposition.

   The foregoing summary discussion does not purport to be a complete analysis or discussion of all potential United States federal income tax effects relevant to the merger. The discussion is included for general information purposes only and may not apply to a particular SoftQuad stockholder or optionholder in light of the stockholder's or optionholder's particular circumstances. SoftQuad stockholders and optionholders should consult their tax advisors as to the particular tax consequences to them of the merger, including tax return reporting requirements, applicability and effect of United States federal, state, local and foreign tax laws and possible future changes and interpretations thereof, which can have retroactive effects.

Material Canadian Federal Income Tax Consequences

   The following is a discussion of the material Canadian federal income tax consequences to some SoftQuad stockholders who acquire Corel common stock as a result of the merger and certain holders of exchangeable stock of SoftQuad Acquisition Corp. who acquire Corel shares in exchange for such exchangeable stock.

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   The portion of this summary relating to SoftQuad stockholders is applicable to each such stockholder who, for purposes of the Income Tax Act (Canada) and at all relevant times:

  . is neither a resident nor deemed to be a resident of Canada;

  . deals at arm's-length with and is not affiliated with SoftQuad and Corel;

  . holds any SoftQuad shares, and will hold any Corel common stock, as capital property;

  . does not use or hold and is not deemed to use or hold SoftQuad shares, and will not use or hold and will not be deemed to use or hold any Corel common stock, in connection with carrying on a business in Canada; and

  . to whom any Corel common stock will not otherwise constitute "taxable
    Canadian property."

   The portion of this summary relating to holders of exchangeable stock of SoftQuad Acquisition Corp. applies to such holder who, for the purposes of the Income Tax Act (Canada) and at all relevant times:

  . is a resident of Canada; and

  . holds can SoftQuad Acquisition Corp. shares, and will hold any Corel common stock, as capital property.

   SoftQuad shares, SoftQuad Acquisition Corp. exchangeable stock and Corel common stock will generally be considered to be capital property to a resident holder for purposes of the Income Tax Act (Canada) unless the resident holder holds such shares in the course of carrying on a business of trading or dealing in securities or otherwise as part of a business of buying and selling securities or the holder acquired the shares as part of a transaction considered to be an adventure or concern in the nature of trade.

   Corel common stock will generally not be taxable Canadian property to a non-resident holder at the time of a disposition or deemed disposition of Corel common stock unless, at that time, the Corel common stock is not listed on a prescribed stock exchange, which includes the Nasdaq National Market and The Toronto Stock Exchange, or, at any time during the 60-month period immediately preceding that time, the non-resident holder, persons with whom the non-resident holder did not deal at arm's-length or the non-resident holder together with those persons, owned or had an interest in or a right to acquire 25% or more of the issued shares of any class or series of shares of the capital stock of Corel or the Corel common stock was deemed to be taxable Canadian property.

   This summary is not applicable to a non-resident holder which is an organization exempt from tax in the United States and described in Article XXI of the Canada-United States Income Tax Convention or a non-resident holder which is a non-resident insurer carrying on an insurance business in Canada and elsewhere.

   This discussion is based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder in force as of the date hereof, all specific proposals to amend the Income Tax Act (Canada) and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and counsel's understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency. This discussion is not exhaustive of all possible Canadian federal income tax consequences and, except for the publicly announced proposals, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action nor does it take into account provincial, territorial or foreign tax consequences which may differ significantly from those discussed herein.

   Non-resident holders of SoftQuad shares should consult with their tax advisors for advice relating to the tax consequences to them having regard to their own particular circumstances.

   Disposition of SoftQuad Shares. A non-resident holder will not be subject to tax in Canada on any capital gain realized on the disposition of SoftQuad shares as a result of the merger.

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   Dividends on Corel Common Stock. Subject to the provisions of an applicable bilateral tax treaty, Canadian withholding tax at a rate of 25% will be payable on dividends paid or credited, or deemed to be paid or credited, by Corel to a non-resident holder on Corel common stock. In the case of a non-resident holder that is the beneficial owner of the dividends and a resident of the United States for purposes of the Canada-United States Income Tax Convention, the rate of withholding tax will generally be reduced to 15% of the gross amount of the dividends, or 5% where the holder is a company and is the beneficial owner of at least 10% of the voting stock of Corel.

   Disposition of Corel Common Stock. A non-resident holder will not be subject to tax in Canada on any capital gain realized on the disposition of Corel common stock.

   Exchangeable stock

   If requested by a holder of exchangeable stock of SoftQuad Acquisition Corp. who sells such stock to Corel in exchange for Corel common stock, Corel will make a joint election with such holder under subsection 85(1) or subsection 85(2), as applicable, of the Income Tax Act (Canada) (and the corresponding provisions of any applicable provincial tax legislation) at the amount selected by such holder, subject to the limitations under the Income Tax Act (Canada). The joint election allows the holder of such exchangeable stock to elect an amount which, subject to the limitations under the Income Tax Act (Canada), will be treated for the purposes of the Income Tax Act (Canada) as the holder's proceeds of disposition of such exchangeable stock, thereby allowing the holder to obtain a full or partial tax-deferred "rollover" for Canadian income tax purposes, depending upon the elected amount and the adjusted cost base of the holder's exchangeable stock to which the election applies.

   In general, where an election is made, the "elected amount" must comply with the following rules:

  (a) the elected amount may not be less than the fair market value of any Corel common stock received as consideration for the exchangeable stock of SoftQuad Acquisition Corp.;

  (b) the elected amount may not be less than the lesser of (i) the adjusted cost base to the holder of the exchangeable stock of SoftQuad Acquisition Corp. to which the election applies, determined immediately before the time of the disposition and (ii) the fair market value of such stock at that time; and

  (c) the elected amount may not be greater than the fair market value at the time of disposition of the exchangeable stock of SoftQuad Acquisition Corp. to which the election applies.

   Elected amounts which do not comply with the foregoing limitations will be automatically adjusted pursuant to the provisions of the Income Tax Act (Canada).

   Where an election is made, the tax treatment to a holder of exchangeable stock of SoftQuad Acquisition Corp. (in respect of such stock to which the election applies) will generally be as follows:

  (a) the holder's exchangeable stock of SoftQuad Acquisition Corp. will be deemed to have been disposed of for proceeds of disposition equal to the elected amount;

  (b) if the proceeds of disposition of the exchangeable stock of SoftQuad Acquisition Corp. are equal to the aggregate of the adjusted cost base of such shares to the holder, determined immediately before the disposition, and any reasonable costs of disposition, no capital gain or loss will be realized by such holder;

  (c) to the extent that the proceeds of disposition of the exchangeable stock of SoftQuad Acquisition Corp. exceed (or are less than) the aggregate the adjusted cost base thereof to the holder and any reasonable costs of disposition, the holder will in general realize a capital gain (or capital loss); and

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

  (d) the costs to a holder of exchangeable stock of SoftQuad Acquisition Corp. of any Corel common stock received on the exchange will be equal to the elected amount.

   Corel will not be responsible for the proper completion or filing of any election and the holder of exchangeable stock of Corel Acquisition Corp. will be solely responsible for the payment of any late filing penalty. Corel agrees only to execute any properly completed election and to forward such election by mail (within 30 days after receipt thereof by Corel) to the holder of the exchangeable stock of Corel Acquisition Corp. Holders of exchangeable stock of Corel Acquisition Corp. wishing to make an election under subsection 85(1) or subsection 85(2) of the Income Tax Act (Canada) should consult their own advisors as to their particular circumstances.

 Dissenting SoftQuad Stockholders

   A non-resident holder who dissents from the merger and receives from the surviving entity of the merger the fair value of the SoftQuad shares held by the holder will not be subject to tax in Canada on the amounts received.

Rights of Dissenting Stockholders

   Any SoftQuad stockholder of record is entitled to appraisal rights under section 262 of the Delaware General Corporation Law, or DGCL, in connection with the merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of section 262 which is reprinted in its entirety as Annex C to this prospectus/proxy statement. Except as set forth herein and in Annex D, any SoftQuad stockholder will not be entitled to appraisal rights in connection with the merger.

   Under the DGCL, any stockholder who follows the procedures set forth in section 262 and who has not voted in favor of the merger (including a stockholder who abstains from voting) will be entitled to have their stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by such court.

   Under section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, not less than 20 days prior to such meeting, SoftQuad must notify each stockholder at the close of business on the record date for such meeting that such appraisal rights are available and include in each such notice a copy of section 262. This prospectus/proxy statement constitutes such notice for purposes of the special meeting. Any stockholder of record who wishes to exercise appraisal rights should review the following discussion and Annex D carefully because failure to timely and properly to comply with the procedures specified in section 262 will result in the loss of appraisal rights under the DGCL.

   A stockholder wishing to exercise appraisal rights must deliver to SoftQuad, before the vote on the approval and adoption of the merger agreement at the special meeting, a written demand for appraisal of such stockholder. In addition, a stockholder wishing to exercise appraisal rights must hold of record shares of SoftQuad stock on the date the written demand for appraisal is made and must continue to hold such shares of SoftQuad stock at the time the merger becomes effective.

   Only a stockholder is entitled to assert appraisal rights for the shares of SoftQuad common stock registered in that holder's name. A demand for appraisal should reasonably inform SoftQuad of the holder's identity and that the holder intends to demand an appraisal with respect to such holder's shares of SoftQuad common stock.

   Within 10 days after the effective time of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each person who has satisfied the appropriate provisions of section 262 of the

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DGCL and who has not voted in favor of or consented to the merger as of the date the merger became effective. Within 120 days after the merger becomes effective, but not thereafter, the surviving corporation or any such stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of SoftQuad common stock held by such stockholder. If no petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares of SoftQuad common stock. Stockholders of SoftQuad who wish to exercise their appraisal rights should therefore regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in section 262 of the DGCL.

   Within 120 days after the merger becomes effective, any record holder of shares of SoftQuad common stock who has complied with the provisions of section 262 of the DGCL will be entitled, on written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of SoftQuad common stock not voted in favor of approval of the merger agreement and with respect to which demands for appraisal were received by SoftQuad, and the aggregate number of holders of such shares of SoftQuad common stock. Such statement must be mailed within ten days after the written request therefor has been received by the surviving corporation or within ten days after expiration of the time for delivery of demands for appraisal under section 262 of the DGCL, whichever is later.

   If a petition for appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of SoftQuad common stock entitled to appraisal rights and will appraise the "fair value" of the shares of SoftQuad common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of SoftQuad common stock as determined under section 262 of the DGCL could be more than, the same as or less than the value of the merger consideration that they would otherwise receive if they had not sought appraisal of their shares of SoftQuad common stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community are otherwise admissible in court". In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of SoftQuad common stock have been appraised. The costs of the action may be determined by the Delaware Court of Chancery and taxed on the parties as the court deems equitable. On application of a holder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any holder of shares of SoftQuad common stock in connection with an appraisal, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares of SoftQuad common stock entitled to appraisal.

   Any stockholder of SoftQuad who has duly demanded an appraisal in compliance with section 262 of the DGCL will not, after the merger become effective, be entitled to vote his or her shares of SoftQuad common stock for any purpose nor, after the merger becomes effective, be entitled to the payment of dividends or other distributions thereon (except dividends or other distributions payable to stockholders of record at a date which is prior to the merger becoming effective).

   If no petition for an appraisal is filed within the time provided, or if a stockholder of SoftQuad delivers to the surviving corporation a written withdrawal of his or her demand for an appraisal and an acceptance of the merger within 60 days after the merger becomes effective or with the written approval of the surviving corporation thereafter, then the right of the stockholder to an appraisal will cease and the stockholder will be entitled to receive the merger consideration. No pending appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the court, which approval may be conditioned on terms the court deems just.

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                        TREATMENT OF EXCHANGEABLE STOCK

   Corel will propose to the holders of exchangeable stock of SoftQuad Acquisition Corp., a subsidiary of SoftQuad, that they enter into purchase and sale agreements with Corel substantially in the form of Exhibit 2.2 to this registration statement of which this proxy statement is part. Under the terms of those agreements, the holder will agree to sell the holder's exchangeable stock of SoftQuad Acquisition Corp. to Corel as of the effective time of the merger. In the event that the holder sells his or her exchangeable stock to Corel, the holder will receive as consideration the same number of shares of Corel common stock that would have been received under the merger by the holder had he or she exchanged the exchangeable stock for SoftQuad common stock prior to the effective time; in addition, Corel has agreed (if requested) to file an election under section 85 of the Income Tax Act (Canada) to provide a Canadian holder of exchangeable stock of SoftQuad Acquisition Corp. with a tax deferral for Canadian income tax purposes.


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                               SOFTQUAD BUSINESS

Overview

   SoftQuad is a leading developer of software products for the creation and management of content in XML. XML is a language for the exchange of data on the World Wide Web that is a rapidly emerging standard for B2B e-commerce.

   SoftQuad's XMetaL product is an advanced, yet easy-to-use, XML content creation solution. XMetaL allows authors throughout an organization to create and adapt content for use in e-commerce, e-publishing and knowledge management applications. Since its release in May 1999, XMetaL has received enthusiastic reviews and awards from the media and has been sold to over 1,000 customers in a wide range of industries. SoftQuad's customers include leading companies such as Amazon.com, Continental Airlines, DaimlerChrysler, Deutsche Bank, IBM, Lucent Technologies, Microsoft, USATODAY.com, Ziff Davis, GE Power, Lotus, Quantas, British Aerospace, British Telecom, Nortel Networks, Ericsson and Nokia. In addition, SoftQuad has formed strategic alliances with leading software companies that offer complementary products, such as Vignette, Documentum and Software AG, to develop comprehensive B2B e-commerce solution platforms integrating XMetaL.

   SoftQuad's MarketAgility product is an XML-based content management solution for e-commerce. MarketAgility gives e-commerce suppliers more control over the collection, processing and real-time delivery of product information in XML to e-marketplaces and e-procurement systems. MarketAgility allows suppliers to quickly gather product information from wherever it resides within their enterprises, whether in content management systems, electronic resource planning systems, enterprise databases or Microsoft Word or Excel files. After any non-XML information is converted into XML, MarketAgility delivers this information to e-markets in a format that is fully customized for different e-markets in their specific dialect of XML. MarketAgility also allows suppliers to maintain their competitive advantage by rapidly and incrementally updating product and pricing information across channels. SoftQuad released MarketAgility on September 25, 2000, however, the e-commerce market is suffering a lack of demand and sales have not yet materialized.

   SoftQuad's HoTMetaL product is an HTML based Web page creation and management tool which gives developers the advanced capabilities and productivity tools needed to create Web sites. As SoftQuad focused its efforts on providing solutions to the e-commerce industry, SoftQuad is transitioning its business away from HoTMetaL and towards its XML products.

 History of SoftQuad's Business

   SoftQuad commenced its business in 1986 under the name SoftQuad Inc. During the 1980s, SoftQuad developed software products based on SGML (Standard Generalized Markup Language), the predecessor of XML. In 1992, SoftQuad Inc. was acquired by SoftQuad International Inc. (now renamed NewKidCo International Inc. ("NewKidCo")), which is a publicly-traded company listed on the Toronto Stock Exchange. During the early 1990s, SoftQuad began to focus on HTML-based software, culminating with the launch in 1993 of HoTMetaL. In 1996, members of SoftQuad's management identified a need for a more versatile language than HTML and began to work, together with representatives of other technology companies, on developing XML.

 Establishment of SoftQuad Canada

   In August 1998, certain members of SoftQuad's management organized a management buyout of substantially all of the assets and liabilities of SoftQuad Inc. and 100% of the shares of SoftQuad UK Limited, which was SoftQuad International Inc.'s European subsidiary. To facilitate the buyout, on August 7, 1998, they established SoftQuad Software Inc., an Ontario corporation referred to as "SoftQuad Canada". SoftQuad Canada completed the buyout on October 1, 1998. The assets acquired in the buyout included, among other things, the rights to the name "SoftQuad." In May 1999, SoftQuad Canada launched XMetaL.

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 Establishment of FinanceCo

   In December 1999, a Toronto-based investment dealer agreed to act as agent in facilitating private placement financings of SoftQuad Canada. Pursuant to this agreement, money was first funded by investors to a new Delaware corporation formed to facilitate the financings, FinanceCo, in exchange for FinanceCo stock and warrants. As of January 17, 2000, FinanceCo entered into agreements with the securityholders of SoftQuad Canada to acquire all of the outstanding securities of SoftQuad Canada through FinanceCo's subsidiary, SoftQuad Acquisition Corp., an Ontario corporation. Pending completion of that acquisition, FinanceCo loaned the proceeds of completed financings to SoftQuad Canada for operating purposes.

 Merger with The American Sports Machine, Inc.

   On March 2, 2000, FinanceCo merged with and into The American Sports Machine, Inc., a Florida corporation. The American Sports Machine, Inc. was organized on June 2, 1995 but, at the time of the merger, had not engaged in an active trade or business other than to seek to merge with a private operating company. At the time of the merger, The American Sports Machine, Inc.'s common stock was registered under Section 12(g) of the United States Securities Exchange Act of 1934, and its common stock was quoted on the OTC Bulletin Board under the symbol "AMRR." Upon the merger, the separate corporate existence of FinanceCo terminated and The American Sports Machine, Inc. continued as the surviving entity. Under the terms of the merger agreement, The American Sports Machine, Inc. agreed to seek stockholder approval to rename the merged company SoftQuad Software, Ltd. and to redomicile it to Delaware. In connection with the merger, the securityholders of FinanceCo exchanged their securities for equivalent securities of The American Sports Machine, Inc.

 Completion of the Canadian Acquisition

   On April 5, 2000, The American Sports Machine, Inc., through SoftQuad Acquisition Corp., completed its acquisition of all of the outstanding securities of SoftQuad Canada. In the acquisition, (i) two holders of common shares of SoftQuad Canada exchanged (on a 1-for-1 basis) their common shares of SoftQuad Canada for shares of The American Sports Machine, Inc.'s common stock,
(ii) because of Canadian tax considerations, the remaining holders of common shares of SoftQuad Canada exchanged (on a 1-for-1 basis) their common shares of SoftQuad Canada for exchangeable stock of SoftQuad Acquisition Corp. (which have voting and economic rights functionally equivalent to, and are exchangeable on a 1-for-1 basis for, shares of SoftQuad's common stock), and
(iii) each holder of an option to acquire common shares of SoftQuad Canada exchanged such option for an option issued by The American Sports Machine, Inc. with economically equivalent terms.

   To facilitate The American Sports Machine, Inc.'s redomiciling to Delaware and the change of its name, on March 7, 2000, The American Sports Machine, Inc. formed a new Delaware corporation named SoftQuad Software, Ltd. On April 10, 2000, The American Sports Machine, Inc. merged with and into this new subsidiary, upon which the separate corporate existence of The American Sports Machine, Inc. terminated, and SoftQuad Software, Ltd. continued as the surviving entity.

 Completion of the Acquisition of Advanced Data Engineering, Inc.

   On November 20, 2000, SoftQuad completed its acquisition of Advanced Data Engineering, Inc. ("ADEi"). Under the acquisition agreement, SoftQuad agreed to purchase ADEi for a purchase price of $4.8 million, which was satisfied by the issuance of 744,133 shares of SoftQuad common stock. Also pursuant to the agreement, option holders of ADEi converted vested options in ADEi to 80,770 vested options of SoftQuad. The total purchase price was approximately $5.5 million. ADEi was subsequently merged into SoftQuad Software California Inc. The purchase price was subject to working capital adjustments. The acquisition of ADEi was accounted for using the purchase method of accounting. The purchase price was allocated to the assets acquired and liabilities assumed. Operating results for ADEi were included in SoftQuad's operating results from the date of the acquisition.

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 SoftQuad Current Corporate Structure

   SoftQuad currently conducts its operations through SoftQuad Software California, Inc., SoftQuad Canada and its wholly-owned subsidiary, SoftQuad Limited. All of the common shares of SoftQuad Canada are owned by SoftQuad Acquisition Corp., and all of the common shares of SoftQuad Acquisition Corp. are owned by SoftQuad. The following diagram illustrates this structure:

                                   [CHART]

                             SoftQuad Software, Ltd.
100% common and             (a Delaware corporation)
voting equity

                                                                 Exchangeable
   SoftQuad Software                                             Shareholders
    California, Inc.
(a California corporation)

                            SoftQuad Acquisition Corp.
                        (an Ontario (Canada) corporation)      100% common and
                                                                voting equity

                                             100% common and voting equity

                              SoftQuad Software Inc.
                        (an Ontario (Canada) corporation)

                                             100% common and voting equity

                                 SoftQuad Limited
                              (a UK limited company)

 SoftQuad Principal Executive Offices

   SoftQuad maintains its principal executive offices at 161 Eglinton Avenue East, Suite 400, Toronto, Ontario M4P 1J5 Canada. SoftQuad's telephone number is (416) 544-9000. SoftQuad's Web site is located at www.softquad.com. Information contained on SoftQuad's Web site does not constitute part of this prospectus/proxy statement.

Market Analysis

 Industry background

   The Internet has been the fastest growing communication medium in history. The Internet is dramatically changing how businesses and individuals communicate and share information, and has created new opportunities for conducting commerce, such as business-to-consumer and person-to-person e-commerce. Recently, the widespread adoption of intranets and the acceptance of the Internet as a business communications platform has created a foundation for B2B e-commerce that will enable organizations to streamline complex processes, lower costs and improve productivity.

   With this foundation, Internet-based B2B e-commerce is poised for rapid growth and is expected to present a significantly larger opportunity than business-to-consumer or person-to-person e-commerce.

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 The impact of e-procurement on suppliers

   The growth of B2B e-commerce is dramatically changing today's business environment. Increasingly, buyers and sellers are automating and streamlining their commercial interactions through the use of Web-based e-procurement systems. The reason for adopting, and adapting to, this new technology is simple: the potential gains, for both buyers and sellers, can be enormous.

   Buyers are realizing dramatic cost savings in both transaction costs and actual product costs by building their own e-procurement systems, or participating in e-marketplaces. The integration of business and transaction processes reduces the time and paperwork associated with procurement. The centralization of supplier and product information into an e-procurement system increases the efficiency with which buyers can source and compare goods. Companies can even improve the quality of their purchases by gaining access to a wider range of suppliers whose products may better suit their needs. For buyers, the return on investment on e-procurement can be dramatic as procurement costs can be significantly reduced.

   Suppliers are realizing benefits from Web-based procurement as well. It gives them access to a broader range of buyers without increasing selling costs. It also can help avoid price-driven competition by allowing suppliers to identify and target buyers whose needs are better met by their products' specific strengths.

   For suppliers, participating in e-procurement systems will increasingly become a necessity. In some industries, large buyers are already creating their own e-procurement systems and demanding that their suppliers integrate with these systems; in others, third party intermediaries are establishing electronic marketplaces to bring buyers and suppliers together. Regardless of which becomes the winning business model, sellers risk losing out to competitors who have taken the necessary steps to enable themselves for e-commerce.

 The supplier's challenge

   Most of the building blocks necessary for the growth of Web-based procurement are in place. Electronic Data Interchange (EDI) software set the stage for automating order transactions. Enterprise Resource Planning (ERP) software advanced the integration of business processes across multiple divisions and companies. Both systems, however, have proven to be expensive, inflexible and difficult to implement, hampering wide-scale adoption. With the rise of the Web and the ascendancy of XML technologies for both content management and data interchange, electronic procurement through an exchange or directly between buyers and sellers has finally become practical for most businesses. The major challenge that remains for buyers, suppliers, and intermediaries is content management.

   Content management is the process by which vendor information is collected, categorized and delivered to the e-procurement system. Traditionally, suppliers provided this information through the arduous production and distribution of paper catalogs, and developing electronic versions of these catalogs tends to be an onerous task. Product information is generally stored in a variety of systems throughout an enterprise and in a variety of formats. Buyers, suppliers, exchanges or other organizations that have created electronic catalogs have found it difficult to transform these disparate sources of information into a consistent and updateable format.

   E-marketplaces are developing their own approaches to help transform supplier data into a consistent and updateable format as part of their procurement solution. However, it is not yet clear that they can develop scaleable solutions. The loading of supplier catalogs tends to create a bottleneck that not only delays suppliers' entry into these new e-procurement channels, but places control of their product information in outside hands and limits their ability to keep their product and pricing information current.

   In order to participate and compete effectively in the e-marketplace, suppliers must take control over the creation, management and delivery of their product information, including rich content such as graphics and animation.

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   A key part of the solution to the content management problem is XML, which is becoming the accepted format for information interchange over the Web. XML is a standardized, interoperable document format that uses custom tags to describe the structure and meaning of information within a document, rather than how it should be presented. This provides greater control over how information is collected, combined, formatted and delivered to different audiences for different purposes. Because of this versatility and utility, XML is emerging as the document format used by e-marketplaces.

   But XML is simply a data standard. For suppliers to overcome the challenges of delivering their product information to e-procurement channels, they need to be able to resolve four main issues:

   Collection: Product information is generally stored throughout an enterprise in a number of disparate systems and formats. Product information and specifications may be stored in word processing, desktop publishing and Web formats, while part numbers, pricing and availability information may be stored in relational databases, spreadsheets, accounting and ERP systems, as well as other applications. Suppliers need an effective and efficient way to integrate new e-commerce and e-procurement processes with existing systems and to collect this information for delivery to electronic marketplaces.

   Translation/Normalization: Suppliers must be able to deliver product information in the format required by individual e-marketplaces and e-procurement systems. Although XML is becoming the standard format for information interchange over the Web, different e-markets and e-procurement systems use different dialects of XML. In addition, each system uses standardized units of measurement, product coding schemes and product identifiers that may not correspond to those used by a supplier's internal systems. This data has to be standardized for easy transformation to the schemes used by each system.

   Management: In order to be successful in e-markets, suppliers need a secure and effective way to manage and deliver reliable, up-to-date, product information that is personalized for different buying groups. To accommodate regional requirements, language needs and specialized pricing arrangements, suppliers must have the flexibility to create and deliver customized product listings for different e-markets and e-procurement systems. In order to react effectively to market conditions, suppliers must also be able to update product and pricing information rapidly across all channels and target new e-markets as they are identified. Finally, they require assured, secure delivery of approved product information to electronic marketplaces.

   Differentiation: In order to compete effectively, retain and enhance margins and build customer loyalty within e-marketplaces, suppliers need new ways to present their products in a manner that will improve branding and differentiate themselves from the competition. Therefore, in addition to basic product, pricing and distribution information, suppliers must be able to include images, marketing information and other rich content.

Business Strategy

   At present, buy-side e-market infrastructure is well supported by companies such as Ariba and Commence One, whereas there are no dominant supply-side infrastructure companies. SoftQuad's goal is to be a dominant supplier of software products for the creation and management of content by suppliers in e-business. To that end, SoftQuad has developed XMetaL and MarketAgility which SoftQuad believes address the four suppliers' challenges described above. In order to be successful, SoftQuad's strategy is to:

  . work with customers in key market sectors to become reference accounts for prospective customers;

  . establish technology partnerships with major vendors of complementary products;

  . establish strategic partnerships with e-marketplaces;

  . establish a strong distribution network of value-added resellers;

  . expand SoftQuad's direct sales efforts in North America and internationally;

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  . invest in research and development to sustain leadership; and

  . maintain a solid financial structure to fund SoftQuad's operations.

Technology Background: HTML, SGML and XML

 Hyper Text Markup Language (HTML)

   HTML is currently the most prevalent language used on the World Wide Web. HTML is used to encode display information on Web Pages. Web Browsers, such as Microsoft Internet Explorer and Netscape Navigator, use this display information to format Web Pages on individuals' screens as they browse the Web. HTML uses "tags" to indicate how a particular item should be formatted. It is concerned with the set up or presentation, as opposed to the content or substance, of the information. For example, if a name is to be displayed in bold, HTML dictates that that word should be surrounded by the bold ("b") tag, as follows:

     less than sign b greater than sign John Doe less than sign /b greater than sign

   HTML is an international standard governed by the W3C, an industry organization composed of member companies with the objective of developing international standards for the World Wide Web.

 Standard Generalized Markup Language (SGML)

   SGML is the parent technology to HTML. SGML is an open international standard governed by the International Standards Organization. SGML was developed in the 1980's to enable the encoding of important documents in a standard format, which was independent of any particular software vendor. SGML's focus is on encoding the information contained in documents, as opposed to the set up or presentation of that information. Formatting (the laying out of a document on a printed page or display) is accomplished as a separate step, allowing the same information to be displayed on multiple destinations, such as print, CD-ROM and online, from the same source. SGML, like HTML, uses "tags" to label items in a document but, unlike HTML, these tags refer to an item's meaning rather than its format. For example, the name of the author of a given article might be encoded as follows:

     less than sign author greater than sign John Doe less than sign /author greater than sign

   SGML is used in a number of high-end publishing and engineering applications for a number of industries, including telecommunications, aerospace, pharmaceuticals, legal and commercial publishing and semiconductors. However, the growth of SGML usage is hampered by the fact that the language was not designed for use on the World Wide Web.

 eXtensible Markup Language (XML)

   As noted above, the HTML protocol was designed to allow the display of information on the Web. However, because it is focused on presentation and not content, it does not assist in encoding the meaning of displayed information. The use of the Web for e-commerce imposes new requirements on Web content. These requirements go beyond simple presentation to full-fledged information processing. For example, a purchase order sent to a supplier needs to be processed by that supplier's order entry system, not merely displayed on someone's screen. Also, while HTML is useful for displaying product information to prospective customers, it does not allow a computer program to automatically search and compare products on the Web. As a result, labor-intensive manual searches must be performed.

   SoftQuad's Chief Scientist, Peter Sharpe, and representatives of several other technology companies identified the need to create a new language that would enable information processing and exchange on the Web using SGML as its foundation. In 1996, this group proposed the concept to the W3C, founded the XML Working Group and produced the XML specification. In February 1998, the XML specification was approved by the W3C and officially designated as a standard by the Director of the W3C.

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   XML, like both HTML and SGML, uses "tags" to identify items in an electronic document. XML is "extensible" in the sense that it is capable of being expanded or customized. As such, it allows users to define new tags as required by a given application. For example, tags relating to financial information might be less than signearnings per share greater than sign and less than sign revenue greater than sign, whereas tags relating to a product catalog might include less than sign product name greater than sign and less than sign price greater that sign. A typical HTML Web Page might encode a product description as follows:

  less than sign b greater than sign Hoover Vacuum Cleaner less than sign /b greater than sign less than sign p greater than sign This vacuum has power and is light weight less than sign /p greater than sign less than sign b greater than sign Special Price: $99.95 less than sign /b greater than sign

   (In HTML "less than sign b greater than sign" denotes bold font and "less than sign p greater than sign" denotes a paragraph displayed in normal font.)
   Using XML, the same information would be encoded as follows:

  less than sign product name greater than sign Hoover Vacuum Cleaner less than sign /product name greater than sign less than sign description greater than sign This vacuum has power and is lightweight less than sign /description greater than sign less than sign price greater than sign $99.95 less than sign /price greater than sign

   By clearly tagging electronic content and identifying its constituent components (product name, description and price above), XML enables computer applications to create, share and process information automatically.

   There are a number of organizations devoted to establishing standard tag sets for particular applications, including XML.org (of which SoftQuad is a founding member), Microsoft's BizTalk and Rosetta.net. SoftQuad continues to participate in the development and future direction of XML and its related standards, alongside other technology companies.

SoftQuad's Products

 XMetaL

   Released in May 1999, XMetaL is SoftQuad's flagship product. XMetaL is a software program that enables organizations to create XML content easily and avoid the complexities of formatting languages. As organizations continue to adopt XML, they will need to create valid XML documents that conform precisely to the rules of a specific application. For example, product descriptions for product catalogues, user guides for consumer products, articles, newsletters, purchase orders, bills of material and part specifications all have particular XML rules as to their structure and syntax. XMetaL enables non-technical individuals to create valid XML documents without having to remember and correctly apply all these rules. XMetaL reduces training costs and enables businesses to deploy XML applications broadly, both internally and to business partners.

   Unlike HTML, which has a fixed set of tags which can be easily learned and applied, XML uses arbitrary tags which can vary with each application. XML also incorporates rules about how these tags are to be combined and used. These rules are specific to each application. Consequently, it is much more difficult for people to create valid XML documents.

   XMetaL enables people to create XML content from scratch or by importing information from word processors, spreadsheets and databases. XMetaL requires minimal customization and eliminates lengthy learning curves and training costs associated with alternative options. XMetaL won the Outstanding Product of the Year in the Authoring Tools category at the Web'99 Web Tool Awards presented by Web Techniques, a respected industry journal. XMetaL also was named one of Internet Week's "Best of the Best" and one of the "Most Innovative" software packages in Internet World's Best of the Year Awards. SoftQuad has announced strategic partnerships with XML solutions vendors such as Ariba, Vignette, Documentum and Software AG to integrate XMetaL with these vendors' products.

   XMetaL integrates with content management systems, ensuring that the content coming into those systems adheres to the rules specific to the application in question. XML content is then stored in these systems as

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reusable components which can be selectively processed and displayed by Web applications. Using this kind of solution, Web architects and designers are free to manage the content, redeploy applications and connect to new partners and new systems, without disrupting the work of content contributors. XMetaL communicates with the content management system to ensure that content is properly stored and allows users to work in a familiar interface.

   On June 26, 2000, SoftQuad began shipping XMetaL 2.0, a major upgrade to XMetaL, and XMetaL 2.1 with unicode became available on May 1, 2001.

 MarketAgility

   SoftQuad's MarketAgility is an XML-based content management solution designed to give suppliers an efficient and cost-effective way to move product information from their enterprise to multiple e-procurement channels.

   Drawing on SoftQuad's expertise in XML, MarketAgility allows suppliers to:

  . collect product information from wherever it resides in their enterprises, whether in content management systems, ERPs, other databases, or Word and Excel files;

  . transform and deliver product information to e-markets and e-procurement systems using the XML formats and schemas they require;

  . rapidly and incrementally update product and pricing information across all channels;

  . create and manage multiple catalogs that reflect different regional requirements, languages, and pricing information; and

  . differentiate themselves in the e-marketplace by supplementing product data with rich content, created and revised directly in XML using XMetaL technology.

 MarketAgility architecture

   MarketAgility's architecture is made up of three components: the MarketAgility XML Connector, the MarketAgility XML Server, and the MarketAgility XML Transporter.

  . MarketAgility XML Connector

   The MarketAgility XML Connector consists of a series of information processors and XML composition tools that can collect, manipulate and standardize product information stored throughout a supplier's enterprise.

   Collecting data. XML Connector provides secure, reliable retrieval of both structured and unstructured data sources from local and remote data repositories.

   Structured data can be collected from relational databases, ERP systems, office productivity applications like spreadsheets, standardized reports and Web pages, as well as content management systems and enterprise applications.

   The XML Connector can retrieve information from inconsistent formats like desktop publishing and word processing applications, as well HTML and XML pages.

   Because not all information sources allow automated retrieval, MarketAgility provides an XML composition workbench where suppliers can extract information from disparate data sources.

   Enhancing and validating data. MarketAgility's XML composition workbench also features powerful validation, viewing and editing capabilities. Validation ensures that information is consistent with corporate

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data sources. Suppliers can view collected data to identify exceptional cases and, using MarketAgility's XML content creation tools, modify data directly. These same editing tools allow suppliers to easily supplement their product data with rich content to help better differentiate themselves in e-markets.

   Mapping and standardizing data. The XML Connector maps content from its original sources to MarketAgility's internal XML schema. Data is processed to ensure that disparate data representations are harmonized to use standard units of measurement, product coding schemes and product identifiers. This facilitates transformation to the schemes used by individual marketplaces.

  . MarketAgility XML Server

   The XML Server provides server-based control over the storage, management and delivery of product information to multiple e-markets. Built on industry standard databases and administered through a Web interface, it provides a secure and reliable repository and staging area for the development and management of customized product listings.

   Rapid automatic updates. In conjunction with the XML Connector, the XML Server provides a sophisticated mechanism for automatically detecting changes in the original data sources, and providing rapid, incremental updates to collected product information. When changes are detected, the XML Server pulls updated data from original source materials and integrates it into the database. After updates have been validated and approved, using the XML Server's workflow, they are pushed using the XML Server's workflow to marketplaces or e-procurement systems either on demand or during regularly scheduled updates.

   Staging and workflow. The XML Server provides a staging area where suppliers can preview, revise and approve individual product entries and entire product listings. Suppliers can review listings for accuracy before they are sent to e-marketplaces. To support this capability further, the XML Server uses a workflow system for approvals and to ensure only authorized users can access and revise entries.

  . MarketAgility XML Transporter
    (communicator/dispatcher/broadcaster/publisher)

   The XML Transporter controls the extraction, transformation and the assured, secure delivery of a supplier's product information from the XML Server to multiple e-marketplaces, e-procurement systems and other electronic distribution channels.

   Customized product listings. The XML Transporter extracts required product data residing on the XML Server based on the needs of different e-markets. Customized datasets can be defined based on parameters such as marketplace, customer, geographic region or language. This process can be automated by incorporating business rules to determine required information, presentation and conditional routing.

   Automatic transformation. The XML Transformer automatically converts customized product information from MarketAgility's internal data model to those required by specific e-markets. Data is validated according to the [schemas] used by each marketplace to ensure error free postings and updates.

   Assured delivery. Finally, the XML Transporter provides assured, secure delivery of product information to multiple electronic channels, including e-marketplaces and e-procurement systems.

 HoTMetaL

   SoftQuad's HoTMetaL software program was the first commercially available HTML editor. Currently in its sixth version, HoTMetaL remains a very versatile HTML-based Web page creation and management tool. Its powerful, customizable, and extensible features give developers the advanced capabilities and productivity tools required to quickly create and display Web sites. It is a comprehensive Web publishing solution targeted at the Web developer and has an installed base of over 100,000 users worldwide.

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Customers and Markets

   SoftQuad's products serve the retail market and the corporate market. SoftQuad targets the retail market with HoTMetaL and the corporate market with its XML products, XMetaL and MarketAgility.

 HoTMetaL

   HoTMetaL has a customer base of Web developers and consumers. HoTMetaL was distributed through retail channels in North America and Europe and through SoftQuad's Web site.

 XMetaL

   XMetaL is targeted to e-business applications in the following market segments: e-publishing, e-commerce and knowledge management.

  . E-publishing

   Web publishers must keep their content fresh in order to increase and sustain readership. Sites change daily, or even several times per day. Turn-around times are short and publishing deadlines tight. In such an environment, "posting" content manually on a Web site is inefficient and difficult to manage, particularly if content simultaneously comes from numerous external content suppliers and internal contributing writers. Accordingly, high-volume online publishers rely on Web publishing applications, which create Web Pages on a continuous basis from content stored in a database.

   As the Web turns more and more organizations into publishers, for both internal and public Web presence, the demand for these solutions is growing. The central issue is the same--how to allow non-technical writers to contribute content to the Web site without requiring a manual process that slows down the Web group or requires expensive Web design houses to perform routine Web updates. Due to its inherent structure, XML Web content can be automatically read by publishing applications and processed in a streamlined fashion.

   XMetaL, due to its ease-of-use and ability to generate valid XML, is an ideal solution for non-technical writers to create XML Web content to power modern Web publishing and content management systems.

  . E-commerce

   The central challenge for e-commerce vendors is to find the most direct market for their products online. There are a large number of business models and distribution channels, and new ones emerge all the time (including building a portal or destination web site, participating in affiliate and reseller programs to list products in existing high-traffic sites, participating in electronic markets and vertical portals, or a combination of these techniques). Vendors must be able to tailor product information to specific channels quickly, while keeping all information synchronized, up-to-date and consistent.

   Management of this electronic content, therefore, plays a key role in determining the success of an e-commerce strategy. The content being processed includes product descriptions, pricing information, and a whole host of value-added content such as product reviews, product comparisons, links to related products and other commentary.

   As the number of potential channels continues to multiply and the volume of business increases, the need for vendors to build flexible and scalable electronic catalogues of products and services continues to grow. XMetaL is an ideal solution to create and maintain XML content within these e-commerce applications, because of its flexibility, ease of use and ability to generate valid XML from inputs prepared by non-technical sources.

  . Knowledge management

   Knowledge management is the effective gathering and distribution of corporate knowledge to better support employees, partners and customers. Corporate knowledge includes information about procedures,

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products and services, case studies, usage scenarios and key competitive issues. Examples of knowledge management applications include customer help desk systems, document management systems, search and retrieval tools, and knowledge bases. Knowledge management applications are important to enable service offerings over the Web, helping customers and distribution partners get accurate, timely information to better support business transactions.

   XML plays an important role in these systems by organizing content fragments, supporting intelligent searching, and allowing control of the flow of content automatically. XMetaL enables information workers to contribute content directly into these knowledge management applications without being aware of their internal structure.

 MarketAgility

   MarketAgility is targeted at suppliers participating in e-marketplaces and e-procurement systems who wish to manage, control and deliver their product information using XML. This segment also is targeted by XMetaL. See "Market Segmentation--XMetaL--E-commerce."

Sales and Marketing

   Central to SoftQuad's marketing strategy is the development of partnerships to significantly expand its market reach. To date, XMetaL market development efforts have secured a number of key strategic partnerships with various companies that provide XML-based technologies and services. SoftQuad is focusing on expanding these relationships with various companies focused on e-procurement, e-markets and XML. SoftQuad believes that such relationships create opportunities for SoftQuad as well as its partners, and will greatly supplement its direct sales efforts. SoftQuad's partnering efforts focus on three areas: technology partnerships, e-market partnerships and solutions providers.

  . Technology Partners--SoftQuad has, and is further expanding, partnerships with companies that are involved in the developing and marketing of complementary technologies. Specifically, SoftQuad pursues relationships with companies developing XML technology and XML-based products with which XMetaL software can be integrated. Through such partnerships, SoftQuad hopes to expand the XMetaL and MarketAgility user base. Some of SoftQuad's partners in this category include Vignette, Documentum and Software AG.

  . e-Market Partners--SoftQuad is targeting e-markets and e-procurement hubs that are geared towards e-enabling the supplier base of these large enterprises by implementing MarketAgility. SoftQuad believes that a large opportunity exists here for SoftQuad as these companies have extensive lists of suppliers most of whom are not technologically positioned to efficiently participate in e-markets.

  . Solutions Providers--Solutions provider partners, such as systems integrators and valued-added resellers, will integrate XMetaL and MarketAgility solutions into their e-commerce packages. SoftQuad is looking to build its network of solutions provider partners. Many specialize in XML solutions to vertical markets and, in addition, provide value-added services in the form of consulting services, training, installation, technical support, and system configuration. SoftQuad has signed reseller agreements with a number of XML capable value-added resellers. These organizations combine their own expertise and professional services with market leading products to deliver fully customized solutions to customers. Value-added resellers receive special discounts from SoftQuad and make a margin on product sales. To date, SoftQuad's network of value-added resellers has over forty members in thirteen countries, including DataChannel, Reed Technology, STEP and Agra Systems. Systems integrators, such as consulting firms, would integrate SoftQuad's XML software as part of the total solution they provide to clients. They would work with SoftQuad on a project-by-project basis and jointly ensure successful project implementation and post implementation support.

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Promotional Activities

   SoftQuad's promotional activities combine awareness campaigns (through public relations and trade show attendances) with targeted lead generation (through direct mail, free evaluations and Web sites). SoftQuad uses professional public relations agencies to manage its media relations program in the United States, Canada and Europe. Media relations activities include drafting press releases, press briefings and encouraging product reviews and corporate profiles. In addition, XML-related trade shows are an important element of the marketing strategy since they provide a one-to-many communications and sales opportunity. XML-specific trade shows include XML 99, XML One and XML World, which are each held twice a year, once in North America and once in Europe. Attendees include individuals responsible for technology purchases in large organizations. Due to SoftQuad's involvement in various industry standards setting committees, a number of SoftQuad's key personnel are routinely invited to deliver papers at conferences and seminars. SoftQuad intends to complement these speaking opportunities with regional seminars, which will showcase proven XML solutions using XMetaL and MarketAgility.

SoftQuad's Competition

   The market for SoftQuad's products is intensely competitive, subject to rapid technological change and significantly affected by new product introductions and other market activities of industry participants. SoftQuad expects competition to persist and intensify in the future. To read more about risks resulting from SoftQuad's competition, see "Risk Factors--SoftQuad Faces Intense Competition."

 XMetaL competition

   Alternative solutions to XMetaL presently include modified SGML authoring tools, enhanced text editors, which require a high degree of knowledge of XML and solutions based on word processors. Although some of these alternatives are functionally similar to XMetaL, SoftQuad believes that none adequately offers all the features embedded in XmetaL.

  . SGML Authoring Tools

   Traditional SGML authoring tools are very specialized and require an author who is experienced not only in SGML, but also in the particular document types being used. The high set-up, deployment and installation costs typical of these tools are justified only in specialized applications. Recent attempts by SGML tool providers to support XML have not, in SoftQuad's view, altered these fundamental characteristics in their products. Products in this category include Excosoft's Documentor, Adobe's FrameMaker+SGML, Interleaf Panorama, and ArborText's Adept Editor. Market penetration of these products is, SoftQuad believes, limited in SoftQuad's target markets.

  . Text Based XML Editors

   Most of the XML authoring software introduced to date consists of enhanced text editors of various kinds. These programs require a high degree of understanding of XML and are not generally suitable for commercial content authoring by ordinary business users. They are used primarily by software developers creating XML data-oriented systems. Products in this category include Vervet Logic's XML Pro and Stilo.

  . Microsoft Word

   Microsoft Word is not an XML authoring application: it does not support the definition of tags, nor does it create validated XML content, both of which are essential attributes of a commercial grade XML editor. Microsoft Office 2000 will not create valid XML content, but uses XML as a storage format. Microsoft Word's design and architecture is optimized for paper publishing, where presentation, not structure, is the primary concern.

   As a result, Microsoft Word documents must undergo a conversion process to be translated into XML. Conversion is expensive, labor-intensive, time-consuming and error-prone. Conversion is employed effectively

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in applications where the documents being converted do not change often and have a useful life of several years, such as repair and maintenance procedures for a particular model of airplane that might be in service for a decade or more. On the Web, where lead-time is short and the emphasis is on new, up-to-the-minute information, continuous conversion of new content is unworkable.

 MarketAgility competition

   The marketplace for MarketAgility is a new and developing environment which has softened significantly in recent quarters. Many vendors have or are developing XML-based solutions to address content collection, translation and management. E-marketplaces and e-procurement systems continue to evolve and their capability to accept rich content continues to evolve. Competition for MarketAgility may come from e-market and e-procurement infrastructure software vendors, e-catalog aggregators and e-catalog software solution vendors, ERP vendors, e-publishing solutions vendors and content management, document management, workflow and workgroup software solutions vendors. MarketAgility's competitive advantage is its ability to collect and translate into XML, both structured and unstructured content. Current solutions for the collection and translation of unstructured content are labor-intensive and not very scalable.

 HoTMetaL competition

   HoTMetaL faces strong competition from products such as Microsoft's FrontPage, Macromedia's Dreamweaver and Adobe's GoLive. As a result, HoTMetaL revenues have declined in recent quarters. As SoftQuad focuses its efforts on its XML products, SoftQuad expects sales of HoTMetaL to continue to decline.

Proprietary Rights And Licensing

   SoftQuad's success and ability to compete is dependent on its ability to develop and maintain the proprietary aspects of its technology and operate without infringing on the proprietary rights of others. SoftQuad relies on a combination of trademark, trade secret and copyright law, and contractual restrictions to protect the proprietary aspects of its technology. These legal protections afford only limited protection for SoftQuad's technology. SoftQuad presently owns no patents. SoftQuad seeks to protect its source code for its software, documentation and other written materials under trade secret and copyright laws. SoftQuad licenses its software pursuant to signed license or "shrinkwrap" agreements that impose certain restrictions on the licensee's ability to utilize the software. Finally, SoftQuad seeks to avoid disclosure of its intellectual property by requiring employees and consultants with access to its proprietary information to execute confidentiality agreements with us and by restricting access to its source code. Due to rapid technological change, SoftQuad believes that factors such as the technological and creative skills of its personnel, new product developments and enhancements to existing products are more important to establishing and maintaining a technology leadership position than legal protections.

   SoftQuad also has rights in the trademarks that SoftQuad uses to market its products. These trademarks include SoftQuad, HoTMetaL, MarketAgility and XMetaL. SoftQuad has applied to register its trademarks in the United States, Canada, the United Kingdom and the European Union. SoftQuad has received registrations for SoftQuad, HoTMetaL, XMetaL and MarketAgility, among others.

   Despite SoftQuad's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or to obtain and use information that SoftQuad regards as proprietary. Policing unauthorized use of its products is difficult and while SoftQuad is unable to determine the extent to which piracy of its software exists, SoftQuad expects software piracy to be a persistent problem. Litigation may be necessary in the future to enforce SoftQuad's intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. However, the laws of many countries do not protect its proprietary rights to as great an extent as do the laws of the United States and Canada. Any such resulting litigation could result in substantial costs and diversion of resources and could have a material adverse effect on SoftQuad's business, operating results and

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financial condition. SoftQuad cannot assure you that its means of protecting its proprietary rights will be adequate or that its competitors will not independently develop similar technology. If SoftQuad fails to meaningfully protect its proprietary rights, its business, operating results and financial condition could be materially adversely affected.

   To date, SoftQuad has not been notified that its products infringe the proprietary rights of third parties, but SoftQuad cannot assure you that third parties will not claim infringement by it with respect to its current or future products. SoftQuad expects that developers of Web-based commerce software products will increasingly be subject to infringement claims as the number of products and competitors in its industry segment grows and as the functionality of products in different segments of the software industry increasingly overlaps. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require SoftQuad to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to SoftQuad or at all. A successful claim of product infringement against it and the failure or inability of it to license the infringed technology or develop or license technology with comparable functionality could have a material adverse effect SoftQuad's business, financial condition and operating results.

   SoftQuad integrates third-party software into its products. This third-party software may not continue to be available on commercially reasonable terms. If SoftQuad cannot maintain licenses to key third-party software, shipments of its products could be delayed until equivalent software could be developed or licensed and integrated into SoftQuad's products, which could materially adversely affect its business, operating results and financial condition.

Revenues

   SoftQuad presently derives revenues from the sale of software product licenses for its HoTMetaL and XMetaL products from professional services related to its XMetaL products, as well as from support and maintenance agreements. SoftQuad's HoTMetaL product is priced at $99 per license and XMetaL is priced at $495 per license. Product license revenue is recognized on delivery if an agreement exists with a fixed or determinable fee and collection of the related receivable is reasonably assured. SoftQuad also derives revenues from product upgrades. HoTMetaL customers generally do not purchase annual maintenance agreements, while the majority of XMetaL customers do purchase annual maintenance agreements. The pricing of maintenance agreements is based on a percentage of the associated product license agreement. SoftQuad records cash receipts under maintenance agreements as deferred revenue. Deferred revenue is recognized as support revenue on a straight line basis over the term of the maintenance agreements, typically one year. The timing and amount of cash receipts from clients can vary significantly depending on specific payment and contract terms and can have a significant impact on the amount of deferred revenue in any given period.

   Cost of revenue consists of costs to manufacture, package and distribute products and related documentation, royalties to third party vendors along with costs associated with SoftQuad's product solution and customer services group. Since inception, SoftQuad has incurred substantial costs to develop its technology and products, and to recruit and train engineering, sales and marketing, and administrative personnel. As a result, SoftQuad has incurred net losses in each fiscal quarter since inception except for the quarter ended December 31, 1998. At June 30, 2001, SoftQuad had an accumulated deficit of $21.6 million.

Employees

   As of July 31, 2001, SoftQuad had a total of 109 full-time employees. Of these employees, 33 were in development and product management, 28 in sales and marketing, 22 in product solution and customer support and 26 in finance and administration. SoftQuad's future success depends in part on its ability to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. From time to time SoftQuad also employs independent contractors to support its product solution services, product

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development, sales, marketing and business development activities. SoftQuad's employees are not represented by any collective bargaining unit, and SoftQuad has never experienced a work stoppage. SoftQuad believes relations with its employees are good.

Office Locations

   SoftQuad's principal executive office is located in a facility in Toronto, consisting of approximately 8,541 square feet of office space under a lease expiring January 31, 2002. SoftQuad's research and development group is primarily located in a 10,697 square foot facility located in Vancouver, Canada under a lease expiring August 30, 2002. SoftQuad's Content Services Group is located in a 2,300 square foot facility in Petaluma, California under a lease expiring January 1, 2004. SoftQuad leases 3,000 square feet of office space for its European headquarters in London, England, under a five-year lease expiring May 31, 2005. SoftQuad also leases less than 1,000 square feet of office space for several executives in Seattle, Washington under a month-to-month lease.

Legal Proceedings

   SoftQuad is not a party to any current or pending material legal proceeding.

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                SOFTQUAD'S MANAGEMENT DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion and analysis together with SoftQuad's financial statements and related notes as at and for the nine month periods ended June 30, 2001 and 2000, for the years ended September 30, 2000 and 1999 and for the nine-month period ended September 30, 1998 contained elsewhere in this prospectus/proxy statement. In this report, "SoftQuad" and "its" refers to the business that is owned and conducted by SoftQuad Software, Ltd. and its subsidiaries and that was previously owned and conducted by their predecessors. Certain information contained in the following discussion and analysis and elsewhere in this annual report includes forward looking statements that involve risks and other uncertainties. See "Risk Factors" for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward looking statements contained in this prospectus/proxy statement.

Overview

   SoftQuad is a leading developer of software products for the creation and management of content in XML. XML (eXtensible Markup Language) is a language for the exchange of data on the World Wide Web that is a rapidly emerging standard for business-to-business ("B2B") e-commerce. SoftQuad's XMetaL(R) product is an advanced, yet easy-to-use, XML content creation solution that allows authors throughout an organization to create and adapt content for use in e-commerce, e-publishing and knowledge management applications. SoftQuad's MarketAgility(TM) product, launched in September 2000, is an XML-based content delivery solution that gives suppliers more control over the collection, processing and real-time delivery of product information in XML to e-marketplaces and e-procurement systems. As a result of continued softening in the e-commerce industry, sales of MarketAgility have not yet materialized. As a result, SoftQuad has focused most of its current selling and marketing activities on XMetaL and related services and away from MarketAgility. While SoftQuad is focusing its efforts towards its XML products, it has derived portions of its revenues from HoTMetaL(R), its HTML-based Web page creation and management tool. In recent quarters, total HoTMetaL revenues world-wide have declined and HoTMetaL has lost market share to competitors. As expected, revenue from HoTMetaL declined and revenue from its XML products and services has grown. SoftQuad believes that its future success depends on XML technology and its XMetaL and MarketAgility products.

   SoftQuad generates its revenues from product sales, license fees and maintenance and support contracts. SoftQuad recognizes revenues from product and license agreements on product delivery if an agreement exists with a fixed or determinable fee and collection of the related receivable is reasonably assured. Service revenue consists of fees for product solution services and from maintenance and support agreements. Revenue from maintenance and support agreements is initially recorded as deferred revenue and recognized as revenue over the term of the agreement. Service revenue consists of fees for product solution services and is recognized as revenue as the work is completed. During the year ended September 30, 1999, SoftQuad adopted the Statement of Position ("SOP") 97-2 "Software Revenue Recognition", which provides guidance on applying US generally accepted accounting principles in recognizing revenue from software transactions.

   SoftQuad's cost of revenues includes costs to manufacture, package, and distribute its products and related documentation, royalty payments to third parties, payments to vendors and inventory write-downs, as well as personnel and other expenses, if any, related to providing product solution services and customer support services.

   Since SoftQuad's inception, it has incurred substantial costs to develop its technology and products, to recruit and train personnel for SoftQuad's development, sales and marketing (including business development and product management) and product solution services departments, and to establish an administrative infrastructure. As a result, SoftQuad has incurred significant losses since inception. As of June 30, 2001, SoftQuad has an accumulated deficit of approximately $21.6 million.

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 Completion of the Acquisition of Advanced Data Engineering, Inc.

   On November 20, 2000, SoftQuad completed its acquisition of Advanced Data Engineering, Inc. ("ADEi"). Under the acquisition agreement, SoftQuad agreed to purchase ADEi for a purchase price of $4.8 million, which was satisfied by the issuance of 744,133 shares of common stock. Also pursuant to the agreement, option holders of ADEi converted vested options in ADEi to 80,770 vested options of the Company. The total purchase price was approximately $5.5 million. ADEi was subsequently merged into SoftQuad California Inc. ("SQ California"). The acquisition of ADEi was accounted for using the purchase method of accounting. The purchase price was allocated to the assets acquired and liabilities assumed. Operating results for ADEi are included in SoftQuad's operating results from the date of the acquisition.

   Because SoftQuad's business has historically been carried on by entities other than SoftQuad, the historical financial results described in this section for the nine month period ended September 30, 1998 and the year ended September 30, 1999 are the results of SoftQuad Canada, SoftQuad's Ontario operating subsidiary.

Results of Operations for the Nine Months Ended June 30, 2001 and 2000

 Revenue

   Total revenue increased from $2.890 million in the nine months ended June 30, 2000 to $4.424 million in the nine months ended June 30, 2001, representing a 53% increase in revenue. This increase is attributable to an increase in license, support and maintenance fee revenue from XMetaL of $1.450 million and an increase in revenue of $1.317 million from SoftQuad's product solution services group due primarily to SoftQuad's acquisition of SQ California on November 20, 2000. This increase was offset by a decrease in HoTMetaL's product license revenue of $1.233 million. For the nine months ended June 30, 2001, the share of revenue generated from XMetaL, HoTMetaL and professional services was 59%, 10% and 31% respectively, compared with 40%, 59% and 1% respectively for the nine months ended June 30, 2000. SoftQuad expects HoTMetaL's license revenue, both in absolute dollars and its proportionate share of total revenue, to continue to decline over the next several quarters.

   SoftQuad categorizes its geographic information into two major market regions: North America and Europe. In the nine months ended June 30, 2001, the share of revenue generated from North America and Europe was 73% and 27%, respectively, compared with 59% and 41%, respectively, for the nine months ended June 30, 2000.

 Cost of Revenue

   Cost of revenue increased from $664 thousand for the nine months ended June 30, 2000 to $2.349 million for the nine months ended June 30, 2001, representing an increase of 254%. This increase is attributable to increased costs associated with product solution services and customer support services, as these groups grew during the period, primarily due to SoftQuad's acquisition of SQ California on November 20, 2000. SoftQuad expects cost of revenue to stabilize in its professional services and customer support services groups as SoftQuad has no immediate hiring plans.

 Research and Development

   Research and development expenses increased from $1.207 million in the nine months ended June 30, 2000 to $1.686 million for the nine months ended June 30, 2001, representing an increase of 40%. The increase is primarily attributable to an increase in personnel related costs largely related to the development of SoftQuad's XMetaL and MarketAgility products. SoftQuad believes that its current level of investment in research and development is at the appropriate level to attain its strategic objectives and, as a result, SoftQuad expect that research and development expenses will stabilize in future periods. To date, all software development costs have been expenses in the period incurred.

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 Selling and Marketing

   Selling and marketing expenses increased from $3.098 million in the nine months ended June 30, 2000 to $6.634 million for the nine months ended June 30, 2001, representing an increase of 114%. The increase is primarily attributable to an increase in personnel-related costs (including $184 thousand related to the amortization of stock-based compensation); increased marketing program expenditures associated with XMetaL, the launch of MarketAgility and MarketAgility Express and increased investor relations activities. SoftQuad expects selling and marketing spending will decrease over the next several quarters as the benefits of headcount reductions in sales personnel are realized, as discretionary marketing expenses are reduced as SoftQuad begins to focus its marketing expenditures in specific areas in e-commerce markets and as SoftQuad reduces the scale of its investor relations program.

 General and Administrative

   General and administrative expenses increased from $1.508 million in the nine months ended June 30, 2000 to $4.234 million for the nine months ended June 30, 2001, representing an increase of 181%. The increase is primarily attributable to the settlement of certain litigation, increased personnel related costs, increased costs of legal, accounting and other professional services, and increased facility expenses necessary to support SoftQuad's expanding operations. SoftQuad believes it has developed an appropriate level of infrastructure and thus expect that general and administrative spending will stabilize over the next several quarters.

 Amortization of goodwill and other intangibles

   Amortization of goodwill and other intangibles increased from $145 thousand in the nine months ended June 30, 2000 to $1.189 million for the nine months ended June 30, 2001. The increase is primarily attributable to SoftQuad's acquisition of SQ California in November 2000.

 Net Loss

   SoftQuad's net loss increased from $3.615 million or $0.34 per share for the nine months ended June 30, 2000 to $11.828 million or $0.87 per share for the nine months ended June 30, 2001, reflecting a lower level of gross profit earned in the nine months ended June 30, 2001 due to higher services costs coupled with higher operating expenses and other expenses for the same period. SoftQuad expects to incur net losses for at least the next several quarters.

Results of Operations for the Years Ended September 30, 2000 and 1999

 Revenue

   Total revenue increased from $3.3 million for the year ended September 30, 1999 to $4.3 million for the year ended September 30, 2000 representing a 30% increase in revenue. This increase is attributable to an increase in license, support and maintenance fee revenues associated with XMetaL coupled with a significant decrease in HoTMetaL product license revenues for the year ended September 30, 2000. XMetaL revenues increased from $356 thousand for the year ended September 30, 1999 to $2.4 million for the year ended September 30, 2000, representing a 574% increase. For the year ended September 30, 2000, revenues generated from XMetaL and HoTMetaL, as a proportion of total revenue were 57% and 43% respectively, compared with 10% and 90% respectively for the year ended September 30, 1999. SoftQuad expects XMetaL's product license revenues and related professional services revenues, both in absolute dollars and their proportionate share of total revenues, to continue to increase over the next several quarters while HoTMetaL's product license revenues, both in absolute dollars and their proportionate share of total revenues, continue to decline. SoftQuad also expects to begin to generate both license and related professional services revenues during the second or third quarter of fiscal 2001 from MarketAgility 1.0, which was launched in September 2000.

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   SoftQuad also offers customers maintenance and support contracts for which technical support and updates are provided over the life of the contract (usually one year). Given this strategy, rateable revenue recognition is required for maintenance fees earned under these contracts. The increase in deferred revenue in 2000 is consistent with the increase in license sales.

   SoftQuad categorizes its geographic information into two major market regions: the Americas and Europe (including the UK). For the year ended September 30, 2000, revenue generated from North America and Europe (as a proportion of total revenue) was divided 61% and 39%, respectively, compared with 63% and 37% for the year ended September 30, 1999.

 Cost of Revenue

   Cost of revenue increased from $635 thousand for the year ended September 30, 1999 to $867 thousand for the year ended September 30, 2000, representing an increase of 36%. The increase is primarily due to higher costs associated with increasing headcount and building infrastructure in the product solution services and customer support services groups. Cost of licenses decreased slightly during the period due to the change in its product mix from HoTMetaL to XMetaL as multiple copies of XMetaL are more frequently shipped on one master disk which reduces both production and distribution costs as a percentage of revenue. SoftQuad expects cost of revenues to increase, both in absolute dollars and as a percentage of revenue, as SoftQuad continues to invest in product solution services and customer support services by hiring and training new personnel in anticipation of increased service revenue and customer base associated with XMetaL and MarketAgility.

 Selling and Marketing

   Selling and marketing expenses increased from $2.1 million for the year ended September 30, 1999 to $5.2 million for the year ended September 30, 2000, representing an increase of 148%. The increase is primarily attributable to an increase in selling and marketing personnel and increased marketing program expenditures associated with and the launch of XMetaL 2.0 in June 2000 and MarketAgility 1.0 in September 2000. During the year ended September 30, 2000, SoftQuad increased its headcount by 25 as a result of expanding both the sales and marketing teams in addition to building new business development and product management teams within the sales organization. The increase for the year ended September 30, 2000 was also attributed to increased travel related expenses resulting from increased sales, business development and marketing activities. SoftQuad expects selling and marketing spending will continue to increase in absolute dollars as SoftQuad continues to increase due to the planned growth in sales, business development and marketing personnel and due to expected additional increases in marketing programs and other promotional activities.

 Research and Development

   Research and development expenses increased from $1.1 million for the year ended September 30, 1999 to $2.0 million for the year ended September 30, 2000, representing an increase of 82%. The increase is primarily attributable to an increase in personnel related costs largely related to the development of XMetaL2.0 launched June 2000 and MarketAgility 1.0 launched September 2000. For the year ended September 30, 2000, SoftQuad increased its headcount by 18. SoftQuad believes that continued investment in research and development is critical to attaining its strategic objectives and, as a result, SoftQuad expects that research and development expenses will increase in absolute dollars in future periods. To date, all software development costs have been expensed in the period incurred.

 General and Administrative

   General and administrative expenses increased from $1.1 million for the year ended September 30, 1999 to $3.4 million for the year ended September 30, 2000, representing an increase of 209%. The increase is

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primarily attributable to increased personnel related costs, increased costs of investor relations, legal and other professional services, increased facility expenses in Toronto and London and increased costs incurred to build SoftQuad's administrative infrastructure. Such expenditures are necessary to support SoftQuad's expanding operations. For the year ended September 30, 2000, SoftQuad increased its headcount by 12. SoftQuad expects that general and administrative spending will increase in absolute dollars to support its expanding operations and as SoftQuad continues to enhance its administrative infrastructure.

 Other (Income) Expense

   Other income increased to $421 thousand for the year ended September 30, 2000 from a net expense of $68 thousand for the year ended September 30, 1999. The large increase in other income is due to the high level of interest income generated on short-term investments held as a result of the equity transactions completed during fiscal 2000 along with a decline in interest expense due to the repayment of the note payable in June 2000.

 Net Loss

   SoftQuad's net loss increased from $1.6 million or $0.37 per share for the year ended September 30, 1999 to $6.7 million or $0.60 per share for the year ended September 30, 2000, reflecting that SoftQuad's higher gross profit earned in the year ended September 30, 2000 was offset by higher operating expenses for the same period.

Results of Operations for the Year Ended September 30, 1999 and the Nine-Month Period Ended September 30, 1998

   The 1999 fiscal year described below represents the twelve months ended September 30, 1999. The 1998 fiscal year described below represents the nine-month period ended September 30, 1998. This short period is a consequence of the October 1998 management buyout of SoftQuad's business from NewKidCo, which had a December 31 fiscal year end. You should take the resulting three-month discrepancy into account when considering each of the following comparisons of SoftQuad's operating results, in addition to any other factors SoftQuad identifies below as having affected specific periods.

 Revenue

   Total revenue increased from $1.5 million for the nine-month period ended September 30, 1998, to $3.3 million for the year ended September 30, 1999, representing a 120% increase in revenue. This increase is primarily attributable to the higher license and service revenues associated with the launch in May 1999 of the first version of XMetaL and the release of a new version of HoTMetaL in October 1998. The revenue increase derived from XMetaL and the new version of HoTMetaL was partially offset by a revenue disruption resulting from a change in a major distribution relationship. For the nine-month period ended September 30, 1998, all SoftQuad's revenues were derived from HoTMetaL product license revenues.

 Cost of revenue

   Cost of revenue increased from $322 thousand for the nine-month period ended September 30, 1998, to $635 thousand for the year ended September 30, 1999, as a result of higher royalties and production costs associated with the release of HoTMetaL in October 1998.

 Selling and marketing

   Selling and marketing expenses increased from $794 thousand for the nine-month period ended September 30, 1998, to $2.1 million for the year ended September 30, 1999. The increase is primarily attributable to an increase in sales and marketing personnel and the increased marketing program expenditures associated with the launches of new versions of HoTMetaL and XMetaL.

 Research and development

   Research and development expenses increased from $797 thousand for the nine-month period ended September 30, 1998, to $1.1 million for the year ended September 30, 1999. The increase was primarily attributable to the development of XMetaL.

   SoftQuad expects that research and development expenses will increase in absolute dollars in future periods based on its belief that continued investment in research and development is critical to attaining its strategic objectives. To date, all software development costs have been expensed in the period incurred.

 General and administrative

   General and administrative expenses increased from $902 thousand for the nine-month period ended September 30, 1998, to $1.1 million for the year ended September 30, 1999. The increase was primarily due to increased personnel and facility expenses necessary to support SoftQuad's expanding operations.

 Net loss

   SoftQuad's net loss increased from $1.3 million for the nine-month period ended September 30, 1998, to $1.6 million for the year ended September 1999 primarily reflecting higher sales and marketing and research and development expenses that offset higher revenues generated by XMetaL and the release of a new version of HoTMetaL.

Market Risk

   The risk inherent in SoftQuad's market risk sensitive instruments is the potential loss arising from adverse changes in foreign currency exchange rates. The United States dollar is the functional currency for financial reporting. SoftQuad has never used foreign forward exchange contracts to minimize the adverse earnings impact from the effect of exchange rate fluctuations on SoftQuad's non-United States dollar net balance sheet exposures.

Liquidity and Capital Resources

   Since inception, SoftQuad has funded its operations and met its capital expenditure requirements through the private sale of equity and debt securities. From December 1999 to June 30, 2001, SoftQuad raised approximately $22.6 million in net proceeds from equity financings in order to expand its sales and marketing and product development efforts and support its administrative infrastructure.

   For the nine months ended June 30, 2001 and 2000, net cash used in operating activities was $10.540 million and $2.243 million respectively. For the nine months ended June 30, 2001 and 2000, the increase in cash used for operating activities was primarily due to a net loss of $11.828 million and $3.615 million respectively, partially offset by the amortization of goodwill and capital assets and changes in operating working capital.

   Net cash used in investing activities was $348 thousand and $676 thousand for the nine months ended June 30, 2001 and 2000, respectively. Cash used in investing activities for the nine months ended June 30, 2001 related to the purchase of ADEi and the purchase of capital assets, mainly computer hardware and software. At June 30, 2001, SoftQuad did not have any material commitments for capital expenditures.

   Net cash provided by financing activities was $63 thousand and $21.834 million for the nine months ended June 30, 2001 and 2000, respectively. For the nine months ended June 30, 2001, net cash provided by financing activities represented proceeds from shares issued upon exercise of options under the ESOP offset by increases in share issuance costs.

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

   At June 30, 2001, SoftQuad had $5.274 million in cash and cash equivalents and working capital of $4.439 million. This compares to $19.659 million in cash and cash equivalents and working capital of $18.489 million as of June 30, 2000.

   SoftQuad does not have a line of credit for general operating expenses. SoftQuad does have equipment lines of credit from vendors for certain equipment. At June 30, 2001, SoftQuad had no notes or loans payable outstanding.

   SoftQuad believes that it has sufficient cash and cash equivalents to meet its working capital requirements for at least the next 12 months, assuming SoftQuad meets the targets in its revenue model. Thereafter, additional funds may be required to support its working capital requirements or for other purposes. SoftQuad met its revenue targets for the three months ended June 30, 2001, however, there can be no assurance that SoftQuad will continue to meet its revenue targets in the future. If SoftQuad fails to meet its revenue targets in future quarters, additional funds will be required in the next 12 months. SoftQuad may seek to raise such additional funds through public or private equity or debt financings or from other sources. There can be no assurance that additional financing will be available at all, or if available on terms favorable to SoftQuad, or any additional financing will not be dilutive.

Recent Accounting Pronouncements


   On June 29, 2001, the Financial Accounting Standards Board approved for issuance Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. As a result, the pooling-of-interests method will be prohibited. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this Statement which, for SoftQuad, will be October 1, 2001; however, for any acquisitions completed after June 30, 2001, goodwill and intangible assets with an indefinite life will not be amortized.

   The adoption of SFAS 141 will not have an impact on SoftQuad as it has applied the purchase method to all previous business combinations. SoftQuad is still evaluating the impact of the adoption of SFAS 142 and has not yet determined the effect of its adoption on the business, results of operations or financial condition of SoftQuad.

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

                              SOFTQUAD MANAGEMENT

   The following table sets out certain information regarding the directors, executive officers and key employees of SoftQuad as of September 20, 2001:

      Name                 Age                     Position
      ----                 ---                     --------
Roberto Drassinower.......  37 Chief Executive Officer and Director
David R. Lewis............  56 Chief Financial Officer, Secretary and Treasurer
Bruce Sharpe..............  47 Chief Technology Officer
Peter Sharpe..............  49 Chief Scientist
Nick Mongston.............  40 Managing Director, SoftQuad Limited
Andrew Muroff.............  32 Director
Joan Dea..................  37 Director
Brock Armstrong...........  54 Director
Lawrence Goldberg.........  45 Director

   Roberto Drassinower has been the Chief Executive Officer and a director of SoftQuad Software Ltd. since its inception in April 2000. He also served as the President of SoftQuad Software Ltd. from its inception until October 2000. Mr. Drassinower has also served as the Chief Executive Officer of SoftQuad Canada since its inception in October 1998, and as President from its inception to October 2000. He began his career with SoftQuad in January 1996, when it was part of SoftQuad International Inc. Over the last three years, Mr. Drassinower has been instrumental in refocusing SoftQuad's business on its XML products. From January 1995 to December 1995, Mr. Drassinower served as President of Carolian Systems, a UNIX network management company. While with Carolian Systems, Mr. Drassinower was responsible for research and development, technical support and developing a successful corporate sales team serving customers such as Compaq, Pepsi and 3M. Mr. Drassinower has worked in the software industry since 1985 and has over seven years experience managing technology businesses. In addition, Mr. Drassinower has over five years experience as a software engineer and systems designer.

   David R. Lewis has served as the Chief Financial Officer, Secretary, and Treasurer of SoftQuad since November 2000. Mr. Lewis, has nearly 30 years of business experience including more than 15 years in the high-tech industry with specific software and Internet experience in the B2C and B2B global marketplaces. Since 1992, he has been CFO to a number of Nasdaq-listed companies, accumulating strong global experience in the software and B2C/B2B marketplaces. Prior to joining SoftQuad, from July 1999 to October 2000 he was CFO, Corporate Secretary, and Treasurer for SUMmedia.com Inc., a publicly traded (OTC Bulletin Board: ISUM), global, internet media and marketing company in the content management applications and solution sectors. From March 1999 to July 1999, Mr. Lewis was Chief Financial Officer of Alya International, Inc. (OTCBB: ALYA), a publicly listed software company engaged in the electronic security industry. From March 1998 to December 1999, Mr. Lewis was Chief Financial Officer, Corporate Secretary, and Director of Net Nanny Software International Inc. (V. NNS; OTCBB:NNSWF), a publicly listed software company involved in the personal computer e-commerce business. From September 1996 to February 1998, Mr. Lewis was Chief Financial Officer, Director and Corporate Secretary for Big Server Software Inc., a software company which developed enterprise-wide business databases. From July 1994 to February 1996, Mr. Lewis was Chief Financial Officer of Weir Jones Automotive Inc., a developer of patented automotive security devices. Mr. Lewis is a Chartered Accountant and holds a Bachelor of Engineering from Dalhousie University.

   Bruce Sharpe has served as the Chief Technology Officer of SoftQuad Canada since its inception in October 1998. He was appointed to the same position with SoftQuad, and served as a director of SoftQuad from its inception in April 2000 until November 2, 2000. He held the same position when SoftQuad's business was conducted by SoftQuad International Inc. from January 1996 to October 1998. His responsibilities include product development activities, product design, feature selection, project management and quality assurance. From October 1993 to December 1995, Mr. Sharpe was the Director of R&D at Gravis Computer Technologies

Ltd., a manufacturer of PC peripherals. Mr. Sharpe holds a Ph.D. in mathematics from the University of British Columbia. He is the brother of Peter Sharpe.

   Peter Sharpe has served as the Chief Scientist of SoftQuad Canada since its inception in October 1998. He was appointed to the same position with SoftQuad on its inception in April 2000. He held the same position when SoftQuad's business was conducted by SoftQuad International Inc. from August 1996 to October 1998. Mr. Sharpe is the head designer and lead programmer of SoftQuad's products, including HoTMetaL and XMetaL. Mr. Sharpe was one of the founders of SoftQuad International Inc., and held the position of Director of SGML Development from February 1986 to May 1996. Mr. Sharpe was one of the original creators of XML and worked with other industry participants to define the XML standard as a founding member of the World Wide Web Consortium and its XML Technical Working Group. Mr. Sharpe holds a Masters of Science-Mathematics from the University of Toronto. He is the brother of Bruce Sharpe.

   Nick Mongston has served as Managing Director of SoftQuad Ltd. (SoftQuad's UK subsidiary) since December 1999. From 1996 to 1999, Mr. Mongston served as UK sales and marketing manager and from 1991 to 1996 he served as Dealer Account Manager for Bayer Corporation (AGEA Division) in London, England. During this time, Mr. Mongston was responsible for functional and strategic management of the sales and marketing function.

   Andrew Muroff served as the President of SoftQuad from November 2000 to August 31, 2001 and has been a director of SoftQuad since November 2000. Mr. Muroff has many years of experience in leading mergers and acquisitions efforts, for high-tech public companies having led and closed about $100 million in acquisitions for a publicly traded company as well as having headed up business development for an international internet service provider. Before joining SoftQuad as President, Mr. Muroff was Director of Corporate and Legal Development of CYBERPLEX, Inc (CX:TSE), an international internet professional services firm, from January 1999 to October 2000. From May 1996 to December 1998, Mr. Muroff was Director of Business Development at Managed Network Systems, Inc., an international internet communications provider, where he cultivated key strategic partnerships. Mr. Muroff is a member of the Michigan Bar and holds an MBA degree from the University of Windsor, a BA in Economics from the University of Western Ontario and a law degree from the Detroit College of Law at Michigan State University.

   Joan Dea has been a director of SoftQuad since June 2000. Ms. Dea is currently a Vice President and an officer of The Boston Consulting Group ("BCG"). Ms. Dea became an officer of BCG in 1994 after its merger with The Canada Consulting Group. She had been with Canada Consulting since 1989 and was a manager at the time of the merger. At BCG, Ms. Dea has co-led the development of BCG's global e-ventures business, which incubates and builds e-commerce businesses. Some of the e-commerce ventures Ms. Dea has been instrumental in building include a comprehensive consumer electronics navigation and retail site, a licensing marketplace for pharmaceutical companies and a B2B exchange. Ms. Dea also has extensive international consulting experience assisting corporations improve their competitiveness and performance. From 1995 to 1999, Ms. Dea built and led BCG's Canadian financial services practice. Ms. Dea holds a B.A. in Economics and Political Science from Yale University and an MSc Economics (International Relations) from the London School of Economics.

   Lawrence Goldberg has been a director of SoftQuad since November 2000. Mr. Goldberg has been the Executive Vice President and Chief Financial Officer of Pinetree Capital Corporation since February 2000. From September 1996 to January 2000, Mr. Goldberg was Chief Financial Officer of KL Group Inc., a company selling Java related development tools and components. From February 1995 to June 1996, he was Senior Vice President of Newstar Technologies Inc., which developed and sold application software directed at the commercial/residential property management industry. Mr. Goldberg, a Chartered Accountant, brings with him over 20 years of experience in the software industry. In addition to his responsibilities at Pinetree, Mr. Goldberg sits on the Boards of many of Pinetree's investee companies, acting as an advisor to management of those companies.

   Brock Armstrong has been a director of SoftQuad since November 2000. Mr. Armstrong is President and Chief Executive Officer of DC DiagnostiCare Inc. since January 2000. From October 1998 to December 1999, Mr. Armstrong was President of ING Equitable Life and Chief Executive Officer--Annuities of ING US Retail Financial Services, both US subsidiaries of ING Group, a global financial services company. From April 1997 to October 1998, Mr. Armstrong was Senior Vice President of The Prudential Insurance Company of America, one of the largest life insurance companies in the United States. From August 1994 to April 1997 Mr. Armstrong was Executive Vice President of London Insurance Group, a Canadian financial services company with operations in Canada, the United States and Asia. Mr. Armstrong is a Chartered Accountant and holds an Honours Bachelor of Business Administration degree from the University of Western Ontario.

                   SOFTQUAD SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

   The following table sets out information known to us regarding the beneficial ownership of SoftQuad's common stock, as of September 20, 2001 by:

  . each person known to SoftQuad to be the beneficial owner of more than 5% of SoftQuad common stock, Class A preferred stock or Class B preferred stock or the exchangeable stock of SoftQuad Acquisition Corp.;

  . each person who was an executive officer of SoftQuad and received in excess of $100,000 for services rendered during the fiscal year ended September 30, 2000;

  . each director of SoftQuad; and

  . all of SoftQuad's directors and executive officers as a group.

   The number of shares of SoftQuad common stock deemed to be beneficially owned by the respective person or entity in the table below includes shares issuable upon the exchange of exchangeable stock of SoftQuad Acquisition Corp., conversion of SoftQuad preferred stock and the exercise of options and warrants held by the respective person or entity that may be converted or exercised within 60 days after September 20, 2001. For purposes of calculating each person's or entity's percentage ownership, the number of outstanding shares includes the 13,787,448 shares of SoftQuad common stock and 3,136,710 shares of exchangeable stock of SoftQuad Acquisition Corp. (which have voting and economic rights functionally equivalent to, and are exchangeable on a one-for-one basis with, shares of SoftQuad common stock) outstanding on September 20, 2001, plus shares issuable upon the conversion or exercise of that person's or entity's SoftQuad preferred stock, options and warrants that are convertible or exercisable within 60 days after September 20, 2001. Except as indicated in the footnotes below, to our knowledge, the persons named in this table have sole voting and investment power with respect to the shares beneficially owned by them. Footnotes to the table also indicate whether any of the shares beneficially owned are issuable upon the conversion of preferred stock or the exercise of warrants.

   The address of each person known by us to be the beneficial owner of more than 5% of SoftQuad's common stock is included in the footnotes.

                                                  Amount and Nature of Percent
                Name and Address                  Beneficial Ownership of Class
                ----------------                  -------------------- --------
Mark Valentine(1)................................      3,248,779        18.6%
James J. Clark(2)................................      3,220,285        19.0%
Pinetree Capital Corporation(3)..................      2,710,128        16.0%
VC Advantage Limited Partnership, Thomson
 Kernaghan & Co. Limited and CALP II LP(4).......      1,675,096         9.9%
Roberto Drassinower(5)...........................        721,203         4.1%
Jonathan Sachs(6)................................        442,860         2.6%
Bruce Sharpe(7)..................................        422,857         2.5%
Peter Sharpe(7)..................................        422,857         2.5%
Joan Dea(8)......................................         36,667         0.2%
Nick Mongston(9).................................         20,000         0.1%
All current directors and executive officers of
 SoftQuad as a group (9 persons)(10).............      1,448,584         8.1%

--------
 (1) Consists of 1,675,096 shares owned by VC Advantage Limited Partnership, Thomson Kernaghan & Co. Ltd. and CALP II LP (as described in Note (4) below), 1,000,000 shares owned by Thomson Kernaghan as agent for others, and 434,794 shares of common stock issuable upon conversion of preferred stock and 138,889 shares of common stock issuable upon warrants held by Hammock Group, Ltd. Each of the stockholders has advised SoftQuad that Mr. Valentine is their controlling stockholder. Mr. Valentine disclaims beneficial ownership of such shares. Mr. Valentine's address is c/o Thomson Kernaghan & Co. Ltd., 120 Adelaide Street West, Suite 1600, Toronto, Ontario M5H 1T1, Canada.
 (2) Mr. Clark's address is Prasanmir Place 164/5 Sukhimrit Soi 23 Bangkok, Thailand 10110. Information from a Schedule 13D filed by Mr. Clark has been used to complete this table.
 (3) Includes 2,570,560 shares of exchangeable stock of SoftQuad Acquisition Corp. Pinetree's address is 130 King Street West, Suite 2810, Toronto, Ontario M5X 1A9, Canada. We have been advised by Pinetree that its controlling stockholder is Sheldon Inwentash. Information from a Schedule 13D filed by Pinetree has been used to complete this table.
 (4) Two executive officers of Thomson Kernaghan (including its Chairman) also are executive officers of the general partner of VC Advantage Limited Partnership and the general partner of CALP II LP. Accordingly, Thomson Kernaghan, VC Advantage and CALP II may be considered a group which beneficially owns all of the shares beneficially owned by any of them. Under an agreement with SoftQuad (the "TK Conversion Cap Agreement"), Thomson Kernaghan, VC Advantage and CALP II agreed not to have the right to convert any SoftQuad preferred stock or exercise any warrant or special warrant if, after having given effect to the conversion or exercise, all of them considered as a group would be deemed to beneficially own more than 9.9% of the then outstanding common stock. If not for the TK Conversion Cap Agreement, Thomson Kernaghan, VC Advantage and CALP II, considered as a group, would beneficially own 6,509,874 shares of common stock, including 2,506,738 shares of SoftQuad common stock issuable upon conversion of SoftQuad preferred stock and 1,772,634 shares of common stock issuable upon exercise of warrants. The address for each of Thomson Kernaghan, VC Advantage and CALP II is Thomson Kernaghan & Co. Limited, 120 Adelaide Street West, Suite 1600, Toronto, Ontario M5H 1T1, Canada. Information from a Schedule 13G filed by VC Advantage Limited Partnership, Thomson Kernaghan & Co. Limited and CALP II LP has been used to complete this table.
 (5) Consists of 142,860 shares of exchangeable stock of SoftQuad Acquisition Corp. and 578,343 shares of common stock issuable upon exercise of options.
 (6) Consists of 142,860 shares of exchangeable stock of SoftQuad Acquisition Corp. and 300,000 shares of common stock. Jonathan Sachs left the employment of SoftQuad October 2000.
 (7) Consists of 142,860 shares of exchangeable stock of SoftQuad Acquisition Corp. and 279,997 shares of SoftQuad common stock issuable upon exercise of options.
 (8) Issuable upon exercise of options.
 (9) Issuable upon exercise of options.
(10) Includes 428,580 shares of exchangeable stock of SoftQuad Acquisition Corp. and 1,020,004 shares of SoftQuad common stock issuable upon exercise of options. The 1,623,584 shares beneficially owned by all officers and directors do not include the 2,570,560 shares of exchangeable stock of SoftQuad Acquisition Corp. owned by Pinetree. Lawrence Goldberg, a director of SoftQuad is an Executive Vice President of Pinetree.

              COMPARATIVE RIGHTS OF HOLDERS OF SOFTQUAD STOCK AND
                                  COREL STOCK

   The internal affairs of SoftQuad are currently governed by the corporate laws of Delaware, particularly the Delaware General Corporation Law or DGCL, the articles of incorporation of SoftQuad as amended to date and the SoftQuad amended and restated bylaws. On consummation of the merger, SoftQuad stockholders will become securityholders of Corel, a Canadian corporation governed by the Canada Business Corporations Act, or CBCA. After that time, their rights will be as provided under the CBCA, other applicable Canadian law, the Corel certificate and articles of amalgamation, the Corel bylaws and Corel's rights plan. The following is a summary comparison of some differences between the rights of holders of shares of Corel common stock under the CBCA, the Corel certificate and articles of amalgamation and the Corel bylaws and the rights of SoftQuad stockholders under the DGCL, the SoftQuad articles of incorporation and the SoftQuad amended and restated bylaws. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL, the CBCA, the respective common laws of Delaware and Canada, the full texts of the governing corporate instruments of SoftQuad and Corel, to all of which all of SoftQuad stockholders are referred.

   The SoftQuad preferred stock has the following rights and features:

  . the right to vote as a group with common stock,

  . the right to receive dividends on parity with common stock

  . liquidation preferences, and

  . conversion rights allowing the SoftQuad preferred stock to convert into common stock.

   On consummation of the merger, the holders of the SoftQuad preferred stock, on an as-converted basis, will receive the same type of consideration as the holders of SoftQuad common stock. Therefore, the holders of SoftQuad preferred stock will become holders of Corel common stock.

   The exchangeable stock of SoftQuad Acquisition Corp. has the following rights and features:

  . the right to vote as a group with the holders of SoftQuad common stock and SoftQuad preferred stock;

  . the right to a preference over all other shares of SoftQuad Acquisition
    Corp. with respect to the payment of dividends and dissolution of SoftQuad Acquisition Corp;

  . the right to receive dividends on parity with SoftQuad common stockholders;

  . the right to receive, along with the SoftQuad common stockholders, the remaining property on dissolution or wind-up of SoftQuad;

  . as long as exchangeable stock of SoftQuad Acquisition Corp. is outstanding, SoftQuad Acquisition Corp. cannot pay any dividends on any other shares, redeem or repurchase or make any capital distributions in respect of any other shares, redeem or repurchase any shares, or issue any exchangeable shares or any other shares ranking equally with or superior to the exchangeable stock of SoftQuad Acquisition Corp., other than by way of stock dividend;

  . conversion rights allowing the exchangeable stock of SoftQuad Acquisition
    Corp. to convert into SoftQuad common stock at the option of the holder.

   The shares of Corel common stock have the following rights and features:

  . the right to vote at all meetings of shareholders, including for the election of directors,

  . the right to receive discretionary dividends; and

  . the right to receive the remaining property of Corel on dissolution.

   Each series of Corel preferred shares has the following rights and features:

  . such dividend, voting, redemption, conversion and other rights as may be fixed by the board of directors for each series,

  . the right to rank equally with each other series with respect to priority in payment of dividends and on liquidation; and

  . liquidation preferences.

Vote on Extraordinary Corporate Transactions

   SoftQuad. Delaware corporation law generally requires the affirmative vote of the holders of a majority of the outstanding voting stock to authorize any merger, consolidation, dissolution or sale of all or substantially all of the assets of a corporation. Unless required by the corporation's certificate of incorporation, no authorizing stockholder vote is required of a corporation surviving a merger if:

  . the merger agreement does not amend the surviving corporation's certificate of incorporation;

  . each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the merger; and

  . the number of shares to be issued in the merger plus those initially issued upon conversion do not exceed 20% of the surviving corporation's outstanding common stock immediately prior to the merger.

   Approval by a parent corporation's stockholders is not required under the Delaware corporation law for any merger or consolidation of a subsidiary with and into its parent corporation if the parent corporation owns at least 90% of the outstanding shares of each class of stock of the subsidiary.

   Corel. Under the CBCA, some extraordinary corporate actions, such as amalgamations (other than an amalgamation between a parent corporation and one or more of its wholly owned subsidiaries or between two or more of the subsidiaries), continuances, sales, leases or exchanges of all or substantially all the assets of a corporation other than in the ordinary course of business and other extraordinary corporate actions such as liquidations, dissolution or other arrangements, if ordered by a court, are required to be approved by a resolution passed by not less than two-thirds of the votes cast by the shareholders entitled to vote in person or by proxy at the annual or special meeting called for that purpose, whether or not the shares held by them are designated as voting shares in the corporation's articles of incorporation and, in some cases, the action also is required to be approved by a resolution passed by not less than two-thirds of the votes cast by shareholders entitled to vote in person or by proxy at the annual or special meeting called for that purpose separately by each affected class or series, including by a class or series that does not otherwise carry the right to vote. The foregoing provisions apply to Corel.

Dividends and Distributions

   SoftQuad. Subject to restrictions contained in a corporation's certificate of incorporation, Delaware corporation law generally provides that a corporation may declare and pay dividends out of the excess, if any, of net assets over capital (the "surplus") or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference on the distribution of assets. The SoftQuad certificate of incorporation and the SoftQuad bylaws do not have additional restrictions on the declaration or payment of dividends. SoftQuad has not paid any dividends on its common stock.

   Corel. Under the CBCA, a corporation may not declare or pay a dividend if there are reasonable grounds for believing that:

  . the corporation is, or would after the payment of the dividend be, unable to pay its liabilities as they become due; or

  . the realisable value of the corporation's assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

   Other than the preferential rights of the holders of Corel preferred stock with respect to dividends and liquidations, the Corel certificate and articles of amalgamation contain no additional restrictions on the declaration or payment of dividends. Corel has not paid any dividends on its common stock or its preferred stock.

Amendment to Charter

   SoftQuad. Delaware corporation law generally requires a vote of the corporation's board of directors and the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of each class entitled to vote as a class thereon for any amendments to the certificate of incorporation. The SoftQuad certificate of incorporation provides that the holders of SoftQuad common stock and SoftQuad preferred stock and exchangeable stock of SoftQuad Acquisition Corp. vote as a group.

   Corel. Under the CBCA, amendments to the articles of incorporation of a corporation generally require approval by a resolution passed by not less than two-thirds of the votes cast by shareholders entitled to vote in person or by proxy at the annual or special meeting called for that purpose. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote. The foregoing provisions apply to Corel.

Amendment to Bylaws

   SoftQuad. Delaware corporation law states that stockholders entitled to vote shall have the power to adopt, amend, or repeal the bylaws of a corporation, although the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. The SoftQuad certificate of incorporation expressly authorizes the board of directors to adopt, amend or repeal the SoftQuad bylaws. The SoftQuad bylaws authorize the stockholders to alter, amend or repeal the SoftQuad bylaws by the affirmative vote of the holders of a majority of the shares represented and entitled to vote at a meeting of stockholders.

   Corel. The CBCA provides that unless the articles of incorporation or bylaws of a corporation provide otherwise, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of the corporation. Where the directors make, amend or repeal a bylaw, they are required under Canadian corporation law to submit the bylaw or amendment or repeal of a bylaw to the shareholders for confirmation at the next annual or special meeting of shareholders. The shareholders entitled to vote at shareholder meetings may confirm, reject or amend any bylaw or amendment or repeal of a bylaw by a resolution passed by a majority of the votes cast by shareholders entitled to vote at the annual or special meeting of shareholders represented in person or by proxy. The foregoing provisions apply to Corel.

Interested Shareholder Transactions

   SoftQuad. Delaware corporation law prohibits a business combination between a corporation such as SoftQuad and an "interested stockholder" for a period of three years following the time that such stockholder becomes an interested stockholder. An interested stockholder is generally one who beneficially owns or has the right to acquire 15% or more of the outstanding voting stock at any time within the prior three-year period. This provision does not apply where:

  . a business combination is approved by the corporation's board of directors before the date the stockholder acquired its shares,

  . the corporation's board of directors approved in advance the transaction which resulted in the stockholder becoming an interested stockholder,

  . the interested stockholder acquired at least 85% of the voting stock of the corporation (excluding shares owned by directors and officers and shares held under employee stock plans which lack confidentiality with regards to tendering shares in an exchange offer) in the transaction in which the stockholder become an interested stockholder, or

  . the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the vote entitled to be cast by disinterested stockholders at an annual or special meeting.

   Corel. The CBCA does not contain a comparable provision with respect to business combinations. However, policies of some Canadian securities regulatory authorities, including Rule 61-501 of the Ontario Securities Commission, contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related party" is defined in Rule 61-501 and includes directors, senior officers and holders of at least 10% of the voting securities of the issuer. Rule 61-501 requires more detailed disclosure in any proxy material required to be sent to security holders in connection with a related party transaction and, subject to some exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any noncash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. Rule 61-501 also requires in some circumstances, and subject to some exceptions, that the minority shareholders of the issuer separately approve the transaction by a simple majority or two-thirds of the votes cast, depending on the circumstances. The foregoing provisions apply to Corel.

Dissenters' Rights

   SoftQuad. Delaware corporation law grants appraisal rights to the holder of any class or series of stock of a constituent corporation in a merger or consolidation, subject to exceptions for the stock of a company which has a substantial trading market. Delaware law does not recognize appraisal rights for a sale or other transfer of assets, a charter amendment, dissolution or any other significant corporate event. Delaware law provides that a corporation, in its certificate of incorporation, may make appraisal rights available for stockholders in a number of significant corporate events. The SoftQuad certificate of incorporation does not make such provision. A stockholder may not seek appraisal rights with respect to only a portion of the stockholder's stock.

   Corel. Shareholders of a CBCA corporation are entitled to exercise dissent rights and to be paid the fair value of their shares in connection with:

  . an amendment to the corporation's articles of incorporation to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class held by holders by the class so affected,

  . an amendment to the corporation's articles of incorporation to add, change or remove any restriction on the business or businesses that the corporation may carry on,

  . some other amendments to the corporation's articles of incorporation of a nature requiring a separate class or series vote,

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  . an amalgamation (other than an amalgamation between a parent corporation and one or more of its wholly owned subsidiaries or between two or more of the subsidiaries),

  . a continuance under the laws of another jurisdiction,

  . a sale, lease or exchange of all or substantially all the property of the corporation, other than in the ordinary course of business, or

  . a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; provided that a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or a court order rectifying a matter that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer.

   Holders of Corel common stock are not entitled to dissenters' rights in connection with the merger. In addition, under the CBCA there is no right of partial dissent and, accordingly, a dissenting shareholder may only dissent with respect to all shares held by him on behalf of any one beneficial owner and which are registered in the name of the dissenting shareholder.

Derivative Actions

   SoftQuad. Delaware corporation law provides that a stockholder must state in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

   Corel. Under the CBCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or to intervene in an existing action to which the corporation or any subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation. Under the CBCA, no action may be brought and no intervention in an action may be made unless the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court and the court is satisfied that:

  . the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action,

  . the complainant is acting in good faith, and

  . it appears to be in the interest of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

   Under the CBCA, the court in a derivative action may make any order it thinks fit including, without limitation:

  . an order authorizing the complainant or any other person to control the conduct of the action,

  . an order giving directions for the conduct of the action,

  . an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present security holders of the corporation or its subsidiary instead of to the corporation or its subsidiary; and

  . an order requiring the corporation or its subsidiary to pay reasonable legal fees reasonably incurred by the complainant in connection with the action. Additionally, under Canadian corporation law, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

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

Director Qualifications

   SoftQuad. Delaware corporation law does not have any residency or other director qualification requirements.

   Corel. A majority of the directors of a Canadian corporation generally must be resident Canadians. The CBCA also requires that a corporation whose securities are publicly traded have not fewer than three directors, at least two of whom are not officers or employees to the corporation or any of its affiliates. The foregoing provisions apply to Corel.

Election of Directors

   SoftQuad. Under Delaware corporation law, directors are elected at each annual stockholder meeting unless their terms are staggered. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares, and the certificate of incorporation, or an initial bylaw adopted by a vote of the stockholders, may provide for staggered terms for the directors. Additionally, Delaware corporation law allows cumulative voting if so stated in a corporation's certificate of incorporation. SoftQuad's certificate of incorporation does not provide for staggered boards or cumulative voting.

   Corel. The Corel certificate and articles of amalgamation and the Corel bylaws do not provide for a classified board of directors or for cumulative voting in the election of directors.

Removal of Directors

   SoftQuad. The SoftQuad Certificate of Incorporation provides that any director, or the entire board of directors, may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of all shares then entitled to vote at an election of directors, voting together as a single class.

   Corel. The shareholders of a CBCA corporation such as Corel may, by resolution passed by a majority of the votes cast thereon at a meeting of shareholders called for that purpose, remove any director with or without cause, before the expiration of that director's term of office and may elect any qualified person in that director's stead for the remainder of the director's term.

Vacancy on the Board of Directors

   SoftQuad. Under the SoftQuad certificate of incorporation, any vacancy on the board, however occurring, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or, if any vacancy is not filled by the remaining directors, by the stockholders, and directors chosen in this way would hold office until the annual meeting of the stockholders of SoftQuad at which the term of the class to which they have been elected expires.

   Corel. Generally, under the CBCA, if a vacancy should occur in the board of directors, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the vacating director's term. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy. In addition, if the articles of a corporation so provide, the directors may increase the number of directors within the range provided in the articles and may fill the vacancies thereby created for a term expiring not later than the next annual meeting of shareholders provided that the total number of directors so appointed does not exceed onethird of the number of directors elected at the previous annual meeting of shareholders. The Corel certificate and articles of amalgamation do not provide for the filling of vacancies caused by an increase in the number of directors.

Director and Officer Indemnification

   SoftQuad. Delaware corporation law authorizes a corporation to indemnify its present and former directors and officers against all reasonable expenses including attorneys' fees and, except in actions initiated

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

by or in right of the corporation, against all judgments, fines and amounts paid in settlement, in actions brought against them, provided that the individual is determined to have acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The SoftQuad certificate of incorporation requires indemnification to the full extent authorized by Delaware corporation law. Delaware corporation law also allows for the advance payment of an indemnitee's expenses before the final disposition of an action, provided that the indemnitee undertakes to repay any amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced. The SoftQuad certificate of incorporation provides for advance payments, as permitted by Delaware corporation law.

   Corel. The CBCA also generally provides that a corporation may indemnify its present and former directors or officers or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation. However, the indemnity is limited to circumstances in which the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have had reasonable grounds for believing that his conduct was lawful. Subject to the above mentioned limitations, a corporation may, with the approval of a court, also indemnify its present and former directors or officers or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which that person is made a party by reason of being of having been a director or an officer of the corporation or body corporate. The Corel bylaws require indemnification to the full extent authorized by the CBCA. Where an officer or director is substantially successful on the merits in his defense of the action or proceeding, the officer or director is entitled to indemnification from the corporation for the costs, charges and expenses which were reasonably incurred. The CBCA does not expressly contemplate the advance payment of an indemnitee's expenses prior to the final disposition of an action.

Director Exculpation

   SoftQuad. Under Delaware corporation law, a corporation is permitted to include a provision in its certificate of incorporation which eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including intentional misconduct, deriving an improper personal benefit from a transaction or breach of the duty of loyalty. The SoftQuad certificate of incorporation contains a provision limiting the liability of its directors in this way.

   Corel. The CBCA has no comparable provision.

Fiduciary Duties

   SoftQuad. Under Delaware corporation law, the duty of care requires that the directors act in an informed and deliberative manner and inform themselves, before making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest.

   Corel. The CBCA requires directors of a Canadian corporation to act honestly and in good faith with a view to the best interests of the corporation, and the duty of care requires that the directors exercise the care,

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

diligence and skill that a reasonably prudent person would exercise in comparable circumstance. Corel's bylaws contain a similar provision.

Special Meeting of Shareholders

   SoftQuad. Under Delaware corporation law, a special meeting of the stockholders can be called by the board of directors or any person so authorized in the certificate of incorporation or in the bylaws. The SoftQuad bylaws permit a special meeting to be called only by the board of directors, Chairman of the Board or the Chief Executive Officer.

   Corel. Under the CBCA, a special meeting of shareholders may be called by the directors of a corporation. Under the Corel bylaws, in addition to the Corel board of directors, the chairman of the board of Corel or the president of Corel has the power to call a special meeting of shareholders. The holder of not less than 5% of the issued shares of a corporation that carry the right to vote may request that directors call a meeting of shareholders. If the meeting is not called within 21 days after receiving such a request, any shareholder that signed the request may call the meeting.

Shareholder Proposals

   SoftQuad. Under Delaware corporation law, a corporation's certificate of incorporation or bylaws may contain procedural requirements for submitting stockholder proposals. Generally, under U.S. securities laws, a stockholder may submit a proposal to be included in a company's proxy statement if the stockholder:

  . owns at least 1% or $2,000 market value of the securities entitled to be voted on the proposal,

  . has owned the securities for at least one year prior to the date of the proposal, and

  . continues to own the securities through the date of the meeting.

   A stockholder must also comply with procedural requirements described in the Securities Exchange Act of 1934, as amended.

   Corel. Under the CBCA, a shareholder entitled to vote at an annual meeting of shareholders may submit to the corporation a proposal with matters that the shareholder proposes to raise at the next annual meeting. On receipt of a proposal, a corporation that solicits proxies will include the proposal in the management proxy circular and, if requested by the shareholder, include in the management proxy circular a statement by the shareholder of not more than 200 words in support of the proposal and the name and address of the shareholder.

   A corporation may, within 10 days after receiving a shareholder proposal, notify the shareholder of its intention to omit the proposal from the management proxy circular if:

  . the proposal is not submitted at least 90 days before the anniversary date of the previous annual meeting,

  . it appears that the proposal is submitted by the shareholder for the purpose of securing publicity or enforcing a personal claim or grievance, or primarily for the purpose of promoting general economic, political, racial, religious, social or similar causes,

  . the corporation, in the previous two years, included a substantially similar proposal at the request of the shareholder and the shareholder failed to present the proposal at the annual meeting, or

  . a substantially similar proposal was submitted to shareholders within the past two years and the proposal was defeated.

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

Consent in Lieu of Meeting

   SoftQuad. Under Delaware corporation law, unless otherwise provided in the certificate of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares of stock entitled to vote were present and voted. SoftQuad's certificate of incorporation provides that stockholder action be effected only at a duly called annual or special meeting.

   Corel. The CBCA provides shareholder action may be taken without a meeting only by a written resolution signed by all shareholders who would be entitled to vote on that action at a meeting.

Quorum Requirements

   SoftQuad. Under Delaware corporation law, a quorum of stockholders is a majority of the outstanding shares entitled to vote, present in person or represented by proxy unless otherwise specified in the certificate of incorporation or in the bylaws, but in no event can the quorum be less than onethird of the outstanding shares entitled to vote. The SoftQuad bylaws state that a quorum shall be the holders, present in person or by proxy, of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting.

   Corel. Under the CBCA, a quorum of shareholders is a majority of the outstanding shares entitled to vote at a meeting of shareholders unless otherwise specified in the bylaws. The Corel bylaws generally state that a quorum shall be five persons present in person and representing in their own right, or by proxy, or as the duly authorized representative of any shareholder that is a body corporate or association, not less than 10% in number of the outstanding shares of the corporation carrying voting rights at the meeting of shareholders.

Inspection of Books and Records

   SoftQuad. Under Delaware corporation law, any stockholder of a corporation, its agents or legal representatives may make a written demand to examine the records of that corporation. Such a demand to examine the corporation's records must have a "proper purpose", be sworn under oath, and directed to that corporation at its principal place of business or its registered office in Delaware.

   Corel. The CBCA provides that shareholders, creditors, their agents and legal representatives may examine some of the records of a corporation such as Corel during usual business hours and take extracts therefrom, free of charge.

Shareholder Rights Plan

   SoftQuad. Has no equivalent provisions.

   Corel. Under Corel's shareholders rights plan, as amended and restated as of March 31, 1999, the holders of Corel's common stock have rights which become exercisable if any person or group acquires Corel common stock and/or securities convertible into or exchangeable for Corel's common stock or other voting shares that represent, or on conversion or exchange would represent, more than 20% of Corel's outstanding voting shares, in which case each holder of Corel common stock other than such person or group would be entitled to purchase additional Corel common stock at a discount to the then current market price.

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                                 LEGAL MATTERS

   McCarthy Tetrault LLP of Ottawa, Canada will provide an opinion as to the validity of the Corel common stock to be issued in connection with the merger and Canadian tax consequences. The United States federal income tax consequences in connection with the merger will be passed on for Corel by Milbank, Tweed, Hadley & McCloy LLP. The United States federal income tax consequences in connection with the merger will be passed on for SoftQuad by Jenkens & Gilchrist Parker Chapin LLP.

                                    EXPERTS

   The financial statements incorporated by reference in this prospectus/proxy statements of Corel for the financial statements as of November 30, 2000 and 1999 and for each of the three years in the period ended November 30, 2000 have been included in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of SoftQuad Software, Ltd. as of September 30, 2000 and 1999 and for the years ended September 30, 2000 and 1999, and for the nine months ended September 30, 1998, included in this prospectus/proxy statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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

                      WHERE YOU CAN FIND MORE INFORMATION

   Corel has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the Corel common stock that may be issued to SoftQuad stockholders in the merger. This document is a part of that registration statement and constitutes a prospectus of Corel and a proxy statement of SoftQuad. As allowed by the rules of the Securities and Exchange Commission, this prospectus/proxy statement does not, however, contain all the information you can find in the registration statement or the exhibits to the registration statement.

   SoftQuad and Corel file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by SoftQuad or Corel at the Securities and Exchange Commission's public reference rooms at the following locations:

   Public Reference Room                                  Citicorp Center
   450 Fifth Street, N.W.                                 500 West Madison Street
   Room 1024                                              Suite 1400
   Washington, D.C. 20549                                 Chicago, Illinois 60661-2511

   Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of documents filed with the Securities and Exchange Commission from commercial document retrieval services (some of which also provide on-line delivery) and at the world wide web site maintained by the Securities and Exchange Commission at www.sec.gov.

   Corel common stock is traded on the Nasdaq National Market and Corel is required to file reports, proxy statements and other information with Nasdaq. Reports, proxy statements and other information concerning Corel may be inspected at the offices of the Nasdaq Stock Market, Inc. which is located at 1735 K Street, N.W., Washington, D.C. 20006. Corel common stock is also traded on The Toronto Stock Exchange and Corel is required to file reports, proxy statements and other information with the exchange. Reports, proxy statements and other information concerning Corel can be inspected at the offices of The Toronto Stock Exchange at 2 First Canadian Place, Toronto, Ontario, Canada M5X 1J2.

   Corel also files annual, quarterly and special reports, proxy statements and other information with the Canadian securities regulatory authorities in the provinces where the filings are required to be made. Copies of the filings are available to the public over the Internet at www.sedar.com, the web site maintained on behalf of the Canadian securities administrators for accessing filings made through SEDAR (System for Electronic Document Analysis and Retrieval). SEDAR is the system used for electronically filing most securities related information with the Canadian securities regulatory authorities.

   SoftQuad common stock is traded on the over-the-counter bulletin board.

   The Securities and Exchange Commission allows Corel to "incorporate by reference" information into this prospectus/proxy statement. This means that Corel can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus/proxy statement, except for any information superseded by information contained in this prospectus/proxy statement.

   This prospectus/proxy statement incorporates by reference the documents set forth below that have previously been filed by Corel with the Securities and Exchange Commission. These documents contain important information about Corel and its financial condition.

   1. Corel's annual report on Form 10-K/A for the fiscal year ended November 30, 2000;

   2. Corel's quarterly report on Form 10-Q for the fiscal quarter ended February 28, 2001;

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

   3. Corel's quarterly report on Form 10-Q for the fiscal quarter ended May 31, 2001;

   4. Corel's current report on Form 8-K filed on August 17, 2001;

   5. Corel's Form 8-A filed on March 25, 1999, including the amendment filed on July 20, 2000; and

   6. Corel's Form 20-F filed on August 25, 1992.

   Corel is also incorporating by reference additional documents that it files with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Act of 1934 between the date of this prospectus/proxy statement and the date of SoftQuad special meeting. In addition, any document of the type referred to above, and any material change reports (excluding confidential reports), interim financial statements and information circulars, all as filed by Corel with the various securities commissions or any similar authorities in the provinces of Canada between the date of this document and the date of the meetings, will be deemed to be incorporated by reference in this prospectus/proxy statement. Any statement contained in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded for the purposes of this document to the extent that a statement contained in this document, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference, modifies or supersedes the statement.

   You may obtain any of the incorporated documents by contacting Corel or the Securities and Exchange Commission. Documents filed by Corel with the various securities commissions or any similar authorities in the provinces of Canada can be requested from Micromedia, 20 Victoria Street, Toronto, Canada MSC 2NC.
Please request these documents by      , in order to receive them before the
SoftQuad special meeting. Corel will send you the documents incorporated by reference, without charge, excluding all exhibits, unless Corel has specifically incorporated by reference the exhibit in this prospectus/proxy statement.

   You may obtain documents incorporated by reference in this prospectus/proxy statement by requesting them in writing or by telephone at the following address:

  Corel Corporation
  Attention: Investor Relations
  1600 Carling Avenue
  Ottawa, Ontario K1Z 8R7
  Telephone: (613) 728-0826

   If you would like to request documents, please do so by      , 2001 to
receive them before the SoftQuad special meeting.

   You can also get more information by visiting SoftQuad's web site at www.softquad.com and Corel's web site at www.corel.com. Web site materials are not a part of this prospectus/proxy statement.

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

                         SOFTQUAD STOCKHOLDER PROPOSALS

   If the merger is not consummated, SoftQuad's 2002 annual meeting of stockholders will take place as planned on or about April 10, 2002. If the 2002 annual meeting is held, stockholder proposals that are intended to be considered for inclusion in SoftQuad's proxy statement and proxy card for that meeting must be received at the SoftQuad's principal executive offices not later than December 11, 2001. As to any proposal that a SoftQuad stockholder intends to present to SoftQuad stockholders without including it in the SoftQuad's proxy statement for its 2002 annual meeting of SoftQuad stockholders, the proxies named in the board's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless SoftQuad receives notice of the matter to be proposed not later than February 25, 2002. Even if proper notice is received on or prior to February 25, 2002, the proxies named in the SoftQuad board's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter unless the stockholder making the proposal solicits proxies with respect to such proposal as required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

                                   TRADEMARKS

   Each of Corel and SoftQuad owns trademark rights with respect to various trademarks and service marks contained in this prospectus/proxy statement. This document also includes trademarks, service marks or tradenames of companies other than Corel and SoftQuad, which are the property of their respective owners.

                        INDEX TO SOFTQUAD SOFTWARE, LTD.

     ---

                       CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors.............................................  F-2
Consolidated Balance Sheets as at June 30, 2001 (unaudited) and September
 30, 2000 and 1999.........................................................  F-3
Consolidated Statements of Operations for the Nine-Month Periods ended June
 30, 2001 and 2000 (unaudited) and for the Years ended September 30, 2000 and 1999 and for the Nine-Month Period ended September 30, 1998...........  F-4
Consolidated Statements of Shareholders' Equity for the Nine-Month Periods
 ended June 30, 2001 and 2000 (unaudited) and for the Years ended September
 30, 2000 and 1999 and for the Nine-Month Period ended September 30, 1998..  F-5
Consolidated Statements of Cash Flows for the Nine-Month Periods ended June
 30, 2001 and 2000 (unaudited) and for the Years ended September 30, 2000 and 1999 and for the Nine-Month Period ended September 30, 1998...........  F-6
Notes to Consolidated Financial Statements.................................  F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Shareholders of SoftQuad Software, Ltd.

   We have audited the accompanying consolidated balance sheets of SoftQuad Software, Ltd. as at September 30, 2000 and 1999 and the consolidated statements of operations, shareholders' equity and cash flows for the years ended September 30, 2000 and 1999, and for the nine-month period ended September 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2000 and 1999 and the results of its operations and its cash flows for the years ended September 30, 2000 and 1999 and for the nine-month period ended September 30, 1998 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Chartered Accountants
Toronto, Ontario

November 2, 2000, except as to Note
 12(a) which is as of November 20,
 2000, Note 12(b) which is as of
 August 7, 2001, and Note 12(c)
 which is as of August 20, 2001

                            SOFTQUAD SOFTWARE, LTD.

                          CONSOLIDATED BALANCE SHEETS
                         (in thousands of U.S. dollars)

                                                    June 30,    September 30,
                                                   ----------- ----------------
                                                      2001      2000     1999
                                                   ----------- -------  -------
                                                   (unaudited)
ASSETS
CURRENT
 Cash and cash equivalents.......................   $  5,274   $16,306  $   727
 Accounts receivable (Note 4)....................      1,616     1,147      590
 Work in process and other inventory.............        403        72       22
 Prepaid expenses and deposits...................        763       482      137
                                                    --------   -------  -------
                                                       8,056    18,007    1,476
CAPITAL ASSETS (Note 5)..........................        942     1,017      233
GOODWILL (net of cumulative amortization of
 $926--June 30, 2001; $37--September 30, 2000;
 $20--1999)......................................      4,403        24       41
DEFERRED FINANCING COSTS.........................        --        --        55
                                                    --------   -------  -------
                                                     $13,401   $19,048  $ 1,805
                                                    ========   =======  =======
LIABILITIES
CURRENT
 Accounts payable................................   $    723   $   834  $   348
 Accrued legal fees..............................        --        469      --
 Accrued commission..............................        --        --       146
 Accrued royalties...............................        --        --       134
 Other accruals..................................      2,661     1,637      201
 Deferred revenue................................        233       130       30
 Current portion of notes payable (Note 6).......        --        --       697
                                                    --------   -------  -------
                                                       3,617     3,070    1,556
NOTES PAYABLE (Note 6)...........................        --        --       100
                                                    --------   -------  -------
                                                       3,617     3,070    1,656
                                                    --------   -------  -------
COMMITMENTS (Note 10)

SHAREHOLDERS' EQUITY (Note 7)
SHARE CAPITAL
 Preferred stock, par value $0.001 per share
 Authorized
  25,000,000 preferred shares
 Issued and outstanding
  1,473,405 Class A shares at June 30, 2001, and
   September 30, 2000 (Nil at September 30,1999).          1         1      --
  1,589,127 Class B shares at June 30, 2001 and
   1,722,222 shares at September 30, 2000 (Nil at
   September 30, 1999)...........................          2         2      --
 Special voting stock, par value $0.001 per share
 Authorized
  1 special voting share
 Issued and outstanding
  1 special voting share at June 30, 2001 and
   September 30, 2000 (Nil at September 30,
   1999).........................................          1         1      --
 Common stock, par value $0.001 per share
 Authorized
  50,000,000 shares
 Issued and outstanding
  13,968,738 shares at June 30, 2001 and
   12,473,472 shares at September 30, 2000 and
   8,993,890 shares at September 30, 1999(1).....      2,884     3,646    3,559
                                                    --------   -------  -------
                                                       2,888     3,650    3,559
WARRANTS.........................................      2,813     3,918      --
SPECIAL WARRANTS.................................     13,241    13,241      --
                                                    --------   -------  -------
                                                      18,942    20,809    3,559
DEFERRED STOCK COMPENSATION EXPENSE..............       (463)     (656)    (357)
ADDITIONAL PAID-IN CAPITAL.......................     13,216     5,700      --
ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME....       (282)      (74)      31
DEFICIT..........................................    (21,629)   (9,801)  (3,084)
                                                    --------   -------  -------
                                                       9,784    15,978      149
                                                    --------   -------  -------
                                                    $ 13,401   $19,048  $ 1,805
                                                    ========   =======  =======

(1) Includes 4,486,710 shares (September 30, 2000--5,773,605 shares, September 30, 1999--Nil) reserved for issuance upon the exchange of exchangeable shares.

        See accompanying notes to the consolidated financial statements

                            SOFTQUAD SOFTWARE, LTD.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          (in thousands of U.S. dollars, except per share information)

                                                                             Nine-
                                                                             Month
                             Nine months ended           Year ended         Period
                                 June 30,              September 30,         Ended
                          ------------------------  ---------------------  September
                             2001         2000         2000       1999     30, 1998
                          -----------  -----------  ----------  ---------  ---------
                          (unaudited)  (unaudited)                         (Note 3)
REVENUE
  Licenses..............  $    3,063   $    2,857   $    4,242  $   3,291   $ 1,466
  Services..............       1,361           33           44        --        --
                          ----------   ----------   ----------  ---------   -------
                               4,424        2,890        4,286      3,291     1,466
                          ----------   ----------   ----------  ---------   -------
COST OF REVENUE
  Licenses..............         300          410          528        572       262
  Services..............       2,049          254          339         63        60
                          ----------   ----------   ----------  ---------   -------
                               2,349          664          867        635       322
                          ----------   ----------   ----------  ---------   -------
                               2,075        2,226        3,419      2,656     1,144
                          ----------   ----------   ----------  ---------   -------
EXPENSES
  Selling and marketing.       6,634        3,098        5,239      2,053       794
  Research and
   development..........       1,686        1,207        1,958      1,069       797
  General and
   administrative.......       5,423        1,653        3,360      1,094       902
                          ----------   ----------   ----------  ---------   -------
                              13,743        5,958       10,557      4,216     2,493
                          ----------   ----------   ----------  ---------   -------
LOSS FROM OPERATIONS....     (11,668)      (3,732)      (7,138)    (1,560)   (1,349)
                          ----------   ----------   ----------  ---------   -------
OTHER (INCOME) EXPENSES
  Interest..............        (415)        (117)        (585)        14       --
  Other expenses........         575          --           164         54       --
                          ----------   ----------   ----------  ---------   -------
                                 160         (117)        (421)        68       --
                          ----------   ----------   ----------  ---------   -------
NET LOSS BEFORE VALUE OF
 SHARE CAPITAL ISSUED ON
 ACQUISITION OF
 WARRANTS...............     (11,828)      (3,615)      (6,717)    (1,628)   (1,349)
VALUE OF SHARE CAPITAL
 ISSUED ON ACQUISITION
 OF WARRANTS............         --           --           --       1,388       --
                          ----------   ----------   ----------  ---------   -------
LOSS ATTRIBUTABLE TO
 SHAREHOLDERS...........  $  (11,828)  $   (3,615)  $   (6,717) $  (3,016)  $(1,349)
                          ==========   ==========   ==========  =========   =======
LOSS PER SHARE (BASIC
 AND DILUTED)...........  $    (0.87)  $    (0.34)  $    (0.60) $   (0.37)
                          ==========   ==========   ==========  =========
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING............  13,573,287   10,717,174   11,158,648  4,377,000
                          ==========   ==========   ==========  =========

        See accompanying notes to the consolidated financial statements.

                            SOFTQUAD SOFTWARE, LTD.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                         (in thousands of U.S. dollars)

                                                 Deferred               Accumulated  Net Investment
                           Shares/                Stock     Additional     Other      by NewKidCo
                           Warrants            Compensation  Paid-In   Comprehensive International,
                           (Note 7)   Amount     Expense     Capital   Income (Loss)      Inc.      Deficit    Total
                          ----------  -------  ------------ ---------- ------------- -------------- --------  --------
BALANCE, JANUARY 1,
 1998...................         --   $   --      $ --       $   --        $ --          $  --      $    --   $    --
COMPREHENSIVE LOSS
 Foreign currency
  translation...........         --       --        --           --           53            --           --         53
 Net loss...............         --       --        --           --          --          (1,349)         --     (1,349)
                                                                                                              --------
TOTAL COMPREHENSIVE
 LOSS...................         --       --        --           --          --             --           --     (1,296)
NET CONTRIBUTIONS BY
 NEWKIDCO INTERNATIONAL,
 INC. ..................         --       --        --           --          --           1,435          --      1,435
                          ----------  -------     -----      -------       -----         ------     --------  --------
BALANCE, SEPTEMBER 30,
 1998...................         --   $   --      $ --       $   --        $  53         $   86     $    --   $    139
                          ==========  =======     =====      =======       =====         ======     ========  ========
BALANCE, OCTOBER 1,
 1998...................           1  $   --      $ --       $   --        $ --          $  --      $    --   $    --
COMPREHENSIVE INCOME
 LOSS
 Foreign currency
  translation...........         --       --        --           --           31            --           --         31
 Net loss...............         --       --        --           --          --             --        (3,016)   (3,016)
                                                                                                              --------
TOTAL COMPREHENSIVE
 LOSS...................         --       --        --           --          --             --           --     (2,985)
PREMIUM ON REDEMPTION OF
 COMMON STOCK...........         --       --        --           --          --             --           (68)      (68)
ISSUANCE OF COMMON STOCK
 For cash...............   5,863,509    1,727       --           --          --             --           --      1,727
 On acquisition of
  assets (Note 2).......     703,705      161       --           --          --             --           --        161
 Repurchase of stock....    (703,705)    (163)      --           --          --             --           --       (163)
 On acquisition of
  warrants..............   3,130,380    1,388       --           --          --             --           --      1,388
 As deferred stock
  compensation..........         --       446      (446)         --          --             --           --        --
 Amortization of stock
  based compensation....         --       --         89          --          --             --           --         89
                          ----------  -------     -----      -------       -----         ------     --------  --------
BALANCE, SEPTEMBER 30,
 1999...................   8,993,890    3,559      (357)         --           31            --        (3,084)      149
COMPREHENSIVE LOSS
 Foreign currency
  translation...........         --       --        --           --         (105)           --           --       (105)
 Net loss...............         --       --        --           --          --             --        (6,717)   (6,717)
                                                                                                              --------
TOTAL COMPREHENSIVE
 LOSS...................         --       --        --           --          --             --           --     (6,822)
ISSUANCE OF COMMON STOCK
 For cash...............     936,711        1       --           793         --             --           --        794
 As deferred stock
  compensation..........                           (624)         624         --             --           --        --
 Amortization of stock
  based compensation....         --       --        325          --          --             --           --        325
 In satisfaction of
  debt..................     342,870       86       --           138         --             --           --        224
 Resulting from reverse
  takeover..............   2,200,000      --        --           --          --             --           --        --
ISSUANCE OF SPECIAL
 VOTING STOCK...........           1        1       --           --          --             --           --          1
ISSUANCE OF PREFERRED
 STOCK
 Class A................   1,473,405        1       --         1,153         --             --           --      1,154
 Class B................   1,722,222        2       --         2,992         --             --           --      2,994
ISSUANCE OF WARRANTS....   3,095,558    3,918       --           --          --             --           --      3,918
ISSUANCE OF SPECIAL
 WARRANTS...............   2,951,420   13,241       --           --          --             --           --     13,241
                          ----------  -------     -----      -------       -----         ------     --------  --------
BALANCE, SEPTEMBER 30,
 2000...................  21,716,077   20,809      (656)       5,700         (74)           --        (9,801)   15,978
COMPREHENSIVE LOSS
 Foreign currency
  translation...........         --       --        --           --         (208)           --           --       (208)
 Net loss...............         --       --        --           --          --             --       (11,828)  (11,828)
                                                                                                              --------
TOTAL COMPREHENSIVE
 LOSS...................         --       --        --           --          --             --           --    (12,036)
ISSUANCE OF COMMON STOCK
 In satisfaction of
  debt..................     515,000       51       --           400         --             --           --        451
 On cancellation of
  warrants..............    (215,143)  (1,205)      --         1,205         --             --           --        --
 On acquisition.........     781,339        1       --         5,182         --             --           --      5,183
 On exercise of employee
  options...............     380,832      --        --            15         --             --           --         15
 On exchange of
  exchangeable shares...         --      (714)      --           714         --             --           --        --
 Amortization of stock
  based compensation....         --       --        193          --          --             --           --        193
                          ----------  -------     -----      -------       -----         ------     --------  --------
BALANCE, JUNE 30, 2001
 (unaudited)............  23,178,105  $18,942     $(463)     $13,216       $(282)        $  --      $(21,629) $  9,784
                          ==========  =======     =====      =======       =====         ======     ========  ========

        See accompanying notes to the consolidated financial statements.

                            SOFTQUAD SOFTWARE, LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (in thousands of U.S. dollars)

                                                                    Nine-Month
                                Nine Months                           Period
                                   Ended           Year ended          Ended
                                  June 30,        September 30,    September 30,
                              -----------------  ----------------  -------------
                                2001     2000     2000     1999        1998
                              --------  -------  -------  -------  -------------
                                (Unaudited)                          (Note 3)
NET INFLOW (OUTFLOW) OF CASH
 RELATED TO THE FOLLOWING
 ACTIVITIES
OPERATING
 Net loss...................  $(11,828) $(3,615) $(6,717) $(1,628)    $(1,349)
 Items not affecting cash:
 Loss on disposal of capital
  assets....................       --       --        60       10         --
 Compensation under stock
  option plan...............       376      113      325       88         --
 Services paid through
  issuance of share capital.       545      --
 Amortization of capital
  assets....................       262      134      191       77         122
 Amortization of goodwill...       927       11       17       20         --
 Amortization of deferred
  financing costs...........       --        54       54       12         --
 Changes in non-cash
  operating working capital
  items
 Accounts receivable........      (463)    (145)    (557)    (254)       (373)
 Work in process and other
  inventory.................      (294)     (52)     (50)      73         (19)
 Prepaid expenses and
  deposits..................      (280)    (330)    (345)       3         (63)
 Accounts payable and
  accrued liabilities.......       167    1,529    2,026      139         464
 Deferred revenue...........        48       58       99       30          (4)
                              --------  -------  -------  -------     -------
Net cash used in operating
 activities.................   (10,540)  (2,243)  (4,897)  (1,430)     (1,222)
                              --------  -------  -------  -------     -------
INVESTING
 Acquisition of net assets
  excluding cash............      (164)     --       --      (122)        --
 Purchase of capital assets.      (184)    (676)  (1,034)     (68)        (23)
 Proceeds from disposal of
  capital assets............       --       --       --         5         --
                              --------  -------  -------  -------     -------
Net cash used in investing
 activities.................      (348)    (676)  (1,034)    (185)        (23)
                              --------  -------  -------  -------     -------
FINANCING
 Issuance of share capital..        63   22,631   22,412    1,888         --
 Redemption of common
  shares....................       --       --       --      (163)        --
 Repayment of notes payable.       --      (797)    (797)     --          --
 Increase in notes payable..       --       --       --       797         --
 Deferred financing costs...       --       --       --       (66)        --
 Contributions by NewKidCo
  International, Inc........       --       --       --       --        1,435
                              --------  -------  -------  -------     -------
Net cash provided by
 financing activities.......        63   21,834   21,615    2,456       1,435
                              --------  -------  -------  -------     -------
EFFECT OF EXCHANGE RATE
 CHANGES ON CASH............      (207)      17     (105)    (114)       (190)
                              --------  -------  -------  -------     -------
NET CASH (OUTFLOW) INFLOW...   (11,032)  18,932   15,579      727         --
CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR..........    16,306      727      727      --          --
                              --------  -------  -------  -------     -------
CASH AND CASH EQUIVALENTS,
 END OF YEAR................  $  5,274  $19,659  $16,306  $   727     $   --
                              ========  =======  =======  =======     =======
CASH AND CASH EQUIVALENTS
 INCLUDES:
 Cash.......................  $    706  $   786  $   224  $   727     $   --
 Short-term deposits........     4,568   18,873   16,082      --          --
                              --------  -------  -------  -------     -------
                              $  5,274  $19,659  $16,306  $   727     $   --
                              ========  =======  =======  =======     =======
SUPPLEMENTARY CASH FLOW
 INFORMATION
 Interest paid..............  $    --   $    30  $    28  $   --      $   --
 Interest received..........  $    386  $   231  $   613  $    14     $     4
 Value of share capital
  issued on acquisition of
  warrants..................  $    --   $   --   $   --   $ 1,388     $   --
 Value of common stock
  recorded on stock
  compensation expenses.....  $    376  $   113  $   623  $   446     $   --
 Issuance of share capital
  as payment for debt.......  $    545  $   --   $   314  $   --      $   --
 Issuance of common shares
  on acquisition of Advanced
  Data Engineering, Inc.
  ("ADEi")..................  $  4,802  $   --   $   --   $   --      $   --

        See accompanying notes to the consolidated financial statements.

                            SOFTQUAD SOFTWARE, LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)

1. DESCRIPTION OF BUSINESS

   SoftQuad Software, Ltd. (the "Company"), through its direct and indirect subsidiaries, develops, markets and supports digital content authoring and publishing software tools and provides related services that enable non-technical and expert users to create and publish multi-platform, standards-based, formatted, interactive, digital content via the Internet, Web, intranets, CD-Rom and paper.

2. COMMENCEMENT OF OPERATIONS

   On October 1, 1998 the Company's indirect subsidiary, SoftQuad Software Inc. ("SoftQuad Canada") acquired substantially all the operating assets and liabilities of 1225322 Ontario Inc. (formerly "SoftQuad Inc."), a subsidiary of NewKidCo International, Inc. ("NewKidCo"), a Canadian public company, and immediately commenced operations. The assets and liabilities were acquired for share consideration of $162 and are comprised of the following:

      Cash.............................................................. $   45
      Accounts receivable...............................................    584
      Inventory.........................................................     56
      Prepaid expenses and deposits.....................................     99
      Capital assets....................................................    259
                                                                         ------
                                                                          1,043
      Accounts payable and accrued charges..............................   (942)
      Goodwill..........................................................     61
                                                                         ------
      Net assets acquired and purchase price............................ $  162
                                                                         ======

3. SIGNIFICANT ACCOUNTING POLICIES

   The consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America.

 Basis of presentation

   The statements of operations and cash flows for the nine-month period ended September 30, 1998 are presented as the business operated by NewKidCo prior to the sale to SoftQuad Canada and include revenues from the sale of digital content authoring and publishing software tools, the related costs of product sold, shipping, royalties, software agreement costs, direct advertising and marketing expenditures, salary and benefit costs for staff involved directly with the operations of the business, administrative and overhead costs, consulting fees and direct occupancy costs. The allocation of the various expenses is based on management's best estimates and may not be representative of the overhead expenses had the business been operated as a separate entity.

   The statement of shareholders' equity for the nine-month period ended September 30, 1998 presents the cumulative losses of the business and contributions of NewKidCo prior to the formation of the Company.

   The financial statements include the accounts of the Company and its wholly owned subsidiaries, SoftQuad California Inc. and SoftQuad Acquisition Corp., SoftQuad Acquisition Corp.'s subsidiary, SoftQuad Canada and SoftQuad Canada's U.K. subsidiary SoftQuad Limited. All significant intercompany accounts and transactions have been eliminated.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


 Reverse takeover accounting

   The current corporate structure of the Company and its direct and indirect subsidiaries, is the result of a series of transactions through which the former shareholders of SoftQuad Canada and the former shareholders of a company ("FinanceCo") that had been formed to facilitate certain financings of SoftQuad Canada acquired control of the Company.

   On January 17, 2000, the shareholders of SoftQuad Canada irrevocably agreed to tender their shares for securities exchangeable for shares of FinanceCo. On March 2, 2000, FinanceCo merged with The American Sports Machine, Inc. Upon consummation of the merger, the former shareholders of SoftQuad Canada and the former shareholders of FinanceCo owned approximately 91% of the common stock of the Company and, accordingly, the merger was accounted for as a reverse takeover transaction.

   As a result of the application of reverse takeover accounting:

     (i) the consolidated financial statements of the combined entity are issued under the name of the Company, but are considered a continuation of the financial statements of FinanceCo and its consolidated subsidiaries, SoftQuad Acquisition Corp., SoftQuad Canada and SoftQuad (UK) Limited; and

     (ii) the assets and liabilities in the consolidated financial statements are included at their historical carrying value.

 Cash equivalents

   For purposes of the statements of cash flows, highly liquid investments with maturities of three months or less are considered cash equivalents.

 Inventory

   Inventory is valued at the lower of cost, determined on a first-in first-out basis, and net realizable value.

 Capital assets

   Capital assets are stated at cost. Amortization is provided on a declining-balance basis, except for leasehold improvements that are amortized on the straight-line basis, at the following rates per annum:

              Computer hardware    -- 30%
              Furniture and
               fixtures            -- 20%
              Computer software    -- 30%
              Leasehold
               improvements        -- Lease term

 Goodwill

   In accordance with the provisions of the Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), the Company evaluates the carrying value of its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment of assets to be held and used is calculated by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)

amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell the asset.

   Goodwill is being amortized on a straight-line basis over its estimated economic life of three years. Subsequent to the acquisition, which resulted in this goodwill, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining useful life of the goodwill may warrant revision or that the remaining balance may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the undiscounted cash flows over the remaining life of the goodwill in measuring whether the carrying amount of goodwill is recoverable.

 Revenue recognition and deferred revenues

   The Company recognizes revenue in accordance with applicable accounting regulations, including American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition," as amended. Revenue from sale of products is recognized when a contract has been executed, the product has been delivered, the sales price is fixed and determinable and collection of the resulting receivable is probable.

   Revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/enhancements, post contract customer support, installation, training) is allocated to each element based on vendor specific objective evidence of relative fair value of the elements. The revenue allocated to post contract support is recognized rateably over the term of the support and revenue allocated to service elements (such as training and installation) is recognized as the services are performed. When arrangements contain multiple elements and vendor specific objective evidence exists for all undelivered elements, the Company recognizes revenue for the delivered elements using the residual method. For arrangements containing multiple elements for which vendor specific objective evidence does not exist for all undelivered elements, revenue for the delivered and undelivered elements is deferred until vendor specific objective evidence exists or all elements have been delivered.

 Research and development

   Research costs are expensed as incurred.

   Development costs that meet the criteria for deferral under GAAP are deferred and amortized based on the estimated sales revenue of the products, to a maximum period of three years. Other development costs that do not meet these criteria are expensed as incurred. During the period, in management's opinion, no costs met the criteria for deferral.

 Income taxes

   The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109, requires the Company to use an asset and liability approach to recognize deferred tax assets and liabilities for the future tax consequences of events that have been recognized at different times in the financial statements than in the tax returns. These differences relate primarily to different amortization methods used for financial reporting and income tax purposes.

 Foreign currency translation

   Effective October 1, 1999, the Company changed its reporting currency to the U.S. dollar. Accordingly, historical balance sheet figures previously reported in Canadian dollars were translated into U.S. dollars at the

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)

rate of exchange prevailing at year-end, while revenue and expenses were translated at average rates for the periods. The adjustment resulting from translating the financial statements is reflected as a component of comprehensive income in the shareholders' equity on the balance sheet.

 Comprehensive income

   The Company has adopted the requirements of SFAS 130, "Reporting Comprehensive Income". SFAS No. 130, requires that a statement of comprehensive income be displayed with the same prominence as other financial statements. Comprehensive income, which incorporates net income, includes all changes in equity during a period except those resulting from investments by and distributions to owners.

 Stock based compensation

   The Company grants stock options for a fixed number of shares to its key officers, directors, employees, advisors and consultants at a fixed price. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for those options issued to employees and directors, and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires the use of option valuation models. However options granted to advisors and consultants are accounted for under SFAS No. 123. Under APB 25, no compensation expense is recognized when the exercise price of the Company's employee stock options granted equals the estimated market price of the underlying stock on the date of the grant.

 Loss per share

   All share and per share amounts presented herein give effect to the five for one stock split approved by the board of directors on July 28, 1999.

   Loss per share has been calculated using the weighted average number of common shares outstanding. The effect on the loss per share of the exercise of all dilutive securities including preferred shares, warrants, special warrants and stock options referred to in Note 7 is anti-dilutive.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Long-lived assets

   The Company accounts for its investments in long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121). Under SFAS 121, an impairment loss must be recognized for long-lived assets and certain identifiable intangibles to be held and used by an entity whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes there has been no material impairment of the long-lived assets as of September 30, 2000.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


 Interim financial statements

   The interim financial statements of the Company are unaudited, and in the opinion of management, contain all adjustments that are of a normal and recurring nature necessary to present fairly the financial position and results of operations for the interim reporting period. The financial data disclosed in these notes to the financial statements for these interim periods are also unaudited. Operating results for "interim periods" are not necessarily indicative of results that may be expected for any future periods.

 Recently issued accounting standards not yet implemented

   On June 29, 2001, the Financial Accounting Standards Board approved for issuance Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. As a result, the pooling-of-interests method will be prohibited. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this Statement which, for the Company, will be October 1, 2001; however, for any acquisitions completed after June 30, 2001, goodwill and intangible assets with an indefinite life will not be amortized.

   The adoption of SFAS 141 will not have an impact on the Company as it has applied the purchase method to all previous business combinations. The Company is still evaluating the impact of the adoption of SFAS 142 and has not yet determined the effect of its adoption on the business, results of operations or financial condition of the Company.

4. ACCOUNTS RECEIVABLE

                                                                    September
                                                        June 30,       30,
                                                          2001      2000   1999
                                                       ----------- ------  ----
                                                       (unaudited)
Trade.................................................   $1,705    $1,148  $591
Less allowance for doubtful accounts..................      (89)       (1)   (1)
                                                         ------    ------  ----
                                                         $1,616    $1,147   590
                                                         ======    ======  ====

5. CAPITAL ASSETS

                               June 30, 2001           September 30, 2000       September 30, 1999
                         ------------------------- -------------------------- -----------------------
                                              Net                       Net                      Net
                                Accumulated  Book         Accumulated   Book       Accumulated  Book
                          Cost  Amortization Value  Cost  Amortization Value  Cost Amortization Value
                         ------ ------------ ----- ------ ------------ ------ ---- ------------ -----
                                (Unaudited)
Computer hardware....... $  721     $251     $470  $  625     $109     $  516 $131     $35      $ 96
Furniture and fixtures..    311       90      221     271       47        224   76      12        64
Computer software.......    247      105      142     236       57        179  105      32        73
Leasehold improvements..    150       41      109     112       14         98  --      --        --
                         ------     ----     ----  ------     ----     ------ ----     ---      ----
                         $1,429     $487     $942  $1,244     $227     $1,017 $312     $79      $233
                         ======     ====     ====  ======     ====     ====== ====     ===      ====

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


6. NOTES PAYABLE

                                                       June 30,   September 30,
                                                         2001      2000   1999
                                                      ----------- ------ ------
                                                      (unaudited)
Note payable bearing interest at 12% per annum,
 interest payable quarterly commencing October 15,
 1999, secured by a general security agreement,
 maturing July 15, 2000, repaid February 12, 2000....    $--      $  --  $  697
Note payable, non-interest bearing, unsecured,
 maturing November 6, 2001...........................     --         --     100
                                                         ----     ------ ------
                                                          --         --     797
Less current portion.................................     --         --     697
                                                         ----     ------ ------
Long-term portion....................................    $--      $  --  $  100
                                                         ====     ====== ======

   On June 5, 2000, the non-interest bearing note payable was paid in full.

7. SHARE CAPITAL

 Authorized

   The Company's authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, 25,000,000 shares of preferred stock, $0.001 par value per share, and one share of special voting stock, $0.001 par value.

  i)Common stock

     The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive rateably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share rateably in all assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding.

  ii)Preferred stock

     The shares of Class A convertible preferred stock and Class B convertible preferred stock are convertible at any time at the option of the holder, on a one-for-one basis, for shares of common stock. The number of shares of common stock into which Class A convertible preferred stock and Class B convertible preferred stock is convertible is subject to adjustment or modification in the event of a stock split or other change to the Company's capital structure so as to maintain the initial one-to-one relationship between the shares of such preferred stock and the common stock. The holders of Class A convertible preferred stock and Class B convertible preferred stock are entitled to the number of votes per share equal to the number of shares of common stock into which such preferred stock is convertible on all matters to be voted on by the stockholders. With respect to dividends, Class A convertible preferred stock and Class B convertible preferred stock rank on parity with each other and the Company's common stock. With respect to distributions upon liquidation, the holders of Class A convertible preferred stock and Class B convertible preferred stock are entitled to receive an initial preferred distribution before any payment is made in respect of shares of common stock of $1.3574 and $2.903226 per share, respectively.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


  iii) Special voting stock

     The one authorized share of special voting stock has been issued to Montreal Trust Company of Canada in its capacity as trustee for the benefit of holders of exchangeable shares of SoftQuad Acquisition, Corp. The special voting share is the vehicle through which holders of exchangeable shares are able to exercise their voting rights. The special voting stock has attached to it a number of votes equal to the number of exchangeable shares outstanding from time to time, which votes may be cast at any meeting at which the Company's common stockholders are entitled to vote.

  iv) Exchangeable shares

     The exchangeable shares are exchangeable at any time at the option of the holder, on a one-for-one basis, for shares of common stock. The Company, SoftQuad Acquisition Corp. and Computershare Trust Company of Canada, as trustee for the exchangeable shareholders, have entered into the voting and exchange trust agreement with respect to the exchangeable shares. By furnishing instructions to the trustee under the voting and exchangeable trust agreement, holders of the exchangeable shares are able to exercise essentially the same voting rights with respect to the Company as they would have if they had exchanged their exchangeable shares for shares of the Company's common stock. Holders of exchangeable shares are also entitled to receive from SoftQuad Acquisition Corp. dividends payable in Canadian dollars that are economically equivalent to any cash dividends paid by the Company on the common stock. The exchangeable shares are subject to adjustment or modification in the event of a stock split or other change to the Company's capital structure so as to maintain the initial one-to-one relationship between the exchangeable shares and the common stock. The book value of the exchangeable shares is $3,146 (September 30, 2000--$3,201) and is presently included as a component of common stock on the balance sheet. When the exchangeable shares are exchanged for common stock of the Company, $3,140 (September 30, 2000 $3,195) of the value of the exchangeable shares will be allocated to additional paid in capital.

 Share transactions

   The Company entered into the following share transactions:

  (a) On December 16, 1999 FinanceCo was incorporated in the United States of America to facilitate the raising of financing for SoftQuad Canada. On incorporation 736,702 shares of common stock and 1,473,405 Class A preferred shares were issued. The estimated costs of $210 associated with the issuance were recorded as a reduction of paid-in and additional paid-in capital for net proceeds of approximately $2,790. In connection with this transaction, the purchaser and the agent received 442,022 and 221,011 warrants respectively, exercisable at any time, at a price of $1.44 per share, expiring December 10, 2002. The Company also issued 166,500 options to purchase common stock of the Company at $1.44 per share, expiring December 16, 2009.

  (b) On January 17, 2000 the securityholders of SoftQuad Canada entered into agreements with FinanceCo to acquire all the outstanding securities of SoftQuad Canada through FinanceCo's subsidiary SoftQuad Acquisition Corp. Although this acquisition was not formalized until April 5, 2000 it has been deemed effective for financial accounting purposes as of January 17, 2000, the date on which it became irrevocable by the SoftQuad Canada securityholders. As a result there were 5,773,605 shares of common stock reserved for issuance upon the exchange of exchangeable shares of the Company's subsidiary, SoftQuad Acquisition Corp. and 3,435,670 exchangeable shares of the Company's subsidiary were exchanged for shares of common stock in the Company.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


  (c) On February 28, 2000, FinanceCo completed the private placement of 1,722,222 Class B preferred shares having a par value of $0.001 at a price of $2.90 per share. The estimated costs of $400 associated with the placement were included as a reduction of paid-in and additional paid-in capital for net proceeds of approximately $4,600. In connection with this transaction, the purchaser and agent received 694,445 and 347,222 warrants respectively, exercisable at any time, at a price of $1.53 per share, expiring February 28, 2003.

  (d) On February 25, 2000 the Company issued an aggregate of 2,009,000 options to purchase common stock of the Company at $1.44 per share, expiring at various dates from December 2009 to April 2010.

  (e) On February 29, 2000 FinanceCo completed the private placement of 1,000,000 special warrants at a price of $2.50 per special warrant. Each special warrant entitled the holder to acquire one share of common stock of FinanceCo for no additional consideration. The estimated costs of $200 associated with this placement were included as a reduction of paid-in and additional paid-in capital for net proceeds of approximately $2,300. In connection with this transaction, the agent received 100,000 warrants, exercisable any time, at a price of $2.50 per share, expiring February 28, 2003.

  (f) On March 2, 2000 FinanceCo merged with The American Sports Machine, Inc. to form the Company. Upon consummation of the merger, for financial accounting purposes, the former securityholders of SoftQuad Canada and FinanceCo owned approximately 91% of the common stock of the Company, and, accordingly, the merger was accounted for as a reverse takeover transaction.

  (g) On April 18 and 20 and June 5, 2000, the Company issued an aggregate of 200,010 shares of common stock for a purchase price per share of $7.50, special warrants to acquire 1,951,420 shares of common stock for no additional consideration at a purchase price per share subject to such special warrants of $7.50 per special warrant and warrants to purchase 215,143 and 1,075,715 shares of common stock at an exercise price of $7.50 per warrant (as amended) respectively, for gross proceeds of $16,136. The 215,143 warrants were subsequently returned for cancellation and cancelled by the Company.

  (h) On May 29, 2000, the Company issued 127,485 shares of common stock in consideration of financial advisory services provided in connection with financing transactions completed during the year.

  (i) During the period from March to December 31, 2000, the Company issued an aggregate of 1,352,470 options to purchase common stock of the Company at prices from $1.94 to $7.50, expiring at various dates from March to December 2010.

  (j) In October, 2000 the Company issued 300,000 shares of common stock in consideration of investor relations services provided. These shares were subsequently returned for cancellation and cancelled by the Company.

  (k) On November 20, 2000 the Company issued 744,133 shares of common stock in connection with the acquisition of ADEi.

  (l) In December, 2000 the Company issued 25,832 shares of common stock to employees on the exercise of previously issued options under the Employee Stock Option Plan.

  (m) During the period from January to March 31, 2001, the Company issued 344,997 shares of common stock to employees on the exercise of previously issued options under the Employee Stock Option Plan.

  (n) On March 30, 2001, the Company issued 200,000 shares of common stock in consideration of financial advisory services.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


  (o) On March 30, 2001, the Company issued warrants to purchase 200,000 common shares at an exercise price of $2.00 per warrant, warrants to purchase 75,000 common shares at an exercise price of $7.50 per warrant, and warrants to purchase 40,000 common shares at an exercise price of $12.50 per warrant.

  (p) On June 12, 2001, the Company issued 37,206 shares of common stock valued at $1.20 per common share to former shareholders of Advanced Data Engineering Inc. ("ADEi") as required under the Merger Agreement with ADEi, as the Company did not register the shares issued on the acquisition on November 20, 2000 within the prescribed time. These shares were issued on reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. No sales commissions were paid in connection with this transaction.

 Stock option plan

   The Company has established a stock option plan (the "Plan") to encourage ownership of the Company's common stock by its key officers, directors, employees, advisors and consultants. The maximum number of shares of common stock that may be reserved for issue under the Plan at June 30, 2001 is 5,500,000 (September 30, 2000--4,899,500) with provision that the board of directors of the Company has the right from time to time to increase such number subject to the approval of the shareholders of the Company. Options under the Plan vest equally over various periods to a maximum of ten years on the anniversary date of the granting of the option. All options granted under the Plan that have not been exercised on or before the tenth anniversary of the grant will expire on that date subject to earlier termination upon the optionee ceasing to be an officer, director, employee or consultant of the Company.

   The stock options outstanding at June 30, 2001 (unaudited), September 30, 2000 and 1999 are as follows:

                                                            September 30,
                                              June 30,   -------------------
                                                2001       2000      1999
                                             ----------- --------- ---------
                                             (unaudited)
   Outstanding options to purchase common
    shares at $0.00013 per share expiring
    November 6, 2008........................    816,670  1,050,000 1,050,000
   Outstanding options to purchase common
    shares at $0.231 per share expiring May
    26, 2009................................    204,333    267,000   306,000
   Outstanding options to purchase common
    shares at $0.0066 per share expiring
    September 29, 2009......................    400,000    500,000   500,000
   Outstanding options to purchase common
    shares at $1.44 per share expiring at
    various dates from December 2009 to
    April 2010..............................  1,550,334  2,009,000       --
   Outstanding options to purchase common
    shares at exercise prices between $0.96
    and $7.50 per share expiring at various
    dates from March 2010 to March 2011.....  1,048,272    599,700       --
                                              ---------  --------- ---------
                                              4,019,609  4,425,700 1,856,000
                                              =========  ========= =========

   The Company applies APB Opinion 25 in accounting for its stock option plan for options issued to employees and members of the board of directors.

   During the year ended September 30, 2000, options were issued to contractors and advisors. The Company has accounted for these option grants under SFAS No. 123 "Accounting for Stock-Based Compensation". As a result, share capital and deferred stock compensation expense were each increased by $623 during the year ended September 30, 2000.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


   During the year ended September 30, 1999, certain stock options were granted to employees at exercise prices which were less than the estimated market price of the common stock on the day preceding the grant. Accordingly, compensation expense was calculated on the stock options granted on the difference between the option price at the date of the grant and the estimated market price of the stock on that date. As a result, share capital and deferred stock compensation expense were each increased by $446 during the year ended September 30, 1999.

   As a result of these transactions, payroll costs will increase and deferred stock compensation expense will decrease over the vesting period of the stock options granted. For the year ended September 30, 2000, payroll costs increased by $51 in selling and marketing expenses, $102 in research and development expenses and $171 in general and administrative expenses and deferred stock compensation decreased by $325. For the year ended September 30, 1999, payroll costs in general and administrative expenses increased and deferred stock compensation decreased by $88.

 Accounting for stock-based compensation

   If the fair values of the options granted to employees and members of the board of directors in the period had been recognized as compensation expense, on a straight-line basis over the vesting period of the grant (consistent with the method prescribed by SFAS 123), stock-based compensation costs would have reduced net earnings by $3,719 and $2,244 and increased the basic loss per share by $0.33 and $0.50 for the years ended September 30, 2000 and 1999, respectively. Further, the stock based compensation costs would have reduced net earnings by $306 and nil and increase basic loss per share by $0.02 and nil for the nine month periods ended June 30, 2001 and 2000, respectively.

   The fair value of the options was estimated at the date of grant using the minimum-value option pricing model with the following weighted average assumptions for the period: risk-free interest rate of 6.0% (1999--6.5%); expected life of the options of 3 years; expected volatility of 35 percent (1999--zero percent) and a dividend yield of zero.

   A summary of the status of stock options outstanding as at September 30, 2000 and 1999 and June 30, 2001 and changes during the periods are presented below:

                                                         Weighted
                                                         Average       Number
                                                      Exercise Price Outstanding
                                                      -------------- -----------
   Granted...........................................    $0.0408      1,856,000
   Forfeited.........................................    $   --             --
   Exercised.........................................    $   --             --
                                                         -------      ---------
   Balance, September 30, 1999.......................    $0.0408      1,856,000
   Granted...........................................    $2.8103      2,658,700
   Forfeited.........................................    $1.0119        (89,000)
   Exercised.........................................    $   --             --
                                                         -------      ---------
   Balance, September 30, 2000.......................    $1.6850      4,425,700
   Forfeited.........................................    $3.1619       (707,198)
   Granted...........................................    $4.7237        683,770
   Exercised.........................................    $0.0311       (382,663)
                                                         -------      ---------
   Balance, June 30, 2001 (Unaudited)................    $2.0595      4,019,609
                                                         =======      =========

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


   The following table summarizes information about the outstanding options as of June 30, 2001 (Unaudited):

 Outstanding Options

                                                         Number of Shares
   Exercise   Remaining Calculated  Number of Shares  Subject to Exercisable
     Price       Life in Years     Subject to Options        Options
   ---------  -------------------- ------------------ ----------------------
   $0.0013             8.0               816,670              571,670
   $0.2310             9.0               204,333               68,111
   $0.0066             9.0               400,000              400,000
   $0.9600            10.0                80,770               80,770
   $1.4400             9.5             1,550,334              516,777
   $1.9400 -
     $7.00            10.0               597,500                  --
   $7.5000             9.5               570,002               50,057
                                       ---------            ---------
                     Total             4,019,609            1,687,385
                                       =========            =========

 Warrants and special warrants

   The following tables summarize warrants and special warrants outstanding as of June 30, 2001 (Unaudited):

 Warrants

                                                              Number   Amount
                                                             --------- ------
Outstanding warrants to purchase shares of common stock at
 $1.44 per share, expiring December 10, 2002................   663,033 $  271
Outstanding warrants to purchase shares of common stock at
 $1.53 per share, expiring February 28, 2003................ 1,041,668    281
Outstanding warrants to purchase shares of common stock at
 $2.50 per share, expiring February 28, 2003................   100,000     27
Outstanding warrants to purchase shares of common stock at
 $2.00 per share, expiring March 30, 2004...................   200,000    100
Outstanding warrants to purchase shares of common stock at
 $7.50 per share, expiring March 30, 2006...................    75,000    --
Outstanding warrants to purchase shares of common stock at
 $12.50 per share, expiring March 30, 2006..................    40,000    --
Outstanding warrants to purchase shares of common stock at
 $7.50 per share, expiring on the third anniversary of an
 effective registration statement, (as amended)............. 1,075,715  2,394
                                                             --------- ------
                                                             3,195,416  3,073
Allocated cost of issuance..................................             (260)
                                                                       ------
Total.......................................................           $2,813

   Of the warrants, 1,075,715 have an exercise price that declines by $0.50 each month (or prorated portion thereof), to a minimum of $3.75, until the date (the "Effectiveness Date") on which a registration statement covering the shares underlying such warrants is declared effective by the Securities and Exchange Commission

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)

(and, in the case of warrants held by Canadian residents, until a receipt has been issued for a prospectus/proxy statement covering the distribution of such shares by the securities regulatory authority in the province in which the holder is resident). The exercise price of such warrants as at June 30, 2001 was $7.50. Such warrants expire on the first anniversary of the Effectiveness Date.

   On July 30, 2001, the 75,000 warrants to purchase common stock at $7.50 per share and the 40,000 warrants to purchase common stock at $12.50 per share were cancelled as part of a legal settlement.

 Special warrants

                                                              Number   Amount
                                                             --------- -------
   Outstanding special warrants to acquire shares of common
    stock..................................................  2,951,420 $14,715
   Allocated cost of issuance..............................             (1,474)
                                                                       -------
   Total...................................................            $13,241
                                                                       =======

   Canadian residents hold all the special warrants. Each special warrant entitles the holder to acquire one share of common stock for no additional consideration. The special warrants expire on the fifth business day following the date of effectiveness in the holder's province of residence of a prospectus qualifying the tradability of the underlying shares of common stock. The special warrants are exercisable at any time, and are automatically exercised immediately prior to their expiration. The special warrants were sold to certain Canadian purchasers in lieu of shares of the Company's common stock because of Canadian securities law considerations.

8. INCOME TAXES

   The following is a geographic breakdown of consolidated loss before income taxes by income tax jurisdiction:

                                                   Year ended       Nine-Month
                                                  September 30,    Period Ended
                                                 ----------------  September 30,
                                                  2000     1999        1998
                                                 -------  -------  -------------
   United States................................ $   (87) $   --      $   --
   Foreign......................................  (6,630)  (1,628)     (1,349)
                                                 -------  -------     -------
                                                 $(6,717) $(1,628)    $(1,349)
                                                 =======  =======     =======

   There has been no provision for U.S federal or state income taxes for any period as the Company has incurred operating losses in all periods.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                                September 30,
                                                                --------------
                                                                 2000    1999
                                                                -------  -----
   Net deferred tax assets:
     Foreign operating loss carry-forwards..................... $ 2,399  $ 606
     Unclaimed foreign scientific research, experimental
      development expenditures and investment tax credits......     535    387
     Other.....................................................     105    --
                                                                -------  -----
   Deferred tax assets.........................................   3,039    993
   Less valuation allowance....................................  (3,039)  (993)
                                                                -------  -----
   Net deferred tax assets..................................... $    --  $  --
                                                                =======  =====

   Realization of deferred tax assets is dependent upon future earnings, if any. The timing and amount of such future earnings are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. During the year ended September 30, 2000, the valuation allowance increased by approximately $2.0 million. The Company and its subsidiaries have the following losses available as at September 30, 2000 for carry forward, which if unused, will expire as follows:

                                                                         United
                                                                Canadian Kingdom
                                                                -------- -------
   2006........................................................  $  374  $  --
   2007........................................................   4,872     --
   Indefinite carry-forward....................................     --    2,324
                                                                 ------  ------
                                                                 $5,246  $2,324
                                                                 ======  ======

   The Company's Canadian subsidiary has investment tax credits that are available for carry-forward to reduce future years' taxes payable expiring in 2009 and 2010. In addition the Company's Canadian subsidiary has unclaimed scientific research and experimental development expenditures that may be carried forward indefinitely to reduce future years' federal taxable income.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


9. SEGMENTED INFORMATION

   The Company's operations fall into one dominant industry segment, the software industry. The Company manages its operations and accordingly determines its operating segments on a geographic basis. The performance of geographic segments is monitored based on net loss. Inter-segment transactions are reflected at market value. The accounting policies of the geographic segments are the same as those described in Note 3.

                             Nine months ended          Nine months ended
                               June 30, 2001              June 30, 2000
                          --------------------------  ------------------------
                           North                       North
                          America   Europe   Total    America  Europe   Total
                          --------  ------  --------  -------  ------  -------
                                (unaudited)                (unaudited)
Revenue
  Licenses............... $  1,759  $1,304  $  3,063  $ 1,698  $1,159  $ 2,857
  Services...............    1,247     114     1,361       33     --        33
  Inter-segment
   royalties.............      272     --        272      171     --       171
                          --------  ------  --------  -------  ------  -------
                             3,278   1,418     4,696    1,902   1,159    3,061
                          --------  ------  --------  -------  ------  -------
Cost of revenue
  Licenses...............      169     131       300      212     198      410
  Services...............    1,855     194     2,049      254     --       254
  Inter-segment
   royalties.............      --      272       272      --      171      171
                          --------  ------  --------  -------  ------  -------
                             2,024     597     2,621      466     369      835
                          --------  ------  --------  -------  ------  -------
Expenses
  Research and
   development...........    1,686     --      1,686    1,207     --     1,207
  Selling and marketing..    5,571   1,063     6,634    2,263     835    3,098
  General and
   administrative........    3,700     534     4,234    1,321     187    1,508
  Amortization...........    1,156      33     1,189      105      40      145
                          --------  ------  --------  -------  ------  -------
                            12,113   1,630    13,743    4,896   1,062    5,958
                          --------  ------  --------  -------  ------  -------
                           (10,859)   (809)  (11,668)  (3,460)   (272)  (3,732)
                          --------  ------  --------  -------  ------  -------
Other expenses
  Interest...............     (414)     (1)     (415)    (117)    --      (117)
  Other expenses.........      572       3       575      --      --       --
                          --------  ------  --------  -------  ------  -------
                               158       2       160     (117)    --      (117)
                          --------  ------  --------  -------  ------  -------
Net loss................. $(11,017) $ (811) $(11,828) $(3,343) $ (272) $(3,615)
                          ========  ======  ========  =======  ======  =======
Total assets............. $ 12,716  $  685  $ 13,401  $21,260  $  480  $21,740
                          ========  ======  ========  =======  ======  =======
Expenditures for segment
 capital assets.......... $    178  $    6  $    184  $   581  $   95  $   676
                          ========  ======  ========  =======  ======  =======

   There were three customers in North America (June 30, 2000 two customers) and three customers in Europe (June 30, 2000 one customer) who had greater than 10% of the total sales in their respective markets.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)

                                                       Year ended September
                                                             30, 2000
                                                      ------------------------
                                                       North
                                                      America  Europe   Total
                                                      -------  ------  -------
Revenue
  Licenses........................................... $ 2,460  $1,782  $ 4,242
  Services...........................................      44     --        44
  Inter-segment royalties............................     257     --       257
                                                      -------  ------  -------
                                                        2,761   1,782    4,543
                                                      -------  ------  -------
Cost of revenue
  Licenses...........................................     243     285      528
  Services...........................................     339     --       339
  Inter-segment royalties............................     --      257      257
                                                      -------  ------  -------
                                                          582     542    1,124
                                                      -------  ------  -------
                                                        2,179   1,240    3,419
                                                      -------  ------  -------
Expenses
  Selling and marketing..............................   3,534   1,705    5,239
  Research and development...........................   1,958     --     1,958
  General and administrative.........................   3,052     308    3,360
                                                      -------  ------  -------
                                                        8,544   2,013   10,557
                                                      -------  ------  -------
                                                       (6,365)   (773)  (7,138)
                                                      -------  ------  -------
Other expenses
  Interest...........................................    (584)     (1)    (585)
  Other expenses.....................................     164     --       164
                                                      -------  ------  -------
                                                         (420)     (1)    (421)
                                                      -------  ------  -------
Net loss............................................. $(5,945) $ (772) $(6,717)
                                                      =======  ======  =======
Total assets......................................... $18,323  $  725  $19,048
                                                      =======  ======  =======
Expenditures for segment capital assets.............. $   847  $  187  $ 1,034
                                                      =======  ======  =======

   There were four customers in North America and one customer in Europe who each had greater than 10% of the total sales in their respective market.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


                                                       Year ended September
                                                             30, 1999
                                                      ------------------------
                                                       North
                                                      America  Europe   Total
                                                      -------  ------  -------
Revenue
  Licenses........................................... $ 2,069  $1,222  $ 3,291
  Services...........................................     --      --       --
                                                      -------  ------  -------
                                                        2,069   1,222    3,291
                                                      -------  ------  -------
Cost of revenue
  Licenses...........................................     383     188      572
  Services...........................................      64     --        63
                                                      -------  ------  -------
                                                          447     188      635
                                                      -------  ------  -------
                                                        1,622   1,034    2,656
                                                      -------  ------  -------
Expenses
  Selling and marketing..............................   1,094     959    2,053
  Research and development...........................   1,069     --     1,069
  General and administrative.........................     874     220    1,094
                                                      -------  ------  -------
                                                        3,037   1,179    4,216
                                                      -------  ------  -------
                                                       (1,415)   (145)  (1,560)
                                                      -------  ------  -------
Other expenses
  Interest...........................................      14     --        14
  Other expenses.....................................      54     --        54
                                                      -------  ------  -------
                                                           68     --        68
                                                      -------  ------  -------
Net loss before value of share capital accrued or
 acquisition of warrants.............................  (1,483)   (145)  (1,628)
Value of share capital issued on acquisition of
 warrants............................................   1,388     --     1,388
                                                      -------  ------  -------
Net loss attributable to shareholders................ $(2,871) $ (145) $(3,016)
                                                      =======  ======  =======
Total assets......................................... $ 1,492  $  313  $ 1,805
                                                      =======  ======  =======
Expenditures for segment capital assets.............. $    54  $   14  $    68
                                                      =======  ======  =======

   There were two customers in North America and one customer in Europe who each had greater than 10% of the total sales in their respective markets.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


                                                       Nine-Month Period
                                                       September 30, 1998
                                                  ----------------------------
                                                  North America Europe  Total
                                                  ------------- ------ -------
Revenue
  Licenses.......................................    $   787     $679  $ 1,466
  Services.......................................        --       --       --
                                                     -------     ----  -------
                                                         787      679    1,466
                                                     -------     ----  -------
Cost of revenue
  Licenses.......................................        155      107      262
  Services.......................................         60      --        60
                                                     -------     ----  -------
                                                         215      107      322
                                                     -------     ----  -------
                                                         572      572    1,144
                                                     -------     ----  -------
Expenses
  Selling and marketing..........................        582      212      794
  Research and development.......................        797      --       797
  General and administrative.....................        481      421      902
                                                     -------     ----  -------
                                                       1,860      633    2,493
                                                     -------     ----  -------
Net loss.........................................    $(1,288)    $(61) $(1,349)
                                                     =======     ====  =======
Total assets.....................................    $   528     $340  $   868
                                                     =======     ====  =======
Expenditures for segment capital assets..........    $    23     $--   $    23
                                                     =======     ====  =======

   There were two customers in North America and one in Europe who each had greater than 10% of the total sales in their respective markets.

10. COMMITMENTS

   The Company is committed to the following minimum lease payments under operating leases for its office premises and certain equipment as of September 30, 2000.

            2001.................................... $140
            2002....................................  140
            2003....................................  119
            2004....................................   92
            2005....................................   54
                                                     ----
                                                     $545
                                                     ====

11. FINANCIAL INSTRUMENTS

 Fair value

   All financial assets and liabilities are stated at book value which approximate fair value.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


 Credit risk

   The Company is subject to risk of non-payment of accounts receivable. The Company mitigates this risk by monitoring the credit worthiness of its customers and limiting its concentration of receivables to any customer or specific group of customers. At March 31, 2001 23% (September 30, 2000--34% and 1999--32%) of the trade accounts receivable balance was owing from two customers (two customers--September 30, 2000 and 1999).

 Foreign exchange risk

   The Company may undertake sales and purchase transactions in foreign currencies, and therefore is subject to gains or losses due to fluctuations in foreign currencies.

12. SUBSEQUENT EVENTS

 (a) Acquisition of ADEi

   On November 20, 2000, the Company completed its acquisition of ADEi, a provider of content transformation solutions. The transaction was effected through the issuance of 744,133 common shares with a value of $4.8 million, and the exchange of 80,770 vested options, based on the publicly traded price, for all the outstanding shares and vested options of ADEi. The total purchase price is approximately $5.5 million. The acquisition has been accounted for using the purchase method of accounting with substantially all the purchase price allocated to goodwill and the results of ADEi have been included in the statement of operations from the date of acquisition.

   The assets and liabilities were acquired for total consideration of $5,553 and are comprised of the following:

                                                                 (in thousands
                                                                of U.S. dollars)
                                                                ----------------
      Cash.....................................................      $  105
      Accounts receivable......................................           7
      Costs in excess of billings..............................          37
      Capital assets...........................................          30
      Accounts payable and accrued charges.....................         (47)
      Deferred revenue.........................................         (67)
      Goodwill.................................................       5,488
                                                                     ------
      Net assets acquired and purchase price...................      $5,553
                                                                     ======

 (b) Merger with Corel Corporation

   On August 7, 2001, the Company announced it had entered into a definitive agreement to merge with Corel Corporation ("Corel"). Under the agreement, Corel will acquire the Company in stock-for-stock transaction to be accounted for as a purchase transaction. The transaction is subject to regulatory approval and approval by the Company's shareholders.

                            SOFTQUAD SOFTWARE, LTD.

          Information relating to June 30, 2001 and 2000 is unaudited (in thousands of U.S. dollars, except per share information)


 (c) Canadian Prospectus

   On August 20, 2001, the Company filed a prospectus to qualify 16,798,567 common shares, issuable upon exercise of 2,951,420 special warrants, the exchange of 4,136,710 exchangeable shares, the conversion of 3,062,532 shares of preferred stock, the exercise of 2,658,798 warrants and the exercise of 3,989,107 options.

                                                                         ANNEX A


                                MERGER AGREEMENT

                           dated as of August 7, 2001

                                  by and among

                               COREL CORPORATION

                          CALGARY II ACQUISITION CORP.

                                     -and-

                            SOFTQUAD SOFTWARE, LTD.

                               TABLE OF CONTENTS

                             ARTICLE I--THE MERGER

 1.01 The Merger.........................................................   A-1
 1.02 Closing............................................................   A-1
 1.03 Effective Time.....................................................   A-2
                 Certificate of Incorporation and Bylaws of the Surviving
 1.04 Corporation........................................................   A-2
 1.05 Directors and Officers of the Surviving Corporation................   A-2
 1.06 Effects of the Merger..............................................   A-2
 1.07 Further Assurances.................................................   A-2
 1.08 Share Purchase.....................................................   A-2

                        ARTICLE II--CONVERSION OF SHARES

 2.01 Conversion of Capital Stock........................................   A-3
 2.02 Exchange of Certificates...........................................   A-5

            ARTICLE III--REPRESENTATIONS AND WARRANTIES OF SOFTQUAD

 3.01 Organization and Qualification.....................................   A-7
 3.02 Capital Stock......................................................   A-7
 3.03 Authority Relative to this Agreement...............................   A-8
 3.04 Non-Contravention; Approvals and Consents..........................   A-9
 3.05 Reports and Financial Statements...................................  A-10
 3.06 Absence of Certain Changes or Events...............................  A-10
 3.07 Absence of Undisclosed Liabilities.................................  A-10
 3.08 Legal Proceedings..................................................  A-10
 3.09 Information Supplied...............................................  A-11
 3.10 Compliance with Laws and Orders....................................  A-11
 3.11 Compliance with Agreements; Certain Agreements.....................  A-11
 3.12 Taxes..............................................................  A-12
 3.13 Employee Benefit Plans; ERISA......................................  A-12
 3.14 Labor Matters......................................................  A-13
 3.15 Environmental Matters..............................................  A-13
 3.16 Intellectual Property Rights.......................................  A-14
 3.17 SoftQuad Owned and Leased Properties...............................  A-16
 3.18 Title to Properties................................................  A-16
 3.19 Insurance..........................................................  A-16
 3.20 Vote Required......................................................  A-16
 3.21 Opinion of Financial Advisor.......................................  A-17
 3.22 Ownership of Corel Common Stock....................................  A-17
 3.23 Takeover Laws......................................................  A-17
          ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF COREL AND SUB

 4.01 Organization and Qualification.....................................  A-17
 4.02 Capital Stock......................................................  A-18
 4.03 Authority Relative to this Agreement...............................  A-18
 4.04 Non-Contravention; Approvals and Consents..........................  A-19
 4.05 Reports and Financial Statements...................................  A-20
 4.06 Absence of Certain Changes or Events...............................  A-20
 4.07 Absence of Undisclosed Liabilities.................................  A-20
 4.08 Legal Proceedings..................................................  A-21
 4.09 Information Supplied...............................................  A-21
 4.10 Compliance with Laws and Orders....................................  A-21

 4.11 Sub................................................................  A-21
 4.12 Ownership of SoftQuad Common Stock.................................  A-22
 4.13 Reporting Issuer...................................................  A-22
 4.14 Issuance of Capital Stock..........................................  A-22

                              ARTICLE V--COVENANTS

 5.01 Covenants of SoftQuad..............................................  A-22
 5.02 No Solicitations...................................................  A-24
 5.03 Covenants of Corel.................................................  A-25
 5.04 Third Party Standstill Agreements..................................  A-25
 5.05 Purchases of Capital Stock of the Other Party......................  A-26
 5.06 Advice of Changes..................................................  A-26
 5.07 Notice and Cure....................................................  A-26
 5.08 Fulfillment of Conditions..........................................  A-26

                       ARTICLE VI--ADDITIONAL AGREEMENTS

 6.01 Access to Information; Confidentiality.............................  A-26
 6.02 Preparation of Registration Statement and Proxy Statement..........  A-27
 6.03 Approval of Stockholders of SoftQuad...............................  A-27
 6.04 SoftQuad Affiliates................................................  A-28
 6.05 Securities Commission Order and Stock Exchange Listing.............  A-28
 6.06 Certain Tax Matters................................................  A-28
 6.07 Regulatory and Other Approvals.....................................  A-28
 6.08 Expenses...........................................................  A-28
 6.09 Brokers or Finders.................................................  A-28
 6.10 Takeover Statutes..................................................  A-29
 6.11 Conveyance Taxes...................................................  A-29
 6.12 Consents...........................................................  A-29
 6.13 Indemnification and Insurance......................................  A-29
 6.14 Prospectus and Registration Statement of SoftQuad..................  A-30

                            ARTICLE VII--CONDITIONS

 7.01 Conditions to Each Party's Obligation to Effect the Merger.........  A-30
 7.02 Conditions to Obligation of Corel and Sub to Effect the Merger.....  A-31
 7.03 Conditions to Obligation of SoftQuad to Effect the Merger..........  A-31

                ARTICLE VIII--TERMINATION, AMENDMENT AND WAIVER

 8.01 Termination........................................................  A-32
 8.02 Effect of Termination..............................................  A-33
 8.03 Amendment..........................................................  A-34
 8.04 Waiver.............................................................  A-34

                         ARTICLE IX--GENERAL PROVISIONS

               Non-Survival of Representations, Warranties, Covenants and
 9.01 Agreements.........................................................  A-34
 9.02 Notices............................................................  A-34
 9.03 Entire Agreement; Incorporation of Exhibits........................  A-35
 9.04 Public Announcements...............................................  A-36
 9.05 No Third Party Beneficiaries.......................................  A-36
 9.06 No Assignment; Binding Effect......................................  A-36
 9.07 Headings...........................................................  A-36
 9.08 Interpretation.....................................................  A-36

 9.09 Invalid Provisions..................................................  A-36
 9.10 Governing Law.......................................................  A-37
 9.11 Enforcement of Agreement............................................  A-37
 9.12 Jurisdiction........................................................  A-37
 9.13 Service of Process..................................................  A-37
 9.14 Waiver of Trial by Jury.............................................  A-38
 9.15 Remedies Cumulative.................................................  A-38
 9.16 Obligation of Corel and SoftQuad....................................  A-38
 9.17 Limitations on Warranties...........................................  A-38
 9.18 Certain Definitions.................................................  A-38
 9.19 Counterparts........................................................  A-39
 9.20 Disclosure Letters..................................................  A-39
 9.21 Execution...........................................................  A-39
 9.22 Personal Liability..................................................  A-39
 9.23 Currency............................................................  A-39
 9.24 Date for Any Action.................................................  A-40

                                    EXHIBITS

 A    Voting and Proxy Agreement..........................................  A-41
 B    Affiliate Agreement.................................................  A-49

                           GLOSSARY OF DEFINED TERMS

   The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

      "affiliate"                                   --  Section 9.18(a)

      "Affiliate Agreement"                         --  Section 6.04

      "this Agreement"                              --  Preamble

      "Alternative Proposal"                        --  Section 5.02

      "Antitrust Division"                          --  Section 6.07

      "beneficially"                                --  Section 9.18(b)

      "business day"                                --  Section 9.18(c)

      "Canadian GAAP"                               --  Section 4.05

      "CERCLA"                                      --  Section 3.15(b)

      "Certificate of Merger"                       --  Section 1.03

      "Certificates"                                --  Section 2.02(b)

      "Closing"                                     --  Section 1.02

      "Closing Date"                                --  Section 1.02

      "Code"                                        --  Preamble

      "Confidentiality Agreement"                   --  Section 6.01

      "Confidential Information"                    --  Section 6.01

      "Constituent Corporations"                    --  Section 1.01

      "Contracts"                                   --  Section 3.04(a)

      "control," controlling," "controlled by" and
       "under common control with"                  --  Section 9.18(a)

      "Conversion Number"                           --  Section 2.01(c)(i)

      "Corel Common Stock"                          --  Section 2.01(c)(i)

      "Corel's US Counsel"                          --  Section 7.02(c)

      "Corel Disclosure Letter"                     --  Section 4.01

      "Corel Financial Statements"                  --  Section 4.05

      "Corel Permits"                               --  Section 4.10

      "Corel Reports"                               --  Section 4.05

      "Corel Rights"                                --  Section 2.01(c)

      "Corel Rights Agreement"                      --  Section 2.01(c)

      "Corel Stock Option Plan"                     --  Section 4.02(a)

      "Corel Stock Option Plan 2000"                --  Section 4.02(a)

      "Developers"                                  --  Section 3.16(b)

      "DL"                                          --  Section 1.01


      "Employment Agreements"                 --  Preamble

      "Effective Price"                       --  Section 2.01(c)

      "Effective Time"                        --  Section 1.03

      "Environmental Law"                     --  Section 3.15(e)(i)

      "Environmental Permits"                 --  Section 3.15(a)

      "ERISA"                                 --  Section 3.13(b)(i)

      "Exchange Act"                          --  Section 3.04(b)

      "Exchange Agent"                        --  Section 2.02(a)

      "FTC"                                   --  Section 6.07

      "Governmental or Regulatory Authority"  --  Section 3.04(a)

      "group"                                 --  Section 9.18(f)

      "Hazardous Material"                    --  Section 3.15(e)(ii)

      "HSR Act"                               --  Section 3.04(b)

      "Indemnified Liabilities"               --  Section 6.10(a)

      "Indemnified Parties"                   --  Section 6.10(a)

      "Indemnifying Party"                    --  Section 6.10(a)

      "Intellectual Property Rights"          --  Section 3.16

      "laws"                                  --  Section 3.04(a)

      "Lien"                                  --  Section 3.02(b)

      "material adverse effect"               --  Section 9.18(e)

      "Merger"                                --  Preamble

      "Nasdaq"                                --  Section 2.02(e)

      "Options"                               --  Section 3.02(a)

      "orders"                                --  Section 3.04(a)

      "person"                                --  Section 9.18(f)

      "Plan"                                  --  Section 3.13(b)(ii)

      "Principal Party"                       --  Section 5.05

      "Proxy Statement"                       --  Section 3.09

      "Registration Statement"                --  Section 4.09

      "Representatives"                       --  Section 9.18(g)

      "Restraint"                             --  Section 7.01(e)

      "SEC"                                   --  Section 3.04(b)

      "Secretary of State"                    --  Section 1.03

      "Securities Act"                        --  Section 3.04(b)

      "Share Purchase"                        --  Preamble


      "Significant Subsidiary"              --  Section 9.18(h)

      "SoftQuad"                            --  Preamble

      "SoftQuad Affiliates"                 --  Section 6.04

      "SoftQuad Class A Stock"              --  Section 3.02

      "SoftQuad Class B Stock"              --  Section 3.02

      "SoftQuad Common Stock"               --  Section 2.01(b)

      "SoftQuad's Counsel"                  --  Section 7.03(d)

      "SoftQuad Disclosure Letter"          --  Section 3.01

      "SoftQuad Employee Benefit Plan"      --  Section 3.13(b)(i)

      "SoftQuad SOP"                        --  Section 2.01(e)

      "SoftQuad Exchangeable Stock"         --  Section 3.02

      "SoftQuad Financial Statements"       --  Section 3.05

      "SoftQuad Leases"                     --  Section 3.17

      "SoftQuad Leased Properties"          --  Section 3.17

      "SoftQuad License Agreements"         --  Section 3.16(b)

      "SoftQuad Permits"                    --  Section 3.10

      "SoftQuad Preferred Stock"            --  Section 2.01(b)

      "SoftQuad Reports"                    --  Section 3.05

      "SoftQuad Rights"                     --  Section 2.01(c)(i)

      "SoftQuad Special Stock"              --  Section 3.02

      "SoftQuad Stockholders' Approval"     --  Section 6.03(b)

      "SoftQuad Stockholders Meeting"       --  Section 6.03(b)

      "Software"                            --  Section 3.16(b)

      "Specified Amount"                    --  Section 8.02(b)

      "Sub"                                 --  Preamble

      "Sub Common Stock"                    --  Section 2.01(a)

      "Subsidiary"                          --  Section 9.18(i)

      "Superior Proposal"                   --  Section 8.01(c)

      "Surviving Corporation"               --  Section 1.01

      "Surviving Corporation Common Stock"  --  Section 2.01(a)

      "Takeover Laws"                       --  Section 3.23

      "taxes"                               --  Section 3.12(c)

      "TSE"                                 --  Section 4.04(b)

      "U.S. GAAP"                           --  Section 3.05

      "Voting and Proxy Agreement"          --  Preamble

   This MERGER AGREEMENT dated as of August 7, 2001 (the "Agreement") is made and entered into by and among Corel Corporation, a corporation continued under the laws of Canada ("Corel"), Calgary II Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Corel ("Sub") and SoftQuad Software, Ltd., a Delaware corporation ("SoftQuad").

   WHEREAS, the Boards of Directors of Corel, Sub and SoftQuad have each previously determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, (a) the merger transaction provided for herein in which SoftQuad would merge with and into Sub and Sub would be the surviving corporation and remain a whollyowned subsidiary of Corel (the "Merger"), and (b) if consented to by Corel, the share purchase transaction contemplated herein in which Corel would purchase the SoftQuad Exchangeable Stock held by the holders of such stock (other than SoftQuad and its Subsidiaries) in consideration for Corel Common Stock (the "Share Purchase");

   WHEREAS, the respective Boards of Directors of Corel and SoftQuad have determined that the Merger is in furtherance of and consistent with their respective longterm business strategies and is advisable, fair to and in the best interests of their respective stockholders, and this Agreement and the Merger have been approved and adopted by the sole stockholder of Sub;

   WHEREAS, the parties intend that for U.S. federal income tax purposes, the merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code;

   WHEREAS holders of an aggregate of 4,475,051 shares of SoftQuad Common Stock, 2,941,532 shares of SoftQuad Preferred Stock, 3,334,860 shares of SoftQuad Exchangeable Stock and 91,422 shares of SoftQuad Common Stock reserved for issuance upon the exercise of special warrants have entered into Voting and Proxy Agreements in the form of Exhibit A hereto ("Voting and Proxy Agreement");

   WHEREAS certain employees of SoftQuad and its Subsidiaries have entered into Employment Agreements with Corel (the "Employment Agreements"), to be effective at the Effective Time; and

   WHEREAS, Corel, Sub and SoftQuad desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  The Merger

   1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), SoftQuad shall be merged with and into Sub in accordance with the General Corporation Law of the State of Delaware, as amended (the "DL"). At the Effective Time, the separate existence of SoftQuad shall cease and Sub shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and SoftQuad are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.

   1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at the offices of McCarthy Tetrault located at The Chambers, 40 Elgin Street, Suite 1400, Ottawa, Ontario, K1P 5K6, at 10:00 a.m., local time, on or before the fifth business day following satisfaction or waiver of the conditions set forth in
Article VII unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Corel, Sub and SoftQuad the certificates and other documents and instruments required to be delivered under Article VII.

   1.03 Effective Time. At the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of Delaware (the "Secretary of State") for filing, as provided in Section 251 of the DL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing and issuance being referred to herein as the "Effective Time").

   1.04 Certificate of Incorporation and Bylaws of the Surviving
Corporation. At the Effective Time, (i) the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety (except for the corporate name) as set forth in the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

   1.05 Directors and Officers of the Surviving Corporation.

   (a) The directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

   (b) The officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

   1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DL including, without limitation, Section 259 thereof.

   1.07 Further Assurances. Each party hereto will, either at, before or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

   1.08 Share Purchase. Immediately after the execution of this Agreement, and provided that such structure does not result in any adverse commercial, corporate, tax or accounting consequences for Corel or its Subsidiaries (excluding a lower basis for purposes of the Income Tax Act (Canada) in such SoftQuad Exchangeable Stock, arising as a consequence of such purchase), SoftQuad and Corel will use their best efforts to have each of the holders of SoftQuad Exchangeable Stock (other than SoftQuad and its Subsidiaries) enter into a purchase and sale agreement with Corel, which shall be in a form (or forms) acceptable to Corel, and will provide that the holder will sell, and that Corel will purchase, all of the shares of SoftQuad Exchangeable Stock held by such holder immediately prior to, and conditional upon, the occurrence of the Effective Time and conditional upon the conditions of the Merger, in consideration for such number of validly issued, fully paid and non-assessable shares of Corel Common Stock and such number of Corel Rights to the same extent as if the holder's shares of SoftQuad Exchangeable Stock had first been converted into SoftQuad Common Stock and exchanged in connection with the Merger. In connection with each such purchase and sale, Corel agrees to file with each holder of SoftQuad Exchangeable Stock who so requests, an election under Section 85 of the Income

Tax Act (Canada) (and similar provincial tax legislation) having an "elected amount" as solely determined by the holder, in order to provide such holder, to the extent possible, with a tax deferral for Canadian income tax purposes. Corel and SoftQuad agree that, to the extent that not all of the holders of SoftQuad Exchangeable Stock (other than SoftQuad and its Subsidiaries) enter into a purchase and sale agreement with Corel on or prior to September 10, 2001, Corel and SoftQuad will reasonably consider restructuring the manner in which the holders of SoftQuad Exchangeable Stock will be dealt with in the context of the Merger, it being acknowledged that such alternative structure may not provide for a tax deferral for the holders of SoftQuad Exchangeable Stock for Canadian income tax purposes. In the event that no such restructuring is implemented by Corel and SoftQuad, the SoftQuad Exchangeable Stock held by persons other than SoftQuad and its Subsidiaries shall be exchanged in accordance with its terms for SoftQuad Common Stock immediately prior to the Effective Time. In the event that the share purchase structure contemplated in this Section 1.08 is not implemented by Corel and SoftQuad, this Agreement shall be read and construed without reference to the Share Purchase.

                                  ARTICLE II

                             Conversion of Shares

   2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of the capital stock of either SoftQuad or Sub, each of the following shall occur:

   (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of outstanding shares of Surviving Corporation Common Stock.

   (b) Cancellation of Treasury Stock and Stock Owned by Corel and Subsidiaries. All shares of common stock, par value $.001 per share, of SoftQuad ("SoftQuad Common Stock") and preferred stock, par value $.001 per share ("SoftQuad Preferred Stock"), that are owned by SoftQuad as treasury stock or owned by Corel, Sub or any other Subsidiary (as defined in Section 9.18) of Corel (other than shares of Surviving Corporation Common Stock) shall be cancelled and retired and shall cease to exist and no stock of Corel or other consideration shall be delivered in exchange therefor.

   (c) Exchange Ratio for SoftQuad Common Stock.

     (i) Subject to the right of SoftQuad to terminate this Agreement as set forth in Section 8.01(c) if the volume weighted average share price of the Corel Common Stock on the Nasdaq for the 10 trading days ending the third day prior to the date of the SoftQuad Stockholders' Meeting (the "Effective Price") is less than $2.1677, each issued and outstanding share of SoftQuad Common Stock and SoftQuad Preferred Stock (other than shares to be cancelled in accordance with Section 2.01(b) and other than SoftQuad Common Stock and SoftQuad Preferred Stock held by Persons who exercise their appraisal rights in accordance with Section 262 of DL) shall be converted into the right to receive that portion of a share of Corel Common Stock that is equal to the Conversion Number; and for the purposes of this Agreement, the "Conversion Number" shall mean:

       (A) if the Effective Price is equal to or less than $2.1677, the ratio of 0.5190; or

       (B) if the Effective Price is greater than $2.1677, and less than $2.7097, the ratio of $1.125 divided by the Effective Price; or

       (C) if the Effective Price is greater than $4.5161, the ratio of $1.875 divided by the Effective Price; or

       (D) in all other circumstances, the ratio of 0.4152;

  as validly issued, fully paid and nonassessable common shares in the capital of Corel ("Corel Common Stock"). As a result of receiving the Corel Common Stock, holders of shares of SoftQuad Common Stock or SoftQuad Preferred Stock shall also receive, together with each whole share of Corel Common Stock issued to them in the Merger, one associated common stock purchase right (all such rights, the "Corel Rights") in accordance with the terms and conditions of the Rights Agreement, dated as of February 11, 1999, as amended and restated as of March 31, 1999, between Corel and Computershare Trust Company of Canada (successor to Montreal Trust Company of Canada), as Rights Agent (the "Corel Rights Agreement"), a copy of which has been delivered to SoftQuad. References herein to the shares of Corel Common Stock issuable in the Merger shall also be deemed to include the associated Corel Rights.

     (iii) If, prior to the Effective Time, Corel shall pay a dividend or other distribution in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares any shares of Corel Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Corel Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this paragraph. If, prior to the Effective Time, SoftQuad shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares any shares of SoftQuad Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of SoftQuad Common Stock outstanding immediately before, and the denominator of which shall be the number of such shares outstanding immediately after, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this paragraph.

     (iv) All shares of SoftQuad Common Stock converted in accordance with paragraph (i) of this Section 2.01(c) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Corel Common Stock and any cash in lieu of fractional shares of Corel Common Stock to be issued in consideration therefor (determined in accordance with Section 2.02(c)(ii)), upon the surrender of such certificate in accordance with Section 2.02, without interest.

   (d) [intentionally deleted]

   (e) Stock Option Plan. Not less than ten days prior to the Effective Time, each participant holding stock options under the SoftQuad 2000 Stock Option Plan (the "SoftQuad SOP") shall be given written notice by SoftQuad that all outstanding stock options under the SoftQuad SOP must be exercised to the extent vested (including those which would vest upon the Effective Time), not later than two business days prior to the Effective Time, which exercise may be conditional on completion of the Merger. To the extent that such options are not exercised, all outstanding but unexercised options under the SoftQuad SOP will terminate at the Effective Time and become null and void.

   (f) Warrants. At the Effective Time, all warrants not previously exercised (which exercise may be conditional on completion of the Merger), except for warrants issued and outstanding under the Warrant Indenture dated as of April 18, 2000 between SoftQuad and Montreal Trust Company of Canada (the "Warrant Indenture"), will be cancelled and will be null and void. At the Effective Time, Corel shall assume all of SoftQuad's obligations under all warrants outstanding under the Warrant Indenture. Holders of such outstanding warrants shall be entitled to receive, upon exercise of such warrants, the same number of shares of Corel Common Stock as such holders would have received at the Effective Time if they had exercised the warrants and purchased SoftQuad Common Stock immediately prior to the Effective Time, subject to anti-dilution provisions contained in the Warrant Indenture. The exercise prices for such warrants shall be adjusted to be equal to the quotient resulting upon dividing such exercise price per share of SoftQuad Common Stock by the Conversion Number at the Effective Time.

   (g) Consideration for Corel Common Stock. Effective as of the Effective Time, the Surviving Corporation shall in consideration for Corel's issuance of Corel Common Stock in accordance with Section 2.01(c), issue shares of Surviving Corporation to Corel.

   (h) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary but only to the extent required by the DL, shares of SoftQuad Common Stock and SoftQuad Preferred Stock that are issued and outstanding immediately prior to the Effective Time and held by a person (a "Dissenting Stockholder") who shall not have voted to approve and adopt this Agreement or consented thereto in writing and who shall have complied with all of the provisions of the DL to dissent from the Merger and to demand appraisal for such shares in accordance with Section 262 of the DL (the "Dissenting Shares") shall not be converted as described in Sections 2.01(c) and (d), unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or otherwise loses his right to appraisal, but shall instead become the right to receive such consideration as may be determined to be due such Dissenting Stockholder's shares of SoftQuad Common Stock or SoftQuad Preferred Stock shall no longer be considered Dissenting Shares for purposes of this Agreement and shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, Corel Common Stock. SoftQuad shall give Corel prompt notice of any demands received by SoftQuad for appraisal of shares of SoftQuad Common Stock or SoftQuad Preferred Stock, and Corel shall have the right to participate in all negotiations and proceedings with respect to such demands. SoftQuad shall not, except with prior written consent of Corel, make any payment with respect to, or settle or offer to settle, any such demands.

   2.02 Exchange of Certificates.

   (a) Exchange Agent. As of the Effective Time, Corel shall enter into an agreement (the terms of which shall be reasonably satisfactory to SoftQuad) with such bank or trust company as may be designated by Corel (the "Exchange Agent"), which shall provide that Corel shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of SoftQuad Common Stock, SoftQuad Preferred Stock and, if applicable, SoftQuad Exchangeable Stock, for exchange in accordance with this Article II (including, if applicable, pursuant to the Share Purchase), through the Exchange Agent, certificates representing the number of duly authorized whole shares of Corel Common Stock issuable in connection with the Merger or, if applicable, the Share Purchase to be held for the benefit of and distributed to such holders in accordance with this Section (such shares of Corel Common Stock, together with earnings (including dividends) thereon, being referred to herein as the "Exchange Fund").

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time and in any event within ten business days after the Effective Time, Corel shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of SoftQuad Common Stock, or SoftQuad Preferred Stock or SoftQuad Exchangeable Stock (the "Certificates") whose shares are converted pursuant to Section 2.01(c) or, if applicable, the Share Purchase into the right to receive shares of Corel Common Stock (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Corel Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Corel Common Stock, which such holder has the right to receive pursuant to the provisions of this Article II or, if applicable, the Share Purchase and any dividends to the extent contemplated in this Article II, and the Certificate so surrendered shall forthwith be cancelled. In no event shall the holder of any Certificate be entitled to receive any fractional shares or interest on any funds to be received in the Merger. In the event of a transfer of ownership of SoftQuad Common Stock or SoftQuad Preferred Stock which is not registered in the transfer records of SoftQuad, a certificate representing that number of whole shares of Corel Common Stock may be issued to a transferee if the Certificate representing such SoftQuad Common Stock or SoftQuad Preferred Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance or delivery of shares of Corel Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Corel that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02(b), except as limited by paragraph (c) below, and subject to the rights of appraisal duly exercised as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent ownership of the number of shares of Corel Common Stock (and any rights derivative thereof) into which the number of shares of SoftQuad Common Stock or SoftQuad Preferred Stock shown thereon have been converted as contemplated by this Article II and any dividends to the extent contemplated in this Article II. Notwithstanding the foregoing, Certificates representing SoftQuad Common Stock, SoftQuad Preferred Stock or, if applicable, SoftQuad Exchangeable Stock surrendered for exchange by any person constituting an "affiliate" of SoftQuad for purposes of
Section 6.04 shall not be exchanged until Corel has received an Affiliate Agreement (as defined in Section 6.04) executed by such person as provided in
Section 6.04.

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Corel Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Corel Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Corel Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Corel Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Corel Common Stock.

   (d) No Further Ownership Rights in SoftQuad Common Stock. All shares of Corel Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of SoftQuad Common Stock or SoftQuad Preferred Stock represented thereby, as applicable. From and after the Effective Time, the stock transfer books of SoftQuad shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of SoftQuad Common Stock or SoftQuad Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section.

   (e) No Fractional Shares. No certificate or scrip representing fractional shares of Corel Common Stock will be issued in the Merger (including, if applicable, the Share Purchase), upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Corel. In lieu of any such fractional shares, each holder of Certificates who would otherwise have been entitled to a fraction equal to one-half or more of a share of Corel Common Stock shall receive a full share of Corel Common Stock.

   (f) Withholding Rights. Corel shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement (including, if applicable, the Share Purchase), to any holder of shares of SoftQuad Common Stock, SoftQuad Preferred Stock, SoftQuad warrants or, if applicable, SoftQuad Exchangeable Stock such amounts as Corel is required to deduct and withhold or remit pursuant to the applicable rules under the Code, or any provision of federal, provincial, local or foreign tax law and Corel may sell such the shares of Corel Common Stock to which such holder is entitled under Article II or, if applicable, the Share Purchase or the purposes of obtaining cash necessary to remit any such amount to the applicable authority. To the extent that amounts are so withheld by Corel, such withheld amounts shall be treated for all purposes of this

Agreement (including, if applicable, the Share Purchase), as having been paid to the holder of the shares of SoftQuad Common Stock, SoftQuad Preferred Stock or, if applicable, SoftQuad Exchangeable Stock in respect of which such deduction and withholding was made by Corel.

   (g) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by Corel, the posting by such person of a bond in such sum as Corel may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate(s), the Exchange Agent will issue the shares of Corel Common Stock pursuant to Section 2.02(b) deliverable in respect of the shares of SoftQuad Common Stock, SoftQuad Preferred Stock or, if applicable, SoftQuad Exchangeable Stock, represented by such lost, stolen or destroyed Certificates.

                                  ARTICLE III

                  Representations and Warranties of SoftQuad

   SoftQuad represents and warrants to Corel and Sub as follows:

   3.01 Organization and Qualification. Each of SoftQuad and its Subsidiaries (as defined in Section 9.18) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect (as defined in Section 9.18) on SoftQuad and its Subsidiaries taken as a whole. Each of SoftQuad and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole. Section 3.01 of the letter dated the date hereof and delivered to Corel by SoftQuad concurrently with the original execution and delivery of this Agreement (the "SoftQuad Disclosure Letter") sets forth: (i) the name and jurisdiction of incorporation of each Subsidiary of SoftQuad, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of SoftQuad and as disclosed in Section 3.01 of the SoftQuad Disclosure Letter, SoftQuad does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $100,000 in aggregate). SoftQuad has previously made available to Corel correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of SoftQuad and its Subsidiaries.

   3.02 Capital Stock.

   (a) As of the date of this Agreement, the authorized capital stock of SoftQuad consists solely of (A) 50,000,000 shares of SoftQuad Common Stock,
(B) one special voting share ("Boston Special Stock"), and (C) 25,000,000 shares of SoftQuad Preferred Stock, of which 1,473,405 shares have been designated as SoftQuad Preferred Class A Stock ("SoftQuad Class A Stock") and 1,722,222 shares have been designated as SoftQuad Preferred Class B Stock ("SoftQuad Class B Stock"). As of the date of this Agreement, 9,632,028 shares of SoftQuad Common Stock are issued and outstanding, 1,473,405 shares of SoftQuad Class A Stock are issued and outstanding and 1,589,127 shares of SoftQuad Class B Stock are issued and outstanding. As of the date hereof, (i) 5,500,000 shares of SoftQuad Common Stock are reserved for issuance upon the exercise of options under the SoftQuad SOP of which options for 3,989,107 shares of SoftQuad Common Stock have been granted and are outstanding, (ii) 4,336,710 shares of SoftQuad Common Stock are reserved for issuance upon the exchange of SoftQuad Exchangeable Stock ("SoftQuad Exchangeable Stock"), (iii) 2,951,420 shares of SoftQuad Common Stock are reserved for issuance upon the exercise of special warrants, (iv) 3,080,416 shares of SoftQuad Common Stock are reserved for issuance upon exercise of outstanding warrants, (v) on a change of control of Boston 130,000 shares of SoftQuad Common Stock are to be issued to a senior executive of SoftQuad as disclosed in Section 6.09. All of the issued and outstanding shares of SoftQuad Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except for shares of SoftQuad Common Stock issuable upon conversion of the SoftQuad Class A Stock, the Class B Stock and the SoftQuad Exchangeable Stock and the exercise of options under the SoftQuad SOP, share purchase warrants, special warrants and other warrants and except pursuant to this Agreement, and except as set forth in Section 3.02 of the SoftQuad Disclosure Letter or as described above in this Section 3.02, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating SoftQuad or any of its Subsidiaries to issue or sell any shares of capital stock of SoftQuad or to grant, extend or enter into any Option with respect thereto.

   (b) Except as disclosed in Section 3.02 of the SoftQuad Disclosure Letter or as described above in this Section 3.02, all of the outstanding shares of capital stock of each Subsidiary of SoftQuad are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by SoftQuad or a Subsidiary wholly owned, directly or indirectly, by SoftQuad, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind other than standard state and federal securities law private offering legends and restrictions (each a "Lien"). Except as disclosed in Section 3.02 of the SoftQuad Disclosure Letter, there are no (i) outstanding Options obligating SoftQuad or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of SoftQuad or to grant, extend or enter into any such Option; (ii) outstanding bonds, debentures or other evidences of indebtedness of SoftQuad having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of SoftQuad Common Stock on any matter; or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements to which SoftQuad or a Subsidiary of SoftQuad is a party which are in favor of any person other than SoftQuad or a Subsidiary wholly owned, directly or indirectly, by SoftQuad with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of SoftQuad (other than Voting and Proxy Agreements).

   (c) Except as disclosed in Section 3.02 of the SoftQuad Disclosure Letter, there are no outstanding contractual obligations of SoftQuad or any Subsidiary of SoftQuad to repurchase, redeem or otherwise acquire any shares of SoftQuad Common Stock or SoftQuad Preferred Stock or any capital stock of any Subsidiary of SoftQuad or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of SoftQuad or any other person.

   3.03 Authority Relative to This Agreement. SoftQuad has full corporate power and authority to enter into this Agreement and, subject to obtaining the SoftQuad Stockholders' Approval (as defined in Section 6.03(a)), to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the date hereof, the execution, delivery and performance of this Agreement by SoftQuad and the consummation by SoftQuad of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of SoftQuad, the Board of Directors of SoftQuad has recommended adoption of this Agreement by the stockholders of SoftQuad and directed that this Agreement be submitted to the stockholders of SoftQuad for their consideration, and no other corporate proceedings on the part of SoftQuad or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by SoftQuad and the consummation by SoftQuad of the transactions contemplated hereby, other than obtaining the SoftQuad Stockholders' Approval. This Agreement has been duly and validly executed and delivered by SoftQuad and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of SoftQuad enforceable against SoftQuad in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   3.04 Non-Contravention; Approvals and Consents.

   (a) The execution and delivery of this Agreement by SoftQuad do not, and the performance by SoftQuad of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give rise to any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of SoftQuad or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of SoftQuad or any of its Subsidiaries, or (ii) subject to the obtaining of SoftQuad Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, Canada and any other foreign country or any domestic or foreign state, province, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to SoftQuad or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which SoftQuad or any of its Subsidiaries is a party or by which SoftQuad or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, payment or reimbursement obligations, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole or on the ability of SoftQuad to consummate the transactions contemplated by this Agreement.

   (b) Except (i) for the filing of a premerger notification report by SoftQuad under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), if required, (ii) for the filing of the Proxy Statement (as defined in Section 3.09) and the Registration Statement (as defined in Section 4.09) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with various Canadian provincial and state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) the filing(s) as may be required by the Investment Canada Act (Canada) and/or the Competition Act (Canada), (v) such filings as are required to be made under Canadian securities law, (vi) such filings as are required to be made with OTC Bulletin Board maintained by the National Association of Securities Dealers, and (vii) as disclosed in Section
3.04 of the SoftQuad Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which SoftQuad or any of its Subsidiaries is a party or by which SoftQuad or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by SoftQuad, the performance by SoftQuad of its obligations hereunder or the consummation by SoftQuad of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole or on the ability of SoftQuad to consummate the transactions contemplated by this Agreement.

   3.05 Reports and Financial Statements. SoftQuad has made available to Corel prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by SoftQuad or any of its Subsidiaries with the SEC since January 1, 2000 (as such documents have since the time of their filing been amended or supplemented, the "SoftQuad Reports"), which are all the documents (other than preliminary material) that SoftQuad and its Subsidiaries were required to file with the SEC since such date. Except as disclosed in Section 3.05 of the SoftQuad Disclosure Letter, as of their respective dates, the SoftQuad Reports
(i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the SoftQuad Reports (the "SoftQuad Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to the absence of certain footnotes and to normal, recurring yearend audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to SoftQuad and its Subsidiaries taken as a whole)) the consolidated financial position of SoftQuad and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 3.05 of the SoftQuad Disclosure Letter, each Subsidiary of SoftQuad is treated as a consolidated subsidiary of SoftQuad in the SoftQuad Financial Statements for all periods covered thereby.

   3.06 Absence of Certain Changes or Events. Except as disclosed in SoftQuad Reports filed prior to the date of this Agreement or in Section 3.06 of the SoftQuad Disclosure Letter:

   (a) since March 31, 2001, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on SoftQuad and its Subsidiaries taken as a whole, and

   (b) between such date and the date hereof (i) SoftQuad and its Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice and (ii) neither SoftQuad nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 5.01(b).

   3.07 Absence of Undisclosed Liabilities. Except as disclosed in the SoftQuad Reports filed prior to the date of this Agreement, or for matters reflected or reserved against in the consolidated balance sheet of SoftQuad and its consolidated subsidiaries, dated March 31, 2001, included in the SoftQuad Financial Statements or as disclosed in Section 3.07 of the SoftQuad Disclosure Letter, neither SoftQuad nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by U.S. GAAP to be reflected on a consolidated balance sheet of SoftQuad and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to SoftQuad and its Subsidiaries taken as a whole.

   3.08 Legal Proceedings. Except as disclosed in the SoftQuad Reports filed prior to the date of this Agreement or in Section 3.08 of the SoftQuad Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of SoftQuad, threatened against, relating to or affecting, nor to the knowledge of SoftQuad are there any Governmental or Regulatory Authority investigations or audits pending or, threatened against, relating to or affecting, SoftQuad or any of its Subsidiaries or affiliates or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole or on the ability of SoftQuad to consummate the transactions contemplated by this Agreement, and (ii) neither SoftQuad nor any of its Subsidiaries nor any of its affiliates is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole or on the ability of SoftQuad to consummate the transactions contemplated by this Agreement.

   3.09 Information Supplied. The proxy statement relating to the SoftQuad Stockholders' Meeting (as defined in Section 6.03(b)), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by SoftQuad with the SEC, the Ontario Securities Commission, or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities
Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to stockholders of SoftQuad and at the time of the SoftQuad Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by SoftQuad with respect to information supplied in writing by or on behalf of Corel or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Corel or any of its Subsidiaries with the SEC.

   3.10 Compliance with Laws and Orders. SoftQuad and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "SoftQuad Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole. SoftQuad and its Subsidiaries are in compliance with the terms of the SoftQuad Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole. Except as disclosed in the SoftQuad Reports filed prior to the date of this Agreement, SoftQuad and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole.

   3.11 Compliance with Agreements; Certain Agreements.

   (a) Except as disclosed in the SoftQuad Reports filed prior to the date of this Agreement, neither SoftQuad nor any of its Subsidiaries nor, to the knowledge of SoftQuad, any other party is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of SoftQuad or any of its Subsidiaries or (ii) any Contract to which SoftQuad or any of its Subsidiaries is a party or by which SoftQuad or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole. Except for this Agreement and those agreements and other documents filed as exhibits to the SoftQuad Reports or set forth in Section
3.11 of the SoftQuad Disclosure Letter, as of the date of this Agreement, neither SoftQuad nor any of its Subsidiaries is a party to or bound by any noncompetition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business.

   (b) Except as disclosed in Section 3.11 of the SoftQuad Disclosure Letter or in the SoftQuad Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither SoftQuad nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice involving the payment of more than $100,000 per annum in the aggregate for all such agreements, (ii) union or collective bargaining agreement which covers any employees, (iii) agreement with any executive officer or other employee of SoftQuad or any of its Subsidiaries, the benefits of which in the aggregate for all such executive officers and employees exceed $100,000, and which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving SoftQuad or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other employee of SoftQuad or any of its Subsidiaries providing any term of employment or compensation guarantee and which is not terminable on 60 days' or less notice or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   3.12 Taxes.

   (a) Each of SoftQuad and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole. SoftQuad and each of its Subsidiaries has paid (or SoftQuad has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the SoftQuad Reports reflect a reserve for all taxes payable by SoftQuad and its Subsidiaries which is adequate in accordance with U.S. GAAP for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against SoftQuad or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole. No requests for waivers of the time to assess any taxes against SoftQuad or any of its Subsidiaries have been granted or are pending, except requests with respect to such taxes that have been adequately reserved for in the most recent SoftQuad Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole.

   (b) To the knowledge of SoftQuad, there are no liens for material amounts of taxes on the assets of SoftQuad or any of its Subsidiaries except for statutory liens for current taxes not yet due and payable.

   (c) SoftQuad has not taken any action to prevent, nor has it any knowledge of any fact or circumstance reasonably likely to prevent, the Merger from qualifying as a tax free reorganization within the meaning of Section 368 of the Code.

   (d) As used in this Section 3.12, "taxes" shall include all federal, provincial, state, local and foreign income, capital, franchise, property, sales, use, goods and services, excise, land transfer, ad valorem workers compensation, employment insurance, workers health and other taxes, including obligations for taxes and other amounts required to be withheld from payments due or made to any other person (including employees and nonresident persons) and any interest, penalties or additions to tax.

   3.13 Employee Benefit Plans; ERISA.

   (a) Except as described in the SoftQuad Reports filed prior to the date of this Agreement or in Section 3.13 of the SoftQuad Disclosure Letter or as could not reasonably be expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole, (i) all SoftQuad Employee Benefit Plans (as defined below) are in compliance in all material respects with all applicable requirements of law, including ERISA and the Code, and (ii) neither SoftQuad nor any of its Subsidiaries has any liabilities or obligations with respect to any such SoftQuad Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of SoftQuad are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any SoftQuad Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to SoftQuad or any of its Subsidiaries are the agreements and policies specifically referred to in Section 3.13 of the SoftQuad Disclosure Letter. The last date on which stock options were granted to any director of SoftQuad was December 13, 2000. The last date on which stock options were granted to any employee of SoftQuad was June 4, 2001.

   (b) As used herein:

     (i) "SoftQuad Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by SoftQuad or any of its Subsidiaries for the benefit of the current or former employees or directors of SoftQuad or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the fiveyear period preceding the date of this Agreement; and

     (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

   3.14 Labor Matters. Except as disclosed in the SoftQuad Reports filed prior to the date of this Agreement, there are no material controversies pending or, to the knowledge of SoftQuad, threatened between SoftQuad or any of its Subsidiaries and any representatives of its employees, except as could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole, and, to the knowledge of SoftQuad, there are no material organizational efforts presently being made involving any of the now unorganized employees of SoftQuad or any of its Subsidiaries. Since June 30, 2000, there has been no work stoppage, strike or other concerted action by employees of SoftQuad or any of its Subsidiaries except as could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole.

   3.15 Environmental Matters.

   (a) Except as set forth in Section 3.15 of the SoftQuad Disclosure Letter, each of SoftQuad and its Subsidiaries has obtained all licenses, permits, authorizations, approvals, registrations, franchises and consents from Governmental or Regulatory Authorities which are required under or pursuant to any applicable Environmental Law (as defined below) in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of SoftQuad and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole.

   (b) To the knowledge of SoftQuad, no site or facility now or previously owned, operated or leased by SoftQuad or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA"), or on any similar state or local list of sites requiring investigation or cleanup.

   (c) To the knowledge of SoftQuad, no Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by SoftQuad or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to SoftQuad and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of SoftQuad, is in process which could subject any of such properties to such Liens, and neither SoftQuad nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

   (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of SoftQuad or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by SoftQuad or any of its Subsidiaries which have not been delivered to Corel prior to the execution of this Agreement.

   (e) As used herein in this Section 3.15:

     (i) "Environmental Law" means any law or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; and

     (ii) "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

   3.16 Intellectual Property Rights. Except as set forth in Section 3.16 of the SoftQuad Disclosure Letter:

   (a) SoftQuad and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property Rights (as defined below) material to the conduct of the businesses of SoftQuad and its Subsidiaries. Neither SoftQuad nor any Subsidiary of SoftQuad is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property Rights, to the knowledge of SoftQuad, (i) such Intellectual Property Rights are not being infringed by any third party, and (ii) neither SoftQuad nor any Subsidiary of SoftQuad is infringing any Intellectual Property Rights of any third party, in each case where such infringement could reasonably be expected to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means intellectual property of whatever nature and kind including all domestic and foreign trade-marks, business names, trade names, domain names, trading styles, patents and patent rights, trade secrets, service marks and service mark rights, service names and service name rights, industrial designs and copyrights, whether registered or unregistered, and all applications for registration thereof, and inventions, formulae, product formulations, processes and processing methods, technology, techniques, know how and manuals and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

   (b) Section 3.16 of the SoftQuad Disclosure Letter contains an accurate and complete list of all the software products created and owned by SoftQuad or its Subsidiaries (the "Software"). The Software was written only by the individuals (the "Developers") listed in Section 3.16 of the SoftQuad Disclosure Letter, other than libraries licensed from third parties and minor components of the Software which, in the aggregate, do not comprise more than 5% of the source code for the current versions of the Software. All Developers have assigned in writing to SoftQuad all their right, title and interest in and to (including all intellectual property rights and moral rights) the Software.

   (c) Section 3.16 of the SoftQuad Disclosure Letter contains (or will be supplemented to prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses, sublicenses, assignments and other agreements under which SoftQuad and its Subsidiaries are licensed to use third party Intellectual Property Rights which are material to the business of SoftQuad as currently conducted (the "SoftQuad License Agreements").

   (d) Except as set forth in Section 3.16 of the SoftQuad Disclosure Letter (including as it may be supplemented prior to Closing), SoftQuad and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the SoftQuad License Agreements or the development, manufacture or commercial exploitation of any products of SoftQuad or its Subsidiaries in each such case in excess of $100,000 in aggregate per annum.

   (e) Section 3.16 of the SoftQuad Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all issued patents, registered and unregistered trademarks, registered and unregistered trade names, registered and unregistered service marks and registered copyrights and unregistered copyrights with respect to SoftQuad Software (in each case that are currently in use), as well as all applications, registrations, renewals, modifications, extensions, divisionals and continuations thereto for any and all of the foregoing, included in the SoftQuad Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such SoftQuad Intellectual Property Right has been issued or registered or in which any such application for such issuance, approval or registration has been filed. All patents, trademarks, trade names, service marks and copyrights owned by SoftQuad or any of its Subsidiaries and which are material to the conduct of their business as currently conducted are valid and enforceable, except for those the invalidity or unenforceability of which would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on SoftQuad and its Subsidiaries taken as a whole.

   (f) Section 3.16 of SoftQuad Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all material licenses and sublicenses under which SoftQuad or any of its Subsidiaries has granted the right to manufacture, reproduce, market or exploit any products of SoftQuad or any Subsidiaries or any adaptation, derivative or reformulation based on any such product or any portion thereof.

   (g) Neither SoftQuad nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any SoftQuad License Agreements. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license or sublicense agreement.

   (h) Except as set forth in Section 3.16 of the SoftQuad Disclosure Letter, the source code for the Software has not been delivered or disclosed in a readable format to any person and SoftQuad or its Subsidiaries have not agreed or undertaken to or in any way promised to provide such source code to any person.

   (i) There are no known material problems or defects in the SoftQuad Software including bugs, logic errors or failures of the Software to operate in all material respects as described in the documentation related to the

Software, except for problems or defects disclosed prior to the date hereof in SoftQuad's defect tracking database.

   (j) Except as set forth in Section 3.16 of the SoftQuad Disclosure Letter, neither SoftQuad nor its Subsidiaries (A) has been named as a party in any suit, action or proceeding which involves a claim of infringement or violation of any SoftQuad Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes the Intellectual Property Rights of any third party.

   (k) SoftQuad and its Subsidiaries have entered into appropriate nondisclosure agreements, which provide that all confidential information, trade secrets and know how of SoftQuad and its Subsidiaries will be protected and preserved, with all employees and third persons having access to any confidential information, trade secrets or knowhow of SoftQuad and its Subsidiaries.

   (l) Neither SoftQuad nor any of its Subsidiaries has made any written claim or allegation that any third person is or has infringed, misappropriated, breached or violated the rights of SoftQuad or its Subsidiaries in any of the SoftQuad Intellectual Property Rights which are material to the business of SoftQuad as currently conducted.

   3.17 SoftQuad Owned and Leased Properties. SoftQuad and its Subsidiaries do not own, and are not parties to any agreement or option to own any real property. Except as set forth in Section 3.17 of the SoftQuad Disclosure Letter, SoftQuad and its Subsidiaries are not party to, or under any agreement to become a party to, any lease with respect to real property ("SoftQuad Leases"). Each SoftQuad Lease is in good standing, creates a good and valid leasehold estate in the leased properties thereby demised and is in full force and effect without amendment ("SoftQuad Leased Properties"). To the knowledge of SoftQuad, with respect to each SoftQuad Lease: (i) all rents and additional rents due have been paid, (ii) no waiver, indulgence or postponement of SoftQuad or its Subsidiaries' obligations has been granted by the other party thereto, (iii) there exists no event of default or event, occurrence, condition or act of or relating to SoftQuad or its Subsidiaries which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or require a consent from a third party under a SoftQuad Lease, and (iv) all of the material covenants to be performed by any party (other than SoftQuad and its Subsidiaries) under each SoftQuad Lease have been performed in all material respects. Each SoftQuad Leased Property is adequate and suitable for the purposes for which it is presently being used and SoftQuad and its Subsidiaries have adequate rights of ingress and egress into each of SoftQuad Leased Property for the operation of its business in the ordinary course.

   3.18 Title to Properties. SoftQuad and each of its Subsidiaries have a good and valid title to, or valid and subsisting leasehold interest (other than the SoftQuad Leases), in and to, or a valid and enforceable license to use, all material assets, properties and rights owned, used or held for use by them in the conduct of their business, in each case free and clear of any leases, claims, mortgages, pledges and security interest except those (i) arising in the ordinary course, (ii) that do not materially impair the continued use of such material assets, properties or rights owned, (iii) for current Taxes and assessments not yet due and payable, or (iv) that are not reasonably expected to have a material adverse effect on SoftQuad.

   3.19 Insurance. SoftQuad and its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducted businesses and owning assets similar to those of SoftQuad and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and SoftQuad and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. SoftQuad has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

   3.20 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.12, the affirmative vote of the holders of record of at least a majority of the outstanding shares of SoftQuad Common

Stock, SoftQuad Preferred Stock and SoftQuad Special Stock, voting as a single class, with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of SoftQuad required to adopt this Agreement and to approve the Merger and the other transactions contemplated hereby.

   3.21 Opinion of Financial Advisor. SoftQuad has received the opinion of Broadview International LLC, dated August 6, 2001, to the effect that, as of that date, the consideration to be received in the Merger by the stockholders of SoftQuad is fair from a financial point of view to the stockholders of SoftQuad, and a true and complete copy of such opinion will be delivered to Corel forthwith following the execution of this Agreement.

   3.22 Ownership of Corel Common Stock. Neither SoftQuad nor any of its Subsidiaries or to the best of SoftQuad's knowledge, without enquiry, other affiliates beneficially owns any shares of Corel Common Stock.

   3.23 Takeover Laws. SoftQuad has taken all necessary actions so that the provisions of Section 203 of DL will not, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby. To the knowledge of SoftQuad except for Section 203 of DL (which has been rendered inapplicable), no "moratorium", "control share", "fair price" or other antitakeover laws and regulation of any state (collectively, "Takeover Laws") are applicable to the Merger or other transactions contemplated by this Agreement.

                                  ARTICLE IV

                Representations and Warranties of Corel and Sub

   Corel and Sub, jointly and severally, represent and warrant to SoftQuad as follows:

   4.01 Organization and Qualification. Each of Corel and its Subsidiaries (including Sub) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Corel and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole.
Section 4.01 of the letter dated the date hereof and delivered by Corel and Sub to SoftQuad concurrently with the original execution and delivery of this Agreement (the "Corel Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of Corel, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. As of the date of this Agreement, except for interests in the Subsidiaries of Corel and as disclosed in Section 4.01 of the Corel Disclosure Letter, Corel does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) noncontrolling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $1,000,000 in the aggregate). Corel has previously made available to SoftQuad correct and complete copies of the Certificate and Articles of Amalgamation and bylaws of Corel.

   4.02 Capital Stock.

   (a) As of the date of this Agreement, the authorized capital stock of Corel consists solely of an unlimited number of common shares of Corel ("Corel Common Stock"), an unlimited number of preferred shares, issuable in series, and a first series of 24,000,000 Series A Participating Convertible Preferred Shares ("Series A Preferred Stock"). As of the date of this Agreement, 73,761,044 shares of Corel Common Stock and 24,000,000 Series A Preferred Shares are issued and outstanding, options for 713,174 shares of Corel Common Stock are granted and outstanding under the Corel Stock Option Plan as last amended as of January 18, 2000 (the "Corel Stock Option Plan") and options for 2,130,174 shares of Corel Common Stock are granted and outstanding under the Corel Stock Option Plan 2000 as amended and restated as of February 13, 2001 (the "Corel Stock Option Plan 2000") and warrants for 169,500 shares of Corel Common Stock are issued and outstanding to an investor and warrants for 113,000 shares of Corel Common Stock are issued and outstanding to advisors to Corel. All of the issued and outstanding shares of Corel Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except pursuant to this Agreement and Corel Rights Agreement and except as set forth in Section 4.02 of the Corel Disclosure Letter, there are no outstanding Options obligating Corel or any of its Subsidiaries to issue or sell any shares of capital stock of Corel or to grant, extend or enter into any Option with respect thereto.

   (b) Except as disclosed in Section 4.02 of the Corel Disclosure Letter or as described above in this Section 4.02, all of the outstanding shares of capital stock of each Subsidiary of Corel are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Corel or a Subsidiary wholly owned, directly or indirectly, by Corel, free and clear of any Liens. As of the date of this Agreement, except pursuant to the Corel Rights Agreement or as disclosed in Section 4.02 of the Corel Disclosure Letter, there are no (i) outstanding Options obligating Corel or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Corel or to grant, extend or enter into any such Option; (ii) outstanding bonds, debentures or other evidences of indebtedness of Corel having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Corel Common Stock on any matter; or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Corel or a Subsidiary wholly owned, directly or indirectly, by Corel with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Corel.

   (c) As of the date of this Agreement, except as disclosed in Section 4.02 of the Corel Disclosure Letter, there are no outstanding contractual obligations of Corel or any Subsidiary of Corel to repurchase, redeem or otherwise acquire any shares of Corel Common Stock or any capital stock of any Subsidiary of Corel or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Corel or any other person.

   4.03 Authority Relative to This Agreement. Each of Corel and Sub has full corporate power and authority to enter into this Agreement and, to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the date hereof, the execution, delivery and performance of this Agreement by each of Corel and Sub and the consummation by each of Corel and Sub of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and by the sole stockholder of Sub, and no other corporate proceedings on the part of either of Corel or Sub or their stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Corel and Sub and the consummation by Corel and Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Corel and Sub and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of each of Corel and Sub enforceable against each of Corel and Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   4.04 Non-Contravention; Approvals and Consents.

   (a) The execution and delivery of this Agreement by each of Corel and Sub do not, and the performance by each of Corel and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give rise to any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Corel or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of amalgamation or bylaws (or other comparable charter documents) of Corel or any of its Subsidiaries, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to Corel or any of its Subsidiaries or any of their respective assets or properties or (y) any Contracts to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, payment or reimbursement obligations, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

   (b) Except (i) as may be required under the HSR Act, (ii) for the filing of the Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various Canadian provincial and state securities authorities that are required in connection with the transactions contemplated by this Agreement and applications to such authorities for relief from requirements of applicable securities laws, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) as may be required under applicable requirements of the Competition Act (Canada) and the Investment Canada Act (Canada), (v) as may be required by the bylaws, rules, regulations or policies of The Toronto Stock Exchange (the "TSE") in respect of the Corel Common Stock to be issued in the Merger and the listing of such Corel Common Stock on such stock exchanges, (vi) such filings as are required to be made under the Canada Business Corporations Act or under Canadian securities laws, and (vii) as disclosed in Section 4.04 of the Corel Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Corel and Sub, the performance by each of Corel and Sub of its obligations hereunder or the consummation by Corel of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

   (c) (i) Subject to receipt of an order of the Quebec Securities Commission, the issuances of the Corel Common Stock contemplated hereby will be exempt from the prospectus and registration requirements of the securities laws of each of the provinces of Nova Scotia, Quebec, Ontario, Alberta and British Columbia and no other documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations or regulatory authorities obtained under the securities laws of the provinces of Canada in respect of the issuance and deliver by Corel of the Corel Common Stock.

     (ii) Subject to receipt of an order of the Quebec Securities Commission, no other documents will be required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of regulatory authorities required to be obtained under the securities laws in each of the provinces of Nova Scotia, Quebec, Ontario, Alberta and British Columbia in connection with the first trade of the Corel Common

  Stock made through a registrant registered under the securities laws of each of such provinces who has complied with such applicable laws, provided that:

    (A) Corel is a reporting issuer or similar designation as defined in the securities legislation of each of such provinces;

    (B) the vendor of such securities is not in a "special relationship" with Corel or, if so, the vendor has reasonable grounds for believing Corel is not in default of the securities legislation of each of such provinces or the Regulation thereunder;

    (C) disclosure to the securities regulatory authority in each of such provinces has been made of the exempt trade;

    (D) no unusual effort is made to prepare the market or to create a demand for the securities subject to such trade and no extraordinary commission or consideration is paid in respect of such trade; and

    (E) such trade is not a "control person distribution" (as defined in Ontario Securities Commission Rule 14-501 and equivalent rules in each of such other provinces).

   4.05 Reports and Financial Statements. Corel has made available to SoftQuad prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Corel or any of its Subsidiaries with Canadian securities regulatory authorities and the SEC, the TSE and Nasdaq since January 1, 2000 (as such documents have since the time of their filing been amended or supplemented, the "Corel Reports"), which are all the documents (other than preliminary material) that Corel and its Subsidiaries were required to file with the SEC, Canadian securities regulatory authorities and the TSE since such date. As of their respective dates, the Corel Reports (i) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act or Canadian securities laws and the TSE, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Corel Reports (the "Corel Financial Statements") complied as to form in all material respects with the published rules and regulations of the Canadian securities regulatory authorities with respect thereto, were prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Canadian securities laws) and fairly present (subject, in the case of the unaudited interim financial statements, to the absence of certain footnotes and to normal, recurring yearend audit adjustments and to the absence of complete notes (which are not expected to be, individually or in the aggregate, materially adverse to Corel and its Subsidiaries taken as a whole)) the consolidated financial position of Corel and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 4.05 of the Corel Disclosure Letter, each Subsidiary of Corel is treated as a consolidated subsidiary of Corel in the Corel Financial Statements for all periods covered thereby.

   4.06 Absence of Certain Changes or Events. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.06 of the Corel Disclosure Letter:

   (a) since May 31, 2001, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Corel and its Subsidiaries taken as a whole, and

   (b) between such date and the date hereof, Corel and its Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice.

   4.07 Absence of Undisclosed Liabilities. Except as disclosed in the Corel Reports filed prior to this Agreement, or for matters reflected or reserved against in the consolidated balance sheet of Corel and its

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consolidated subsidiaries dated May 31, 2001 included in the Corel Financial
Statements or as disclosed in Section 4.07 of the Corel Disclosure Letter, neither Corel nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by Canadian GAAP to be reflected on a consolidated balance sheet of Corel and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Corel and its Subsidiaries taken as a whole.

   4.08 Legal Proceedings. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.08 of the Corel Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Corel, threatened against, relating to or affecting, nor to the knowledge of Corel are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Corel or any of its Subsidiaries or affiliates or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement, and (ii) neither Corel nor any of its Subsidiaries nor affiliates is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

   4.09 Information Supplied. The registration statement on Form S4 to be filed with the SEC by Corel in connection with the issuance of shares of Corel Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by Corel with the SEC, Canadian securities regulatory authorities, the TSE or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act, with Canadian securities regulatory authorities under Canadian securities laws or with the
TSE) comply as to form in all material respects with the requirements of the Exchange Act, the Securities Act or comparable Canadian laws, respectively, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to stockholders of SoftQuad and at the times of the SoftQuad Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Corel or Sub with respect to information supplied in writing by or on behalf of SoftQuad expressly for inclusion therein and information incorporated by reference therein from documents filed by SoftQuad or any of its Subsidiaries with the SEC, Canadian securities regulatory authorities or the TSE.

   4.10 Compliance with Laws and Orders. Corel and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "Corel Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Corel and its Subsidiaries are in compliance with the terms of the Corel Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Except as disclosed in the Corel Reports filed prior to the date of this Agreement, Corel and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole.

   4.11 Sub. Sub is a newly-formed wholly-owned subsidiary of Corel that has not engaged in any operations through the Closing Date.

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

   4.12 Ownership of SoftQuad Common Stock. Neither Corel nor any of its Subsidiaries or other affiliates beneficially owns any shares of SoftQuad Common Stock.

   4.13 Reporting Issuer. Corel is a reporting issuer for purposes of the Securities Act (Ontario) and is not on the list of defaulting reporting issuers maintained pursuant to Section 72(8) of the Securities Act (Ontario) and equivalent provisions of the securities of each other province of Canada.

   4.14 Issuance of Capital Stock. All issued and outstanding shares of Corel capital stock are duly authorized, validly issued, fully paid and nonassessable, and all shares of Corel Common Stock and Corel Common Stock reserved for issuance will be, upon issuance in accordance with the terms specified in this Agreement, duly authorized, validly issued, fully paid and nonassessable.

                                   ARTICLE V

                                   Covenants

   5.01 Covenants of SoftQuad. Except (i) as otherwise expressly contemplated by this Agreement or (ii) as set forth in SoftQuad's Disclosure Letter, at all times from and after the date hereof until the Effective Time, SoftQuad covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement):

   (a) Except to the extent that Corel shall otherwise previously consent in writing, which consent shall not be unreasonably withheld or delayed, SoftQuad and each of its Subsidiaries shall conduct their respective businesses only in, and SoftQuad and each of its Subsidiaries shall refrain from taking any action except in, the ordinary course substantially consistent with past practice.

   (b) Without limiting the generality of paragraph (a) of this Section and except to the extent that Corel shall otherwise previously consent in writing,

     (i) SoftQuad and its Subsidiaries shall use all commercially reasonable efforts to preserve substantially intact in all material respects their present business organization, to maintain its existence in good standing, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to it.

     (ii) SoftQuad shall not and shall not permit any of its Subsidiaries to:

       (A) amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

       (B) (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by a whollyowned Subsidiary solely to its parent corporation, (ii) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
    (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, consolidation, restructuring, recapitalization or other reorganization (except as contemplated by this Agreement) or (iv) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto other than the redemption or repurchase of the shares of SoftQuad Exchangeable Stock, in accordance with their terms, in exchange for shares of SoftQuad Common Stock;

       (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto other than (i) the issuance of SoftQuad Common Stock pursuant to options granted under the SoftQuad SOP, in each case outstanding on the date of this Agreement and in accordance with their present terms, (ii) the issuance of options pursuant to the SoftQuad SOP in accordance with its present terms and only after consent of Corel and the issuance of shares of SoftQuad Common Stock upon exercise of such options, (iii) the issuance by a wholly-owned Subsidiary of its capital stock to its parent corporation, (iv) modification or amendment of any rights of holders of outstanding shares of capital stock or options or warrants with respect thereto with the consent of Corel, (v) the issuance of SoftQuad Common Stock pursuant to outstanding warrants,(vi) the issuance of SoftQuad Common Stock pursuant to a conversion of shares of SoftQuad Preferred Stock; (vii) the issuance of SoftQuad Common Stock pursuant to an exchange of shares of SoftQuad Exchangeable Stock, and (viii) the issuance of SoftQuad Common Stock to a senior executive of SoftQuad as contemplated in Section 3.02(a)(v).

       (D) except as otherwise contemplated by this Agreement acquire (by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

       (E) other than in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

       (F) except to the extent required by applicable law,

     (i) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting (except as required by applicable law or due to changes in the accounting standards applicable to SoftQuad), financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (ii) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

       (G) (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than trade payables and loans to wholly-owned subsidiaries and loans in the ordinary course of its business substantially consistent with past practice or (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business substantially consistent with past practice;

       (H) except as contemplated in Section 2.01(e), enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any SoftQuad Employee Benefit Plan or other agreement, arrangement, plan or policy between SoftQuad or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business substantially consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to SoftQuad and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

       (I) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction, in each case outside the ordinary course of business substantially consistent with past practice or not on an arm's length basis, with any affiliate of SoftQuad or any of its Subsidiaries;

       (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business substantially consistent with past practice;

       (K) make any change in the lines of business in which it participates or is engaged;

       (L) pay, discharge, satisfy, waive, settle or release any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business substantially consistent with past practice;

       (M) settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement prior to the Effective Time without the prior written consent of Corel; or

       (N) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

   (c) Notwithstanding anything to the contrary in this Section 5.01(b)(ii)(C), (E) and (G), SoftQuad shall be entitled, at any time after September 30, 2001, to effect a financing through the issuance of additional securities or the incurrence of debt as and to the extent determined by SoftQuad acting reasonably, to be necessary to meet its cash requirements, provided that:

     (i) Corel shall have had the first opportunity, exercisable for a period of five business days after written notice of the intention to effect such financing has been communicated by SoftQuad to Corel, to acquire the securities or to provide the required debt capital so proposed to be issued or to provide the proposed financing on other terms not less favorable to SoftQuad, Corel shall have declined to acquire all of such securities or to provide all such capital (as the case may be), and the terms of the financing are no more favorable than those offered to Corel; and

     (ii) SoftQuad shall not have expended for operating expense purposes, as at the end of the then most recently completed month, more than 110% of the budgeted operating expenses to such time as set forth in the expense budget set forth in Schedule 5.01 of the SoftQuad Disclosure Letter other than additional expenses incurred with the prior written approval of Corel and other than additional operating expenses incurred for the purposes of generating revenues in addition to those set out in such budget and identified contemporaneously by notice to Corel. For greater certainty, the foregoing limitation shall not take into account any expenses incurred by SoftQuad, at the request or with the acquiescence of, Corel related to the integration of the businesses of Corel and SoftQuad.

   5.02 No Solicitations. At all times from and after the date hereof until the Effective Time, SoftQuad covenants and agrees as to itself and its Subsidiaries (a) that neither it nor any of its Subsidiaries or other affiliates shall, directly or indirectly, and it shall use its best efforts to cause its Representatives (as defined in Section 9.18) not to, initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or other business combination including SoftQuad or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of SoftQuad and its Subsidiaries taken as a whole, (ii) 20% or more of the outstanding shares of SoftQuad's Common Stock or (iii) 20% of the outstanding shares of the capital stock of any Subsidiary of SoftQuad (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal;
(b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) that it will notify Corel immediately if any such inquiries, proposals or offers, written or oral, are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that nothing contained in this Section 5.02 shall prohibit the Board of Directors of SoftQuad or its Representatives from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions no less favorable to SoftQuad than the Confidentiality Agreement, a copy of which shall be provided promptly to Corel) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, prior to receipt of the SoftQuad Stockholders' Approval,
(A) based upon the advice of outside counsel, the Board of Directors of SoftQuad determines in good faith and in its reasonable judgment that such action is likely required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by applicable law, and (B) based on the advice of SoftQuad's financial advisor, determines in good faith and in its reasonable judgment that such Alternative Proposal is reasonably likely to result in a Superior Proposal (as defined herein), (B) three business days prior to furnishing such information to, or entering into discussions or negotiations with, such person or group and proposed terms of the transaction, SoftQuad provides written notice to Corel to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, which notice shall identify such person or group and proposed terms of the transaction in reasonable detail, and (C) SoftQuad keeps Corel informed, to the extent reasonably practical, of the status and all material information with respect to any such discussions or negotiations and information furnished to the other party; (ii) to the extent required, complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.02 shall (x) permit SoftQuad to terminate this Agreement (except as specifically provided in Article VIII), (y) permit any party to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, SoftQuad shall not enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) effect any other obligation of any party under this Agreement.

   5.03 Covenants of Corel. Except (i) as otherwise contemplated by this Agreement, (ii) as required by applicable law or rule of any stock exchange or over-the-counter market, or (iii) as set forth in Corel's Disclosure Letter, at all times from and after the date hereof until the Effective Time, Corel covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that SoftQuad shall otherwise previously consent in writing):

   (a) Corel shall cause Sub to (i) perform its obligations under this Agreement in accordance with its terms, (ii) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger, and (iii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement.

   (b) Corel and its Subsidiaries shall each use all commercially reasonable efforts to preserve substantially intact in all material respects its present business organization and reputation, to maintain its existence in good standing, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to it.

   5.04 Third Party Standstill Agreements. SoftQuad agrees that, during the period from the date of this Agreement through the Effective Time, neither it nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, SoftQuad shall enforce, to the extent necessary to prevent a breach and to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

   5.05 Purchases of Capital Stock of the Other Party. Each of SoftQuad and Corel (each, a "Principal Party") agrees that, during the period from the date hereof through the Effective Time, neither it nor any of its Subsidiaries or other affiliates will purchase any shares of capital stock or other securities of the other Principal Party or any of its Subsidiaries.

   5.06 Advice of Changes. Each Principal Party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on such Principal Party and its Subsidiaries taken as a whole or on the ability of such Principal Party to consummate the transactions contemplated hereby; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

   5.07 Notice and Cure. Each Principal Party will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such Principal Party, that causes or will cause any covenant or agreement of such Principal Party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Principal Party contained in this Agreement. Each Principal Party also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by such Principal Party. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

   5.08 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each Principal Party will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Principal Party will, nor will it permit any of its Subsidiaries, officers, directors, employee or agents to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

                                  ARTICLE VI

                             Additional Agreements

   6.01 Access to Information; Confidentiality. Each Principal Party shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other Principal Party and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of such Principal Party and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of such Principal Party and its Subsidiaries, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by such Principal Party or any of its Subsidiaries pursuant to the requirements of federal, provincial or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, SoftQuad Employee Benefit Plans, and other books and records) concerning the business and operations of such Principal Party and its Subsidiaries as the other party or any of such other persons reasonably may request.

Notwithstanding anything herein to the contrary, nothing herein shall require any Principal Party or any of its Subsidiaries to disclose any information to the other Principal Party or any of its Representatives if such disclosure would be in violation of (i) any applicable law or regulation of any Governmental or Regulatory Authority, or (ii) any agreement to which such Principal Party is a party on the date hereof. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section
6.01 that constitutes "Confidential Information" (as such term is defined in the letter agreement dated as of April 2, 2001 between SoftQuad and Corel (the "Confidentiality Agreement") shall be governed by the terms of the Confidentiality Agreement.

   6.02 Preparation of Registration Statement and Proxy Statement. SoftQuad shall prepare and file with the SEC and applicable Canadian securities regulatory authorities as soon as reasonably practicable after the date hereof the Proxy Statement. Corel shall prepare and file with the SEC, as soon as reasonably practicable after the date hereof, the Registration Statement, in which the Proxy Statement will be included. Corel and SoftQuad shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Corel shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to taxation or service of process in any jurisdiction where Corel is not now so qualified or subject) required to be taken under applicable state blue sky or provincial or federal securities laws in connection with the issuance of Corel Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Corel shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Corel, Sub and SoftQuad shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Corel or SoftQuad, as the case may be, or any of its Representatives and the SEC with respect to the Registration Statement or the Proxy Statement. Corel shall assist SoftQuad in the preparation of any pro forma financial statements required to be included in the Proxy Statement. Corel shall give SoftQuad and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of SoftQuad, Corel and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (i) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (ii) the Proxy Statement to be mailed to the holders of SoftQuad Common Stock, SoftQuad Preferred Stock and SoftQuad Exchangeable Stock entitled to vote at the meeting of the stockholders of SoftQuad at the earliest practicable time.

   6.03 Approval of Stockholders of SoftQuad.

   (a) SoftQuad shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of the holders of SoftQuad Common Stock, SoftQuad Preferred Stock and SoftQuad Special Stock (the "SoftQuad Stockholders' Meeting") for the purpose of voting on the approval of the Merger and this Agreement (the "SoftQuad Stockholders' Approval"). SoftQuad shall include in the Proxy Statement the recommendation of the Board of Directors of SoftQuad that the stockholders of SoftQuad approve the Merger and this Agreement, and shall use its reasonable best efforts to solicit proxies in order to obtain such adoption. At such meeting, Corel shall, and shall cause its Subsidiaries to, cause all shares of SoftQuad Common Stock then owned by Corel or any such Subsidiary to be voted in favor of the approval of the Merger and of this Agreement. If SoftQuad Stockholders' Approval is not obtained at the initial SoftQuad Stockholders' Meeting, the stockholders' meeting shall be adjourned not more than twice for the purposes of seeking approval of the Merger and this Agreement.

   (b) Corel and SoftQuad shall coordinate and cooperate with respect to the timing of the SoftQuad Stockholders' Meeting and SoftQuad shall use its reasonable best efforts to cause the SoftQuad Stockholders' Meeting to be held as soon as practicable after the date hereof.

   6.04 SoftQuad Affiliates. At least 30 days prior to the Closing Date, SoftQuad shall deliver a letter to Corel identifying all persons who, at the time of the SoftQuad Stockholders' Meeting, may, in SoftQuad's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of SoftQuad ("SoftQuad Affiliates"). SoftQuad shall use its reasonable best efforts to cause each SoftQuad Affiliate to deliver to Corel on or prior to the Closing Date a written agreement substantially in the form and to the effect of Exhibit B hereto (an "Affiliate Agreement").

   6.05 Securities Commission Order and Stock Exchange Listing. Corel shall use its reasonable best efforts to obtain an exemption order from the Quebec Securities Commission to permit the issuance and delivery by Corel of the Corel Common Stock and the first trade of such Corel Common Stock as contemplated in Sections 4.04(c)(i) and (ii), and to cause the shares of Corel Common Stock to be issued in the Merger to be approved for listing on the TSE and on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

   6.06 Certain Tax Matters. Corel and SoftQuad shall not, without the prior written consent of the other, take or fail to take any action which action or failure would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code or cause the failure to obtain the opinion of counsel referred to in Section 7.02(e) or 7.03(d), other than any action contemplated by this Agreement. Nothing in this section precludes either Corel or SoftQuad from taking any action that may cause gain to be recognized by any stockholder obligated to sign a gain recognition agreement under Section 367 of the Code. Notwithstanding the foregoing sentence, Corel and SoftQuad shall comply with the "reporting requirements" of Treasury Regulation Section 1.367(a)-3(c)(6).

   6.07 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.02 and 6.03, each Principal Party will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Principal Party or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other Principal Party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each Principal Party will (i) take promptly all actions necessary to make the filings required of either of the Principal Party or their affiliates under the HSR Act and the Competition Act (Canada), (ii) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from (A) the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act and (B) any Canadian Governmental or Regulatory Authority pursuant to the Competition Act (Canada), (iii) cooperate with the other Principal Party in connection with such Principal Party's filings under the HSR Act and the Competition Act (Canada) and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by any Governmental or Regulatory Authority of competent jurisdiction, and (iv) proceed diligently and in good faith to obtain early termination of any waiting period applicable to the Merger under the HSR Act and Competition Act (Canada).

   6.08 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that any expenses incurred in connection with preparing, printing and mailing the Registration Statement and the Proxy Statement (other than professional fees), as well as any filing fees relating thereto, shall be shared equally by Corel and SoftQuad.

   6.09 Brokers or Finders. Each of SoftQuad and Corel represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Broadview International LLC, Thomson Kernaghan & Co. Limited, whose fees and expenses will be paid by SoftQuad in accordance with SoftQuad's agreement with each such firm (a true and complete copy of each of which has been delivered by SoftQuad to Corel prior to signing this Agreement), and a fee payable in SoftQuad Common Stock to Andrew Muroff, President of SoftQuad, in accordance with his employment agreement with SoftQuad (a true and complete copy of which has been delivered by SoftQuad to Corel prior to signing this Agreement) and CIBC World Markets Inc. whose fees and expenses will be paid by Corel in accordance with Corel's agreement with such firm, and each of SoftQuad and Corel shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

   6.10 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each party hereto, subject to fiduciary obligations, and the members of the Board of Directors of such Principal Party shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

   6.11 Conveyance Taxes. SoftQuad and Corel shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

   6.12 Consents. Corel, Sub and SoftQuad, for itself, shall each use commercially reasonable efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required of any of Corel, Sub or SoftQuad in order to permit the consummation of the Merger and the transactions contemplated by this Agreement and to enable the Surviving Corporation to conduct and operate the business of SoftQuad and its subsidiaries substantially as presently conducted and as contemplated to be conducted.

   6.13 Indemnification and Insurance.

   (a) From and after the Effective Time, Corel will, and will also cause the Surviving Corporation to, fulfill and honor in all respects the obligations of SoftQuad pursuant to any indemnification agreements between SoftQuad and its present and former directors and officers in effect on the date hereof (and true and complete copies of which have been delivered by SoftQuad to Corel prior to signing of this Agreement) (the "Indemnified Parties") and any indemnification provisions under SoftQuad's Articles of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and Bylaws of SoftQuad as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of SoftQuad, unless such modification is required by law.

   (b) For a period of six years after the Effective Time, Corel will, or will cause the Surviving Corporation to, use all commercially reasonable efforts to maintain in effect, if available at a premium which is not more than twice the premium currently paid by SoftQuad, directors' and officers' liability insurance covering those persons who are currently covered by SoftQuad's directors' and officers' liability insurance policy on terms substantially similar to those applicable to the current directors and officers of SoftQuad and if such premium during the six year period equals or exceeds twice the premium currently paid by SoftQuad, Corel will, or will cause the Surviving Corporation to maintain such insurance as is available for such maximum premium as Corel is obligated to pay hereunder.

   (c) The provisions of this Section 6.13 are intended to be in addition to the rights otherwise available to the Indemnified Parties by law, charter, statute or bylaw, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

   6.14 Prospectus and Registration Statement of SoftQuad. SoftQuad shall take all steps and do all things necessary to ensure that not later than the earlier of (i) 120 days after the date hereof, and (ii) three business days prior to the Closing Date, SoftQuad shall have received a receipt from the applicable securities commissions of the provinces of Canada for its prospectus relating to the offering of securities of SoftQuad described in the preliminary prospectus of SoftQuad dated September 28, 2000 as filed with the securities commissions in each of the Provinces of Nova Scotia, Quebec, Ontario and Alberta, and that its registration statement on Form SB-2 Registration No. 333-53008 as filed with the United States Securities and Exchange Commission has been declared effective.

                                  ARTICLE VII

                                  Conditions

   7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

   (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the requisite vote of the stockholders of SoftQuad under the DL and SoftQuad's Articles of Incorporation.

   (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued by any Governmental or Regulatory Authority of competent jurisdiction and remain in effect and no proceeding seeking such an order shall be pending or threatened. Corel shall have received all state securities or "Blue Sky" permits and other authorizations, and all approvals, rulings and exceptions from applicable Canadian securities regulatory authorities, necessary to issue the Corel Common Stock pursuant to this Agreement.

   (c) Exchange Listing. The shares of Corel Common Stock issuable to SoftQuad's stockholders in the Merger at the Effective Time in accordance with this Agreement shall have been conditionally approved for listing on the TSE subject to the customary requirements of such exchange and on Nasdaq on official notice of issuance.

   (d) HSR Act and Competition Act (Canada). Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Competition Act (Canada) shall have expired or shall have been terminated.

   (e) No Injunctions or Restraints. No competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent (collectively, "Restraints") which is then in effect and has the effect of making illegal or otherwise restricting, preventing, enjoining or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

   (f) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 1.03 and any filings required pursuant to the HSR Act and the Competition Act (Canada) which are addressed in Section 7.01(d), all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority of competent jurisdiction or any other public or private third parties, all as listed in Schedule 7.01(f) of the SoftQuad Disclosure Letter and of the Corel Disclosure Letter required of Corel, SoftQuad or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, in form reasonably satisfactory to Corel, has been received, taken or made.

   (g) U.S. Federal Tax Opinion. Unless SoftQuad shall have waived this condition by written notice to Corel delivered prior to the effective time of the Proxy Statement to SoftQuad stockholders, the parties shall have each received an opinion from their respective counsel, in form reasonably satisfactory to the recipient (in each case), dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, counsel for SoftQuad and Corel, respectively, may require and rely upon representations and covenants, including those contained in certificates of officers of SoftQuad, Corel, Sub and others, reasonably satisfactory in form and substance to it.

   7.02 Conditions to Obligation of Corel and Sub to Effect the Merger. The obligation of Corel and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Corel and Sub in their sole discretion):

   (a) Representations and Warranties. The representations and warranties made by SoftQuad in this Agreement shall be true and correct, in all material respects (except that representations that have materiality in them shall be true as written) as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date and SoftQuad shall have delivered to Corel a certificate, dated the Closing Date and executed in the name and on behalf of SoftQuad by its Chairman of the Board and Chief Executive Officer or Chief Financial Officer, to such effect.

   (b) Performance of Obligations. SoftQuad shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by SoftQuad at or prior to the Closing, and SoftQuad shall have delivered to Corel a certificate, dated the Closing Date and executed in the name and on behalf of SoftQuad by its Chairman of the Board and Chief Executive Officer or its Chief Financial Officer, to such effect.

   (c) All Actions. The Board of Directors and stockholders of SoftQuad shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by SoftQuad and its Subsidiaries to permit the Merger.

   (d) Dissenting Stockholders. The holders of SoftQuad Common Stock representing in excess of 10% of the outstanding SoftQuad Common Stock, SoftQuad Preferred Stock and SoftQuad Exchangeable Stock as of the Closing Date shall not have exercised (and not withdrawn such exercise to the satisfaction of Corel by the close of business on the day after the day of the SoftQuad Stockholders' Meeting) dissent or similar rights in connection with the merger.

   7.03 Conditions to Obligation of SoftQuad to Effect the Merger. The obligation of SoftQuad to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by SoftQuad in its sole discretion):

   (a) Representations and Warranties. The representations and warranties made by Corel and Sub in this Agreement shall be true and correct in all material respects (except that representations that have materiality in them shall be true as written), as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date and Corel and Sub shall each have delivered to SoftQuad a certificate, dated the Closing Date and executed in the name and on behalf of Corel by its President or Chief Financial Officer and in the name and on behalf of Sub by its President or any Vice President, to such effect.

   (b) Performance of Obligations. Corel and Sub shall have performed and complied with, each in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Corel or Sub at or prior to the Closing, and Corel and Sub shall each have delivered to

SoftQuad a certificate, dated the Closing Date and executed in the name and on behalf of Corel by its President or its Chief Financial Officer and in the name and on behalf of Sub by its President or any Vice President, to such effect.

   (c) All Actions. Corel and Sub shall have adopted all necessary resolutions and all necessary corporate actions shall have been taken by Corel and Sub to permit the Merger.

                                 ARTICLE VIII

                       Termination, Amendment and Waiver

   8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after SoftQuad Stockholders' Approval:

   (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

   (b) By either Principal Party upon notification to the nonterminating Principal Party by the terminating Principal Party:

     (i) at any time after February 15, 2002, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating Principal Party;

     (ii) if the SoftQuad Stockholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders (including at up to two adjournments or postponements thereof, called therefor);

     (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the nonterminating Principal Party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within 30 days following receipt by the nonterminating Principal Party of written notice of such breach from the terminating Principal Party; or

     (iv) if any Restraint having the effects set forth in Section 7.01(e) shall be in effect and shall have become final and nonappealable; or

   (c) SoftQuad prior to the SoftQuad Stockholders' Meeting, if the Effective Price is less than $2.1677; or

   (d) (i) By SoftQuad prior to SoftQuad Stockholders' Approval, if the Board of Directors of SoftQuad determines in good faith, based upon the advice of outside counsel that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by applicable law by reason of an unsolicited bona fide Alternative Proposal which the Board of Directors of SoftQuad has determined is a Superior Proposal (as hereinafter defined), provided that SoftQuad shall have complied with the provisions of Section 5.02 and shall notify Corel in writing promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than ten business days prior to the public announcement of SoftQuad's termination of this Agreement, and SoftQuad must provide Corel with a reasonable opportunity to make an equivalent proposal to enable SoftQuad to proceed with the Merger; or (ii) by Corel if the Board of Directors of SoftQuad or any committee shall have withdrawn or modified in a manner adverse to Corel its approval or recommendation or failed to reconfirm its recommendation of this Agreement or the Merger (it being understood that an announcement by SoftQuad that states that an Alternative Proposal is under consideration by such Board of Directors shall be deemed such a withdrawal or modification, unless the Board of Directors publicly reaffirms its original recommendation within ten business days after such announcement); and provided further that SoftQuad's ability to terminate this Agreement pursuant to clause
(i) of this paragraph (c) is conditioned upon the payment by SoftQuad of any amounts owed by it pursuant to Section 8.02(b). For purposes of this Agreement, a "Superior Proposal" is an

Alternative Proposal (provided that for the purposes of this Section only, the percentages in the definition of Alternative Proposal shall be deemed to be 50%) received by SoftQuad with respect to which the Board of Directors of SoftQuad has determined, based upon the advice of SoftQuad's financial advisor and taking into account all relevant factors, that the consideration to be received by the stockholders of SoftQuad is superior from a financial point of view to the consideration to be received by them in the Merger and the Board of Directors has concluded in good faith and in its reasonable judgment, that such Alternative Proposal is superior and is reasonably likely to be consummated, and which Alternative Proposal is not conditioned on the receipt of financing and the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Acquisition Proposal is more favorable and provides greater value to SoftQuad's stockholders than the Merger.

   8.02 Effect of Termination.

   (a) If this Agreement is validly terminated by either SoftQuad or Corel pursuant to Section 8.01, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement will forthwith become null and void and there will be no liability or obligation under this Agreement on the part of either SoftQuad or Corel (or any of their respective Representatives or affiliates), except (i) that the provisions of the Confidentiality Agreement and Sections 6.10 and 6.11 and this Section 8.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement, and (iii) as provided in paragraph (b) below.

   (b) In the event that any person or group shall have made an Alternative Proposal with respect to SoftQuad and thereafter this Agreement is terminated by SoftQuad pursuant to Section 8.01(d)(i), then SoftQuad shall pay the Specified Amount (as defined below) to Corel. In the event that Corel shall terminate this Agreement pursuant to 8.01(d)(ii), then SoftQuad shall pay the Specified Amount and Corel's Expenses (as defined below) to Corel. In the event that any person or group shall have made an Alternative Proposal with respect to SoftQuad and the SoftQuad Stockholders' Approval shall not be obtained, and thereafter either Principal Party shall terminate this Agreement pursuant to Section 8.01 (b)(ii) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is entered into by SoftQuad with respect to whom such first Alternative Proposal was made with such person within twelve months of the date of such termination or with any other person within nine months of the date of such termination, then SoftQuad shall pay the Specified Amount and all accounting, legal, investment and other expenses incurred by Corel with respect to the transaction contemplated by this Agreement ("Corel's Expenses") to Corel. In the event that any person or group shall have made an Alternative Proposal with respect to SoftQuad, and thereafter Corel shall terminate this Agreement pursuant to 8.01(b)(iii) or 8.01(b)(iv) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is entered into by SoftQuad with such person within twelve months of the date of such termination or with any other person within nine months of the date of such termination, then SoftQuad shall pay the Specified Amount and Corel's Expenses to Corel. If any person or group shall have made an Alternative Proposal with respect to SoftQuad and thereafter this Agreement is terminated pursuant to Sections 8.01(b)(i) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is executed by SoftQuad within twelve months after such termination with such person or within nine months of the date of such termination with any other person, then SoftQuad shall pay the Specified Amount and Corel's Expenses to Corel. The Specified Amount shall be paid by wire transfer of same day funds, either on the date contemplated in Section
8.01 (d) if applicable, or otherwise within two business days after such amount becomes due. "Specified Amount" means a termination fee of $1,500,000. If (i) SoftQuad Stockholders' Approval is not received and no Specified Amount is payable, or (ii) if this Agreement is terminated by SoftQuad pursuant to
Section 8.01(c), SoftQuad will pay to Corel, Corel's Expenses, which in the case of (ii) above will be limited to a maximum of $150,000.

   (c) SoftQuad acknowledges that the agreements contained in Section 8.02(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements Corel would not enter into this

Agreement; accordingly, if SoftQuad fails promptly to pay the amount due pursuant to such paragraph, and in order to obtain such payment, Corel commences a suit which results in a judgment against SoftQuad for such amount, SoftQuad shall pay to Corel, all costs and expenses (including attorneys' fees and expenses) actually and reasonably incurred by Corel or any of its Subsidiaries in connection with such suit, together with interest on the amount of the fee at a rate equal to the prime rate publicly announced from time to time by Citibank, N.A. and in effect on the date such payment was required to be made.

   8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the SoftQuad Stockholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

   8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties or compliance with the covenants and agreements of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or noncompliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                  ARTICLE IX

                              General Provisions

   9.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in the last sentence of Section 6.01 and in Sections 6.08, 6.09 and 6.11 and this
Article IX and the agreements of the "affiliates" of SoftQuad delivered pursuant to Section 6.04, which shall survive the Effective Time.

   9.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, including by courier service, (b) upon receipt if delivered by registered or certified mail, return receipt requested, postage prepaid, or (c) upon receipt if sent by facsimile transmission, provided that any notice received by telecopy or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered or faxed, as the case may be, to the addresses and/or facsimile numbers set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

   If to Corel or Sub, to:

   Corel Corporation
   1600 Carling Avenue
   Ottawa, Ontario
   K1Z 8R7

   Facsimile No.: (613) 728-9790

   Attn: Chief Executive Officer

   with a copy to:

   McCarthy Tetrault LLP
   The Chambers
   Suite 1400, 40 Elgin Street
   Ottawa, Ontario
   K1P 5K6

   Facsimile No.: (613) 563-9386
   Attn: Robert D. Chapman

   If to SoftQuad, to:

   SoftQuad Software, Ltd.
   161 Eglinton Avenue East, Suite 400
   Toronto, Ontario
   M4P 1J5

   Facsimile No.
   Attn: Chief Executive Officer and Chief Financial Officer

   with a copy to:

   Goodmans LLP
   2400--250 Yonge Street
   Toronto, Ontario
   M5B 2M6

   Facsimile No.: (416) 979-1234
   Attention: Neill May

   9.03 Entire Agreement; Incorporation of Exhibits.

   (a) This Agreement supersedes all prior discussions, representations, warranties and agreements, both written and oral, among the parties hereto with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement in accordance with its terms, and contains, together with the Confidentiality Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

   (b) The SoftQuad Disclosure Letter, the Corel Disclosure Letter and any Schedule or Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

   9.04 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Corel and SoftQuad will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. Corel and SoftQuad will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

   9.05 No Third Party Beneficiaries. Except as provided in Section 6.08, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

   9.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Corel, provided that any such Subsidiary agrees in writing to be bound by and liable for all of the terms, conditions and provisions contained herein that would otherwise be applicable to Sub. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

   9.07 Headings. The table of contents, glossary of defined terms and the descriptive headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof or in any way affect the meaning or interpretation of this Agreement.

   9.08 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meaning contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented and attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

   9.09 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, public policy or order, and if the rights or obligations of any party hereto under this Agreement, and the economic or legal substance of the transactions contemplated hereby, will not be materially and adversely affected thereby,
(i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

   9.10 Governing Law. Except to the extent that the DL is mandatorily applicable to this Agreement, the Merger, the transactions contemplated hereby, the obligations of a Principal Party's directors, the indemnification obligations contained herein and the rights of the stockholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and fully performed in such jurisdiction, without giving effect to the conflicts of laws principles thereof.

   9.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the parties will waive the defense of adequacy of a remedy at law. Each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   9.12 Jurisdiction. Each of the parties hereto irrevocably agrees that any action, suit, claim or other legal proceeding with respect to this Agreement or in respect of the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the County of New Castle in the State of Delaware or the courts of the State of Delaware located in the County of New Castle (or any appeals courts thereof). The foregoing Delaware courts are hereinafter referred to as the "Delaware Courts". Each of the parties hereto irrevocably submits with regard to any such proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with Section
9.13 hereof, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

   9.13. Service of Process.

   (a) The parties agree that the delivery of process or other papers in connection with any such action or proceeding in the manner provided in
Section 9.02, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

   (b) Each of Corel, Sub and SoftQuad hereby designates the Wilmington, Delaware offices of CT Corporation as its respective agent for service of process in the State of Delaware, respectively, solely with respect to any dispute or controversy arising out of this Agreement or any of the transactions contemplated hereby and service upon Corel or Sub for such purposes shall be deemed to be effective upon service of CT Corporation, as aforesaid or of its successor designated in accordance with the following sentence. A party may designate another corporate agent or law firm reasonably acceptable to each of the other parties and located in the County of New Castle in the State of Delaware, as successor agent for service of process upon 30 days' prior written notice to each other party.

   9.14 Waiver of Trial by Jury. Each of the parties hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right such party may have to a trial by jury in respect of any action, suit, claim or other proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative of such party has been authorized by such party to represent or, to the knowledge or such party, has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver,
(ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.14.

   9.15 Remedies Cumulative. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law, either at law or in equity.

   9.16 Obligation of Corel and SoftQuad. Whenever this Agreement requires Sub or another Subsidiary of Corel to take any action, such requirement shall be deemed to include an undertaking on the part of Corel to cause Sub or such Subsidiary to take such action and a guarantee of the performance thereof. Whenever this Agreement requires a Subsidiary of SoftQuad to take any action, such requirement shall be deemed to include an undertaking on the part of SoftQuad to cause such Subsidiary to take such action and a guarantee of the performance thereof.

   9.17 Limitations on Warranties.

   (a) Except for the representations and warranties contained in Article III of this Agreement, SoftQuad makes no other express or implied representation or warranty to Corel or Sub. Each of Corel and Sub acknowledge that, in entering into this Agreement, it has not relied on any representations or warranties of SoftQuad or any other Person other than the representations and warranties of SoftQuad set forth in Article III of this Agreement.

   (b) Except for the representations and warranties contained in Article IV of this Agreement, Corel and Sub make no other express or implied representation or warranty to SoftQuad. SoftQuad acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Corel and Sub or any other Person other than the representations and warranties of Corel and Sub set forth in Article IV of this Agreement.

   9.18 Certain Definitions. As used in this Agreement:

   (a) except as provided in Section 6.04, the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

   (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

   (c) the term "business day" means any day on which commercial banks are open for business in New York, New York and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

   (d) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to SoftQuad, the actual knowledge of SoftQuad's executive officers, and with respect to Corel, the actual knowledge of Corel's executive officers;

   (e) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (together with its subsidiaries taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, financial condition or results of operations, properties, liabilities, prospects of such entity (together with its subsidiaries taken as a whole) or the ability of the parties hereto to consummate the Merger and excluding any changes or effects caused by changes in general economic conditions or changes generally affecting the industry in which SoftQuad operates;

   (f) the term "person" shall include individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions or Regulatory or Governmental Authorities;

   (g) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives;

   (h) the term "Significant Subsidiary" shall have the meaning ascribed thereto by Rule 1-02(w) of Regulation S-X of the Securities Act of 1933; and

   (i) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner, (ii) securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, or the means to otherwise control such corporation, organization or other person are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (iii) of which more than 50% of the equity interests in such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

   9.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   9.20 Disclosure Letters. Each of the SoftQuad Disclosure Letter and the Corel Disclosure Letter shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. No disclosure in either the SoftQuad Disclosure Letter or the Corel Disclosure Letter shall be deemed to be an admission or representation as to the materiality of the item so disclosed.

   9.21 Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

   9.22 Personal Liability. Neither this Agreement nor any other document delivered in connection with this Agreement (other than an Affiliate Agreement or Proxy and Voting Agreement dated as of the date hereof, delivered by any officer or director of SoftQuad) shall create or be deemed to create or permit any personal liability or obligation on the part of any officer or director of any party hereto.

   9.23 Currency. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

   9.24 Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.

   IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officers thereunto duly authorized and its corporate seal to be affixed as of the date first above written.

                                          Corel Corporation

                                                   /s/ Derek J. Burney
                                          By: _________________________________
                                            Name: Derek J. Burney
                                            Title: President and Chief
                                            Executive Officer

                                                     /s/ John Blaine
                                          By: _________________________________
                                            Name: John Blaine
                                            Title: Executive Vice President,
                                                 Finance and Chief Financial
                                                 Officer

                                          Calgary II Acquisition Corp.

                                                   /s/ Derek J. Burney
                                          By: _________________________________
                                            Name: Derek J. Burney
                                            Title: President and Chief
                                            Executive Officer

                                                     /s/ John Blaine
                                          By: _________________________________
                                            Name: John Blaine
                                            Title: Chief Financial Officer

                                          Softquad Software, Ltd.

                                                 /s/ Roberto Drassinower
                                            By: _______________________________
                                            Name: Roberto Drassinower
                                            Title: Chairman and Chief
                                            Executive Officer

                                   EXHIBIT A

                      FORM OF PROXY AND VOTING AGREEMENT

   PROXY AND VOTING AGREEMENT, dated as of      , 2001 (this "Agreement"),
among Corel Corporation, a Canadian corporation ("Corel"), Calgary II Acquisition Corp., a Delaware corporation ("Sub"), SoftQuad Software, Ltd., a Delaware corporation ("SoftQuad"), and the individual stockholders of SoftQuad listed on Schedule A hereto (collectively, the "Principals"). As used in this Agreement, the term "Principal" means, with respect to each person listed on Schedule A hereto, such person.

   Corel, Sub and SoftQuad are parties to a Merger Agreement dated August 7, 2001 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement), pursuant to which SoftQuad would be merged with and into Sub.

   WHEREAS, each Principal is the record holder and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of SoftQuad's outstanding Common Stock or SoftQuad's outstanding Class A Stock or SoftQuad's outstanding Class B Stock or shares of SoftQuad Common Stock issuable upon the exercise of special warrants or shares of SoftQuad Common Stock issuable upon the exercise of SoftQuad Acquisition Corp. Exchangeable Stock (collectively, "SoftQuad Stock") and other securities convertible into SoftQuad Stock as indicated on Schedule A, which Schedule A sets forth the nature of such ownership.

   WHEREAS, Corel and Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Principals;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (as to himself or itself only, and not as to the other Principals):

   Section 1. Representations and Warranties. Each Principal represents and warrants to Corel and Sub that as to himself only and not as to any other
Principal:

   (a) Each Principal owns, beneficially and/or of record, as of the date hereof, the number of shares of SoftQuad Stock or securities convertible into SoftQuad Stock set forth next to his name in Schedule A hereto (collectively, the "Shares"), subject to no rights of others and free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Principal's voting rights, charges and other encumbrances of any nature whatsoever other than those imposed by federal and state securities laws. On the date hereof, the Shares constitute all of the shares of SoftQuad Stock or securities convertible into SoftQuad Stock owned, beneficially and/or of record, by each such Principal, other than shares of SoftQuad Stock of which Principal currently disclaims beneficial ownership in accordance with applicable law. Principal's right to vote or dispose of the Shares owned, beneficially and/or of record, by such Principal is not subject to any voting trust, voting agreement, voting arrangement or proxy and such Principal has not entered into any contract, option or other arrangement or undertaking with respect thereto.

   (b) Each Principal has the legal capacity to execute, deliver and perform this Agreement and the Proxy (as defined in Section 2(c) below). This Agreement constitutes a valid and binding obligation of each Principal enforceable against such Principal in accordance with its terms. If such Principal is an individual married and the Shares constitute community property under applicable law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Principal's spouse enforceable against such spouse in accordance with its terms. If such Principal is a person other than an individual, such Principal has full power and authority to make, enter into and carry out the terms of this Agreement and Proxy.

   (c) The execution, delivery and performance by each Principal of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under the terms of any law, order, regulation or agreement or arrangement to which he is a party or by which he is bound, (ii) require any filing with or authorization by any governmental entity, or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which he is entitled under any provision of any agreement or other instrument binding on him.

   (d) Each Principal does not beneficially own any Shares of Corel Common
Stock.

   Section 2. Voting Agreement. (a) Until the Expiration Date (as defined in
Section 2(c) below), no Principal will assign, sell, pledge, hypothecate or otherwise transfer or dispose of any of the shares of SoftQuad Stock owned of record and/or beneficially owned by such Principal, or any other securities of SoftQuad with respect to which he otherwise has the right to vote, or any interest therein, deposit any of such shares or securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto (except as contemplated by this Agreement and the Proxy) or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect transfer or disposition of any of the shares of SoftQuad Stock. In the case of any transfer by operation of law, this Agreement shall be binding upon the transferee.

   (b) Each Principal will, with respect to those shares of SoftQuad Stock or other securities of SoftQuad that such Principal either owns for voting at the SoftQuad Stockholders' Meeting to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting or with respect to which such Principal otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) to approve the Merger Agreement and the transactions contemplated thereby, (ii) against any Alternative Proposal and (iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement.

   (c) Each Principal acknowledges that concurrently with the execution of this Agreement, such Principal has executed and delivered to Corel an Irrevocable Proxy, pursuant to Section 212 of the General Corporation Law of the State of Delaware, coupled with an interest, the form of which is attached hereto as Exhibit A (the "Proxy"), so as to vote such shares set forth therein in accordance with this Section 2 and each Principal hereby grants to Corel such irrevocable proxy. The terms of this proxy shall expire upon approval by the requisite vote of SoftQuad's Stockholders at the SoftQuad Stockholders' Meeting or at any adjournment thereof of the adoption of the Merger Agreement or upon the earlier termination of the Merger Agreement in accordance with the provisions thereof (the "Expiration Date").

   (d) The Principals, Corel and SoftQuad shall use commercially reasonable efforts to cause the agreements in this Section 2 to be appropriately disclosed in filings with the SEC, including the Registration Statement referred to in the Merger Agreement.

   (e) Each Principal agrees that any shares of SoftQuad Stock that such Principal purchases or with respect to which such Principal otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act) after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted SoftQuad Stock.

   Section 3. No Solicitation. Prior to the Closing Date, no Principal shall, and each Principal shall use his or its best efforts to cause such Principal's affiliates and Representatives not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Alternative Proposal, or engage in any negotiations concerning, or provide any confidential information or otherwise facilitate any effort or attempt to make or implement, any Alternative Proposal or (ii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of SoftQuad with respect to an Alternative Proposal. Each Principal will promptly notify Corel and SoftQuad if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations are sought to be initiated or continued with, such Principal or any of his affiliates or representatives.

   Section 4. Binding Effect. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

   Section 5. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

   Section 6. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor at the address and telecopier numbers set forth in the Merger Agreement, with respect to Corel, Sub and SoftQuad, and at the addresses and telecopier numbers set forth in Schedule A for the Principals. All such notices, requests, consents and other communications shall be deemed to have been delivered when received.

   Section 7. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor any provision hereof waived, except pursuant to a writing signed by the parties hereto (including their assigns). No waiver by any party of any term of this Agreement in any one or more instances shall be deemed or construed as a waiver of such term on any future occasion.

   Section 8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

   Section 9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

   Section 10. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

   Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without giving effect to principles governing conflicts of laws.

   Section 12. Specific Performance: Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies, including specific performance and injunctive relief.

   Section 13. Consent to Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the County of New Castle, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in such Delaware state or federal court. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

   Section 15. Further Assurances. Each party covenants and agrees to execute and deliver any additional documents or take such further actions as may reasonably be requested by another party to effect the purposes of this Agreement.

   Section 16. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and have no further force or effect as of the Expiration Date.

                     [Signature Page Immediately Follows]

   IN WITNESS WHEREOF, the parties hereto have executed this Proxy and Voting Agreement on the date first written above.

                                          Corel Corporation


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Calgary II Acquisition Corp.


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Softquad Software, Ltd.


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Principal:


                                          By: _________________________________
                                             Name:
                                             Title:


                                          By: _________________________________
                                             Name:
                                             Title:

                                   Schedule A

                                    Number of
         Number   Number   Number    SoftQuad
 Name      of       of       of    Acquisition   Number
  of    SoftQuad SoftQuad SoftQuad    Corp.        of
Record   Common  Class A  Class B  Exchangeable Special  Options/
Owner    Stock    Stock    Stock      Stock     Warrants Warrants
------  -------- -------- -------- ------------ -------- --------








                                   EXHIBIT A
                               IRREVOCABLE PROXY

   The undersigned stockholder of SoftQuad Software, Ltd., a Delaware corporation ("SoftQuad") or of SoftQuad Acquisition Corp. with the right to vote with SoftQuad stockholders, hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Corel Corporation, a Canadian corporation ("Corel"), or any designee of Corel, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of SoftQuad owned beneficially or of record by the undersigned, which shares are listed in Schedule A to the Proxy and Voting Agreement dated as of August , 2001, among Corel, Calgary II Acquisition Corp., SoftQuad and the individual stockholders listed on Schedule A thereto, as the same may be amended from time to time (the "Proxy and Voting Agreement", capitalized terms not otherwise defined herein being used herein as therein defined), and any and all other shares or securities of SoftQuad issued or issuable with respect thereof or otherwise acquired by the undersigned stockholders on or after the date hereof, until the termination date specified in the Proxy and Voting Agreement (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the earlier of the date of termination of the Proxy and Voting Agreement pursuant to Section 16 thereof (the "Termination Date") and the Closing Date of the Merger Agreement (such earlier date being hereinafter referred to as the "Proxy Termination Date"). This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Proxy and Voting Agreement, and is granted in consideration of the undersigned stockholders entering into the Merger Agreement referred to therein.

   The attorney and proxy named above will be empowered at any time prior to the Proxy Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of stockholders of SoftQuad held prior to the Proxy Termination Date and in connection with every solicitation of written consents in lieu of such a meeting prior to the Proxy Termination Date, or otherwise, to the extent that any of the following matters is considered and voted on at any such meeting or in connection with any such consent solicitation: (i) approval of the Merger Agreement, the execution and delivery by SoftQuad of the Merger Agreement and the approval of the terms thereof and each of the further actions contemplated by the Merger Agreement, and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of SoftQuad or the undersigned under the Merger Agreement or the Proxy and Voting Agreement (before giving effect to any materiality or similar qualifications contained therein); (iii) against any Alternative Proposal (as defined in the Merger Agreement) and (iv) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement.

   The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned stockholders.

   This proxy is irrevocable and coupled with an interest, but shall automatically terminate and be revoked and be of no further force and effect on and after the Proxy Termination Date.

   This proxy is governed by and shall be construed in accordance with the laws of the State of Delaware.

Dated: August  , 2001


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Number of Class A Stock: ____________
                                          Number of Class B Stock: ____________
                                          Number of Common Stock: _____________
                                          Number of Special Warrants: _________
                                          Number of Exchangeable Shares: ______
                                          Number of Options: __________________
                                          Number of Warrants: _________________
                                          Record Holder(s):____________________


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Number of Class A Stock: ____________
                                          Number of Class B Stock: ____________
                                          Number of Common Stock: _____________
                                          Number of Special Warrants: _________
                                          Number of Exchangeable Shares: ______
                                          Number of Options: __________________
                                          Number of Warrants: _________________
                                          Record Holder(s): ___________________


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Number of Class A Stock: ____________
                                          Number of Class B Stock: ____________
                                          Number of Common Stock: _____________
                                          Number of Special Warrants: _________
                                          Number of Exchangeable Shares: ______
                                          Number of Options: __________________
                                          Number of Warrants: _________________
                                          Record Holder(s): ___________________

                                   EXHIBIT B

[Form of Affiliate's Agreement]
[Date]

Ladies and Gentlemen:

   I have been advised that as of the date hereof I may be deemed to be an "affiliate" of SoftQuad Software, Ltd., a Delaware corporation ("SoftQuad"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Neither my entering into this agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate".

   Pursuant to the terms of the Agreement and Plan of Merger dated as of August 7, 2001 (the "Merger Agreement"), among Corel Corporation, a Canadian corporation ("Corel"), Corel II Acquisition Co., a Delaware corporation wholly owned by Corel ("Sub"), and SoftQuad; SoftQuad will be merged with and into Sub (the "Merger"), and as a result of the Merger, I will be entitled to receive shares of Corel's Common Stock (the "Corel Securities"), in exchange for the shares of common stock, par value $.001 per share, and shares of preferred stock par value $.001 per share and shares of exchangeable stock par value, of SoftQuad owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger.

   I represent, warrant and covenant to Corel that in such event:

     A. I shall not make any sale, transfer or other disposition of the Corel Securities in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Corel Securities, to the extent I felt necessary, with my counsel or counsel for SoftQuad.

     C. I have been advised that the issuance of Corel Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of SoftQuad I may have been deemed to have been an affiliate of SoftQuad and a distribution by me of Corel Securities has not been registered under the Act, the Corel Securities must be held by me indefinitely unless (i) a distribution of Corel Securities by me has been registered under the Act, (ii) a sale of Corel Securities by me is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (iii) in the opinion of counsel reasonably acceptable to Corel, some other exemption from registration is available with respect to a proposed sale, transfer or other disposition of the Corel Securities by me, or (iv) pursuant to a "no-action" or interpretive letter from the Staff of the Commission, registration is not required with respect to a proposed sale, transfer or other disposition of Corel Securities.

     D. I understand that Corel is under no obligation to register the sale, transfer or other disposition of Corel Securities by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

     E. I also understand that stop transfer instructions will be given to Corel's transfer agents with respect to the Corel Securities and that there will be placed on the certificates for the Corel Securities, or any substitutions therefor, a legend stating in substance:

      "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of
      an agreement dated      ,   , between the registered holder hereof
      and Corel (the "Corporation"), a copy of which agreement is on file at the principal offices of the Corporation."

     F. I also understand that unless the transfer by me of my Corel Securities has been registered under the Act or is a sale made in conformity with the provisions of this Agreement, Corel reserves the right to put the following legend on the certificates issued to my transferee:
  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under such Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of such Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of such Act."

   It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date that the undersigned acquired Corel Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Corel Securities received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, (iii) Corel shall have received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Corel, or a "no action" or "interpretive" letter obtained from the Staff of the Commission, to the effect that the Corel Securities subject thereto may be transferred free of the restrictions imposed by Rule 144 or 145 under the Act or (iv) in the event of a sale of Corel Securities received by the undersigned in the Merger which has been registered under the Act.

   By its acceptance hereof, Corel agrees, for up to two years to the extent necessary to permit the undersigned to sell the Corel Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, that it will
(i) file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to the undersigned, upon request, a written statement as to whether Corel has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of Corel Securities by the undersigned under Rule 145 and Rule 144.

Very truly yours,

Accepted this   day of      ,  , by:



By: _________________________________
  Name:
  Title

                                                                        ANNEX B

                      FORM OF PROXY AND VOTING AGREEMENT

   PROXY AND VOTING AGREEMENT, dated as of      , 2001 (this "Agreement"),
among Corel Corporation, a Canadian corporation ("Corel"), Calgary II Acquisition Corp., a Delaware corporation ("Sub"), SoftQuad Software, Ltd., a Delaware corporation ("SoftQuad"), and the individual stockholders of SoftQuad listed on Schedule A hereto (collectively, the "Principals"). As used in this Agreement, the term "Principal" means, with respect to each person listed on Schedule A hereto, such person.

   Corel, Sub and SoftQuad are parties to a Merger Agreement dated August 7, 2001 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement), pursuant to which SoftQuad would be merged with and into Sub.

   WHEREAS, each Principal is the record holder and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of SoftQuad's outstanding Common Stock or SoftQuad's outstanding Class A Stock or SoftQuad's outstanding Class B Stock or shares of SoftQuad Common Stock issuable upon the exercise of special warrants or shares of SoftQuad Common Stock issuable upon the exercise of SoftQuad Acquisition Corp. Exchangeable Stock (collectively, "SoftQuad Stock") and other securities convertible into SoftQuad Stock as indicated on Schedule A, which Schedule A sets forth the nature of such ownership.

   WHEREAS, Corel and Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Principals;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (as to himself or itself only, and not as to the other Principals):

   Section 1. Representations and Warranties. Each Principal represents and warrants to Corel and Sub that as to himself only and not as to any other
Principal:

   (a) Each Principal owns, beneficially and/or of record, as of the date hereof, the number of shares of SoftQuad Stock or securities convertible into SoftQuad Stock set forth next to his name in Schedule A hereto (collectively, the "Shares"), subject to no rights of others and free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Principal's voting rights, charges and other encumbrances of any nature whatsoever other than those imposed by federal and state securities laws. On the date hereof, the Shares constitute all of the shares of SoftQuad Stock or securities convertible into SoftQuad Stock owned, beneficially and/or of record, by each such Principal, other than shares of SoftQuad Stock of which Principal currently disclaims beneficial ownership in accordance with applicable law. Principal's right to vote or dispose of the Shares owned, beneficially and/or of record, by such Principal is not subject to any voting trust, voting agreement, voting arrangement or proxy and such Principal has not entered into any contract, option or other arrangement or undertaking with respect thereto.

   (b) Each Principal has the legal capacity to execute, deliver and perform this Agreement and the Proxy (as defined in Section 2(c) below). This Agreement constitutes a valid and binding obligation of each Principal enforceable against such Principal in accordance with its terms. If such Principal is an individual married and the Shares constitute community property under applicable law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Principal's spouse enforceable against such spouse in accordance with its terms. If such Principal is a person other than an individual, such Principal has full power and authority to make, enter into and carry out the terms of this Agreement and Proxy.

   (c) The execution, delivery and performance by each Principal of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under the terms of any law, order, regulation or agreement or arrangement to which he is a party or by which he is bound, (ii) require any filing with or authorization by any governmental entity, or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which he is entitled under any provision of any agreement or other instrument binding on him.

   (d) Each Principal does not beneficially own any Shares of Corel Common
Stock.

   Section 2. Voting Agreement. (a) Until the Expiration Date (as defined in
Section 2(c) below), no Principal will assign, sell, pledge, hypothecate or otherwise transfer or dispose of any of the shares of SoftQuad Stock owned of record and/or beneficially owned by such Principal, or any other securities of SoftQuad with respect to which he otherwise has the right to vote, or any interest therein, deposit any of such shares or securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto (except as contemplated by this Agreement and the Proxy) or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect transfer or disposition of any of the shares of SoftQuad Stock. In the case of any transfer by operation of law, this Agreement shall be binding upon the transferee.

   (b) Each Principal will, with respect to those shares of SoftQuad Stock or other securities of SoftQuad that such Principal either owns for voting at the SoftQuad Stockholders' Meeting to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting or with respect to which such Principal otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) to approve the Merger Agreement and the transactions contemplated thereby, (ii) against any Alternative Proposal and (iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement.

   (c) Each Principal acknowledges that concurrently with the execution of this Agreement, such Principal has executed and delivered to Corel an Irrevocable Proxy, pursuant to Section 212 of the General Corporation Law of the State of Delaware, coupled with an interest, the form of which is attached hereto as Exhibit A (the "Proxy"), so as to vote such shares set forth therein in accordance with this Section 2 and each Principal hereby grants to Corel such irrevocable proxy. The terms of this proxy shall expire upon approval by the requisite vote of SoftQuad's Stockholders at the SoftQuad Stockholders' Meeting or at any adjournment thereof of the adoption of the Merger Agreement or upon the earlier termination of the Merger Agreement in accordance with the provisions thereof (the "Expiration Date").

   (d) The Principals, Corel and SoftQuad shall use commercially reasonable efforts to cause the agreements in this Section 2 to be appropriately disclosed in filings with the SEC, including the Registration Statement referred to in the Merger Agreement.

   (e) Each Principal agrees that any shares of SoftQuad Stock that such Principal purchases or with respect to which such Principal otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act) after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted SoftQuad Stock.

   Section 3. No Solicitation. Prior to the Closing Date, no Principal shall, and each Principal shall use his or its best efforts to cause such Principal's affiliates and Representatives not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Alternative Proposal, or engage in any negotiations concerning, or provide any confidential information or otherwise facilitate any effort or attempt to make or implement, any Alternative Proposal or (ii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of SoftQuad with respect to an Alternative Proposal. Each Principal will promptly notify Corel and SoftQuad if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations are sought to be initiated or continued with, such Principal or any of his affiliates or representatives.

   Section 4. Binding Effect. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

   Section 5. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

   Section 6. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor at the address and telecopier numbers set forth in the Merger Agreement, with respect to Corel, Sub and SoftQuad, and at the addresses and telecopier numbers set forth in Schedule A for the Principals. All such notices, requests, consents and other communications shall be deemed to have been delivered when received.

   Section 7. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor any provision hereof waived, except pursuant to a writing signed by the parties hereto (including their assigns). No waiver by any party of any term of this Agreement in any one or more instances shall be deemed or construed as a waiver of such term on any future occasion.

   Section 8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

   Section 9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

   Section 10. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

   Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without giving effect to principles governing conflicts of laws.

   Section 12. Specific Performance: Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies, including specific performance and injunctive relief.

   Section 13. Consent to Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware located in the County of New Castle, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in such Delaware state or federal court. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

   Section 15. Further Assurances. Each party covenants and agrees to execute and deliver any additional documents or take such further actions as may reasonably be requested by another party to effect the purposes of this Agreement.

   Section 16. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and have no further force or effect as of the Expiration Date.

                     [Signature Page Immediately Follows]

   IN WITNESS WHEREOF, the parties hereto have executed this Proxy and Voting Agreement on the date first written above.

                                          Corel Corporation


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Calgary II Acquisition Corp.


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Softquad Software, Ltd.


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Principal:


                                          By: _________________________________
                                             Name:
                                             Title:


                                          By: _________________________________
                                             Name:
                                             Title:

                                   Schedule A

                                    Number of
         Number   Number   Number    SoftQuad
 Name      of       of       of    Acquisition   Number
  of    SoftQuad SoftQuad SoftQuad    Corp.        of
Record   Common  Class A  Class B  Exchangeable Special  Options/
Owner    Stock    Stock    Stock      Stock     Warrants Warrants
------  -------- -------- -------- ------------ -------- --------








                                   EXHIBIT A

                               IRREVOCABLE PROXY

   The undersigned stockholder of SoftQuad Software, Ltd., a Delaware corporation ("SoftQuad") or of SoftQuad Acquisition Corp. with the right to vote with SoftQuad stockholders, hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Corel Corporation, a Canadian corporation ("Corel"), or any designee of Corel, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of SoftQuad owned beneficially or of record by the undersigned, which shares are listed in Schedule A to the Proxy and Voting Agreement dated as of August , 2001, among Corel, Calgary II Acquisition Corp., SoftQuad and the individual stockholders listed on Schedule A thereto, as the same may be amended from time to time (the "Proxy and Voting Agreement", capitalized terms not otherwise defined herein being used herein as therein defined), and any and all other shares or securities of SoftQuad issued or issuable with respect thereof or otherwise acquired by the undersigned stockholders on or after the date hereof, until the termination date specified in the Proxy and Voting Agreement (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the earlier of the date of termination of the Proxy and Voting Agreement pursuant to Section 16 thereof (the "Termination Date") and the Closing Date of the Merger Agreement (such earlier date being hereinafter referred to as the "Proxy Termination Date"). This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Proxy and Voting Agreement, and is granted in consideration of the undersigned stockholders entering into the Merger Agreement referred to therein.

   The attorney and proxy named above will be empowered at any time prior to the Proxy Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of stockholders of SoftQuad held prior to the Proxy Termination Date and in connection with every solicitation of written consents in lieu of such a meeting prior to the Proxy Termination Date, or otherwise, to the extent that any of the following matters is considered and voted on at any such meeting or in connection with any such consent solicitation: (i) approval of the Merger Agreement, the execution and delivery by SoftQuad of the Merger Agreement and the approval of the terms thereof and each of the further actions contemplated by the Merger Agreement, and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of SoftQuad or the undersigned under the Merger Agreement or the Proxy and Voting Agreement (before giving effect to any materiality or similar qualifications contained therein); (iii) against any Alternative Proposal (as defined in the Merger Agreement) and (iv) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement.

   The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned stockholders.

   This proxy is irrevocable and coupled with an interest, but shall automatically terminate and be revoked and be of no further force and effect on and after the Proxy Termination Date.

   This proxy is governed by and shall be construed in accordance with the laws of the State of Delaware.

Dated: August  , 2001


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Number of Class A Stock: ____________
                                          Number of Class B Stock: ____________
                                          Number of Common Stock: _____________
                                          Number of Special Warrants: _________
                                          Number of Exchangeable Shares: ______
                                          Number of Options: __________________
                                          Number of Warrants: _________________
                                          Record Holder(s):____________________


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Number of Class A Stock: ____________
                                          Number of Class B Stock: ____________
                                          Number of Common Stock: _____________
                                          Number of Special Warrants: _________
                                          Number of Exchangeable Shares: ______
                                          Number of Options: __________________
                                          Number of Warrants: _________________
                                          Record Holder(s): ___________________


                                          By: _________________________________
                                             Name:
                                             Title:

                                          Number of Class A Stock: ____________
                                          Number of Class B Stock: ____________
                                          Number of Common Stock: _____________
                                          Number of Special Warrants: _________
                                          Number of Exchangeable Shares: ______
                                          Number of Options: __________________
                                          Number of Warrants: _________________
                                          Record Holder(s): ___________________

                ANNEX C--OPINION OF BROADVIEW INTERNATIONAL LLC

                                                                 August 6, 2001

                                                                   CONFIDENTIAL

Board of Directors
SoftQuad Software Ltd.
161 Eglinton Avenue East
Suite 400, M4P 1J5
Toronto, Canada

Dear Members of the Board:

We understand that SoftQuad Software Ltd. ("SoftQuad" or "Company"), Corel Corporation ("Corel" or "Parent"), SoftQuad Acquisition Corp., a subsidiary of SoftQuad, and Corel Acquisition Co., a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into a Merger Agreement (the "Agreement") pursuant to which, the Company will be merged with and into Merger Sub. Pursuant to the Merger each outstanding share of common stock of Company ("Company Common Stock") will be converted into the right to receive the number of shares of common stock of the Parent (the "Parent Common Stock") equal to the "Exchange Ratio" (as defined immediately below). "Exchange Ratio" means the quotient obtained by dividing $1.50 by the volume weighted average share price of the Parent Common Stock for the ten trading days ending the day prior to the signing of the Agreement (the "Signing Share Price"), provided, however, that (i) if the volume weighted average share price of the Parent Common Stock for the 10 trading days ending the third day prior to the Company shareholders' meeting in respect of the Merger (the "Effective Price") is equal to or less than 0.60 multiplied by the Signing Share Price, then the Exchange Ratio will be $1.125 divided by the result of 0.60 multiplied by the Signing Share Price, (ii) if the Effective Price is greater than 0.60 multiplied by the Signing Share Price and less than 0.75 multiplied by the Signing Share Price, the Exchange Ratio will be $1.125 divided by the Effective Price and (iii) if the Effective Price is greater than 1.25 multiplied by the Signing Share Price, the Exchange Ratio will be $1.875 divided by the Effective Price. We also understand that in connection with the Merger, SoftQuad will use its best efforts to have each holder of SoftQuad Exchangeable Stock (as defined in the Agreement and, collectively with Company Common Stock, the "Company Common Shares") sell its shares of SoftQuad Exchangeable Stock to Parent in exchange for such number of shares of Parent Common Stock to the same extent as if the SoftQuad Exchangeable Stock had first been converted into Company Common Stock. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to holders of Company Common Shares.

Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to SoftQuad's board of directors and will receive a fee from SoftQuad upon the successful conclusion of the Merger.

In rendering our opinion, we have, among other things:

   1.) reviewed the terms of the Agreement in the form of the draft furnished to us by Parent's legal counsel on August 6, 2001 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed as of the date of this opinion);

   2.) reviewed SoftQuad's annual report on Form 10-K for the fiscal year ended September 30, 2000, including the audited financial statements included therein, and SoftQuad's draft of its press release for the quarter ended June 30, 2001, including the unaudited financial statements included therein;

   3.) reviewed certain internal financial and operating information, including quarterly projections through December 31, 2001, and annual projections through December 31, 2002, relating to SoftQuad, prepared and furnished to us by SoftQuad management;

   4.) participated in discussions with SoftQuad management concerning the operations, business strategy, current financial performance and prospects for SoftQuad;

   5.) discussed with SoftQuad management its view of the strategic rationale for the Merger;

   6.) reviewed the recent reported closing prices and trading activity for Company Common Stock;

   7.) compared certain aspects of the financial performance of SoftQuad with public companies we deemed comparable;

   8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

   9.) reviewed Corel's annual report on Form 10-K for the fiscal year ended November 30, 2000, including the audited financial statements included therein, and Corel's quarterly report on Form 10-Q for the period ended May 31, 2001;

  10.) participated in discussions with Corel's management concerning the operations, business strategy, financial performance and prospects for Corel;

  11.) reviewed the recent reported closing prices and trading activity for Parent Common Stock;

  12.) discussed with Corel management its view of the strategic rationale for the Merger;

  13.) compared certain aspects of the financial performance of Corel with public companies we deemed comparable;

  14.)  reviewed recent equity analyst reports covering Corel;

  15.) analyzed the anticipated effect of the Merger on the future financial performance of the Parent;

  16.) assisted in negotiations and discussions related to the Merger among SoftQuad, Corel and their respective financial and legal advisors; and

  17.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by SoftQuad, Corel or Corel's advisors. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of SoftQuad as to the future performance of SoftQuad. We have neither made nor obtained an independent appraisal or valuation of any of SoftQuad's assets.

We have also assumed, with your permission, that the value of a share of SoftQuad Exchangeable Stock is economically equivalent to that of a share of Company Common Stock. In addition, you should note that, in rendering our opinion, we have not taken into account any discount which may be attributable to the fact that the Parent Common Stock to be issued in respect of SoftQuad Exchangeable Stock will not be registered for resale under United States securities laws. Finally, you should note that in rendering our opinion, we have assumed that the Agreement was signed on August 6, 2001, and that therefore the Signing Share Price has been calculated as of the date of this opinion.

Based upon and subject to the foregoing, and subject to the limitations and assumptions below, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to holders of Company Common Shares.

For purposes of this opinion, we have assumed that neither SoftQuad nor Corel is currently involved in any material transaction other than the Merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Corel Common Stock will trade at any time.

This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the board of directors of SoftQuad in connection with its consideration of the Merger and does not constitute a recommendation to any holder of Company Common shares as to how such holder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Registration Statement and Proxy Statement to be distributed to holders of Company Common Shares in connection with the Merger.

                                          Sincerely,

                                          Broadview International LLC

         ANNEX D--SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(S) 262. Appraisal rights

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252,(S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Canadian law generally permits a corporation to indemnify its directors and officers for all costs, charges and expenses incurred by the person in respect of any action or proceeding to which that person is made a party by reason of being a director or officer if the person (i) acted in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing his conduct was lawful. Canadian law generally requires a corporation to indemnify its directors and officers if the person is substantially successful on the merits of his defense of the action, the person fulfills (i) and (ii) above, and is otherwise fairly and reasonably entitled to indemnity.

   The registrant's bylaws generally provides that the corporation is required to indemnify a director or officer against liability incurred in that capacity to the extent permitted or required by Canadian law.

   A policy of directors' and officers' liability insurance is maintained by the registrant which insures directors and officers of the registrant and its subsidiaries for losses as a result of claims based on the acts or omissions as directors and officers of the registrant.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

 (a) Exhibits

 Exhibit
   No.                           Description of Exhibits
 -------                         -----------------------
  2.1*   Merger Agreement dated as of August 7, 2001 between Corel Corporation,
         Calgary II Acquisition Corp. and SoftQuad Software, Ltd. (included as
         Annex A to the prospectus/proxy statement)
  2.2+   Form of Share Purchase Agreement with Holders of Exchangeable Stock of
         SoftQuad Acquisition Corp.
  5.1+   Opinion of McCarthy Tetrault LLP with respect to the validity of the shares being offered
  8.1+   Tax opinion of Milbank, Tweed, Hadley & McCloy LLP
  8.2+   Tax opinion of McCarthy Tetrault LLP
  8.3+   Tax opinion of Jenkens & Gilchrist Parker Chapin LLP
  9.1*   Form of Proxy and Voting Agreement (included as Annex B to the prospectus/proxy statement)
 23.1+   Consent of McCarthy Tetrault LLP (set forth in Exhibit 5.1)
 23.2*   Consent of Deloitte & Touche LLP
 23.3*   Consent of PricewaterhouseCoopers LLP
 23.4+   Consent of Milbank, Tweed, Hadley & McCloy LLP (set forth in Exhibit
         8.1)
 23.5+   Consent of McCarthy Tetrault LLP (set forth in Exhibits 5.1 and 8.2)
 23.6+   Consent of Jenkens & Gilchrist Parker Chapin LLP (set forth in Exhibit
         8.3)
 23.7+   Consent of Broadview International LLC
 24.1*   Powers of Attorney (set forth on signature page)
 99.1*   Form of Proxy

--------
* filed herewith
+ to be filed

 (b) Financial Statement Schedules

   Not applicable.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information requested to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on September 21, 2001.

                                          Corel Corporation

                                                  /s/ Derek J. Burney
                                          By: _________________________________
                                                      Derek J. Burney
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   We, the undersigned directors and officers of COREL CORPORATION, do hereby constitute and appoint Derek J. Burney and John Blaine, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Derek J. Burney and John Blaine, or any one of them, may deem necessary or advisable to enable COREL CORPORATION to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement and any new registration statement which registers additional securities of the same classes and for the same offering as this registration statement in accordance with Rule 462(b) under the Securities Act of 1933, as amended (each, a "462(b) registration statement"), including specifically, but not limited to, power and authority to sign for us or any of us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and any such 462(b) registration statement and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Derek J. Burney and John Blaine, or any one of them, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ Derek J. Burney           President and Chief        September 21, 2001
______________________________________  Executive Officer
           Derek J. Burney              (principal executive
                                        officer)

           /s/ John Blaine             Executive Vice President,  September 21, 2001
______________________________________  Finance, Chief Financial
             John Blaine                Officer and Treasurer
                                        (principal accounting
                                        officer and principal
                                        financial officer)

         /s/ James Baillie             Chairman and Director      September 21, 2001
______________________________________
         James Baillie, Q.C.

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ Lyle Blair              Director                   September 21, 2001
______________________________________
              Lyle Blair

        /s/ Barbara McDougall          Director                   September 21, 2001
______________________________________
          Barbara McDougall

         /s/ Hunter S. Grant           Director                   September 21, 2001
______________________________________
           Hunter S. Grant

       /s/ Jean-Louis Malouin          Director                   September 21, 2001
______________________________________
          Jean-Louis Malouin

          /s/ Steven Houck             Authorized United States   September 21, 2001
______________________________________  Representative
             Steven Houck

                                 EXHIBIT INDEX

 Exhibit
   No.                           Description of Exhibits
 -------                         -----------------------
  2.1*   Merger Agreement dated as of August 7, 2001 between Corel Corporation,
         Calgary II Acquisition Corp. and SoftQuad Software, Ltd. (included as
         Annex A to the prospectus/proxy statement)
  2.2+   Form of Share Purchase Agreement with Holders of Exchangeable Stock of
         SoftQuad Acquisition Corp.
  5.1+   Opinion of McCarthy Tetrault LLP with respect to the validity of the shares being offered
  8.1+   Tax opinion of Milbank, Tweed, Hadley & McCloy LLP
  8.2+   Tax opinion of McCarthy Tetrault LLP
  8.3+   Tax opinion of Jenkens & Gilchrist Parker Chapin LLP
  9.1*   Form of Proxy and Voting Agreement (included as Annex B to the prospectus/proxy statement)
 23.1+   Consent of McCarthy Tetrault LLP (set forth in Exhibit 5.1)
 23.2*   Consent of Deloitte & Touche LLP
 23.3*   Consent of PricewaterhouseCoopers LLP
 23.4+   Consent of Milbank, Tweed, Hadley & McCloy LLP (set forth in Exhibit
         8.1)
 23.5+   Consent of McCarthy Tetrault LLP (set forth in Exhibit 8.2)
 23.6+   Consent of Jenkens & Gilchrist Parker Chapin LLP (set forth in Exhibit
         8.3)
 23.7+   Consent of Broadview International LLC
 24.1*   Powers of Attorney (set forth on signature page)
 99.1*   Form of Proxy

--------
* filed herewith
+ to be filed